PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 29, 1998)


                                 $1,153,815,000
                                 (APPROXIMATE)

                                  COMM 1999-1

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                      GERMAN AMERICAN CAPITAL CORPORATION
                             MORTGAGE LOAN SELLER


                    BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                       MORTGAGE LOAN SELLER AND SERVICER

                               ----------------
     Deutsche Mortgage & Asset Receiving Corporation as depositor is offering certain classes of its Commercial Mortgage Pass-Through Certificates, COMM 1999-1, which represent beneficial ownership interests in the COMM Mortgage Trust. The trust's assets will primarily be 221 fixed-rate mortgage loans secured by first liens on 272 commercial and multi-family properties. The COMM 1999-1 Certificates are not obligations of Deutsche Bank AG or any of its affiliates or Deutsche Mortgage & Asset Receiving Corporation or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

         Certain characteristics of the offered certificates include:




               INITIAL CERTIFICATE           INITIAL             ASSUMED FINAL           FITCH/MOODY'S
CLASS              BALANCE (1)          PASS-THROUGH RATE    DISTRIBUTION DATE (2)    ANTICIPATED RATINGS
-----------  -----------------------   -------------------  -----------------------  --------------------
Class X         $  1,311,153,573(3)     0.844%                November 15, 2018             AAA/Aaa
Class A-1       $    181,453,000        6.145                 February 15, 2008             AAA/Aaa
Class A-2       $    723,242,000        6.455                 September 15, 2008            AAA/Aaa
Class B         $     62,280,000        6.552(4)               October 15, 2008             AA/Aa2
Class C         $     22,945,000        6.612(4)               October 15, 2008             AA/Aa3
Class D         $     62,280,000        6.701(4)               October 15, 2008              A/A2
Class E         $     81,947,000        7.239(5)               October 15, 2008            BBB/Baa2
Class F         $     19,668,000        7.239(5)               October 15, 2008           BBB--/Baa3

                                                         (footnotes on page S-3)
                               ----------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

     Deutsche Bank Securities Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc. are acting as co-lead managers and underwriters of the offering, except that Deutsche Bank Securities Inc. is sole underwriter of the Class X Certificates and is the sole bookrunner of all the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc. is required to purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. The other underwriters are not required to sell any specific amount of the offered certificates but will use their best efforts to sell the offered certificates, and will each receive a fee equal to 0.125% of the initial aggregate principal balance of the offered certificates. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 104.48% of the initial aggregate principal balance of the offered certificates, plus accrued interest from March 1, 1999, before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about March 16, 1999.



DEUTSCHE BANK SECURITIES
                LEHMAN BROTHERS
                            J.P. MORGAN & CO.


THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 23, 1999

(The footnotes to the table on the cover page are as follows)
----------
(1)   Approximate, subject to adjustment as described herein.

(2) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined in this prospectus supplement) for each class of offered certificates (other than the Class X Certificates) is May 2032. See "Prepayment and Yield Considerations--Rated Final Distribution Date" and "Rating" in this prospectus supplement.

(3) The Class X Certificates will not have a certificate balance and will not be entitled to receive distributions of principal. Interest will accrue on such class of certificates at the applicable pass-through rate on the notional balance thereof. The notional balance of the Class X Certificates is initially $1,311,153,573. See "Description of the Offered Certificates" in this prospectus supplement.

(4) The initial pass-through rates on the Class B, Class C and Class D Certificates will equal the lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement).

(5) The Pass-Through Rates on the Class E and Class F Certificates will equal the Weighted Average Net Mortgage Pass-Through Rate.
                               ----------------
             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT


     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page S-127 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 115 in the prospectus.
                               ----------------
     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.
                               ----------------
     UNTIL THE DATE THAT IS NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the offered certificates and the underlying mortgage loans.


                               THE CERTIFICATES





                                    INITIAL
                  ANTICIPATED     CERTIFICATE      APPROXIMATE
                    RATINGS       PRINCIPAL OR     PERCENT OF
                    (FITCH/         NOTIONAL          TOTAL
CLASS               MOODY'S)       AMOUNT(2)      CERTIFICATES
---------------- ------------- ----------------- --------------
Class X(1) ..... AAA/Aaa        $1,311,153,573        N/A
Class A-1 ...... AAA/Aaa           181,453,000        13.84%
Class A-2 ...... AAA/Aaa           723,242,000        55.16
Class B ........ AA/Aa2             62,280,000         4.75
Class C ........ AA/Aa3             22,945,000         1.75
Class D ........ A/A2               62,280,000         4.75
Class E ........ BBB/Baa2           81,947,000         6.25
Class F ........ BBB--/Baa3         19,668,000         1.50

Non-Offered Certificates (Non-Investment Grade Certificates)
Class G(4) .....                $   68,835,000         5.25%
Class H(4) .....                    13,112,000         1.00
Class J(4) .....                    26,223,000         2.00
Class K(4) .....                    19,667,000         1.50
Class L(4) .....                    29,501,573         2.25



                                                        INITIAL    WEIGHTED
                    APPROXIMATE      DESCRIPTION OF      PASS-     AVERAGE
                      CREDIT          PASS-THROUGH      THROUGH    LIFE(5)     PRINCIPAL
CLASS                 SUPPORT             RATE            RATE      (YRS.)     WINDOW(5)
---------------- ---------------- ------------------- ----------- --------- ---------------
Class X(1) .....      N/A         Variable Rate I/O       0.844%   8.83       4/99--11/18
Class A-1 ......       31.00%(3)  Fixed                   6.145    5.00       4/99-- 2/08
Class A-2 ......       31.00(3)   Fixed                   6.455    9.25       2/08-- 9/08
Class B ........        26.25     Fixed(6)                6.552    9.55       9/08--10/08
Class C ........        24.50     Fixed(6)                6.612    9.58      10/08--10/08
Class D ........        19.75     Fixed(6)                6.701    9.58      10/08--10/08
Class E ........        13.50     WAC(7)                  7.239    9.58      10/08--10/08
Class F ........        12.00     WAC(7)                  7.239    9.58      10/08--10/08

Non-Offered Certificates (Non-Investment Grade Certificates)
Class G(4) .....        6.75%     Fixed(6)                5.645%   9.65      10/08--11/08
Class H(4) .....         5.75     Fixed(6)                5.645    9.68      11/08--12/08
Class J(4) .....         3.75     Fixed(6)                5.645    9.75      12/08--12/08
Class K(4) .....         2.25     Fixed(6)                5.645    9.81      12/08-- 1/09
Class L(4) .....          --      Fixed(6)                5.645   11.92       1/09--11/18

----------
(1) The Class X Certificates will not have a principal amount. Interest will accrue on such class of certificates at the applicable pass-through rate on its notional balance.

(2)   Approximate; subject to a variance of plus or minus 5%.

(3) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(4)   Not offered hereby.

(5) The weighted average life and principal window during which distributions of principal (or reduction of the notional amount in the case of the Class X Certificates) would be received set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments (other than on the "anticipated repayment date", if any) or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates.

(6) Lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate (as defined in this prospectus supplement).

(7)   Weighted average net mortgage rate (referred to as "WAC").


     The Class Q-1, Q-2, R, MR and LR Certificates are not represented in this table.

                               THE MORTGAGE POOL



       Initial Pool Balance (1) .............................  $1,311,153,573
       Number of Mortgage Loans .............................             221
       Number of Mortgaged Properties .......................             272
       Average Mortgage Loan Balance ........................  $    5,932,822
       Weighted Average Mortgage Rate .......................            7.15%
       Weighted Average Remaining Term to the Earlier
        of Maturity or Anticipated Repayment Date ...........   113 months
       Weighted Average DSCR (2) ............................            1.40x
       Weighted Average LTV .................................           71.32%
       ARD Loans (3) ........................................           56.75%
       Fully Amortized Loans (other than ARD Loans) .........            0.24%
       Balloon Loans ........................................            27.3%
       Interest Only Loans ..................................            4.58%
       Interest Only then Amortizing or Hyper Amortizing
        Loans ...............................................           11.14%

----------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) Debt Service Coverage Ratio ("DSCR") means, with respect to any mortgage loan, or with respect to a mortgage loan evidenced by one note but secured by multiple mortgaged properties, (a) the Underwritten Cash Flow for the mortgaged property or properties divided by (b) the Annual Debt Service for such mortgage loan. With respect to Cross-Collateralized Loans, the DSCR and Loan-to-Value Ratio set forth in Annex A is based upon each loan's DSCR and Annual Debt Service or Loan-to-Value Ratio, respectively (as such terms are defined under "Definitions" in Annex A hereto). In addition, for Cross-Collateralized Loans, an aggregate DSCR and Loan-to-Value Ratio is shown on Annex A.

(3) An "ARD Loan" is a mortgage loan which provides that, commencing on a specified date prior to maturity, all "excess cash flow" (as defined in this prospectus supplement) is diverted to repay principal. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

                             PROSPECTUS SUPPLEMENT


                               TABLE OF CONTENTS




                                                                                       PAGE
                                                                                      ------
EXECUTIVE SUMMARY .................................................................   S-4
SUMMARY OF PROSPECTUS SUPPLEMENT ..................................................   S-8
RISK FACTORS ......................................................................   S-23
DESCRIPTION OF THE MORTGAGE POOL ..................................................   S-45
 General ..........................................................................   S-45
 Property Type ....................................................................   S-46
 Security for the Mortgage Loans ..................................................   S-46
 The Mortgage Loan Sellers ........................................................   S-47
 Certain Underwriting Matters .....................................................   S-47
 Certain Terms and Conditions of the Mortgage Loans ...............................   S-49
 Changes in Mortgage Pool Characteristics .........................................   S-53
DESCRIPTION OF THE OFFERED CERTIFICATES ...........................................   S-55
 General ..........................................................................   S-55
 Distributions ....................................................................   S-56
 Realized Losses ..................................................................   S-64
 Prepayment Interest Shortfall ....................................................   S-65
 Subordination ....................................................................   S-66
 Appraisal Reductions .............................................................   S-66
 Delivery, Form and Denomination ..................................................   S-67
 Book-Entry Registration ..........................................................   S-68
 Definitive Certificates ..........................................................   S-70
 Transfer Restrictions ............................................................   S-71
YIELD AND MATURITY CONSIDERATIONS .................................................   S-72
 Yield Considerations .............................................................   S-72
 Weighted Average Life ............................................................   S-74
THE POOLING AND SERVICING AGREEMENT ...............................................   S-89
 General ..........................................................................   S-89
 Assignment of the Mortgage Loans .................................................   S-89
 Representations and Warranties; Repurchase; Substitution .........................   S-89
 Servicing of the Mortgage Loans; Collection of Payments ..........................   S-91
 Advances .........................................................................   S-92
 Accounts .........................................................................   S-94
 Withdrawals from the Collection Account ..........................................   S-95
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ....................   S-96
 Inspections ......................................................................   S-97
 Insurance Policies ...............................................................   S-97
 Evidence as to Compliance ........................................................   S-98
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ...   S-99
 Events of Default ................................................................   S-100
 Rights Upon Event of Default .....................................................   S-101
 Amendment ........................................................................   S-101
 Voting Rights ....................................................................   S-102
 Realization Upon Mortgage Loans ..................................................   S-102
 Modifications ....................................................................   S-104
 Optional Termination .............................................................   S-106
 The Trustee ......................................................................   S-106

                                                                                PAGE
                                                                               ------
 Duties of the Trustee .....................................................   S-107
 The Fiscal Agent ..........................................................   S-108
 Duties of the Fiscal Agent ................................................   S-108
 The Servicer ..............................................................   S-108
 Servicing Compensation and Payment of Expenses ............................   S-108
 Special Servicing .........................................................   S-109
 The Automobile Adviser ....................................................   S-112
 Servicer and Special Servicer Permitted to Buy Certificates ...............   S-113
 Reports to Certificateholders; Available Information ......................   S-114
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ................................   S-117
USE OF PROCEEDS ............................................................   S-117
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................   S-118
 General ...................................................................   S-118
ERISA CONSIDERATIONS .......................................................   S-121
LEGAL INVESTMENT ...........................................................   S-124
METHOD OF DISTRIBUTION .....................................................   S-124
LEGAL MATTERS ..............................................................   S-125
RATING .....................................................................   S-125
INDEX OF PRINCIPAL TERMS ...................................................   S-127
Annex A Certain Characteristics of the Mortgage Loans ......................     A-1
Annex B Form of Trustee Reports ............................................     B-1
Annex C  Structural and Collateral Term Sheet ..............................     C-1
Annex D Description of Significant Mortgage Loans and Mortgaged Properties .     D-1
Annex E Exceptions to the Mortgage Loan Representations and Warranties .....     E-1

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.


                          RELEVANT PARTIES AND DATES


Depositor...................   Deutsche Mortgage & Asset Receiving
                               Corporation.


Servicer....................   Banc One Mortgage Capital Markets, LLC. See
                               "The Pooling and Servicing Agreement -- The
                               Servicer" in this prospectus supplement.


Special Servicer............   Banc One Mortgage Capital Markets, LLC. See
                               "The Pooling and Servicing Agreement -- Special
                               Servicing" in this prospectus supplement.


Trustee.....................   LaSalle National Bank. See "The Pooling and
                               Servicing Agreement -- The Trustee" in this prospectus supplement.


Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation and indirect corporate parent of the Trustee.


Mortgage Loan Sellers.......   German American Capital Corporation, an
                               affiliate of Deutsche Bank Securities Inc., an underwriter; and Banc One Mortgage Capital
                               Markets, LLC.

                               The mortgage loans were originated or purchased by the mortgage loan sellers as follows:




                                  % OF           CUT-OFF
                                INITIAL            DATE
                                  POOL          PRINCIPAL
MORTGAGE LOAN SELLER            BALANCE          BALANCE
---------------------------   -----------   -----------------
  German American Capital
   Corporation ............       87.89%    $1,152,322,018
  Banc One Mortgage Capital
   Markets, LLC ...........       12.11%    $  158,831,555

Underwriters................   Deutsche Bank Securities Inc., Lehman Brothers
                               Inc. and J.P. Morgan Securities Inc. Deutsche
                               Bank Securities Inc. is required to purchase the offered certificates from Deutsche Mortgage &
                               Asset Receiving Corporation, subject to certain conditions. The other underwriters are not required to sell any specific amount of the offered certificates but will use their best efforts to sell the offered certificates, and will each receive a fee equal to 0.125% of the initial aggregate principal balance of the offered certificates. See "Method of
                               Distribution" in this prospectus supplement.


Cut-Off Date................   March 1, 1999.


Closing Date................   On or about March 16, 1999.

Distribution Date...........   The 15th day of each month, or if such 15th day
                               is not a business day, the business day
                               immediately following such 15th day, commencing in April 1999.


Record Date.................   With respect to any distribution date, the
                               close of business on the last business day of the preceding month.


                             OFFERED CERTIFICATES


General.....................   Deutsche Mortgage & Asset Receiving Corporation
                               is offering the following eight classes of Commercial Mortgage Pass-Through Certificates
                               (collectively, the "Offered Certificates") as part of COMM 1999-1:


                                      o  Class X
                                      o  Class A-1
                                      o  Class A-2
                                      o  Class B
                                      o  Class C
                                      o  Class D
                                      o  Class E
                                      o  Class F


                               COMM 1999-1 will consist of a total of 18 classes, the following 10 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class G, Class H, Class J, Class K, Class L, Class Q-1, Class Q-2, Class R, Class MR and Class LR (collectively, the "Private Certificates").

                               The Offered Certificates and the Private
                               Certificates will represent beneficial ownership interests in a trust created by Deutsche Mortgage & Asset Receiving Corporation. The trust's assets will primarily be 221 mortgage loans secured by first liens on 272 commercial properties.


Certificate Balances and
 Notional Balances..........   The Offered Certificates have the approximate
                               aggregate initial certificate balance or notional balance set forth below, subject to a permitted variance of plus or minus 5%.



    Class X       $1,311,153,573      Notional Amount
    Class A-1     $  181,453,000      Principal Amount
    Class A-2     $  723,242,000      Principal Amount
    Class B       $   62,280,000      Principal Amount
    Class C       $   22,945,000      Principal Amount
    Class D       $   62,280,000      Principal Amount
    Class E       $   81,947,000      Principal Amount
    Class F       $   19,668,000      Principal Amount

                               The private certificates will have the initial aggregate certificate balances, if any, as set forth under "Executive Summary" in this prospectus supplement.

                               See "Description of the Offered Certificates -- General" and "-- Distributions" in this prospectus supplement.


Pass-Through Rates..........   Your certificates will accrue interest at an
                               annual rate called a "Pass-Through Rate" which is set forth below.



  Class A-1     6.145%
  Class A-2     6.455%

                               o The Pass-Through Rates applicable to the Class B, C and D Certificates will, at all times, be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in the "Executive Summary" in this prospectus supplement.

                               o The Pass-Through Rates applicable to the Class E and Class F Certificates will, at all times, be equal to the Weighted Average Net Mortgage Pass-Through Rate.

                               o The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in the "Executive Summary" in this prospectus supplement. The Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates will not have Pass-Through Rates. See "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount" and "-- Payment Priorities" herein.

                               o  The Pass-Through Rate applicable to the
                                  Class X Certificates for the initial
                                  distribution date will equal approximately
                                  0.844% per annum. The Pass-Through Rate
                                  applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date will be equal generally to the difference between the weighted average interest rate payable on the mortgage loans and the weighted average Pass-Through Rate of the Certificates (weighted in each case based on their principal balances).

                               o  The notional amount of the Class X
                                  Certificates will generally be equal to 100% of the aggregate principal balance of the mortgage loans outstanding from time to time. The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.

                               o  For purposes of calculating the Class X
                                  Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an effective maturity date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.


Distributions...............   On each distribution date, you will be entitled
                               to receive interest and principal distributions from available funds in an amount equal to your certificate's interest and principal entitlement, subject to:

                               (i)  payment of the respective interest
                                    entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class X, Class A-1 and Class A-2 Certificates, which will have the same priority), and

                               (ii) if applicable, payment of the respective
                                    principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation.


                               A description of the principal and interest entitlement of each class of certificates for each distribution date can be found in "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount,"
                               "-- Payment Priorities" and "-- Distribution of Available Funds" in this prospectus supplement. The Class X Certificates will not be entitled to any distributions of principal.


Prepayment Premiums.........   The manner in which any prepayment premiums
                               received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of Offered
                               Certificates entitled to principal, on the other hand, is described in "Description of the Offered
                               Certificates -- Prepayment Premiums" in this prospectus supplement.


Prepayment and Yield
 Considerations.............   The yield to investors, in particular investors
                               in subordinate classes, will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of the offered certificates will be sensitive to, and the yield to maturity of the Class X Certificates will be extremely sensitive to, the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance or notional balance of such class. A rapid rate of such principal payments could result in the failure of investors in the Class X Certificates to fully recover their initial investment. See
                               "Risk Factors --The Certificates -- Special
                               Prepayment and Yield Considerations" and
                               "Prepayment and Yield Considerations" in this prospectus supplement and "Yield and Maturity
                               Considerations" in the prospectus.

Subordination; Allocation of Losses
 and Certain Expenses.......   The chart below describes the manner in which
                               the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order.
                               (However, no principal payments or principal losses will be allocated to the Class X
                               Certificates).



  Class A-1, Class A-2,
         Class X


         Class B


         Class C


         Class D


         Class E


         Class F


         Class G


         Class H


         Class J


         Class K


         Class L


                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                               AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                               Shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) the servicing fee payable to the Servicer and (y) the amount of mortgage loan interest that accrues with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates, pro rata, based upon amounts distributable in respect of interest to each such class. See "Description of the Offered Certificates -- Prepayment Interest Shortfalls" in this prospectus supplement.


Shortfalls in
 Available Funds.............  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional servicing compensation (other than the servicing fee) which the Servicer or Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on advances made by the Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and
                               (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.


                               THE MORTGAGE POOL


Characteristics of the
 Mortgage Pool


  A.  General...............   For a more complete description of the mortgage
                               loans, see the following sections in this prospectus supplement:

                               o  Description of the Mortgage Pool;

                               o  Annex A (Characteristics of the Mortgage
                                  Loans);

                               o  Annex B (Descriptions of the Largest
                               Mortgage Loans).

                               All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the Cut-off Date.

  Number of Mortgage Loans                221
  Aggregate Initial Principal Balance     $1,311,153,573
  (plus or minus 5%)
  Range of Individual Mortgage            $493,521 to
  Loan Principal Balances                 $60,000,000
  Average Mortgage Loan Principal         $5,932,822
  Balance
  Range of Mortgage Rates                 6.23% to 8.31%
  Weighted Average Mortgage Rate          7.15%
  Range of Remaining Terms to             54 months to 236
  Scheduled Maturity                      months
  Weighted Average Remaining              113 months
  Term to Scheduled Maturity
  Range of Remaining Amortization         175 months to 374
  Terms (for the Amortizing Loans)        months
  Weighted Average Remaining              321 months
  Amoritization Term (for the
  Amortizing Loans)
  Range of Loan-to-Value Ratios           25.05% to 86.60%
  Weighted Average Loan-to-Value          71.32%
  Ratio (as described in this
  Prospectus Supplement on
  Annex A)
  Range of Debt Service Coverage          1.01x to 2.85x
  Ratios
  Weighted Average Debt Service           1.40x
  Coverage Ratio (as described in
  this Prospectus Supplement on
  Annex A)

  B.  Non-Recourse..........   Substantially all of the mortgage loans are
                               non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.


  C. Fee Simple/Leasehold...   Each mortgage loan is secured by a first
                               mortgage lien on the borrower's fee simple (or, in 6 cases, which represent 1.63% of the initial outstanding balance, leasehold and in 3 cases, which represents 2.82% of the initial outstanding balance, a leasehold interest in a portion of the property and a fee interest in the remainder of the property) estate in an income-producing real property.


  D. Property Purpose.......   The number of mortgaged properties, and the
                               approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

                            PERCENTAGE OF    NUMBER OF
                            INITIAL POOL     MORTGAGED
PROPERTY TYPE                  BALANCE       PROPERTIES
------------------------   --------------   -----------
  Office                        24.98%          72
  Multifamily                   24.48%          78
  Retail                        23.53%          56
  Industrial                     7.41%          19
  Special Purpose                4.57%          11
  Skilled Nursing Home           3.52%           8
  Mixed Use                      3.45%           6
  Hotel                          3.10%           8
  Assisted Living
   Facilities                    1.78%           3
  Self Storage                   1.57%           7
  Congregate Care                1.26%           2
  Mobile Home Park               0.35%           2

  E.  Property Location.....   The number of mortgaged properties, and the
                               approximate percentage of the initial outstanding pool balance of mortgage loans secured thereby, that are located in the 5 states with the highest concentrations of mortgaged properties are:



                    PERCENTAGE OF     NUMBER OF
                     INITIAL POOL     MORTGAGED
STATE                  BALANCE        PROPERTIES
----------------   ---------------   -----------
California             18.45%           50
Texas                  12.27%           50
Florida                10.76%           16
New York                9.26%           21
Pennsylvania            7.91%           13

                               The remaining mortgaged properties are located in 26 other states, the Virgin Islands and the District of Columbia. No state other than those set forth above has a concentration of mortgaged properties that represents security for more than 5.41% of the initial outstanding pool balance. See Annex A hereto.

  F. Other Mortgage Loan
       Features.............   of March 1, 1999, the mortgage loans had the
                               following characteristics:

                               o  No scheduled payment of principal and
                                  interest on the mortgage loan was thirty days or more past due, and the mortgage loan has not been thirty days or more delinquent in the past year.

                               o Five (5) separate groups of mortgage loans are, within such group, cross-collateralized with each other, the largest group of which represents 4.48% of the initial outstanding pool balance of mortgage loans.

                               o Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, the three largest of these groups representing 5.75%, 3.95% and 2.41%, respectively, of the initial outstanding pool balance of mortgage loans.

                               o Sixteen (16) additional mortgage loans are, in each case, secured by one or more mortgages encumbering multiple real properties, with each such mortgage loan representing between 0.15% and 2.90% of the initial outstanding pool balance of mortgage loans, and all such mortgage loans collectively representing 16.53% of the initial outstanding pool balance of mortgage loans.

                               o All mortgage loans bear interest at fixed rates, except that anticipated repayment date loans accrue interest at a higher rate after the related anticipated repayment date.

                               o  No mortgage loan permits negative
                                  amortization or the deferral of accrued
                                  interest (other than Excess Interest accruing on Anticipated Repayment Date Loans).


  G. Balloon Loans; Anticipated
      Repayment Date Loans......  The Mortgage Loans provide for one of the following:

                               o Monthly payments that provide for payment of interest only through the maturity date (one such mortgage loan, representing 4.58% of the initial outstanding pool balance); or

                               o Monthly payments that provide for payment of interest only for a certain period after the Cut-off Date and then payments of interest and principal based on amortization schedules significantly longer than their respective terms to the maturity date or the anticipated repayment date, as applicable (10 of such mortgage loans, representing 11.14% of the initial outstanding pool balance).

                               o Anticipated repayment date loans (141 of such mortgage loans, representing 56.75% of the initial outstanding pool balance) which
                                  (i) accrue interest at a higher rate (not to exceed the applicable mortgage rate plus 2% per annum) after the related anticipated repayment date, and (ii) provide that, commencing on a specified date prior to maturity, all excess cash flow is diverted to repay principal. The anticipated repayment date loans permit the related borrower to prepay such loan without penalty for a period generally beginning on or prior to the anticipated repayment date and ending on the related maturity date. The anticipated repayment date for each loan is set forth on Annex A. If the related borrower elects to prepay a loan in full on the related anticipated repayment date, a substantial amount of principal will be due. See "Description of the Mortgage

                                  Pool -- Certain Terms and Conditions of the
                                  Mortgage Loans -- Excess Interest" herein.

                               o 67 mortgage loans, representing 27.30% of the initial outstanding pool balance, provide for payments of interest and principal and then have an expected balloon balance at the maturity date.

                               o Two (2) mortgage loans, representing 0.24% of the initial outstanding pool balance, are fully amortizing.


  H. Prepayment Provisions;
        Defeasance Loans....   As of March 1, 1999, all of the mortgage loans
                               impose some restriction on voluntary principal prepayments during certain periods of time. See
                               "Description of the Mortgage Pool -- Certain
                               Terms and Conditions of the Mortgage Loans --
                               Prepayment Provisions" and "-- Property Releases" in this prospectus supplement and on Annex A. The following table sets forth certain information regarding prepayment restrictions contained in the mortgage loans.




                                                  % OF
                                                INITIAL
          PREPAYMENT RESTRICTION              POOL BALANCE
------------------------------------------   -------------
  Lock-Out Period with defeasance            98.20%
  Lock-Out Period with yield maintenance      1.73%
  Lock-Out Period Only                        0.07%

                               The mortgage loans generally provide for a period prior to maturity (generally three to six months) during which prepayments may be made without penalty.

                               The mortgage loans are more particularly described under "Description of the Mortgage Pool," in the tables in Annex A. A brief summary of the material terms of the largest mortgage loans in the mortgage pool is set forth in Annex B.


Advances of Principal and Interest


  A. General................   The Servicer is required to advance (each, a
                               "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. P&I Advances will generally equal the delinquent portion of the monthly mortgage loan payment. The Servicer will not be required to advance interest in excess of a loan's regular interest rate (not including any default rate or any rate increase after an effective maturity date). The Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Servicer will defer rather than advance servicing fees, but will advance the Trustee's fee.

                               If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the Servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest and principal portion of the constant mortgage loan payment due immediately prior to the maturity date.

                               If the Servicer fails to make a required P&I
                               Advance, the Trustee will be required to make the P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent -- ABN AMRO Bank N.V., the indirect corporate parent of the Trustee -- will be required to make such P&I Advance. In both cases, the obligation to make an Advance will also be subject to a determination of recoverability.

                               P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and this will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The Servicer, the Trustee and the Fiscal Agent, as the case may be, will be entitled to interest on any advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                               See "The Pooling and Servicing Agreement --
                               Advances" in this prospectus supplement.


  B. Appraisal Reduction Event
       Advances.............   Certain adverse events affecting a mortgage
                               loan, called "Appraisal Reduction Events," will require the Special Servicer to obtain a new appraisal on the related mortgaged property.
                               Based on the appraised value in such appraisal, it may be necessary to calculate an "Appraisal
                               Reduction Amount." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction Event will be reduced so that the Servicer will not be required to advance interest on the Appraisal
                               Reduction Amount (as described below). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                               See "Description of the Offered Certificates -- Appraisal Reductions" in this prospectus supplement.

                           ADDITIONAL CONSIDERATIONS


Optional Termination........   On any distribution date on which the remaining
                               aggregate principal balance of the mortgage loans is less than 1% of the initial outstanding pool balance as of the Cut-off Date, the Servicer may purchase, and if the Servicer does not exercise the option, the holder of the Class LR
                               Certificates representing greater than 50% of the Class LR Certificates may purchase, all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then-outstanding certificates.

                               See "The Pooling and Servicing Agreement --
                               Optional Termination" in this prospectus supplement and "Description of the Certificates -- Termination" in the prospectus.


Certain Federal Income Tax
 Consequences...............   Elections will be made to treat the trust
                               (other than rights to specific payments on certain Mortgage Loans identified in the Pooling and Servicing Agreement) as three separate REMICs
                               -- a Lower-Tier REMIC, a Middle-Tier REMIC and an
                               Upper-Tier REMIC -- for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment pursuant to its election.

                               Federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates other than the Class X Certificates will constitute a class of "regular interests" in the Upper-Tier REMIC.

                               o The Class X Certificates will represent an investment in 12 separate classes of "regular interests" in the Upper-Tier REMIC (each, a "Class X Component"). Each Class X Component represents a right to a specified portion of interest on a corresponding Middle-Tier REMIC regular interest.

                               o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                               o Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

                               o The Class X Certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ERISA Considerations........   A fiduciary of a Plan should review with its
                               legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section
                               4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. The United States Department of Labor has granted to the underwriters an administrative exemption (Deutsche Bank Securities Inc., as
                               Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption
                               ("PTE") 97-34 (the "DBS Exemption"), Lehman
                               Brothers Inc. as PTE 91-14 (the "LBI Exemption") and J.P. Morgan Securities Inc. as PTE 90-23 (the
                               "JPM Exemption" and, collectively with the DBS
                               Exemption and the LBI Exemption, the
                               "Exemption")) which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (B) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of related asset pool, provided that certain conditions are satisfied.

                               The Depositor expects that the Exemption will generally apply to the Class A-1, Class A-2 and Class X Certificates but they will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" herein and in the Prospectus.


Ratings.....................   It is a condition to their issuance that the
                               offered certificates receive from Fitch IBCA, Inc. and Moody's Investors Service Inc. the credit ratings indicated below.


                         FITCH     MOODY'S
                        -------   --------
  Class X                 AAA        Aaa
  Class A-1 and A-2       AAA        Aaa
  Class B                  AA        Aa2
  Class C                  AA        Aa3
  Class D                  A         A2
  Class E                 BBB       Baa2
  Class F                 BBB-      Baa3

                               A rating agency may lower or withdraw a security rating at any time.

                               See "Risk Factors" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


Legal Investment............   The appropriate characterization of the offered
                               certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretative uncertainties. NONE OF
                               THE CERTIFICATES WILL CONSTITUTE "MORTGAGE
                               RELATED SECURITIES" WITHIN THE MEANING OF THE
                               SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF
                               1984, AS AMENDED. Investors should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them. See "Legal
                               Investment" herein and in the prospectus.


Denominations;
 Clearance and Settlement...   The offered certificates will be issuable in
                               registered form, in minimum denominations of certificate or notional balance of (i) $10,000 with respect to the Class A Certificates; (ii)
                               $25,000 with respect to Classes B, C, D, E and F
                               Certificates; and (iii) $1,000,000 with respect of the Class X Certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

                               You may hold your certificates through (i) The Depository Trust Company ("DTC") (in the United States) or (ii) Cedel Bank, S.A. ("CEDEL") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates -- Delivery, Form and Denomination," "-- Book-Entry Registration" and "-- Definitive Certificates" in this prospectus supplement and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the prospectus.

                                 RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

     All of the mortgage loans were originated within 15 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long-standing payment history.


COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans because commercial mortgage loans are typically larger and are made to a single borrower.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a loan secured by income producing property as an important measure of the risk of default of such loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

      o  the age, design and construction quality of the property;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o  the proximity and attractiveness of competing properties;

      o  the adequacy of the property's management and maintenance;

      o increases in operating expenses at the property and in relation to competing properties;

      o an increase in the capital expenditures needed to maintain the property or make improvements;

      o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o  a decline in the financial condition of a major tenant;

      o  an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

      o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

      o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

      o  demographic factors;

      o  decreases in consumer confidence;

      o  changes in consumer tastes and preferences;

      o  retroactive changes in building codes;

      o changes in healthcare regulations, including reimbursement requirements;

      o  changes or continued weakness in specific industry segments; and

      o  the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o  the length of tenant leases;

      o  the creditworthiness of tenants;

      o  tenant defaults;

      o  in the case of rental properties, the rate at which new rentals occur;
         and

      o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

      o  changes in governmental regulations, fiscal policy, zoning or tax laws;

      o potential environmental legislation or liabilities or other legal liabilities;

      o  the availability of refinancing; and

      o  changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of 16 mortgage loans, representing 12.60% of the initial outstanding pool balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


RISKS RELATING TO LOAN CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, the three largest of these groups representing 5.75%, 3.95% and 2.41%, respectively, of the initial outstanding pool balance of mortgage loans. Several of the mortgage loans have Cut-off Date balances that are substantially higher than the average Cut-off Date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool than would be the case if the aggregate balance of the pool were more evenly distributed. The 5 largest loan groups equal 17.93% of the mortgage pool. Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

     These largest loans are described in Annex D attached hereto.

     Each of the other mortgage loans represents less than 2.6% of the Cut-off Date balance.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. As to property types:

      o office properties represent 24.98% of the aggregate principal balance of the mortgage pool as of the Cut-off Date;

      o  multifamily properties represent 24.48%;

      o  retail properties represent 23.53%;

      o  industrial properties represent 7.41%;

      o  special purpose properties represent 4.57%;

      o  skilled nursing home property types represent 3.52%;

      o  mixed use properties represent 3.45%;

      o  hotel properties represent 3.10%;

      o  assisted living properties represent 1.78%;

      o  self-storage properties represent 1.57%;

      o  congregate care properties represent 1.26%; and

      o  mobile home park properties represent 0.35%.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     The mortgaged properties are located in 31 states, the Virgin Islands and the District of Columbia. Mortgaged properties securing mortgage loans representing 18.45% of the initial outstanding pool balance are located in California, mortgaged properties securing mortgage loans representing 12.27% of the initial outstanding pool balance are located in Texas, and mortgaged properties securing mortgage loans representing 10.76% of the initial outstanding pool balance are located in Florida. See the table entitled "Geographic Distribution of the Mortgaged Properties." Except as set forth above, no state contains more than 9.26% of the mortgaged properties (based on the principal balance as of the Cut-off Date of the related mortgage loans or in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

      o certain developments particularly affecting industries concentrated in such state or region;

      o conditions in the real estate markets where the mortgaged properties are located;

      o  changes in governmental rules and fiscal policies;

      o  acts of nature (which may result in uninsured losses); and

      o  other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     Seventy-two of the mortgaged properties, which represent security for 24.98% of the initial outstanding pool balance, are office properties.

     A large number of factors may adversely affect the value of office properties, including:

      o  the quality of an office building's tenants;

      o  an economic decline in the business operated by the tenants;

      o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

      o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

      o  the desirability of the area as a business location;

      o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

      o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Seventy-eight of the mortgaged properties, which represent security for 24.48% of the initial outstanding pool balance, are multifamily properties.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

      o the location of the property (e.g., a change in the neighborhood over time);

      o the ability of management to provide adequate maintenance and insurance;

      o  the types of services the property provides;

      o  the property's reputation;

      o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

      o  the presence of competing properties in the local market;

      o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

      o  state and local regulations;

      o  government assistance/rent subsidy programs; and

      o  national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     In addition, one of the mortgage loans, representing less than .01% of the initial outstanding pool balance and, in the case of mortgage loans secured by multiple properties, on that portion of the mortgage loan allocated to such property, secured by multifamily properties, are eligible under the Section 8 program administered by HUD. This low income rent subsidy program authorizes the payment by the federal government of rental subsidies to owners of qualified housing. There may be differing default and prepayment rate experiences between loans receiving Section 8 rent subsidies and mortgage loans secured by multifamily properties but not receiving Section 8 rent subsidies. In addition, upon expiration of coverage under the Section 8 program, the related mortgaged properties are subject to market influences that may bear upon the ability of such mortgaged properties to produce sufficient income to service the mortgage loan and maintain the property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- HUD
Section 8 Loans" in this prospectus supplement.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Fifty-six of the mortgaged properties, which represent security for 23.53% of the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of an anchored retail property will consequently be adversely affected by:

      o  an anchor tenant's failure to renew its lease;

      o termination of an anchor tenant's lease, or if the anchor tenant owns its own site, a decision to vacate;

      o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; or

      o the cessation of the business of an anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Nineteen of the mortgaged properties, which represent security for 7.41% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of an industrial property including:

      o  quality of the tenants;

      o reduced demand for industrial space because of a decline in a particular industry segment;

      o  whether the building design is conducive to industrial use;

      o  a property becoming functionally obsolete;

      o  the unavailability of labor sources;

      o changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

      o  a change in the proximity of supply sources; and

      o  environmental hazards.


HEALTHCARE PROPERTIES HAVE SPECIAL RISKS

     Thirteen of the mortgaged properties, which represent security for 6.56% of the initial outstanding pool balance (the "Healthcare Loans"), are secured by skilled nursing homes, assisted living facilities and congregate care facilities (each, a "Healthcare Property"). Most of these mortgage loans are secured by facilities that typically receive a portion of their revenues from government reimbursement programs, primarily Social Security, Medicaid and Medicare.

     Factors that may adversely effect the revenues of healthcare facilities that receive a portion of their revenues from such government reimbursement programs include:

      o  Regulatory changes by government;

      o  Rate adjustments by regulatory agencies and governmental authorities;

      o Government restrictions and rulings that may negatively effect receipt of reimbursements;

      o  Delays in payment by government authorities; and

      o Measures employed by governmental payors that limit payments to healthcare providers.

     In addition, in the event that the trustee or another party forecloses on a healthcare property, it would not generally be entitled to reimbursements by Social Security, Medicare and Medicaid for services rendered prior to such foreclosure.

     Providers of long-term nursing care and other medical services are highly regulated. Certain factors involved in operating a healthcare facility can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations. Such factors include:

      o  Licensing requirements;

      o  Facility inspections;

      o  Rate setting and reimbursement policies;

      o Laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment and personnel operating policies; and

      o Laws relating to the maintenance of and additions to facilities and services.

     In the event that the trustee or another party forecloses on a healthcare property, it may have to apply in its own right for necessary licenses and regulatory approvals. A new license may not be obtainable and new approvals may not be granted. This uncertainty may adversely affect the liquidation value of the facility.

     Other factors that may adversely effect the value and successful operation of a healthcare property include:

      o increasing governmental regulation and supervision (as to those facilities not already subject to it);

      o a decline in the financial health, skills or reputation of the operator;

      o  increased operating expenses; and

      o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     Eight of the mortgaged properties, which represent security for 3.10% of the initial outstanding pool balance, are hotel properties. Various factors may adversely affect the economic performance of a hotel, including:

      o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o  the construction of competing hotels or resorts;

      o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel or an economic decline in a particular hotel chain; and

      o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cashflow.

     Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.


RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Certain of the hotel properties are franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

      o the continued existence and financial strength of the franchisor or hotel management company;

      o  the public perception of the franchise or hotel chain service mark; and

      o  the duration of the franchise licensing or agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.


OTHER TYPES OF PROPERTIES HAVE SPECIAL RISKS

     For example, automobile dealership properties secure one of the underlying mortgage loans (representing 2.90% of the initial outstanding pool balance) (the "Automobile Loan").

     Loans that are secured by automobile dealership properties generally involve all of the risks associated with small business loans. Such operations are affected by the numerous factors impacting any retail commercial loan such as adverse economic and social conditions. In addition, such operations may be adversely affected by factors unique to the automobile retail industry, including:

      o changing automotive technology and its effects on average life of an automobile and service requirements (changing technology is resulting in automobiles designed to have a longer useful life);

      o competition from other automotive dealerships; and changes in competition from other sources for automobile sales, such as the internet (the success of an automobile dealership may be negatively impacted by such changes);

      o  the popularity of a particular automobile franchise;

      o termination of a franchise agreement prior to the term of the mortgage loan;

      o an adequate supply of sales and services personnel in order to make sales (increased wages, greater employee turnover and lower unemployment can have adverse effects on the operating results of such facilities and affect the ability of the related borrowers to repay the related loans); and

      o  the difficulty in converting the property into any other retail use.

     In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.


SELF-STORAGE FACILITIES HAVE SPECIAL RISKS

     Seven of the mortgaged properties, which represent security for 1.57% of the initial outstanding pool balance, are self-storage facilities. Various factors may adversely affect the value and successful operation of a self-storage facility:

      o competition because both acquisition and development costs and break-even occupancy are relatively low;

      o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

      o  a change in the proximity of demand sources;

      o  security concerns; and

      o user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

     The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.


SINGLE-TENANT MORTGAGE LOANS

     In the case of 16 Mortgage Loans, representing 12.60% of the initial outstanding pool balance, one or more of the related mortgaged properties are 100% leased to a single tenant (each such mortgage loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date of the related mortgage loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date (or Anticipated Repayment Date, where applicable) of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

     Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.



CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o  space in the mortgaged properties could not be leased or re-leased;

      o  tenants were unable to meet their lease obligations;

      o  a significant tenant were to become a debtor in a bankruptcy case; or

      o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.


ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with ACMs or other exposure to hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.


POTENTIAL TRUST LIABILITY RELATING TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties have been subject to environmental site assessments or an update of a previously conducted assessment or an update of an assessment based upon information in an established database or studies within the 24 months preceding the Cut-off Date. See "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that no assessment, study or review revealed any environmental condition or circumstance that such mortgage loan seller believes will have a material adverse impact on the value of the related mortgaged property or the borrower's ability to pay its debt. The environmental assessments in respect of certain of the mortgage loans revealed the existence of friable or non-friable ACMs, lead-based paint, radon gas, leaking underground storage tanks, PCE contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain opera-tions and maintenance or abatement programs, environmental reserves or indemnification agreements of third parties. For more information regarding environmental considerations, see "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" in the prospectus.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     Mortgage Loans representing 27.30% of the initial outstanding pool balance, are Balloon Loans which provide for payments of interest and principal and then have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. Mortgage loans representing 56.75% of the initial outstanding pool balance have anticipated repayment dates, and have substantial scheduled principal balances as of such date.

     Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a Balloon Loan on its maturity or an anticipated repayment date loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o  prevailing interest rates;

      o  the fair market value of the related properties;

      o  the borrower's equity in the related properties;

      o  the borrower's financial condition;

      o the operating history and occupancy level of the property; the tax laws; and

      o  prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

RISKS RELATING TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the Pooling and Servicing Agreement enables the Special Servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers and Amendments" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to borrower default or to modification of the related mortgage loan by the Special Servicer, will likely extend the weighted average life of such class of offered certificates. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.


RISKS RELATING TO BORROWERS

     Although the loan documents generally contain covenants customarily employed to ensure that a borrower is a special-purpose, single asset entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents), most of the borrowers do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition on behalf of such borrower and therefore less likely to repay the related mortgage loan.


AUTHORITY TO EFFECT OTHER BORROWINGS ENTAILS RISKS

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business. In addition one
(1) of the mortgage loans (GA 5631), representing 4.58% of the initial outstanding pool balance, permits the borrower to incur up to $2 million of additional unsecured indebtedness subject to certain conditions.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

      o  responding to changes in the local market;

      o  planning and implementing the rental structure;

      o  operating the property and providing building services;

      o  managing operating expenses; and

      o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.


ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ENTAILS RISKS

     The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in California and Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     One mortgaged property (GA 5503), representing 0.31% of the initial outstanding pool balance, suffered estimated damages of $250,000 as a result of a hurricane in September 1998. Debt service payments on the mortgage loans have continued to be paid, and restoration of the mortgaged property has nearly been completed.

     As a result of any of the foregoing, the amount available to make distributions on the Offered Certificates could be reduced.


APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted in respect of the mortgaged properties in connection with the origination or acquisition of the related mortgage loan. The resulting estimates of value are the bases of the Cut-off Date Loan-to-Value Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "Description of the Mortgage Pool -- Assessments of Property Value and Condition -- Appraisals" in this prospectus supplement.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation. See "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors -- Subordination of the Subordinate Certificates; Effect of Losses on the Assets" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.


RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a pool loan secured by mortgaged properties located in multiple states, the Servicer or Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The Servicer or the Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.


LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     Six (6) of the mortgage loans (representing 1.63% of the initial outstanding pool balance) are secured solely by mortgages on borrowers' leasehold interests under ground leases. In addition, three (3) mortgage loans (representing 2.82% of the initial outstanding pool balance), are secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property. See "Description of the Mortgage Pool -- Certain Terms and Characteristics of the Mortgage Loans -- Ground Leases".

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     Five (5) separate groups of mortgage loans are, within such group, cross-collateralized with each other, the largest group of which represents 4.48% of the initial outstanding pool balance of mortgage loans. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g. provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


RISKS RELATING TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.


RISKS RELATING TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


CONFLICTS OF INTEREST

     Conflicts Between Various Classes of Certificateholders. The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Controlling Class will be empowered to replace the Special Servicer. The Controlling Class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

     The Special Servicer or an affiliate may acquire certain of the most subordinated certificates. Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

     Conflicts Between Trustee and Affiliates of each of German American Capital Corporation and Banc One Mortgage Capital Markets, LLC. Conflicts of interest may arise between the trust and affiliates of each of German American Capital Corporation and Banc One Mortgage Capital Markets, LLC that engage in the acquisition, development, operation, financing and disposition of real estate.

     Those conflicts may arise because affiliates of each of German American Capital Corporation and Banc One Mortgage Capital Markets, LLC intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

     Conflicts Between Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

     Conflicts Between Sellers of Mortgage Loans and Classes of
Certificateholders. Affiliates of German American Capital Corporation and Banc One Mortgage Capital Markets, LLC may acquire certain of the Offered Certificates. Under such circumstances, they may become the holder of the Controlling Class, and as such have interests that may conflict with their interests as Sellers of the mortgage loans.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a Seller's breach of representations or warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans require payment of a yield maintenance premium unless the prepayment is made within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool -- Certain Terms and Characteristics of the Mortgage Loans -- Prepayment Restrictions." Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o  the terms of the mortgage loans;

      o  the length of any prepayment lockout period;

      o  the level of prevailing interest rates;

      o  the availability of mortgage credit;

      o  the applicable yield maintenance charges or prepayment premiums;

      o the Servicer's or Special Servicer's ability to enforce those charges or premiums;

      o  the occurrence of casualties or natural disasters; and

      o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS AND DEFEASANCE
PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.


YIELD CONSIDERATIONS

     The yield on any certificate will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

      o  the interest rate for such certificate;

      o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the balance or Notional Amount of such certificate;

      o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

      o the timing and severity of any interest shortfalls resulting from prepayments;

      o  the timing and severity of any Appraisal Reductions; and

      o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o  the aggregate amount of distributions on the Offered Certificates;

      o  their yield to maturity;

      o  the rate of principal payments; and

      o  their weighted average life.

     The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates -- Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A Certificates, pro rata.

     Each class of certificates (other than the Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and to be allocated losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

     Also, if the related borrower does not repay a mortgage loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.


RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. We cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.


RISK OF PASS-THROUGH RATE VARIABILITY CONSIDERATIONS

     The interest rate of the Class X Certificates is generally equal to the difference between the weighted average interest rate payable on the Mortgage Loans and the weighted average

Pass-Through Rate of the Certificates (weighted in each case based on their principal balances). In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.


RISK OF LIMITED ASSETS


     The Offered Certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE


     We are aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.


     We have been advised by each of the Servicer and the Special Servicer that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to January 1, 2000. Furthermore, we have been advised by the Trustee that it will use reasonable commercial efforts to cure (by August 1999) any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under the Pooling and Servicing Agreement. However, we have not made any independent investigation of the computer systems of the Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer, the Special Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.


RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST


     You generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The Pooling and Servicing Agreement gives the Servicer, the Trustee, the Special Servicer or the REMIC Administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different than those that holders of any particular class of offered certificates would have made, and which may negatively affect those holders' interests.


OTHER RISKS


     "Risk Factors" in the prospectus describes other risks and special considerations that may apply to your investment in certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     A trust (the "Trust") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist primarily of a pool (the "Mortgage Pool") of 221 fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on 272 multifamily and commercial properties (each a "Mortgaged Property", and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of March 1, 1999 (the "Cut-off Date") of approximately $1,311,153,573 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Principal Balance") will range from $493,521 to $60,000,000 and the average Cut-off Date Principal Balance will be $5,932,822. BOMCM intends to retain a portion of certain of the Mortgage Loans (the "Retained Interest") and to sell such Mortgage Loans to GACC exclusive of the Retained Interest. The Retained Interest is included in the Servicing Fee Rate set forth in Annex A hereto and will not be included in the Trust. In addition to the Mortgage Loans, the Trust will include a 50% beneficial ownership interest in another trust that holds as its only asset a mortgage loan secured by the Elder Trust Meridian 6 Mortgaged Properties (GA 5848). The Trustee, the Servicer and the Special Servicer will also act as the trustee, servicer and special servicer, respectively, of that trust, and the servicer will service that Mortgage Loan in accordance with the same Servicing Standard that is set forth in the Pooling and Servicing Agreement. For purposes of this Prospectus Supplement, the term "Mortgage Loan" will include the Trust's 50% ownership interest in that other trust, and as to that Mortgage Loan, the term "Initial Pool Balance" will mean the initial amount evidenced by that ownership interest. All references in this Prospectus Supplement and all calculations with respect thereto will be based on the Trust's 50% ownership interest in that other trust. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:


                        SECURITY FOR THE MORTGAGE LOANS




                                           % OF
                                       INITIAL POOL
                                        BALANCE(1)
INTEREST OF BORROWER ENCUMBERED       -------------
   Fee Simple Estate(2) ...........        95.55%
   Leasehold(3) ...................         1.63
   Combined Fee/Leasehold .........         2.82
                                          ------
     Total ........................       100.00%
                                          ======

----------
(1)   Based on the Allocated Loan Amount of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.

(3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.


                                  ----------

PROPERTY TYPE

      o Seventy-two (72) of the Mortgaged Properties, which represent security for 24.98% of the Initial Pool Balance, are office properties;

      o Seventy-eight (78) of the Mortgaged Properties, which represent security for 24.48% of the Initial Pool Balance, are multifamily apartment properties;

      o Fifty-six (56) of the Mortgaged Properties, which represent security for 23.53% of the Initial Pool Balance, are retail properties;

      o Nineteen (19) of the Mortgaged Properties, which represent security for 7.41% of the Initial Pool Balance, are industrial properties;

      o Eleven (11) of the Mortgaged Properties, which represent security for 4.57% of the Initial Pool Balance, are special purpose properties;

      o Eight (8) of the Mortgaged Properties, which represent security for 3.52% of the Initial Pool Balance are skilled nursing home properties;

      o Six (6) of the Mortgaged Properties, which represent security for 3.45% of the Initial Pool Balance, are mixed use properties;

      o Eight (8) of the Mortgaged Properties, which represent security for 3.10% of the Initial Pool Balance, are hotel or other hospitality properties;

      o Three (3) of the Mortgaged Properties, which represent security for 1.78% of the Initial Pool Balance, are assisted living facilities;

      o Seven (7) of the Mortgaged Properties, which represent security for 1.57% of the Initial Pool Balance, are self-storage facilities;

      o Two (2) of the Mortgaged Properties, which represent security for 1.26% of the Initial Pool Balance, are congregate care facilities; and

      o Two (2) of the Mortgaged Properties, which represent security for 0.35% of the Initial Pool Balance, are mobile home park properties.

     Certain of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See Annex A hereto for additional information.


SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of Deutsche Bank AG, German American Capital Corporation ("GACC") or Banc One Mortgage Capital Markets, LLC ("BOMCM"; BOMCM together with GACC, the "Mortgage Loan Sellers"), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.


THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), to be dated the Closing Date.

     German American Capital Corporation. Mortgage Loans were sold to the Depositor by GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     Banc One Mortgage Capital Markets, LLC. BOMCM is a Delaware limited liability company, composed of three (3) members, 49% of the company being owned by Banc One Capital Partners XI, Ltd., an Ohio limited liability company, 6% owned by Banc One Management and Consulting Corporation, an Ohio corporation ("BOMCC"), and 45% owned by ORIX USA Corporation, a Delaware corporation. Banc One Capital Partners XI, Ltd., and BOMCC are wholly-owned subsidiaries of Bank One Corporation, and ORIX USA Corporation is a wholly-owned subsidiary of ORIX Corporation. BOMCM engages primarily in the business of mortgage origination, servicing, and investment services related to the real estate capital markets. Although BOMCM purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of BOMCM are located at 1717 Main Street, Suite 1400, Dallas, Texas 75201. Its telephone number is (214) 290-3643.

     Although BOMCM is described as a Seller in this Prospectus Supplement, it intends to sell its respective Mortgage Loans to GACC on or before the Closing Date. GACC intends to sell the BOMCM Mortgage Loans and the GACC Mortgage Loans to the Depositor on the Closing Date and intends to make representations and warranties to the Depositor in respect thereof. The Depositor will assign the representations and warranties relating to the Mortgage Loans to the Trustee. Although BOMCM is making the same representations and warranties to GACC in respect of the BOMCM Loans as GACC is making in respect of the GACC Mortgage Loans to the Depositor, BOMCM will not be directly responsible to the Trust Fund in respect of the representations and warranties or the remedies for a breach thereof.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Sellers make any representation or warranty as to the accuracy or completeness of such information.


CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Environment assessments or updates of a previously conducted assessment or an update of an assessment based on information in an established database or studies were conducted on the Mortgaged Properties. Such environmental assessments, updates or reviews were conducted within the 26-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions (for more information regarding environmental conditions, see "Risk Factors -- Potential Trust Liability Relating to a Materially Adverse Environmental Condition"). The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified, the borrowers agreed to establish and maintain operations and maintenance or abatement programs, environmental reserves or indemnification agreements of third parties.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments or similar studies and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicer, the Special Servicer, the Trustee, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within 20 months of the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for most of the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within 27 months of the Cut-off Date. See Annex A hereto. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Pool Loans (as defined herein), the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors -- The Mortgage Loans -- Limitations of Appraisals and Market Studies" in this Prospectus Supplement.

     Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In addition, if any portion of the improvement to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the

"Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Calculation of Interest. 43.79% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of a 360 day year consisting of twelve 30-day months, 56.21% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360 day year.

     Excess Interest. 141 of the Mortgage Loans, representing approximately 56.75% of the Initial Pool Balance, accrue interest at a higher rate (the "ARD Loans") commencing on a specified date prior to maturity (the "Anticipated Repayment Date"). Commencing on or within three months of the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum, equal to the Mortgage Rate (as defined in this Prospectus Supplement) plus 2%. In the event that any Mortgage Loan provides for an increase greater than 2%, the Mortgage Loan Seller, pursuant to the Pooling and Servicing Agreement, has modified such Mortgage Loan to waive any provision that would increase the interest rate by more than 2% per annum for so long as such Mortgage Loan is included in the Mortgage Pool. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess, if any, of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, the "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will generally earn interest at the Revised Rate. On or prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into an agreement establishing an account in the name of the Lender (a "Lock Box Account") whereby all revenue will be deposited directly into the Lock Box Account which will be controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage
Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties pursuant to the terms of a cash management agreement. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the Monthly Debt Service Payment and certain other items is referred to herein as "Excess Cash Flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan without penalties until generally one to six months prior to the Anticipated Repayment Date but, upon the commence-ment of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Amortization of Principal. The Mortgage Loans provide for one of the following:

     Monthly payments that provide for payment of interest only through the maturity date (one such Mortgage Loan, representing 4.58% of the Initial Pool Balance); or

     Monthly payments that provide for payment of interest only for a certain period after the Cut-off Date and then payments of interest and principal based on amortization schedules significantly longer than their respective terms to the maturity date or the Anticipated Repayment Date, as applicable (10 of such Mortgage Loans, representing 11.14% of the Initial Pool Balance).

     Anticipated Repayment Date Loans (141 of such Mortgage Loans, representing 56.75% of the Initial Pool Balance) (i) accrue interest at a higher rate (not to exceed the applicable mortgage rate plus 2% per annum) after the related Anticipated Repayment Date, and (ii) provide that, commencing on a specified date prior to maturity, all excess cash flow is diverted to repay principal. The Anticipated Repayment Date Loans permit the related borrower to prepay such loan without penalty for a period generally beginning on or prior to the Anticipated Repayment Date and ending on the related maturity date. The Anticipated Repayment Date for each loan is set forth on Annex A. If the related borrower elects to prepay a loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

     Sixty-seven (67) mortgage loans, representing 27.30% of the Initial Pool Balance provide for payments of interest and principal and then have an expected balloon balance at the maturity date.

     Two (2) mortgage loans, representing 0.24% of the Initial Pool Balance, are fully amortizing.

     Prepayment Provisions. All of the Mortgage Loans either (i) prohibit voluntary prepayment for a specified period (each, a "Lock-Out Period") or (ii) require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans during a specified period described on Annex A hereto or (iii) provide for defeasance as described below under "-- Property Releases." The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 35 months.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Specially Serviced Mortgage Loan (as defined in this Prospectus Supplement), the constant monthly payment due under the related note shall be revised based on the remaining balance, amortization term and the applicable interest rate.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment

Premium, or of the collectability of any Prepayment Premium. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release some or all of the Mortgaged Properties securing such Mortgage Loans.

     Two hundred and nine (209) Mortgage Loans representing 98.20% of the Initial Pool Balance permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (3) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. Eight (8) Mortgage Loans representing 5.81% of the Initial Pool Balance provide for a portion of the Mortgaged Property to be released upon the partial defeasance of the Mortgage Loan. These Mortgage Loans generally require that (i) in the case of such a partial defeasance, prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. Eight (8) Mortgage Loans, representing 6.64% of the Initial Pool Balance, provide that upon notice that the Borrower intends to prepay the Mortgage Loan, the Mortgagee has the option to require either the payment of a yield maintenance premium or the defeasance of the Mortgage Loan. The Servicer will be directed in the Pooling and Servicing Agreement to elect defeasance in such circumstances.

     In general, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" in this Prospectus Supplement.

     Mortgage Loans representing 16.53% of the Initial Pool Balance are secured, pursuant to one or more notes executed by a single borrower, by multiple Mortgaged Properties. Such Mortgage

Loans permit the borrower at any time after a specified period from the date of origination, to obtain a partial release of a Mortgaged Property from the lien of the related Mortgage (a "Partial Release"), provided that (i) no event of default exists and (ii) among other conditions, (a) the borrower pays a partial release payment (the "Release Payment") in an amount equal to at least 120% of the Allocated Loan Amount (as reduced by amortization of the related Mortgage Loan as of the date of the Release Payment, except in the cases of the Mortgage Loans sold to the Depositor by BCMC which do not provide for such reduction), and (b) satisfaction of certain tests regarding DSCR and/or LTV.

     Two Mortgage Loans representing 5.41% of the Initial Pool Balance provide that the Borrower may substitute another property for the Mortgaged Property securing such Mortgage Loan provided certain conditions, including rating agency confirmation, have been satisfied.

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.

     Subordinate Financing. Only one of the Mortgaged Properties, representing 0.22% of the Initial Pool Balance, is known to be encumbered by secured subordinated debt. The existence of secured subordinate, indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. The Mortgage Loan documents generally prohibit direct or indirect transfers of ownership interests in the Mortgaged Property, including a pledge or assignment of ownership interests in the related Borrower (the "Mezzanine Debt"); however the Sellers have notified the Depositor that there exists Mezzanine Debt held by third parties (including GACC) with respect to seven Mortgage Loans, representing 9.96% of the Initial Pool Balance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. See "Risk Factors -- The Mortgage Loans -- Exercise of Remedies" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 14 of the Mortgage Loans (the "Pool Loans") representing 11.43% of the Initial Pool Balance, are secured by more than one Mortgaged Property. The Pool Loans include 5 separate sets of Mortgage Loans which are, within such group, cross-collateralized with each other, the largest group of which represents 4.48% of the Initial Pool Balance. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties do not secure the full amount of the related Mortgage Loan, but rather secure only a percentage of the Allocated Loan Amount of each Mortgaged Property located in such states. See "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this Prospectus Supplement and "Loan Characteristics" in Annex A.

     As to the Pool Loans, the portion of the principal amount that is allocated to any particular Mortgaged Property is referred to in this Prospectus Supplement as the "Allocated Loan Amount." The Allocated Loan Amount for each such mortgage loan has been determined as provided in the related mortgage loan.

     Purchase Options. For one (1) of the Mortgage Loans (representing 0.24% of the Initial Pool Balance), the Ground Lessor has a right to repurchase the leasehold estate under certain circumstances. The Ground Lessor has agreed to defer its right to repurchase the Mortgaged Property for so long as the Mortgage Loan is outstanding.

     HUD Section 8 Loans. One of the Multifamily Loans, representing less than 0.01% of the Initial Pool Balance, are secured by Mortgaged Properties that are eligible for low income rent subsidies under the United States Department of Housing and Urban Development ("HUD") "Section 8" program ("Section 8").
Section 8 rent subsidies provided for the direct or indirect payment of rental subsidies by HUD to owners of certain types of low income multifamily housing properties on behalf of eligible tenants. Tenant eligibility is determined based upon family income and size, as well as the median income for the area. The subsidy paid by HUD is based on the difference between the rent charged to the tenant (which rent is established by HUD) and the tenant's ability to pay. The payment of subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 5.75%, 3.95%, and 2.41% representatively, of the Initial Pool Balance.

     Single-Tenant Mortgage Loans. In the case of 16 Mortgage Loans, representing 12.60% of the Initial Pool Balance, one or more of the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date or Hyper-Amortization Date of the related Mortgage Loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     Geographic Location. The Mortgaged Properties are located throughout 31 states, the Virgin Islands and the District of Columbia with the largest concentrations in the State of California (50 Mortgaged Properties, which represent security for 18.45% of the Initial Pool Balance), the State of Texas (50 Mortgaged Properties, which represent security for 12.27% of the Initial Pool Balance) and the State of Florida (16 Mortgaged Properties, which represent 10.76% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 9.26% of the Initial Pool Balance.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of eighteen classes (each, a "Class") to be designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class Q-1 Certificates, Class Q-2 Certificates, Class R Certificates, Class MR Certificates and Class LR Certificates. Only the Class X, Class A-1, Class A-2, Class B, Class C , Class D, Class E and Class F Certificates (the "Offered Certificates") are offered hereby. The Class G, Class H, Class J, Class K, Class L, Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date;
(ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (iv) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement; and (v) all of the mortgagee's right, title and interest in the Reserve Accounts and Lock Box Accounts.

     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates will have the following aggregate principal balances (each, a "Certificate Balance") (in each case, subject to a variance of plus or minus 5%):




                   INITIAL AGGREGATE        APPROXIMATE PERCENT       APPROXIMATE PERCENT
     CLASS        CERTIFICATE BALANCE     OF INITIAL POOL BALANCE      OF CREDIT SUPPORT
--------------   ---------------------   -------------------------   --------------------
  Class A-1           $181,453,000                  13.84%                   31.00%
  Class A-2            723,242,000                  55.16                    31.00
  Class B               62,280,000                   4.75                    26.25
  Class C               22,945,000                   1.75                    24.50
  Class D               62,280,000                   4.75                    19.75
  Class E               81,947,000                   6.25                    13.50
  Class F               19,668,000                   1.50                    12.00
  Class G               68,835,000                   5.25                     6.75
  Class H               13,112,000                   1.00                     5.75
  Class J               26,223,000                   2.00                     3.75
  Class K               19,667,000                   1.50                     2.25
  Class L               29,501,573                   2.25                       --

     The Class X Certificates will have an initial notional balance (the "Notional Balance") equal to $1,311,153,573, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     The Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the

Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "-- Distributions -- Priorities" in this Prospectus Supplement.

     The respective Certificate Balance of each Class of Certificates (other than the Class Q-1, Class Q-2, Class X, Class R, Class MR and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of such Mortgage Loans. The Class X Certificates consist of twelve separate component interests, each of which (collectively, the "Class X Components") relates to a separate Class of Principal Balance Certificates and, for federal income tax purposes, represents a right to a "specified portion" of interest on a related Class of Middle-Tier Regular Interests. None of the Class R, Class MR, Class LR, Class Q-1 or Class Q-2 Certificates will have a Certificate Balance or Notional Balance.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in April 1999 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made
(a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period,
(ii) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls") and (vi) for the Distribution Date occurring in each March, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "--Interest Reserve Account" below, but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in this Prospectus Supplement under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Automobile Adviser and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, late fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee, (and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described in this Prospectus Supplement, to which the Servicer, the Special Servicer, the Automobile Advisor, any subservicer and the Trustee are entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

     (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

     (k) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination" and "-- Realization Upon Mortgage Loans", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The "Collection Period" with respect to a Distribution Date, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 6th business day preceding each Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

     "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Notional Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period), as applicable, minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "-- Appraisal Reductions."

     "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1 and Class A-2 Certificates is a per annum rate equal to 6.145% and 6.455%, respectively. The Pass-Through Rate on the Class B, Class C and Class D Certificates will, at all times, be equal to the lesser of 6.552%, 6.612% and 6.701%, respectively, and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class E and Class F Certificates will, at all times, be equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to the lesser of a fixed rate specified in the Pooling and Servicing Agreement and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates then applicable to each Class X Component. The Pass-Through Rate in respect of each Class X Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. The Pass-Through Rate will equal the excess, if any, of the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. The Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Each of the Class Q-1, Class Q-2, Class R, Class MR and Class LR Certificates will not have a Pass-Through Rate.

     The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class X Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of the products of (A) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Class X Certificates) and (B) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and the denominator of which is the sum of the Certificate Balances of each Class included in (A) above as of such date (provided in each case, any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such Class or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is the amount (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan, is the first day of the month in the related Collection Period.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate.

     The "Mortgage Pass-Through Rate" with respect to any Mortgage Loan is the Mortgage Rate in each case without giving effect to any default rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Mortgage Pass-Through Rate of such Mortgage Loan for any Mortgage Loan interest accrual period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such Mortgage Loan interest accrual period at the related Mortgage Rate; provided, however, that (i) the Mortgage Rate for the one-month period preceding the Due Dates in
(a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications."

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

     (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

     (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust in connection with the breach of a representation or warranty or purchased from the Trust as described herein under "The Pooling and Servicing Agreement -- Optional Termination";

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

     (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

     (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

     (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any related outstanding P&I Advances allocable to principal).

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon

Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and
(b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

     (ii) Second, pro rata, to the Class A-1, Class A-2 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (vi) Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (vii) Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (viii) Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (ix) Ninth, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (x) Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xi) Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xiii) Thirteenth, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xiv) Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xv) Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xvii) Seventeenth, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xviii) Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xix) Nineteenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxi) Twenty-first, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxii) Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxiii) Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxiv) Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxv) Twenty-fifth, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxvi) Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxix) Twenty-ninth, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxx) Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxi) Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxiii) Thirty-third, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxiv) Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxv) Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxvii) Thirty-seventh, to the Class K Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxviii) Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxix) Thirty-ninth, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

     (xli) Forty-first, to the Class L Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xlii) Forty-second, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xliii) Forty-third, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xliv) Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xlv) Forty-fifth, to the Class R, the Class MR and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1 and Class A-2 Certificates have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

     Prepayment Premiums. Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates other than the Class X Certificates (not in reduction of the Certificate Balances thereof) in an aggregate amount up to the product of
(a) such Prepayment Premium, (b) the Discount Rate Fraction and (c) the Principal Allocation Fraction of each such Class. The "Discount Rate Fraction" is equal to a fraction (not greater than 1.0 or less than 0.0) the numerator of which is equal to the excess of (x) the Pass- Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below) and the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each Class of Offered Certificates (other than the Class X Certificates), the "Principal Allocation Fraction" is a fraction the numerator of which is the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

     The "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

     The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

     Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q-1 and Class Q-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class Q-1 and Class Q-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.


REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Servicer Remittance Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class L Certificates, second to the Class K Certificates, third, to the Class J Certificates, fourth, to the Class H Certificates, fifth, to the Class G Certificates, sixth, to the Class F Certificates, seventh, to the Class E Certificates, eighth, to the Class D Certificates, ninth, to the Class C Certificates, tenth, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously written-off as Realized Losses will be distributed to the Classes of Regular Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls, as described under "-- Prepayment Interest Shortfalls" herein, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Excess Prepayment Interest Shortfall). The Notional Balance of the Class X Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-Off Date Principal Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.


PREPAYMENT INTEREST SHORTFALL

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part or a Balloon Payment is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans exceed such Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such amount will reduce the aggregate Master Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced

Mortgage Loans and not the Trustee Fee) in an amount necessary to offset such Net Prepayment Interest Shortfalls. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein. With respect to the Mortgage Loans, the aggregate Prepayment Interest Shortfalls in excess of the sum of (i) the Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee ("Excess Prepayment Interest Shortfall") will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Excess Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K and Class L Certificates. The Class F Certificates will likewise be protected by the subordination of the Class G, Class H, Class J, Class K and Class L Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to the Class L Certificates, second, to the Class K Certificates, third, to the Class J Certificates, fourth, to the Class H Certificates, fifth, to the Class G Certificates, sixth, to the Class F Certificates, seventh, to the Class E Certificates, eighth, to the Class D Certificates, ninth, to the Class C Certificates, tenth, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.


APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (any of
(i), (ii), (iii) and (iv), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior liens) of the related Mortgaged Properties as determined by independent MAI appraisals

(the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, or (iii) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling Agreement --Advances" herein. In addition, the Certificate Balance of each of the Regular Certificates (other than the Class J, Class K and Class L Certificates) will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A Certificates and multiples of $1 in excess thereof; (ii) $25,000 with respect to Classes B, C, D, E and F Certificates and multiples of $1 in excess thereof; and (iii), in the case of the Class X Certificates, in minimum denominations of Notional Balance of $1,000,000 and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer, provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.


     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.


TRANSFER RESTRICTIONS


     In the event that holders of the Class B, Class C, Class D, Class E or Class F Certificates (the "Subordinated Offered Certificates") become entitled to receive Definitive Certificates under the circumstances described under "-- Definitive Certificates", each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and Ill of PTE 95-60, or (ii) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.


     The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rate for the Class A-1 and Class A-2 Certificates will be fixed. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rates applicable to the Class B, Class C and Class D Certificates for any Distribution Date will be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Pass-Through Rate with respect to such Distribution Date. The Pass-Through Rates applicable to the Class E and Class F Certificates for any Distribution Date will be equal to the Weighted Average Net Pass-Through Mortgage Rate with respect to such Distribution Date. Accordingly, the yield on the Offered Certificates (other than the Class A-1 and Class A-2 Certificates) will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby reducing the Pass-Through Rates for the Class X, Class E and Class F Certificates and, to the extent that the Weighted Average Net Mortgage Pass-Through Rate is reduced below the specified fixed rate with respect to the Class B, Class C and Class D Certificates, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Description of the Offered Certificates" and "Description of the Mortgage Pool" herein and "--Yield Considerations--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and the other Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates with principal balances (the "Principal Balance Certificates") of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the Prospectus. The failure on the part of any borrower to pay its Anticipated Repayment Date Loan on its Anticipated Repayment Date may result in significant delays in payments of principal on such Anticipated Repayment Date Loan and, accordingly, on the Offered Certificates. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. In addition, reductions in the balances of the Principal Balance Certificates will also reduce the Notional Amount of the Class X Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Interest. As described under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the accrued interest for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Distribution Amount until the Distribution Date in the following month. Therefore, the weighted average life of the Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (or the Anticipated Repayment Date, in the case of an ARD
Loan). The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out or defeasance period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out or defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Modeling Assumptions"): (i) the initial Certificate Balance or Notional Amount, as the case may be, and the Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in April 1999, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xiii)), (vi) the ARD Loans mature on their respective Anticipated Repayment Dates, (vii) all Mortgage Loans accrue interest under the method as specified in Annex A, (viii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (ix) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in April 1999, (xiii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period, if any, or yield maintenance period, if any, (xiv) the prepayment provisions for each Mortgage Loan are as set forth on Annex A, assuming the term for the Prepayment Provisions begin on the Mortgage Loans first payment date and (xv) the Closing Date is March 16, 1999. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.


     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.


     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                               AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................       93          93          93          93          93
March 15, 2001 ............................       84          84          84          84          84
March 15, 2002 ............................       74          74          74          74          74
March 15, 2003 ............................       64          64          64          64          64
March 15, 2004 ............................       51          51          51          51          51
March 15, 2005 ............................       39          39          39          39          39
March 15, 2006 ............................       27          27          27          27          27
March 15, 2007 ............................       13          13          13          13          13
March 15, 2008 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     5.00        5.00        5.00        5.00        4.99

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                           AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................       88          86          84          80          50
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.25        9.24        9.22        9.20        9.03

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                             AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................      100         100         100         100         100
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.55        9.54        9.52        9.50        9.36

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                            AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................      100         100         100         100         100
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.58        9.58        9.58        9.57        9.41

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                                 AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................      100         100         100         100         100
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.58        9.58        9.58        9.58        9.41

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
     % CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                               AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................      100         100         100         100         100
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.58        9.58        9.58        9.58        9.46

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
       0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE
                               AT INDICATED CPR




DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
March 15, 2000 ............................      100         100         100         100         100
March 15, 2001 ............................      100         100         100         100         100
March 15, 2002 ............................      100         100         100         100         100
March 15, 2003 ............................      100         100         100         100         100
March 15, 2004 ............................      100         100         100         100         100
March 15, 2005 ............................      100         100         100         100         100
March 15, 2006 ............................      100         100         100         100         100
March 15, 2007 ............................      100         100         100         100         100
March 15, 2008 ............................      100         100         100         100         100
March 15, 2009 ............................        0           0           0           0           0

Weighted Average Life (in years) ..........     9.58        9.58        9.58        9.58        9.54

CERTAIN PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Modeling Assumptions.


     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of March 16, 1999 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including March 1, 1999 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99.16 means 9916/32%) and are exclusive of accrued interest.


   PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
       PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1
                     CERTIFICATES AT THE SPECIFIED CPRS


                                     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                    OTHERWISE AT INDICATED CPR
                             -------------------------------------------------------------------------
        ASSUMED PRICE
           (32NDS)               0% CPR        25% CPR        50% CPR        75% CPR      100% CPR
---------------------------- -------------- -------------- -------------- -------------- -------------
 98.16 .....................      6.538%         6.539%         6.539%         6.539%         6.539%
 98.24 .....................      6.476%         6.476%         6.476%         6.476%         6.476%
 99.00 .....................      6.413%         6.413%         6.413%         6.413%         6.414%
 99.08 .....................      6.351%         6.351%         6.351%         6.351%         6.351%
 99.16 .....................      6.289%         6.289%         6.289%         6.289%         6.289%
 99.24 .....................      6.227%         6.227%         6.227%         6.227%         6.227%
100.00 .....................      6.165%         6.165%         6.165%         6.165%         6.165%
100.08 .....................      6.104%         6.104%         6.104%         6.104%         6.104%
100.16 .....................      6.043%         6.043%         6.043%         6.043%         6.042%
100.24 .....................      5.982%         5.982%         5.982%         5.982%         5.981%
101.00 .....................      5.921%         5.921%         5.921%         5.921%         5.920%
101.08 .....................      5.861%         5.861%         5.860%         5.860%         5.860%
101.16 .....................      5.800%         5.800%         5.800%         5.800%         5.799%
101.24 .....................      5.740%         5.740%         5.740%         5.740%         5.739%
102.00 .....................      5.680%         5.680%         5.680%         5.680%         5.679%
102.08 .....................      5.621%         5.621%         5.621%         5.620%         5.620%
102.16 .....................      5.561%         5.561%         5.561%         5.561%         5.560%

Weighted Average Life (yrs.)      5.002          4.999          4.998          4.996          4.988
First Principal Payment Date   Apr-1999       Apr-1999       Apr-1999       Apr-1999       Apr-1999
Last Principal Payment Date    Feb-2008       Jan-2008       Jan-2008       Dec-2007       Oct-2007

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
 DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT
                              THE SPECIFIED CPRS




                                     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                    OTHERWISE AT INDICATED CPR
                             -------------------------------------------------------------------------
        ASSUMED PRICE
           (32NDS)               0% CPR        25% CPR        50% CPR        75% CPR      100% CPR
---------------------------- -------------- -------------- -------------- -------------- -------------
 99.16 .....................      6.579%         6.579%         6.579%         6.579%         6.580%
 99.24 .....................      6.542%         6.542%         6.542%         6.542%         6.542%
100.00 .....................      6.505%         6.505%         6.505%         6.505%         6.505%
100.08 .....................      6.469%         6.469%         6.468%         6.468%         6.467%
100.16 .....................      6.432%         6.432%         6.432%         6.431%         6.430%
100.24 .....................      6.395%         6.395%         6.395%         6.395%         6.393%
101.00 .....................      6.359%         6.359%         6.359%         6.358%         6.356%
101.08 .....................      6.323%         6.322%         6.322%         6.322%         6.319%
101.16 .....................      6.286%         6.286%         6.286%         6.285%         6.282%
101.24 .....................      6.250%         6.250%         6.250%         6.249%         6.245%
102.00 .....................      6.214%         6.214%         6.214%         6.213%         6.209%
102.08 .....................      6.178%         6.178%         6.178%         6.177%         6.172%
102.16 .....................      6.143%         6.142%         6.142%         6.141%         6.136%
102.24 .....................      6.107%         6.107%         6.106%         6.105%         6.099%
103.00 .....................      6.072%         6.071%         6.071%         6.070%         6.063%
103.08 .....................      6.036%         6.036%         6.035%         6.034%         6.027%
103.16 .....................      6.001%         6.000%         6.000%         5.999%         5.991%

Weighted Average Life (yrs.)      9.247          9.236          9.220          9.197          9.030
First Principal Payment Date    Feb-2008       Jan-2008       Jan-2008       Dec-2007      Oct-2007
Last Principal Payment Date     Sep-2008       Sep-2008       Sep-2008       Sep-2008      Jul-2008

      PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
         PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B
                       CERTIFICATES AT THE SPECIFIED CPRS




                                     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                    OTHERWISE AT INDICATED CPR
                             -------------------------------------------------------------------------
        ASSUMED PRICE
           (32NDS)               0% CPR        25% CPR        50% CPR        75% CPR      100% CPR
---------------------------- -------------- -------------- -------------- -------------- -------------
 99.16 .....................      6.678%         6.678%         6.678%         6.678%         6.678%
 99.24 .....................      6.641%         6.641%         6.641%         6.641%         6.641%
100.00 .....................      6.605%         6.605%         6.605%         6.605%         6.605%
100.08 .....................      6.569%         6.569%         6.569%         6.569%         6.568%
100.16 .....................      6.533%         6.533%         6.533%         6.533%         6.531%
100.24 .....................      6.497%         6.497%         6.497%         6.497%         6.495%
101.00 .....................      6.462%         6.461%         6.461%         6.461%         6.459%
101.08 .....................      6.426%         6.426%         6.425%         6.425%         6.423%
101.16 .....................      6.390%         6.390%         6.390%         6.389%         6.387%
101.24 .....................      6.355%         6.355%         6.354%         6.354%         6.351%
102.00 .....................      6.320%         6.319%         6.319%         6.318%         6.315%
102.08 .....................      6.285%         6.284%         6.284%         6.283%         6.279%
102.16 .....................      6.250%         6.249%         6.249%         6.248%         6.243%
102.24 .....................      6.215%         6.214%         6.213%         6.213%         6.208%
103.00 .....................      6.180%         6.179%         6.179%         6.178%         6.173%
103.08 .....................      6.145%         6.144%         6.144%         6.143%         6.137%
103.16 .....................      6.110%         6.110%         6.109%         6.108%         6.102%

Weighted Average Life (yrs.)      9.554          9.540          9.521          9.497          9.355
First Principal Payment Date    Sep-2008       Sep-2008       Sep-2008       Sep-2008      Jul-2008
Last Principal Payment Date     Oct-2008       Oct-2008       Oct-2008       Sep-2008      Aug-2008

      PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
         PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C
                      CERTIFICATES AT THE SPECIFIED CPRS




                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                             OTHERWISE AT INDICATED CPR
                             -----------------------------------------------------------
        ASSUMED PRICE
           (32NDS)              0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------------- ----------- ----------- ----------- ----------- -----------
 99.16 ..................... 6.739%      6.739%      6.739%      6.739%      6.739%
 99.24 ..................... 6.703%      6.703%      6.703%      6.703%      6.703%
100.00 ..................... 6.666%      6.666%      6.666%      6.666%      6.666%
100.08 ..................... 6.630%      6.630%      6.630%      6.630%      6.629%
100.16 ..................... 6.594%      6.594%      6.594%      6.594%      6.593%
100.24 ..................... 6.559%      6.559%      6.559%      6.558%      6.557%
101.00 ..................... 6.523%      6.523%      6.523%      6.523%      6.520%
101.08 ..................... 6.487%      6.487%      6.487%      6.487%      6.484%
101.16 ..................... 6.452%      6.452%      6.452%      6.451%      6.448%
101.24 ..................... 6.416%      6.416%      6.416%      6.416%      6.412%
102.00 ..................... 6.381%      6.381%      6.381%      6.380%      6.377%
102.08 ..................... 6.346%      6.346%      6.346%      6.345%      6.341%
102.16 ..................... 6.311%      6.311%      6.311%      6.310%      6.306%
102.24 ..................... 6.276%      6.276%      6.276%      6.275%      6.270%
103.00 ..................... 6.241%      6.241%      6.241%      6.240%      6.235%
103.08 ..................... 6.206%      6.206%      6.206%      6.205%      6.200%
103.16 ..................... 6.171%      6.171%      6.171%      6.171%      6.164%

Weighted Average Life (yrs.) 9.581       9.581       9.581       9.566       9.414
First Principal Payment Date Oct-2008    Oct-2008    Oct-2008    Sep-2008    Aug-2008
Last Principal Payment Date  Oct-2008    Oct-2008    Oct-2008    Oct-2008    Aug-2008

      PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
         PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D
                      CERTIFICATES AT THE SPECIFIED CPRS




                                     0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                                    OTHERWISE AT INDICATED CPR
                             -------------------------------------------------------------------------
        ASSUMED PRICE
           (32NDS)               0% CPR        25% CPR        50% CPR        75% CPR      100% CPR
---------------------------- -------------- -------------- -------------- -------------- -------------
 99.16 .....................      6.830%         6.830%         6.830%         6.830%         6.831%
 99.24 .....................      6.794%         6.794%         6.794%         6.794%         6.794%
100.00 .....................      6.757%         6.757%         6.757%         6.757%         6.757%
100.08 .....................      6.721%         6.721%         6.721%         6.721%         6.720%
100.16 .....................      6.685%         6.685%         6.685%         6.685%         6.684%
100.24 .....................      6.649%         6.649%         6.649%         6.649%         6.647%
101.00 .....................      6.613%         6.613%         6.613%         6.613%         6.611%
101.08 .....................      6.577%         6.577%         6.577%         6.577%         6.574%
101.16 .....................      6.542%         6.542%         6.542%         6.542%         6.538%
101.24 .....................      6.506%         6.506%         6.506%         6.506%         6.502%
102.00 .....................      6.470%         6.470%         6.470%         6.470%         6.466%
102.08 .....................      6.435%         6.435%         6.435%         6.435%         6.431%
102.16 .....................      6.400%         6.400%         6.400%         6.400%         6.395%
102.24 .....................      6.365%         6.365%         6.365%         6.365%         6.359%
103.00 .....................      6.330%         6.330%         6.330%         6.330%         6.324%
103.08 .....................      6.295%         6.295%         6.295%         6.295%         6.288%
103.16 .....................      6.260%         6.260%         6.260%         6.260%         6.253%

Weighted Average Life (yrs.)      9.581          9.581          9.581          9.581          9.414
First Principal Payment Date    Oct-2008       Oct-2008       Oct-2008       Oct-2008      Aug-2008
Last Principal Payment Date     Oct-2008       Oct-2008       Oct-2008       Oct-2008      Aug-2008

      PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
         PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                             OTHERWISE AT INDICATED CPR
                             -----------------------------------------------------------
        ASSUMED PRICE
           (32NDS)             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------------- ----------- ----------- ----------- ----------- -----------
 96.19 ..................... 7.745%      7.745%      7.745%      7.746%      7.751%
 96.27 ..................... 7.707%      7.707%      7.707%      7.707%      7.712%
 97.03 ..................... 7.668%      7.668%      7.668%      7.668%      7.673%
 97.11 ..................... 7.629%      7.630%      7.630%      7.630%      7.634%
 97.19 ..................... 7.591%      7.591%      7.591%      7.592%      7.596%
 97.27 ..................... 7.553%      7.553%      7.553%      7.553%      7.557%
 98.03 ..................... 7.515%      7.515%      7.515%      7.515%      7.519%
 98.11 ..................... 7.477%      7.477%      7.477%      7.477%      7.480%
 98.19 ..................... 7.439%      7.439%      7.439%      7.439%      7.442%
 98.27 ..................... 7.401%      7.401%      7.401%      7.402%      7.404%
 99.03 ..................... 7.364%      7.364%      7.364%      7.364%      7.366%
 99.11 ..................... 7.326%      7.326%      7.326%      7.327%      7.328%
 99.19 ..................... 7.289%      7.289%      7.289%      7.289%      7.291%
 99.27 ..................... 7.252%      7.252%      7.252%      7.252%      7.253%
100.03 ..................... 7.214%      7.215%      7.215%      7.215%      7.216%
100.11 ..................... 7.177%      7.178%      7.178%      7.178%      7.178%
100.19 ..................... 7.141%      7.141%      7.141%      7.141%      7.141%

Weighted Average Life (yrs.) 9.581       9.581       9.581       9.581       9.459
First Principal Payment Date Oct-2008    Oct-2008    Oct-2008    Oct-2008    Aug-2008
Last Principal Payment Date  Oct-2008    Oct-2008    Oct-2008    Oct-2008    Sep-2008

      PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL
         PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS




                              0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--
                                             OTHERWISE AT INDICATED CPR
                             -----------------------------------------------------------
        ASSUMED PRICE
           (32NDS)             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------------- ----------- ----------- ----------- ----------- -----------
89.11 ...................... 8.929%      8.929%      8.929%      8.929%      8.936%
89.19 ...................... 8.886%      8.886%      8.886%      8.886%      8.893%
89.27 ...................... 8.843%      8.843%      8.843%      8.844%      8.850%
90.03 ...................... 8.801%      8.801%      8.801%      8.801%      8.807%
90.11 ...................... 8.758%      8.758%      8.758%      8.759%      8.765%
90.19 ...................... 8.716%      8.716%      8.716%      8.716%      8.723%
90.27 ...................... 8.674%      8.674%      8.674%      8.674%      8.680%
91.03 ...................... 8.632%      8.632%      8.632%      8.632%      8.638%
91.11 ...................... 8.590%      8.590%      8.590%      8.590%      8.596%
91.19 ...................... 8.548%      8.548%      8.549%      8.549%      8.555%
91.27 ...................... 8.507%      8.507%      8.507%      8.507%      8.513%
92.03 ...................... 8.466%      8.466%      8.466%      8.466%      8.472%
92.11 ...................... 8.424%      8.424%      8.425%      8.425%      8.430%
92.19 ...................... 8.383%      8.383%      8.383%      8.384%      8.389%
92.27 ...................... 8.342%      8.342%      8.343%      8.343%      8.348%
93.03 ...................... 8.302%      8.302%      8.302%      8.302%      8.307%
93.11 ...................... 8.261%      8.261%      8.261%      8.261%      8.266%
Weighted Average Life (yrs.) 9.581       9.581       9.581       9.581       9.545
First Principal Payment Date Oct-2008    Oct-2008    Oct-2008    Oct-2008    Sep-2008
Last Principal Payment Date  Oct-2008    Oct-2008    Oct-2008    Oct-2008    Oct-2008

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4.16 is 416/32%) of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 16, 1999 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for the Class X Certificates from and including March 1, 1999 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND LAST PAYMENT DATE FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS





                                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                                                        INDICATED CPR
                                        -----------------------------------------------------------------------------
         ASSUMED PRICE (32NDS)               0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
--------------------------------------- --------------- --------------- --------------- --------------- -------------
4.00 ..................................      12.648%         12.634%         12.616%         12.588%        12.382%
4.02 ..................................      12.213%         12.198%         12.180%         12.152%        11.944%
4.04 ..................................      11.788%         11.774%         11.755%         11.726%        11.515%
4.06 ..................................      11.374%         11.359%         11.340%         11.311%        11.098%
4.08 ..................................      10.969%         10.954%         10.935%         10.906%        10.690%
4.10 ..................................      10.574%         10.559%         10.539%         10.510%        10.291%
4.12 ..................................      10.188%         10.173%         10.153%         10.123%         9.902%
4.14 ..................................       9.811%          9.795%          9.775%          9.745%         9.522%
4.16 ..................................       9.442%          9.426%          9.406%          9.375%         9.150%
4.18 ..................................       9.081%          9.065%          9.045%          9.014%         8.786%
4.20 ..................................       8.728%          8.712%          8.691%          8.660%         8.429%
4.22 ..................................       8.382%          8.366%          8.345%          8.313%         8.081%
4.24 ..................................       8.043%          8.027%          8.006%          7.974%         7.739%
4.26 ..................................       7.712%          7.695%          7.674%          7.642%         7.404%
4.28 ..................................       7.387%          7.370%          7.348%          7.316%         7.077%
4.30 ..................................       7.068%          7.051%          7.030%          6.997%         6.755%
5.00 ..................................       6.756%          6.739%          6.717%          6.684%         6.440%
Weighted Average Life (yrs.)* .........       8.826           8.818           8.807           8.791          8.661
First Payment Date ....................    Apr-1999        Apr-1999        Apr-1999        Apr-1999       Apr-1999
Last Payment Date .....................    Nov-2018        Nov-2018        Nov-2018        Nov-2018       Sep-2018

----------
*     Based on reduction in the Notional Amount of the X Certificates.

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674,
Attention: Asset Backed Securities Trust Services Group--COMM 1999-1.


ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC pursuant to the Mortgage Loan Purchase Agreement. See "Description of the Mortgage Loan Pool -- The Mortgage Loan Sellers" in this Prospectus Supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against GACC in respect of breaches of representations and warranties regarding the related Mortgage Loans to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Note endorsed in blank and delivered to the Trustee, (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable, (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a "filed"-marked copy of the UCC-1 financing statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) if any, the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor and GACC.


REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by GACC to the Depositor in the Mortgage Loan Purchase Agreement to the Trustee for the benefit of Certificateholders.

     In the Mortgage Loan Purchase Agreement, GACC will represent and warrant with respect to each of its Mortgage Loans, subject to certain exceptions set forth in the Mortgage Loan Purchase Agreement and summarized in Annex E attached hereto, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (i) the Mortgage Loan Seller owns such Mortgage Loan free and clear of any and all liens, encumbrances and other encumbrances; (ii) the Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan; (iii) the information set forth in the Mortgage Loan Schedule attached to the Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date; (iv) such Mortgage Loan was not delinquent (giving effect to any applicable grace period) as of the Cut-off Date, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder (without giving effect to any applicable grace period); (v) the lien of the related Mortgage is insured by an American Land Title Association, or an equivalent form of, lender's title insurance policy, insuring the first priority lien of the Mortgage, subject only to the exceptions stated therein; (vi) the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note; (vii) there is no valid offset, defense or counterclaim to such Mortgage Loan; (viii) the Mortgage Loan Seller has not received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and, to the Mortgage Loan Seller's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect the value of such Mortgaged Property as security for the related Mortgage Loan; (ix) at origination, such Mortgage Loan complied with all applicable usury laws except for provisions relating to default interest, yield maintenance charges or prepayment premiums; (x) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (xi) the Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing or securing such Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to certain creditors' rights exceptions and other exceptions of general application) except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums; (xii) the Mortgage requires the mortgagor to maintain in respect of each Mortgaged Property insurance against loss by hazards and comprehensive general liability insurance in amounts generally required by the related Mortgage Loan Seller, and at least six months' rental or business interruption insurance, and all of such insurance required under the Mortgage for such Mortgage Loan is in full force and effect and names the originator, the Mortgage Loan Seller, or their respective successors or assigns as an additional insured; (xiii) each related Mortgaged Property was subject to an environmental site assessment or similar review (or an update of a previously conducted assessment or review) as to which the related report was delivered to the Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xiv) such Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Trust; (xv) all escrow deposits relating to such Mortgage Loan that as of the Closing Date were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited; (xvi) as of the date of origination of such Mortgage Loan and, to the actual knowledge of the Mortgage Loan Seller, as of the Closing Date, each related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage; (xvii) no holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party, directly or indirectly, for the payment of any amount required by the Mortgage Loan; (xviii) to the Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Mortgage Loan Seller, as of the date of origination of the Mortgage Loan, the related mortgagor or operator (with respect to certain healthcare properties) was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of each related Mortgaged Property as it was then operated; (xix) the related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby; (xx) as to any Mortgaged Property that constitutes a leasehold estate, such ground lease is in full force and effect, permits the lien of the Mortgage, is assignable to the Trust and satisfies certain other specified criteria; (xxi) the Mortgage does not require the holder thereof to release the lien of the Mortgage on all or any portion of the Mortgaged Property except upon full payment of amounts due under the Mortgage Loan or the satisfaction of certain other conditions; (xxii) the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the Mortgage without the consent of the mortgagee; (xxiii) the related Mortgage Loan provides that it will be accelerated if the related Mortgaged Property is sold (except for a one-time transfer) or encumbered by subordinate financing;
(xiv) as to those Mortgage Loans that are Anticipated Repayment Date Loans, the maximum rate increase after the Anticipated Repayment Date is not greater than 200 basis points above the initial interest rate, such Mortgage Loan begins amortizing immediately, the Anticipated Repayment Date is not less than seven years from the origination date, and satisfies certain other criteria.

     The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify GACC and the Depositor upon its becoming aware of any breach of any representation or warranty contained in the above clauses that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, GACC shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price"); (b) substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (the "Removed Mortgage Loan"); provided that the following criteria are met: (i) the Replacement Mortgage Loan has certain financial terms substantially similar to the Removed Mortgage Loan, (ii) the Replacement Mortgage Loan is a Qualifying Substitute Mortgage Loan, (iii) the Replacement Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code and
(iv) the respective Mortgage Loan Seller deposits in the Distribution Account the amount, if any, by which the Stated Principal Balance of the Removed Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount"); or (c) promptly cure such breach in all material respects. In addition, under the Pooling and Servicing Agreement, the Depositor has agreed to cure, repurchase or substitute such Mortgage Loans to the extent that the Mortgage Loan Seller fails to cure, repurchase or substitute as described in this paragraph.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) is a fixed-rate Mortgage Loan, (iv) has a remaining term to stated maturity of not greater than, and not more than two years less than, the related Removed Mortgage Loan.

     The obligations of GACC to repurchase, substitute or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by GACC with respect to a Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase or substitute a Mortgage Loan if the Depositor or GACC defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that the Depositor or GACC will fulfill such obligations. No assurance can be given that the Depositor or GACC will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage within the meaning of
Section 860G(a)(3) of the Code," the Upper-Tier REMIC, the Middle-Tier REMIC and Lower-Tier REMIC may fail to qualify to be treated as REMICs for federal income tax purposes.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement, including any lending relationship with or equity interest in the Borrower; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans;
(iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to the extent such procedures shall be consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date.


ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate minus the Master Servicing Fee Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, condemnation proceeds, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     In addition to P&I Advances, the Servicer (and with respect to Specially Serviced Mortgage Loans, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain each related Mortgaged Property.

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See "-- Trustee" and "-- Fiscal Agent" below.

     The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from Default Interest and late payments on the Mortgage Loan by the mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and

Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Depositor, the Trustee and the Fiscal Agent in the case of the Servicer or the Special Servicer (and also to the Servicer, in the case of the Special Servicer), and delivered to the Depositor in the case of the Trustee or the Fiscal Agent (and also to the Trustee in the case of the Fiscal Agent), setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with Appraiser Institute standards conducted within the past twelve months on the applicable Mortgaged Property).


ACCOUNTS

     Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" in this Prospectus Supplement.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for the "Middle-Tier Distribution Account," the "Upper-Tier Distribution Account," the "Excess Interest Distribution Account" and the "Default Interest Distribution Account" each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Collection Account. Each of the Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's and F-1+ by Fitch in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and "Aa3" by Moody's or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date and (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period and (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "-- Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation, Special Servicing Fee, Workout Fee, Liquidation Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the Mortgage Loan Seller with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, with respect to Mortgage Loans that represent more than 5% of the then-current aggregate Stated Principal of the Mortgage Loans (taking into account for the purposes of this calculation
(a) in the case of any such Mortgage Loan that is a Cross-Collateralized Mortgage Loan, any Mortgage Loan with which it is cross-collateralized and (b) in the case of any such Mortgage Loan with respect to which the related Borrower or its affiliate is a Borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), has received written confirmation from Moody's and Fitch, or as to any Mortgage Loan that is one of the ten largest Mortgage Loans in the Trust (based on its then unpaid principal balance), has received such confirmation from Fitch, that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "-- Realization Upon Mortgage Loans" and "-- Modifications," in this Prospectus Supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement.

     In general, the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust and (y) with respect to Mortgage Loans that represent more than 5% of the then current aggregate Stated Principal of the Mortgage Loans, receives prior written confirmation from Moody's and Fitch, that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus.


INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in March 2000 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates).


INSURANCE POLICIES

     The Pooling and Servicing Agreement requires the Servicer, to the extent provided in the related Mortgage Loan (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on each related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full insurable replacement cost" of the improvements, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount or such endorsement as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least six months of rent interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan and customarily obtained at commercially reasonable rates. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When improvements on a Mortgaged Property are located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance, to the extent required by such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the maximum amount of such insurance required by the terms of the related Mortgage and available for the related property under the National Flood Insurance Act of 1968, as amended, and (iii) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property, except to the extent self-insurance is permitted under the related Mortgage Loan. If an REO Property (i) is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the issues concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

     The Servicer or the Special Servicer may obtain and maintain a blanket or mortgage impairment insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

     The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

     Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

     All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.



EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before

April 15 of each year, beginning April 15, 2000, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2000, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.



CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer upon receipt of notice from any Rating Agency that if such Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates.

     The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, the Automobile Adviser, nor any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer or the Automobile Adviser will be under any liability to the Trust, or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions take at the direction of the Controlling Class), or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer, the Automobile Adviser nor any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer and the Automobile Adviser will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer, the Automobile Adviser and any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer and the Automobile Adviser will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, the Special Servicer nor the Automobile Adviser will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account to the extent not recoverable from the Servicer or Special Servicer as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.


EVENTS OF DEFAULT

     Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account, Excess Interest Distribution Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations; or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust; or (vii) Moody's places its ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal due to the acts, omissions or circumstances of or involving the Servicer which continues unremedied for ninety days thereafter; or (viii) Moody's provides notice to the Trustee that, unless the Servicer resigns, it will place its ratings on one or more Classes of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal due to the acts, omissions or circumstances of or involving the Servicer which continues unremedied for ninety days thereafter.

     Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (viii) above with respect to, and to the extent applicable to, the Special Servicer.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such succession would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage

Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or
(iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate

Balances of their Certificates, 2% of the Voting Rights shall be allocated among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances (other than with respect to the Class J, Class K and Class L Certificates) as described under "Description of the Offered Certificates -- Appraisal Reductions" herein for the purpose of calculating Voting Rights.


REALIZATION UPON MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Servicer, the Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Special Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class.

     Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust, at a price at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the purchase and any related unreimbursed Advances (the "Purchase Price") any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or the Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer may, to the extent consistent with the related Asset Status Report, offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is required to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Special Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer, to the extent consistent with the related Asset Status Report, is required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, the Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, to the extent consistent with the related Asset Status Report, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by a Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Special Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.


MODIFICATIONS

     The Special Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "-- Enforcement of "Due-on-Sale" and "Due-on-Encumbrance Clauses" above, the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to Specially Serviced Mortgage Loans in the Special Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Special Servicer, as applicable, may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

     (iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Special Servicer, as applicable, shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

     (iv) the Special Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, the Special Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that notwithstanding clauses (i) through (v) above, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.


OPTIONAL TERMINATION

     The Servicer, and, if the Servicer does not exercise its option, any holder of the Class LR Certificates representing greater than 50% of the Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest), and (D) unreimbursed Advances (with interest thereon) and unpaid Trust expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.


THE TRUSTEE

     LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset Backed Securities Trust Services Group, COMM 1999-1.

     The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" or the equivalent by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee necessary to effect the transfer of its responsibilities to the successor Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

     The Trust will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Lock Box Accounts, Reserve Accounts, Collection Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

     In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

     The Trustee will be the REMIC Administrator, as described in the Prospectus. See "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."


THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674. The Fiscal Agent will be deemed to have resigned or been removed in the event of the resignation or removal of the Trustee.


DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information under "-- The Fiscal Agent" above) or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "-- Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

     In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.


THE SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Servicer, and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of Banc One are located at 1717 Main Street, Dallas, Texas 75201.

     As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22.3 billion, the collateral for which is located in 49 states, Mexico, Puerto Rico, the Virgin Islands and the District of Columbia. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17.9 billion pertain to commercial and multifamily mortgage-backed securities.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee monthly from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at 0.01% per annum (the "Master Servicing Fee Rate."). The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, and any fee for primary servicing functions (which varies loan by loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account, the Interest Reserve Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan),
(ii) to the extent permitted by applicable law and the related Mortgage Loans, any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan), late payment charges, loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums) and (iii) Net Prepayment Interest Excess, if any. If the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "-- Special Servicing." The Master Servicing Fee and the Trustee Fee will accrue on a basis of twelve months of 30 days each.

     In connection with any Net Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered Certificates -- Distributions -- Prepayment Interest Shortfalls."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.


SPECIAL SERVICING

     Banc One Mortgage Capital Markets, LLC will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     In addition to its loan servicing capabilities, BOMCM has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of Banc One's asset management division is the management, turnaround, and capital recovery of distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of Banc One is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

     The holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class may at any time terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The prior Special Servicer shall be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class.

     The "Controlling Class" will be, as of any date of determination, the Class of Regular Certificates (other than the Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Balance (in the case of each Class of Certificates other than the Class J, Class K and Class L Certificates, net of any Appraisal Reduction Amount) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Balance of such Class of Regular Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Balance (in the case of each Class of Certificates other than the Class J, Class K and Class L Certificates, net of any Appraisal Reduction Amount) of all the Regular Certificates (other than the Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class L Certificates. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates collectively will be treated as one Class.

     The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer a hardship that will cause an inability to pay the Mortgage Loan in accordance with its terms and therefore, in the reasonable judgment of the Servicer, the borrower is in imminent risk of being in default of the terms of the Mortgage Loan; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default (other than a failure by the borrower to pay principal or interest) which in the judgment of the Servicer materially and adversely affects the interests of the

Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) (A) in the case of a Healthcare Loan in which the related Healthcare Property is a nursing facility (1) the license or certificate of need to operate the related Mortgaged Property as a Healthcare Property, (2) the certification of the related Healthcare Property to participate as a nursing home provider in Medicare or Medicaid (and their successor programs), or (3) the right to admit residents and/or receive payments under Medicare or Medicaid (and their successor programs) has been terminated, revoked, surrendered or suspended; or (B) in the case of Healthcare Loan in which the related Healthcare Property is an assisted living facility, the right to admit residents or the license to operate as an assisted living facility has been terminated, revoked, surrendered or suspended; (C) in the case of any Healthcare Loan, the related Healthcare Property has been cited for a material deficiency for which its license or certification can be revoked and which is not cured within the earlier of the time permitted by the applicable regulatory authority or 180 days; (D) in the case of any Healthcare Loan, more than ten percent (10%) of the licensed beds of the related Healthcare Property becomes unavailable for use either (1) through a taking by condemnation or eminent domain, or (2) through a casualty loss; provided, however, that the Servicer has determined that as a result of (1) or (2) above the related mortgagor's ability to pay the debt service on such Healthcare Loan has been impaired; or (viii) the related mortgagor has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv) and (v) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or with respect to the circumstances described in clause (vi) or (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (and with respect to any Automobile Loan, the Automobile Adviser) and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 15 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 15 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination, consistent with the Servicing Standard, that such objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 5 days after such disapproval. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 25 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the form of Asset Status Report that it deems appropriate and in compliance with the Servicing Standard. The Directing Certificateholder is required to act as promptly as possible in order to finalize the Asset Status Report. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of the Certificateholders. In addition, the Special Servicer will be required to provide prior notice to and consult with the Directing Certificateholder prior to taking certain actions in respect of the Mortgage Loans, such as foreclosure or acquisition of REO Property, dispositions of Defaulted Mortgage Loans or any REO Property and acceptance of substitute or additional collateral for any Mortgage Loan.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that ceases to be a Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer, any Mortgage Loan Seller or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the holder of the Class LR Certificates in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. In addition, the Special Servicer will be entitled to receive (i) any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans and (ii) any income earned on deposits in the REO Accounts.


THE AUTOMOBILE ADVISER

     Election of the Automobile Adviser. In the event an Automobile Loan becomes a Specially Serviced Mortgage Loan or is placed on a "watch list" by a Rating Agency, the Controlling Class will be entitled to elect a consultant with respect to the Automobile Loans and the Automobile Properties (the "Automobile Adviser"), who shall be appointed by the Trust to provide the Servicer, the Special Servicer and the Controlling Class with advice with respect to Automobile Loans and Automobile Properties using the same care, skill, prudence, and diligence with which, it (a) advises and administers similar automobile loans and automobile properties comparable to the Automobile Loans and Automobile Properties and held for other third-party portfolios or
(b) advises and administers automobile loans or automobile properties for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Automobile Adviser, or an affiliate of the Automobile Adviser may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Automobile Adviser or any affiliate of the Automobile Adviser, as applicable; (iii) the Automobile Adviser's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (iv) the ownership or advising or management for others, by the Automobile Adviser of other automobile dealerships loans or automobile dealerships properties (the "Automobile Adviser Standard"). Upon (i) the receipt by the Trustee of written requests for an election of an Automobile Adviser from the Controlling Class, (ii) the resignation or removal of the person acting as Automobile Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Automobile Adviser will be held commencing as soon as practicable thereafter. The Automobile Adviser may be removed at any time by the written vote of the Controlling Class.

     It is anticipated that the initial Automobile Adviser will be Allied Capital Corporation. Members of the Investment Committee of Allied Capital Corporation and other members of the senior management have collectively originated thirty-five loans secured by automobile dealerships, and Allied Capital Corporation is currently the mortgagee under three of such loans.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Automobile Adviser is required to be an entity that has expertise in lending to automobile dealerships.

     In the event that after the Closing Date an Automobile Adviser shall have resigned or been removed and a successor Automobile Adviser shall not have been elected within 90 days, the Servicer shall appoint a new Automobile Adviser.

     Duties of the Automobile Adviser. The Trustee, the Servicer and the Special Servicer will be required to deliver to the Automobile Adviser all reports and other information they receive with respect to any Automobile Property and Automobile Loan. The Automobile Adviser will monitor such Automobile Loans and Automobile Properties and will provide advice to the Servicer, the Special Servicer and the Controlling Class with respect thereto, such advice to be given in accordance with the Automobile Adviser Standard. The Special Servicer is required to consult with the Automobile Adviser with respect to the preparation of each Asset Status Report pertaining to any Automobile Loan or Automobile Property. The Servicer and the Special Servicer will be restricted from taking any material actions with respect to Automobile Loans and the Automobile Properties without first providing notice to, and consulting with, the Automobile Adviser. The Automobile Adviser in turn will recommend to the Servicer or Special Servicer, as the case may be, an action that should be taken (which recommendation the Servicer or the Special Servicer, as applicable, may or may not adopt) with respect to such Automobile Loan or Automobile Property, such advice to be given in accordance with the Automobile Adviser Standard.

     Limitation on Liability of Automobile Adviser. The Automobile Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Automobile Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Automobile Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Automobile Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misconduct, bad faith, fraud or negligence on the part of the Automobile Adviser, agree to take no action against the Automobile Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     Banc One, the initial Servicer and the initial Special Servicer is permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency , the Automobile Adviser and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement") in the form attached hereto as Annex B and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

     Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP system at (714) 282-5518 and requesting statement number 388. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at (714) 282-3990 or such other mechanism as the Trustee may have in place from time-to-time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible at the website maintained by the Servicer at www.bomcm.com.


     Servicer Reports

     Commencing in May 1999, the Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each

Underwriter, each Rating Agency, the Automobile Adviser, the Directing Certificateholder and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten cash flow and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods; (i) the most current available year-to-date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days to 59 days, 60 days to 89 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Commencing in May 1999, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than one business day after the Determination Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Trustee, the Servicer, the Special Servicer and the Automobile Adviser will be indemnified by the Trust against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 2000, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "Underwritten Cash Flow Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis Report and Underwritten Cash Flow Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Automobile Adviser, the Directing Certificateholder, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any Underwritten Cash Flow Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

     Other Information

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 18.45% of the Mortgage Loans by percentage of original loan balance). The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. Generally all of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of a provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account of the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

     In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be equitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

     Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Latham & Watkins as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat the Trust, exclusive of the Reserve Accounts, the Lock Box Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such nonexcluded portion of the Trust, the "Trust REMICs"), as three separate REMICs (the "Upper-Tier REMIC," the "Middle-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts and the Lock Box Accounts will be beneficially owned by the respective borrowers for federal income tax purposes and will not be part of the Trust assets. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account (exclusive of any sub-account thereof established for the collection of Excess Interest or Default Interest under the provisions of the Pooling and Servicing Agreement), the Distribution Account and any REO Property, and will issue (i) 221 uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Middle-Tier REMIC (one corresponding to each Mortgage Loan) and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Middle-Tier REMIC will hold the Lower-Tier Regular Interests and the Middle-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the uncertificated Class A-1M, Class A-2M, Class B-M, Class C-M, Class D-M, Class E-M, Class F-M, Class G-M, Class H-M, Class J-M, Class K-M and Class L-M regular interests (the "Middle-Tier Regular Interests"), as classes of regular interests in the Middle-Tier REMIC, and the Class MR Certificates as the sole class of "residual interests" in the Middle-Tier REMIC. The Upper-Tier REMIC will hold the Middle-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Middle-Tier Regular Interests will be deposited, and will issue the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. The Class X Certificates will represent an investment in 12 separate classes of "regular interests" in the Upper-Tier REMIC. Each such component Class comprising the Class X Certificates (each, a "Class X Component") represents a right to a specified portion of interest payable on a corresponding Middle-Tier Regular Interest held as an asset of the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming

(i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Latham & Watkins, the Trust (exclusive of Excess Interest and Default Interest and any sub-account of the Collection Account established for the collection thereof) will qualify as three separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC. The Class Q-1 and Class Q-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust consisting of Excess Interest and Default Interest (subject to the obligation to pay interest on Advances) in respect of the Mortgage Loans, respectively, and any sub-account of the Collection Account established for the collection thereof and such portions of the Trust, for which no REMIC election will be made, will be treated as a grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for .
 . . persons under care," within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by Multifamily Properties and Mobile Home Properties, or healthcare properties, respectively). As of the Cut-Off Date, Mortgage Loans secured by Multifamily Properties, Mobile Home Properties and healthcare properties represent approximately 24.48%, 0.35% and 6.56%, respectively, of the Mortgage Loans by Initial Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(4)(A) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Status of Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates (other than the Class X Certificates) and each Class X Component will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium and that the Class E Certificates will be issued with de minimis original issue discount for federal income tax purposes. The Class F Certificates will be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" "-- Taxation of Regular Certificates -- Premium" in the Prospectus.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to REMIC regular interests such as those represented by the Class X Certificates. The IRS could assert that income derived from a Class X Certificate (or each Class X Component) should be calculated as if the Class X Certificate (or Class X Component) were a Certificate purchased at a premium equal to the price paid by the holder for the Class X Certificate (or portion thereof allocated to each such Class X Component). Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the Prospectus under "Federal Income Tax Considerations -- Taxation of Certificates Other Than Class Q and Class R -- Premium." Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of the Certificates.

     Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Considerations--Taxation of Certificates Other Than Class Q and Class R--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations -- Yield on the Class X Certificates" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of Certificates Other Than Class Q and Class R-- Premium" in the Prospectus.

     The current administration's budget proposal for the fiscal year 2000, released February 1, 1999, proposes legislation that would amend the market discount provisions of the Code to require holders of debt instruments, such as Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed 5 percentage points over the greater of (1) the original yield to maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and "-- Taxation of Certain Foreign Investors -- Regular Certificates" in the Prospectus. For a discussion of certain state and local tax consequences of the acquisition, ownership and disposition of Offered Certificates, see "State and Other Tax Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

     As described in the Prospectus under "Certain ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to each of the Co-Lead Managers an administrative exemption (Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 97-34 (the "DBS Exemption"), Lehman Brothers Inc. as PTE 91-14 (the "LBI Exemption") and J.P. Morgan Securities Inc. as PTE 90-23, (the "JPM Exemption" and, collectively with the DBS Exemption and the LBI Exemption, the "Exemption") for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Co-Lead Managers. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Co-Lead Managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Rating Services ("S&P"), Moody's, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Co-Lead Managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

     (a) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Co-Lead Managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Co-Lead Managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. As noted above, the Department, in granting the Exemption may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates -- Transfer Restrictions" herein.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the Prospectus.

     BECAUSE THE SUBORDINATED OFFERED CERTIFICATES ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND ILL OF PTE 95-60, OR (B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT

SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated February 23, 1999 (the "Underwriting Agreement"), Deutsche Bank Securities Inc. ("DBS"), Lehman Brothers Inc. ("LBI") and J.P. Morgan Securities Inc. ("JPM") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 16, 1999, against payment therefor in immediately available funds, which is the fifteenth business day following the date of pricing of the Offered Certificates. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates. DBS, LBI and JPM will act as co-lead managers of the offering of the Offered Certificates, except that DBS is acting as sole underwriter of the Class X Certificates. DBS is also acting as the sole bookrunner of the offering.


     In the Underwriting Agreement, DBS has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. LBI and JPM have not agreed to sell any specific amount of the Offered Certificates but have agreed in the Underwriting

Agreement to use their best efforts to sell the Offered Certificates. Each of LBI and JPM is entitled pursuant to the Underwriting Agreement to receive a fee equal to 0.125% of the aggregate principal balance of the Offered Certificates as of the Cut-off Date, whether or not it sells any Offered Certificates.

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 104.48% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC, a Mortgage Loan Seller.

     The Underwriting Agreement provides that the Depositor and GACC will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft.


                                    RATING

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1, Class A-2 and Class X Certificates be rated "AAA" by Fitch ("Fitch") and "Aaa" by Moody's ("Moody's", and together with Fitch, the "Rating Agencies"), (ii) the Class B Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (iii) the Class C Certificates be rated "AA" by Fitch and "Aa3" by Moody's, (iv) the Class D Certificates be rated "A" by Fitch and "A2" by Moody's, (v) the Class E Certificates be rated "BBB" by Fitch and "Baa2" by Moody's, and (vi) the Class F Certificates be rated "BBB--" by Fitch and "Baa3" by Moody's. The Rated Final Distribution Date of each Class of Offered Certificates is May 2032.


     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.



     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS



ACMs ........................................   S-33
ADA .........................................   S-40
Advance Rate ................................   S-90
Advances ....................................   S-90
Allocated Loan Amount .......................   S-53
Amortization Type ...........................   A-3
Amortizing Balloon ..........................   A-4
Annual Debt Service .........................   A-2
Anticipated Repayment Date ..................   S-49
Appraisal Reduction Amount ..................   S-19, S-59, S-66
Appraisal Reduction Event ...................   S-66
Appraisal Reduction Events ..................   S-19
Appraised Value .............................   A-2
ARD Loans ...................................   S-49
ARD LTV .....................................   A-3
Asset Status Report .........................   S-108
Assumed Final Distribution Date .............   S-3
Assumed Scheduled Payment ...................   S-60
Automobile Adviser ..........................   S-110
Automobile Adviser Standard .................   S-110
Automobile Loan .............................   S-31
Available Funds .............................   S-56
Balloon or ARD Balance ......................   A-3
Balloon Payments ............................   S-34
Banc One ....................................   S-105
Bayview Management Agreement ................   D-7
Bayview Manager .............................   D-7
Bayview Owner ...............................   D-7
BOMCM .......................................   S-46
Borrower ....................................   D-8
CBE .........................................   S-80
CEDEL .......................................   S-22
CEDEL Participants ..........................   S-70
Certificate Balance .........................   S-55
Certificate Owners ..........................   S-70
Certificate Registrar .......................   S-68
Certificateholder ...........................   S-68
Class .......................................   S-55
Class X Component ...........................   S-20
CLTV ........................................   A-3
Code ........................................   S-71
Collateral Substitution Deposit .............   S-51
Collection Account ..........................   S-91
Collection Period ...........................   S-58
Columbia Office .............................   D-10
Comparative Financial Status Report .........   S-112
Controlling Class ...........................   S-107
Controlling Class Certificateholder .........   S-109
Corrected Mortgage Loan .....................   S-108
CPR .........................................   S-74
Crossover Date ..............................   S-63
Current LTV .................................   A-3
Cut-off Date ................................   S-45

Cut-off Date Loan-to-Value Ratio ..............   A-3
Cut-off Date LTV ..............................   A-3
Cut-off Date Principal Balance ................   S-45
DBS ...........................................   S-121
DBS Exemption .................................   S-21, S-118
DCR ...........................................   S-119
Debt Service Coverage Ratio ...................   A-2
Def ...........................................   A-3
Default Interest ..............................   S-58
Default Interest Distribution Account .........   S-92
Default Rate ..................................   S-58
Defeasance Lock-Out Period ....................   S-51
Defeasance Option .............................   S-51
Definitions ...................................   S-5
Definitive Certificate ........................   S-67
Delinquency ...................................   S-59
Delinquent Loan Status Report .................   S-112
Department ....................................   S-118
Depositaries ..................................   S-68
Depositor .....................................   S-45
Determination Date ............................   S-58
Directing Certificateholder ...................   S-109
Discount Rate .................................   S-64
Discount Rate Fraction ........................   S-64
Distribution Account ..........................   S-91
Distribution Date .............................   S-56
Distribution Date Statement ...................   S-111
Doral Corporate Property ......................   D-6
Doral Management Agreement ....................   D-6
Doral Manager .................................   D-6
Doral Owner ...................................   D-6
DSCR ..........................................   S-5, A-2, D-9
DTC ...........................................   S-22
Due Date ......................................   S-59
Eligible Bank .................................   S-92
ERISA .........................................   S-71, S-118
Euroclear .....................................   S-22
Euroclear Participants ........................   S-70
Event of Default ..............................   S-97
Excess Cash Flow ..............................   S-49
Excess Interest ...............................   S-49
Excess Interest Distribution Account ..........   S-92
Excess Prepayment Interest Shortfall ..........   S-65
Excess Rate ...................................   S-58
Exemption .....................................   S-21, S-118
FBEC-Bayview ..................................   D-5
FBEC-Doral ....................................   D-5
FBEC-Metro ....................................   D-5
FBEC-System One ...............................   D-5
FBEC-Urban ....................................   D-5
Fitch .........................................   S-122
GAAP ..........................................   A-1
GACC ..........................................   S-46
GGP ...........................................   D-1
(greater than) YM or 1% ......................    A-3

HAP Contract ............................................   S-53
Healthcare Loans ........................................   S-29
Healthcare Property .....................................   S-29
Historical Loan Modification Report .....................   S-112
Historical Loss Estimate Report .........................   S-112
Holders .................................................   S-70
HUD .....................................................   S-53
Hyperamortizing .........................................   A-4
Indirect Participants ...................................   S-69
Initial Pool Balance ....................................   S-45
Interest Accrual Amount .................................   S-58
Interest Accrual Period .................................   S-59
Interest Reserve Account ................................   S-91
Interest Shortfall ......................................   S-59
I/O .....................................................   A-3
I/O, then Amortizing ....................................   A-4
I/O, then Hyperamortizing ...............................   A-3
Jefferson at Sunset Valley Management Agreement .........   D-4
Jefferson Coral Springs .................................   D-3
Jefferson Sunset Valley .................................   D-3
Jefferson Village .......................................   D-3
Jefferson Village Management Agreement ..................   D-4
JPI Borrower ............................................   D-3
JPI Credit Agreement ....................................   D-3
JPI Investment Company ..................................   D-3
JPI Loans ...............................................   D-3
JPI Mortgage ............................................   D-3
JPI Mortgagor ...........................................   D-3
JPI Note ................................................   D-3
JPI Portfolio I .........................................   D-3
JPM .....................................................   S-121
JPM Exemption ...........................................   S-21, S-118
LaSalle Credit Agreement ................................   D-5
LaSalle Loan ............................................   D-5
LaSalle Notes ...........................................   D-5
LBI .....................................................   S-121
LBI Exemption ...........................................   S-21, S-118
Liquidation Fee .........................................   S-109
Liquidation Fee Rate ....................................   S-109
Liquidation Proceeds ....................................   S-109
Loan ....................................................   D-10
Loan-to-Value Ratio .....................................   A-3
Lock ....................................................   A-3
Lock Box Account ........................................   S-49
Lock-Out Period .........................................   S-50
Lower-Tier Regular Interests ............................   S-115
Lower-Tier REMIC ........................................   S-115
MAI .....................................................   S-48
Manager .................................................   D-4
Master Servicing Fee ....................................   S-106
Master Servicing Fee Rate ...............................   S-106
Metro Business Property .................................   D-6
Metro Management Agreement ..............................   D-7
Metro Manager ...........................................   D-7
Mezzanine Debt ..........................................   S-52

Mezzanine Lender ..........................   D-3
Middle-Tier Distribution Account ..........   S-92
Middle-Tier Regular Interests .............   S-115
Middle-Tier REMIC .........................   S-115
Modeling Assumptions ......................   S-75
Modified Mortgage Loan ....................   S-67
Monthly Debt Service Payment ..............   S-49
Monthly Payment ...........................   S-57
Moody's ...................................   S-122
Mortgage ..................................   S-45
Mortgage Loan Purchase Agreement ..........   S-47
Mortgage Loan Sellers .....................   S-46
Mortgage Loans ............................   S-45
Mortgage Pass-Through Rate ................   S-59
Mortgage Pool .............................   S-45
Mortgage Rate .............................   A-3
Mortgaged Properties ......................   S-45
Mortgaged Property ........................   S-45
Neshaminy Borrower ........................   D-1
Neshaminy Loan ............................   D-1
Neshaminy Mall ............................   D-1
Neshaminy Management Agreement ............   D-2
Neshaminy Manager .........................   D-2
Neshaminy Mortgage ........................   D-1
Neshaminy Note ............................   D-1
Net Default Interest ......................   S-58
Net Mortgage Pass-Through Rate ............   S-59
Net Prepayment Interest Excess ............   S-66
Net Prepayment Interest Shortfall .........   S-65
Net REO Proceeds ..........................   S-58
Note ......................................   S-45
Notional Balance ..........................   S-55
Occupancy .................................   A-3
Occupancy as of Date ......................   A-3
Offered Certificates ......................   S-9, S-55
OID Regulations ...........................   S-116
One Urban Management Agreement ............   D-6
One Urban Manager .........................   D-6
One Urban Owner ...........................   D-6
One Urban Property ........................   D-6
Operating Statement Analysis ..............   S-113
Partial Release ...........................   S-52
Participants ..............................   S-68
Pass-Through Rate .........................   S-59
Percentage Interest .......................   S-56
Permitted Investments .....................   S-92
P&I Advance ...............................   S-18, S-89
Plan ......................................   S-71, S-118
Pool Loans ................................   S-52
Pooling and Servicing Agreement ...........   S-86
Prepayment Interest Excess ................   S-65
Prepayment Interest Shortfall .............   S-65
Prepayment Premium ........................   S-50
Prepayment Provisions .....................   A-3
Prime Rate ................................   S-90

Principal Allocation Fraction ...............   S-64
Principal Balance Certificates ..............   S-72
Principal Distribution Amount ...............   S-60
Principal Prepayments .......................   S-58
Private Certificates ........................   S-9, S-55
Property Advances ...........................   S-90
PTE .........................................   S-21, S-118
Purchase Price ..............................   S-100
Qualifying Substitute Mortgage Loan .........   S-88
Rating Agencies .............................   S-122
Realized Loss ...............................   S-64
Record Date .................................   S-56
Regular Certificates ........................   S-115
Related Borrower Loan Groups ................   S-53
Release Date ................................   S-51
Release Payment .............................   S-52
REMIC .......................................   S-116
REMIC Regulations ...........................   S-115
Removed Mortgage Loan .......................   S-88
REO Account .................................   S-55
REO Mortgage Loan ...........................   S-61
REO Property ................................   S-55
REO Status Report ...........................   S-112
REO Tax .....................................   S-101
Replacement Mortgage Loan ...................   S-88
Repurchase Price ............................   S-88
Reserve Accounts ............................   S-46
Restricted Group ............................   S-120
Retained Interest ...........................   S-45
Revised Rate ................................   S-49
Rules .......................................   S-69
Scheduled Maturity Date LTV .................   A-3
Section 8 ...................................   S-53
Servicer Remittance Date ....................   S-89
Servicer's Appraisal Estimate ...............   S-67
Servicing Compensation ......................   S-106
Servicing Fee ...............................   S-106
Servicing Fee Rate ..........................   S-106, A-3
Servicing Standard ..........................   S-89
Similar Law .................................   S-118
Single-Tenant Mortgage Loan .................   S-32, S-53
S&P .........................................   S-119
Special Servicer ............................   S-106
Special Servicing Fee .......................   S-109
Specially Serviced Mortgage Loan ............   S-107
Sq Ft .......................................   A-3
Square Feet .................................   A-3
Stated Principal Balance ....................   S-65
Subordinated Offered Certificates ...........   S-71
Substitution Shortfall Amount ...............   S-88
System One Management Agreement .............   D-7
System One Property .........................   D-6
System One Manager ..........................   D-7
System One Owner ............................   D-7
Term to Maturity ............................   A-3

Terms and Conditions ....................................   S-70
Treasury Regulations ....................................   S-116
Trust ...................................................   S-45
Trust REMICs ............................................   S-115
Trustee Fee .............................................   S-104
Underwriting Agreement ..................................   S-121
Underwritten Cash Flow Adjustment Worksheet .............   S-113
Underwritten NCF ........................................   A-1
Underwritten NCF DSCR ...................................   A-2
Underwritten Net Cash Flow ..............................   A-1
Units ...................................................   A-3
Unscheduled Payments ....................................   S-58
Updated Appraisal .......................................   S-67
Upper-Tier Distribution Account .........................   S-92
Upper-Tier REMIC ........................................   S-115
UW NCF ..................................................   A-1
UW NCF DSCR .............................................   A-2
Voting Rights ...........................................   S-99
WAC .....................................................   S-4
Watch List ..............................................   S-112
Weighted Average Net Mortgage Pass-Through Rate .........   S-59
Weighted Average Pass-Through Rate ......................   S-59
Withheld Amounts ........................................   S-91
Workout Fee .............................................   S-109
Workout Fee Rate ........................................   S-109
Yield Loss Amount .......................................   A-5

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

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


GENERAL

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortgaged Properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown.


DEFINITIONS

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of skilled nursing, independent/assisted living/congregate care, hospital, multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain such assumptions and subjective judgements relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to the Cross-Collateralized Groups, the Cross-Collateralized DSCR is (a) the aggregate Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the aggregate Annual Debt Service for such Mortgage Loan.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. The Underwritten NCF DSCR with respect to the interest-only Mortgage Loans is based on the payment due after the interest-only period, and with respect to the step amortization Mortgage Loans is based on the payment due as of the Cut-off Date.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the Delivery Date or the Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Current LTV," or "CLTV" means, with respect to any Mortgage Loan,
(a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties. With respect to the Cross-Collateralized Groups, the Crossed-Collateralized LTV is (a) the aggregate Cut-off Date Balance of such Cross-Collateralized Group, divided by the aggregate Appraised Values of the Mortgaged Properties in the Cross-Collateralized Group.

     6. "Square Feet" or "Sq Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds;
(iii) in the case of a Mortgaged Property constituting a manufactured housing property, the number of pads; and (iv) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     8. "Occupancy" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     9. "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan or ARD Loan.

     10. "Scheduled Maturity Date LTV" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Balloon or ARD Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

     12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A for such Mortgage Loan is payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and payable to the Trustee.

     13. "Prepayment Provisions" for each Mortgage Loan are: "Lock," which means the duration of lockout period; "Def," which means the duration of any defeasance period; " (greater than) YM or 1%," which means the greater of the applicable yield maintenance charge or one percent of the amount being prepaid at such time. The number following the "/" is the number of payment months for which the related call protection provision is in effect, inclusive of the maturity date for calculation purpose only.

     14. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the earlier of the related Maturity Date or Anticipated Repayment Date.

     15. "Amortization Type" for each Mortgage Loan is indicated as: "I/O" for loans that are interest only for the duration of the loan term; "I/O, then Hyperamortizing" for loans that are initially interest only, then amortize according to a specified schedule until the Anticipated Repayment Date, at which time all excess cash flow after payment of debt service is used to pay down principal; "I/O, then Amortizing" for loans that are initially interest only and then amortize according to a specified schedule until a maturity date at which time the remaining balance is due; "Amortizing Balloon" for loans that amortize according to a specified schedule until a maturity date at which time the remaining balance is due; and "Hyperamortizing" for loans that amortize according to a specified schedule until the Anticipated Repayment Date, at which time all excess cash flow after payment of debt service is used to pay down principal.


INTEREST ONLY LOANS

 o Loan Number GA5631. The Mortgage Loan requires Monthly Payments of interest only for the full term of the loan.

 o Loan Number GA5952. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from January 1, 1999 through February 1, 2000. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $335,828.64 are required.

 o Loan Number GA4985. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 1, 1998 through October 1, 1999. Commencing November 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $99,500.76 are required.

 o Loan Number GA6037. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 1, 1998 through October 1, 1999. Commencing November 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $77,133.43 are required.

 o Loan Number GA6038. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from November 1, 1998 through October 1, 1999. Commencing November 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $221,911.10 are required.

 o Loan Number GA5996. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from March 1, 1998 through February 1, 1999. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $18,420.62 are required.

 o Loan Number GA5997. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from March 1, 1998 through February 1, 1999. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $110,864.85 are required.

 o Loan Number GA5998. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from March 1, 1998 through February 1, 1999. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $21,490.73 are required.

 o Loan Number GA5999. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from March 1, 1998 through February 1, 1999. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $52,874.01 are required.

 o Loan Number GA6010. The Mortgage Loan requires Monthly Payments of interest only (calculated using a 30/360 interest accrual method) from March 1, 1998 through February 1, 1999. Commencing March 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $91,366.29 are required.

STEP AMORTIZATION LOAN


o Loan Number TA2026. The Mortgage Loan requires Monthly Payments due beginning
   March 1, 1998 in the amount of $30,150.46 per month and continuing at this level through January 1, 2003. Beginning February 1, 2003, and continuing through its Maturity Date, such monthly payments will be increased to $33,083.96. When step-up occurs, DSCR is reduced to 1.16x from 1.28x.


OTHER NOTES


 o Loan Number 1436. The Cut-off Date balance reflects a principal paydown of $70,000 in November 1998.


 o The amortization terms reported on Annex A reflect the actual amortization payments that would be required to fully amortize the mortgage loan. Because the debt service payments for most loans which accrue interest on an Actual/360 schedule are calculated on a 30/360 schedule, the reported amortization schedules on Annex A may exceed 360 months.


 o Loan Number 2188. Mortgagor is the tenant under a nominal lease ($1 per year with a mandatory purchase obligation at the end of the term for $1) with the county industrial development agency in connection with a payment in lieu of taxes (PILOT) agreement. The fee is subject to the mortgage.


                       YIELD MAINTENANCE CALCULATION TYPE


Mortgage Loans with Yield Maintenance Type1 take the present value of the remaining monthly payments to the maturity or ARD date as applicable (assuming no prepayment has been made) and discount the monthly payments by the applicable Treasury Yield.


Mortgage Loans with Yield Maintenance Type2 take the present value of a stream of Yield Loss Amounts (generally, either to the remaining term to maturity, the weighted average life or to a stated date) discounted by the applicable Treasury Yield. The "Yield Loss Amount" means 1/12 of the product of (1) the principal amount of the prepayment and (2) the difference between (a) the Mortgage Rate and (b) the sum of the applicable Treasury Yield.




  LOAN NUMBER     YIELD MAINTENANCE TYPE
     1599                    1
     1836                    1
     1842                    1
     1867                    1
     1979                    1
     2287                    1
    GA5398                   1
     1645                    1
     1690                    2
     1870                    2
    TA3878                   2

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

  CONTROL       LOAN
  NUMBER       NUMBER                            PROPERTY NAME                               PROPERTY TYPE
==================================================================================================================
     1      GA5631        Neshaminy Mall                                                    Anchored Retail
     2                    JPI
     2      GA4985        Jefferson Village Apartments                                        Multifamily
     2      GA6037        Jefferson At Sunset Valley                                          Multifamily
     2      GA6038        Jefferson at Coral Square                                           Multifamily
------------------------------------------------------------------------------------------------------------------
     3                    LaSalle Portfolio
     3      GA5996        Bayview Executive Plaza                                               Office
     3      GA5997        Doral Corporate Center                                                Office
     3      GA5998        Metro Center One and Metro Center Business Plaza                      Office
     3      GA5999        System One Center                                                     Office
------------------------------------------------------------------------------------------------------------------
     3      GA6010        One Urban Centre                                                      Office
     4      GA5952        Capital Automotive Portfolio                                      Special Purpose
     4      GA5952-A      Capital Automotive - Rosenthal Honda/Jaguar                       Special Purpose
     4      GA5952-B      Capital Automotive - Rosenthal Isuzu/Mazda/Acura                  Special Purpose
     4      GA5952-C      Capital Automotive - Rosenthal Chevrolet & Jeep Eagle             Special Purpose
------------------------------------------------------------------------------------------------------------------
     4      GA5952-D      Capital Automotive - Rosenthal Mazda                              Special Purpose
     4      GA5952-E      Capital Automotive - Geneva Management                            Special Purpose
     4      GA5952-F      Capital Automotive - Rosenthal Body Shop                          Special Purpose
     4      GA5952-G      Capital Automotive - Rosenthal Infinity-Mazda-Nissan              Special Purpose
     5      GA5571        Columbia Office Center                                                Office
------------------------------------------------------------------------------------------------------------------
     6      GA5168        3655 North First Street                                               Office
     7      GA5848        Eldertrust Meridian 6                                          Nursing Home, Skilled
     7      GA5848-A      Severna Park Center                                            Nursing Home, Skilled
     7      GA5848-B      Heritage Center                                                Nursing Home, Skilled
     7      GA5848-C      Westfield Center                                               Nursing Home, Skilled
------------------------------------------------------------------------------------------------------------------
     7      GA5848-D      Multi-Medical Center                                           Nursing Home, Skilled
     7      GA5848-E      La Plata Nursing Center                                        Nursing Home, Skilled
     7      GA5848-F      Corsica Hills Center                                           Nursing Home, Skilled
     8      GA5824        Prime Care Six
     8      GA5824-A      Green Park Nursing Home                                        Nursing Home, Skilled
------------------------------------------------------------------------------------------------------------------
     8      GA5824-B      Green Park Resident Center                                        Congregate Care
     8      GA5824-C      Northgate Park Nursing Home                                    Nursing Home, Skilled
     8      GA5824-D      Park Terrace Resident Center                                      Congregate Care
     9      GA5395        Blockbuster Distribution Center                                     Industrial
    10      TA2186        200 East 87th Street                                                 Mixed Use
------------------------------------------------------------------------------------------------------------------
    11      GA5735        Pine Island Ridge Plaza                                           Anchored Retail
    12      TA2778        Charleston Commons                                                Anchored Retail
    13      GA6039        Sunrise Portfolio                                            Assisted Living Facility
    13      GA6039-A      Sunrise of Annapolis                                         Assisted Living Facility
    13      GA6039-B      Sunrise of Pikesville                                        Assisted Living Facility
------------------------------------------------------------------------------------------------------------------
    14                    Brookhaven & Parkside Partners
    14      2338a         Springs Apts. - Phase I                                             Multifamily
    14      2338b         Springs Apts. - Phase II                                            Multifamily
    15      1671          Isles Park Place & Jefferson West Portfolio                           Office
    15      1671-A        Iles Park Place Office Park                                           Office
------------------------------------------------------------------------------------------------------------------
    15      1671-B        Jefferson West Office Complex                                         Office
    16      TA2350        Trainer Shopping Center Portfolio
    16      TA2350-A      Trainer - Duryea                                                  Anchored Retail
    16      TA2350-B      Village Center at Lords Valley                                    Anchored Retail
    16      TA2350-C      Village Center at Hamlin                                          Anchored Retail
------------------------------------------------------------------------------------------------------------------
    16      TA2350-D      Emmaus Valley Farm Market Center                                  Anchored Retail
    16      TA2350-E      Allentown Center                                                 Unanchored Retail
    17      TA4553        Princeton Corporate Plaza and One Naylon Place                      Industrial
    17      TA4553-A      Princeton Corporate Plaza                                           Industrial
    17      TA4553-B      One Naylon Place                                                    Industrial
------------------------------------------------------------------------------------------------------------------
    18      TA3471        Jefferson at Windward Apartments                                    Multifamily
    19      TA5556        Grand Tri-State Corporate Center                                      Office
    20      TA3884        274 Brannan Street                                                    Office
    21                    WWK, Ltd
    21      2151a         Willow Oaks Apartments                                              Multifamily
------------------------------------------------------------------------------------------------------------------
    21      2151b         Windhill/Sunset/Kent Apartments                                     Multifamily
    22      TA1766        636-642 Greenwich Street                                          Special Purpose
    23                    Howard C. Nolan
    23      TA3709        Plattsburgh Plaza                                                Unanchored Retail
    23      TA5311        Delaware Plaza                                                    Anchored Retail
------------------------------------------------------------------------------------------------------------------
    24      TA4235        Cal Oaks Plaza                                                    Anchored Retail
    25      GA5624        Wilshire Park Place                                                   Office
    26      TA2210        Best Buy Plaza                                                    Anchored Retail
    27      TA3743        Chesapeake Rodeo Apartments                                         Multifamily
    28      TA3923        Hotel Stanford                                                        Lodging
------------------------------------------------------------------------------------------------------------------
    29      TA3193        311 West 43rd Street                                                  Office
    30      GA5941        Winstone Park Apartments                                            Multifamily
    31      GA5293        Sandcastle Apartments                                               Multifamily
    32      GA5885        Shaker Run Apartments                                               Multifamily
    33      TA5434        Settlers Landing Shopping Center                                  Anchored Retail
------------------------------------------------------------------------------------------------------------------
    34      TA4604        Synergy Portfolio                                                   Multifamily
    34      TA4604-A      Clearwater Apartments                                               Multifamily
    34      TA4604-B      2001 S. Morris                                                      Multifamily
    34      TA4604-C      400 S. Kingsley Ave.                                                Multifamily
    34      TA4604-D      215 E. Vernon                                                       Multifamily
------------------------------------------------------------------------------------------------------------------
    34      TA4604-E      608 S. Kingsley Street                                              Multifamily
    34      TA4604-F      209 West Willow Street                                              Multifamily
    34      TA4604-G      401 E. Vernon Ave.                                                  Multifamily
    34      TA4604-H      706 S. Main St.                                                     Multifamily
    35      2592          Pecan Valley Office Building                                          Office
------------------------------------------------------------------------------------------------------------------
    36      GA5892        4751 Wilshire Boulevard                                               Office
    37      TA3974        77 North Washington                                                   Office
    38      TA3470        Apartments at Pinebrook                                             Multifamily
    39      TA3241        AMC Hollywood Theatre Parking                                        Mixed Use
    40      TA1948        Rockwood Four Office Ctr.                                             Office
------------------------------------------------------------------------------------------------------------------
    41      TA3162        The Haros Portfolio                                                 Multifamily
    41      TA3162-A      The Diamente                                                        Multifamily
    41      TA3162-B      The Banco                                                           Multifamily
    41      TA3162-C      The Jinete                                                          Multifamily
    41      TA3162-D      The Aragon                                                          Multifamily
------------------------------------------------------------------------------------------------------------------
    42      2478          Bradford Run Apartments                                             Multifamily
    43      TA4234        Plaza Rancho Del Oro                                             Unanchored Retail
    44      TA3878        First Virginia Tower                                                  Office
    45      TA1140        Lewis Tower                                                           Office
    46      TA3397        Stonebridge Properties Portfolio                                      Office
------------------------------------------------------------------------------------------------------------------
    46      TA3397-A      Lakeland Oaks                                                         Office
    46      TA3397-B      East Pointe Business Park                                             Office
    46      TA3397-C      LeFleur's Bluff                                                       Office
    47      TA2470        Timber Business Park                                                Industrial
    48      TA3655        Seven Hills Plaza                                                Unanchored Retail
------------------------------------------------------------------------------------------------------------------
    49      TA0545        Shops at Randall Square                                          Unanchored Retail
    50      TA2894        Pennington Place                                                      Office
    51      2242          Holiday Inn - Holyoke                                                 Lodging
    52      TA5150        Village Oaks Shopping Center                                      Anchored Retail
    53      GA5397        Fortress Self Storage                                              Self-Storage
------------------------------------------------------------------------------------------------------------------
    54      1870          CrossRoads Shopping Center                                        Anchored Retail
    55      TA3418        Woodstone Apartments                                                Multifamily
    56      TA3230        Kmart Plaza                                                       Anchored Retail
    57      TA4380        Amerivest Properties Texas, Inc.                                      Office
    57      TA4380-A      El Paso Parole Office                                                 Office
------------------------------------------------------------------------------------------------------------------
    57      TA4380-B      El Paso Human Services                                                Office
    57      TA4380-C      Lubbock TDCJ Parole Office                                            Office
    57      TA4380-D      Clint Human Services                                                  Office
    57      TA4380-E      Temple Soil & Water Conservation                                      Office
    57      TA4380-F      Bellville Protective and Regulatory Services                          Office
------------------------------------------------------------------------------------------------------------------
    57      TA4380-G      Hempstead Human Services                                              Office
    57      TA4380-H      Arlington Human Services                                              Office
    57      TA4380-I      Marshall Human Services                                               Office
    57      TA4380-J      Amarillo Protective & Regulatory Services                             Office
    57      TA4380-K      Paris Human Services                                                  Office
------------------------------------------------------------------------------------------------------------------
    57      TA4380-L      Mission Human Services                                                Office
    57      TA4380-M      Columbus Human Services                                               Office
    58      TA2757        Bethany Village Apartments                                          Multifamily
    59      TA4051        Hillside Gardens Apartments                                         Multifamily
    60      TA3416        Sunchase Apartments                                                 Multifamily
------------------------------------------------------------------------------------------------------------------
    61      TA2908        Centre Point I and III                                                Office
    62      TA2387        The Village Shopping Center                                       Anchored Retail
    63      GA5418        450 North Bedford Medical                                             Office
    64      TA3981        Morgan Lofts                                                        Multifamily
    65      TA5135        Appalachian Trail Inn                                                 Lodging
------------------------------------------------------------------------------------------------------------------
    66      TA2895        Fiesta Crossing                                                  Unanchored Retail
    67      TA3904        Bailey Avenue Apartments                                            Multifamily
    68      TA4330        Kmart Center - Austin                                             Anchored Retail
    69      2057          Windsong Apartments                                                 Multifamily
    70      TA5595        Canterbury Court Apartments                                         Multifamily
------------------------------------------------------------------------------------------------------------------
    71      TA3886        La Mirada Plaza                                                  Unanchored Retail
    72      TA4609        Airplaza 22                                                       Special Purpose
    73      TA3868        Bear Valley Plaza                                                 Anchored Retail
    74      TA3202        Everett Marina Village                                               Mixed Use
    75      2050          Century  Park Apartments                                            Multifamily
------------------------------------------------------------------------------------------------------------------
    76      TA4381        Comfort Suites - Aurora                                               Lodging
    77      TA3772        Marlboro Plaza Properties
    77      TA3772-A      Marlboro Plaza                                                   Unanchored Retail
    77      TA3772-B      Bay Street Plaza Unit 1                                               Office
    77      TA3772-C      Bay Street Unit 4                                                     Office
------------------------------------------------------------------------------------------------------------------
    78      TA2079        The Hearthside                                                      Multifamily
    79      1632          Former Wal-Mart - Arlington                                       Anchored Retail
    80      TA4006        Danville Center                                                       Office
    81      GA5164        Westhill Plaza Shopping Center                                    Anchored Retail
    82      TA3227        336 West 37th Street                                                Industrial
------------------------------------------------------------------------------------------------------------------
    83      2188          Raymour & Flanigan Distribution Center                              Industrial
    84      TA2026        Staples Bayside                                                  Unanchored Retail
    85      TA3854        Brookside Plaza Shopping Center                                   Anchored Retail
    86      TA4171        York Hotel                                                            Lodging
    87      GA5394        Grand Forest Apartments                                             Multifamily
------------------------------------------------------------------------------------------------------------------
    88      TA2588        Golden Plaza                                                        Industrial
    89      GA5503        Beachside Resort and Conference Center                                Lodging
    90      TA2724        Vicksburg Factory Outlet Mall                                     Anchored Retail
    91      TA4112        Torrance Medical Plaza                                                Office
    92      2055          The Preakness Apartments                                            Multifamily
------------------------------------------------------------------------------------------------------------------
    93      TA2651        Planet Self Storage                                                Self-Storage
    94      2056          St. Gregory's Beach Apartments                                      Multifamily
    95      TA3997        Greystone Apartments                                                Multifamily
    96      GA5838        Park Place and Boardwalk Apartments                                 Multifamily
    97      TA2332        Westborough Arms Apartments                                         Multifamily
------------------------------------------------------------------------------------------------------------------
    98      TA2819        Commerce Pointe Office Building                                       Office
    99      2373          Summit Executive Ctr & Quail Creek Portfolio                          Office
    99      2373-A        Quail Creek Professional Center Office Building                       Office
    99      2373-B        Summit Executive Center                                               Office
    100     TA2142        Comfort Inn - Clemson                                                 Lodging
------------------------------------------------------------------------------------------------------------------
    101     TA3415        Mesa Verde Apartments                                               Multifamily
    102     TA4563        South Ridge Apartments                                              Multifamily
    103     2113          Crossroads of Oakdale                                               Industrial
    104     TA1420        188 Montague Street                                                   Office
    105     TA0768        Sierra View Medical Plaza                                             Office
------------------------------------------------------------------------------------------------------------------
    106     1436          San Marcos Self Storage                                            Self-Storage
    107     TA2586        Raymour & Flanigan Plaza                                          Anchored Retail
    108     TA5060        Lake Forest One Stop Autoplex                                    Unanchored Retail
    109     TA4678        Rainbow Luxury Apartments                                           Multifamily
    110     TA4704        Virginia Hills Mobile Home Park                                  Mobile Home Park
------------------------------------------------------------------------------------------------------------------
    111     GA5294        Veranda Apartments                                                  Multifamily
    112     TA3073        Naamans Road Business Park                                          Industrial
    113     TA4952        5755-5775 Rossi Lane                                                Industrial
    114     TA4007        Truxtun Financial Building                                            Office
    115     TA1237        La Jolla Retail                                                      Mixed Use
------------------------------------------------------------------------------------------------------------------
    116     TA5719        Warner Business Park                                                Industrial
    117     2118          West Bloomfield Tech Center                                         Industrial
    118     TA1838        Fairfax Apartments                                                  Multifamily
    119     1569          Heritage Apartments                                                 Multifamily
    120     TA2174        Centennial Park View Apartments                                     Multifamily
------------------------------------------------------------------------------------------------------------------
    121     TA3412        Country Village Apartments                                          Multifamily
    122     TA1182        Drew Business Center                                                Industrial
    123     TA4928        Oceanside Commerce Center                                           Industrial
    124     TA3846        Oakwood Square                                                   Unanchored Retail
    125     GA5276        Villa De Oro Apartments                                             Multifamily
------------------------------------------------------------------------------------------------------------------
    126     TA2057        Pelican's Landing                                                   Multifamily
    127     TA2653        Sure-Lock Storage                                                  Self-Storage
    128     TA5706        Burleson Business Park                                              Industrial
    129     TA3602        Westland Plaza Apartments                                           Multifamily
    130     1808          Strohecker's Grocery                                              Anchored Retail
------------------------------------------------------------------------------------------------------------------
    131     TA2989        Executive Plaza                                                       Office
    132     TA0522        Roundtree Shopping Center                                         Anchored Retail
    133     TA3721        One Grand Center                                                      Office
    134     GA5295        Armon Bay Apartments                                                Multifamily
    135     TA2118        Business Park Plaza                                                   Office
------------------------------------------------------------------------------------------------------------------
    136     1690          1950 Addison Street Office Building                                   Office
    137     2064          Executive Center                                                      Office
    138     TA4590        Manchester Industrial Park                                          Industrial
    139     TA1654        TAWA Center Office Building                                           Office
    140     TA4424        15 Mile and Gratiot Center                                        Anchored Retail
------------------------------------------------------------------------------------------------------------------
    141     TA4858        1336-46 Park Street                                                  Mixed Use
    142     2059          Comfort Inn - Breezewood                                              Lodging
    143     1944          Shopko Plaza - Wausau                                             Anchored Retail
    144     TA4309        Avondale Shopping Center                                          Anchored Retail
    145     2125          Brentwood Towncentre Plaza                                        Anchored Retail
------------------------------------------------------------------------------------------------------------------
    146     TA2822        Hickory Square Apartments                                           Multifamily
    147     TA4605        The Castle on Locust                                                Multifamily
    148     TA3060        Damschen-Parkview Apartments                                        Multifamily
    149     2197          2010 South Arlington Heights Medical Office Bldg                      Office
    150     GA5843        Casa Royale Apartments                                              Multifamily
------------------------------------------------------------------------------------------------------------------
    151     2155          Anchorage Building                                                    Office
    152     TA4776        PRI Warehouse                                                       Industrial
    153     TA2130        19355-19365 Business Center Dr.                                     Industrial
    154     GA5846        Spring Creek Apartments                                             Multifamily
    155     TA5210        Penthouse Apartments                                                Multifamily
------------------------------------------------------------------------------------------------------------------
    155     TA5210-A      24 Flats                                                            Multifamily
    155     TA5210-B      Penthouse Apartments                                                Multifamily
    156     1855          Fairmont & Eastwood Apartments                                      Multifamily
    157     TA5707        Willowick & Park Place Apartments                                   Multifamily
    157     TA5707-A      Willowick Apartments                                                Multifamily
------------------------------------------------------------------------------------------------------------------
    157     TA5707-B      Park Place Apartments                                               Multifamily
    158     1523          Rodney D. Young Insurance                                             Office
    159     TA2974        Southampton Apartments                                              Multifamily
    160     TA4834        Hamline Park Plaza                                                    Office
    161     TA4882        Choe Portfolio
------------------------------------------------------------------------------------------------------------------
    161     TA4882-A      2500 Galen                                                            Office
    161     TA4882-B      905 South Locust                                                    Multifamily
    162     TA2169        Syracuse Stor-All                                                  Self-Storage
    163     TA3252        Mountain 60 Crossroads                                           Unanchored Retail
    164     TA5244        Brazos Office Building                                                Office
------------------------------------------------------------------------------------------------------------------
    165     TA2758        United States Forest Service                                          Office
    166     TA5207        Design Center                                                         Office
    167     TA3875        Rockbridge Shopping Center                                       Unanchored Retail
    168     TA3898        Garvey Avenue Apartments                                            Multifamily
    169     GA5281        Adams Hoover Plaza                                               Unanchored Retail
------------------------------------------------------------------------------------------------------------------
    170     TA3619        Crown Point V                                                         Office
    171     TA1285        Air Park La Guardia                                               Special Purpose
    172     TA4054        Hampshire House Apartments                                          Multifamily
    173     TA3414        Love Field Mobile Home Park                                      Mobile Home Park
    174     TA5906        Hyde Park Office Court                                                Office
------------------------------------------------------------------------------------------------------------------
    175     1828          Carole Financial Plaza                                                Office
    176     TA3621        Anderson Lakes Center                                            Unanchored Retail
    177     GA5398        Southside Design Center                                          Unanchored Retail
    178     1935          Brookfield Trails Apts.                                             Multifamily
    179     TA3492        Minnesota Valley Building                                           Industrial
------------------------------------------------------------------------------------------------------------------
    180     TA2652        All Best Storage                                                   Self-Storage
    181     GA4889        Oak Hill Storage Facility                                          Self-Storage
    182     TA3994        Hungerford Professional Building                                      Office
    183     GA5396        Wilcrest/Westheimer Shopping Center                              Unanchored Retail
    184     2143          Seven Eleven Convenience Store                                    Anchored Retail
------------------------------------------------------------------------------------------------------------------
    185     TA4832        Richards Gordon Office Bldg.                                          Office
    186     TA2942        Copley Manor Apartments                                             Multifamily
    187     TA2728        Astoria Terrace Retirement Center                            Assisted Living Facility
    188     TA3203        Palomar Square                                                   Unanchored Retail
    189     TA2838        Lassen-DeSoto                                                    Unanchored Retail
------------------------------------------------------------------------------------------------------------------
    190     TA4306        La Jolla Galleria                                                Unanchored Retail
    191     TA3513        73 Grove Street                                                     Multifamily
    192     2292          West Wells Apartments                                               Multifamily
    193     TA2008        Rockville Center Retail                                          Unanchored Retail
    194     1943          Shopko Plaza - Eau Claire                                         Anchored Retail
------------------------------------------------------------------------------------------------------------------
    195     TA4669        Madison Avenue                                                    Anchored Retail
    196     TA2949        Del Monte Partners                                                   Mixed Use
    197     1842          Oak Park Office Building                                              Office
    198     2667          Great Southwest Crossing                                          Anchored Retail
    199     2134          Village Oaks Shopping Center                                      Anchored Retail
------------------------------------------------------------------------------------------------------------------
    200     GA5940        Evergreene Apartments                                               Multifamily
    201     1568          Canterbury Apartments                                               Multifamily
    202     TA5083        CVS/REVCO/Concordia                                                   Office
    203     TA3684        Minnetonka Park Mall                                             Unanchored Retail
    204     TA4160        Southdale Apartments                                                Multifamily
------------------------------------------------------------------------------------------------------------------
    205     TA4833        Hamline Office Building                                               Office
    206     TA2465        Don Pablo's Restaurant                                            Special Purpose
    207     1979          Sheffield Ridge Apts                                                Multifamily
    208     2287          Diamond Springs Shoppes                                          Unanchored Retail
    209     1645          Normandie Heights Apartments                                        Multifamily
------------------------------------------------------------------------------------------------------------------
    210     1867          Sherwood Glen Apartments                                            Multifamily
    211     1599          Commerce Center                                                       Office
    212     1836          State of Texas Building                                               Office

                                                                                                                  ZIP
                           ADDRESS                                       CITY                    STATE            CODE
=========================================================================================================================
3900 Rockhill Drive                                                    Bensalem               Pennsylvania       37287

12840 Kirkwood Drive                                                   Stafford                  Texas           77477
5800 Brodie Lane                                                        Austin                   Texas           78745
9111 Ramblewood Drive                                               Coral Springs               Florida          33071
-------------------------------------------------------------------------------------------------------------------------

3225 Aviation Avenue                                                    Miami                   Florida          33131
8750 NW 36th St & 3750 NW 87thAve.                                      Miami                   Florida          33178
2891 & 4110 Center Pointe Dr.                                         Fort Myers                Florida          33916
9250 NW 36th Street                                                     Miami                   Florida          33172
-------------------------------------------------------------------------------------------------------------------------
4830 West Kennedy Boulevard                                             Tampa                   Florida          33609

1580-1592 Spring Hill Road                                              Vienna                  Virginia         22182
619-625 North Frederick Avenue                                       Gaithersburg               Maryland         20879
3400 South Columbia Pike                                              Arlington                 Virginia         22204
-------------------------------------------------------------------------------------------------------------------------
750 N. Glebe Road                                                     Arlington                 Virginia         22182
2700 Shirley Highway                                                  Arlington                 Virginia         22204
1548 Spring Hill Road                                                   Vienna                  Virginia         22182
8525 Leesburg Pike                                                      Vienna                  Virginia         22182
201 Big Beaver Road                                                      Troy                   Michigan         48084
-------------------------------------------------------------------------------------------------------------------------
3655 North First Street                                                San Jose                California        95134

24 Truckhouse Road                                                   Severna Park               Maryland         21146
7232 German Hill Road                                                  Dundalk                  Maryland         21222
1515 Lanberts Mill Road                                               Westfield                New Jersey        07090
-------------------------------------------------------------------------------------------------------------------------
7700 York Road                                                          Towson                  Maryland         21204
1 Magnolia Drive                                                       La Plata                 Maryland         20646
205 Armstrong Avenue                                                 Centreville                Maryland         21617

9350 Green Park Road                                                  St. Louis                 Missouri         63123
-------------------------------------------------------------------------------------------------------------------------
9300 Green Park Road                                                  St. Louis                 Missouri         63123
250 S. New Florissant Road                                            Florissant                Missouri         63013
300 S. New Florissant Road                                            Florissant                Missouri         63031
3000 Redbud Boulevard                                                  McKinney                  Texas           75069
200 & 206 East 87th Street                                             New York                 New York         10128
-------------------------------------------------------------------------------------------------------------------------
8800-9200 State Route 84                                                Davie                   Florida          33324
15-201 North Nellis Boulevard                                         Las Vegas                  Nevada          89110

800 Bestgate Road                                                     Annapolis                 Maryland         21401
3800 Old Court Road                                                   Pikesville                Maryland         21208
-------------------------------------------------------------------------------------------------------------------------

8201 Camino Media                                                    Bakersfield               California        93311
8101 Camino Media                                                    Bakersfield               California        93311

2100 South Sixth Street                                              Springfield                Illinois         62703
-------------------------------------------------------------------------------------------------------------------------
525 - 535 West Jefferson Street                                      Springfield                Illinois         62702

Phoenix and Main Street                                                 Duryea                Pennsylvania       18643
Route 739                                                           Lord's Valley             Pennsylvania       18428
Route 590                                                               Hamlin                Pennsylvania       18427
-------------------------------------------------------------------------------------------------------------------------
704 - 732 W. Emmaus Avenue                                            Allentown               Pennsylvania       18103
2101 - 2130 Union Street                                              Allentown               Pennsylvania       18195

1, 7, 9, 11 Deer Park Drive                                       Monmouth Junction            New Jersey        08852
One Naylon Place                                                      Livingston               New Jersey        07039
-------------------------------------------------------------------------------------------------------------------------
3080 Market Place                                                     Alpharetta                Georgia          30004
1275, 1325, 1375 & 1425 Tri-State Parkway                               Gurnee                  Illinois         60031
274 Brannan Street                                                  San Francisco              California        94107

3902 East 29th                                                          Bryan                    Texas           77802
-------------------------------------------------------------------------------------------------------------------------
2300/2301 Broadmoor & 2920 Kent Street                                  Bryan                    Texas           77802
636-642 Greenwich Street                                               New York                 New York         10014

316 Cornelia Street                                                  Plattsburgh                New York         12901
180 Delaware Avenue, Suite 200                                        Bethlehem                 New York         12054
-------------------------------------------------------------------------------------------------------------------------
40930-41090 California Oaks Road                                       Murrieta                California        92562
3700 Wilshire Boulevard                                              Los Angeles               California        90010
11400 Pines Boulevard                                               Pembroke Pines              Florida          33026
4502-4715 Rodeo Road                                                 Los Angeles               California        90016
43 West 32nd Street                                                    New York                 New York         10001
-------------------------------------------------------------------------------------------------------------------------
311 West 43rd Street                                                   New York                 New York         10036
4280 Mt. Hood Road                                                     Memphis                 Tennessee         38118
6701 Everhart Road                                                  Corpus Christi               Texas           78413
601 Sand Creek Road                                                    Colonie                  New York         12205
1800-1900 Douglas Road                                                Montgomery                Illinois         60538
-------------------------------------------------------------------------------------------------------------------------

1702-12 Clearwater Ave.                                              Bloomington                Illinois         61702
2001 S. Morris Ave.                                                  Bloomington                Illinois         61702
400 S. Kingsley Ave.                                                    Normal                  Illinois         61761
215 E. Vernon                                                           Normal                  Illinois         61761
-------------------------------------------------------------------------------------------------------------------------
608 S. Kingsley Street                                                  Normal                  Illinois         61761
209 West Willow Street                                                  Normal                  Illinois         61761
401 E. Vernon Ave.                                                      Normal                  Illinois         61761
706 S. Main St.                                                         Normal                  Illinois         61761
4243 East Southcross Boulevard                                       San Antonio                 Texas           78222
-------------------------------------------------------------------------------------------------------------------------
4751 Wilshire Boulevard                                              Los Angeles               California        90010
77 North Washington                                                     Boston               Massachusetts       02114
1314 Wharton Drive                                                      Newark                  Delaware         19711
333 Harrison Street                                                   Hollywood                 Florida          33019
25 Rockwood Place                                                     Englewood                New Jersey        07361
-------------------------------------------------------------------------------------------------------------------------

75 West 190th Street                                                    Bronx                   New York         10452
2500 University Avenue                                                  Bronx                   New York         10452
3018 Heath Avenue                                                       Bronx                   New York         10452
2505 Aqueduct Avenue                                                    Bronx                   New York         10452
-------------------------------------------------------------------------------------------------------------------------
3604 Briarwick Drive                                                    Kokomo                  Indiana          46904
4110-4196 Oceanside Blvd.                                             Oceanside                California        92056
555 Main Street                                                        Norfolk                  Virginia         23510
225 South 15th Street                                                Philadelphia             Pennsylvania       19102

-------------------------------------------------------------------------------------------------------------------------
3900 Lakeland Drive                                                    Flowood                Mississippi        39208
3010 Lakeland Cove                                                     Jackson                Mississippi        39296
2525 Lakeward Drive                                                    Jackson                Mississippi        39216
44358-44388 Old Warm Springs Boulevard                                 Fremont                 California        94538
18511-18883 East Hampden Avenue                                         Aurora                  Colorado         80013
-------------------------------------------------------------------------------------------------------------------------
1772-1792 Randall Road                                                  Geneva                  Illinois         60134
1855 W. Baseline Road                                                    Mesa                   Arizona          85202
245 Whiting Farms Road                                                 Holyoke               Massachusetts       01040
1145 Arnold Drive                                                      Martinez                California        94553
52F-1 Estate Thomas                                                   St. Thomas             Virgin Islands      00802
-------------------------------------------------------------------------------------------------------------------------
39405 Fremont Boulvard                                                 Fremont                 California        94538
310 Crestone Lane                                                  Colorado Springs             Colorado         80906
7401 Tonnelle Avenue                                                 North Bergen              New Jersey        07047

5929 Brook Hollow Drive                                                El Paso                   Texas           79925
-------------------------------------------------------------------------------------------------------------------------
9206 McComb Street                                                     El Paso                   Texas           79924
409 50th Street                                                        Lubbock                   Texas           79404
190 San Elizario Road                                                   Clint                    Texas           79836
311 North 5th Street                                                    Temple                   Texas           76502
800 East Wendt Drive                                                  Bellville                  Texas           77418
-------------------------------------------------------------------------------------------------------------------------
1739 Highway 159 South (13th Street)                                  Hempstead                  Texas           77445
2561 Matlock Road                                                     Arlington                  Texas           76014
4105 Victory Drive                                                     Marshall                  Texas           75671
6200 Interstate 40 West                                                Amarillo                  Texas           79106
400 West Sherman Street                                                 Paris                    Texas           75460
-------------------------------------------------------------------------------------------------------------------------
102 S. Bryan Road                                                      Mission                   Texas           78572
1460 Walnut Street (Highway 90)                                        Columbus                  Texas           78934
6565 West Bethany Home Road                                            Glendale                 Arizona          85301
6060 Crescentville Road                                              Philadelphia             Pennsylvania       19120
5445 South Alameda Street                                           Corpus Christi               Texas           78412
-------------------------------------------------------------------------------------------------------------------------
11300-11500 West Theodore Trecker Way                                 West Allis               Wisconsin         53227
1100 Miami Boulevard                                                    Durham               North Carolina      27703
450 North Bedford Avenue                                            Beverly Hills              California        90210
142 Stuben Street                                                    Jersey City               New Jersey        07302
1825 Harrisburg Pike                                                   Carlisle               Pennsylvania       17013
-------------------------------------------------------------------------------------------------------------------------
1660 South Alma School Road                                              Mesa                   Arizona          85210
3138, 3150, 3300 Bailey Avenue                                          Bronx                   New York         10463
18th Ave. & State Rd. 218                                               Austin                 Minnesota         55912
2929 Hirshfield Road                                                    Spring                   Texas           77373
336 "C" Street                                                       Chula Vista               California        91910
-------------------------------------------------------------------------------------------------------------------------
3501 West Vine Street                                                 Kissimmee                 Florida          34741
7201-7331 South Peoria Street                                         Englewood                 Colorado         80112
15208-15290 Bear Valley Road                                         Victorville               California        92392
1722-1728 West Marina View Drive                                       Everett                 Washington        98201
20430 Imperial Valley Drive                                            Houston                   Texas           76006
-------------------------------------------------------------------------------------------------------------------------
111 North Broadway                                                      Aurora                  Illinois         60505

106-108 Marlboro Road                                                   Easton                  Maryland         21601
301 Bay Street                                                          Easton                  Maryland         21601
301 Bay Street                                                          Easton                  Maryland         21601
-------------------------------------------------------------------------------------------------------------------------
4704 W. Plano Parkway                                                   Plano                    Texas           75093
4915 S. Cooper Street                                                 Arlington                  Texas           76017
375 - 383 Diablo Road                                                  Danville                California        94526
601-621 & 697 Westhill Boulevard                                     Grand Chute               Wisconsin         54915
336 West 37th Street                                                   New York                 New York         10018
-------------------------------------------------------------------------------------------------------------------------
7230 Morgan Road                                                         Clay                   New York         13090
20930-20934 Northern Boulevard                                         Bayside                  New York         11361
1500-1580 Barton Road                                                  Redlands                California        92373
940 Sutter Street                                                   San Francisco              California        94109
1643- 1725 Forest Ave and 1714Grand Ave                               Knoxville                Tennessee         37916
-------------------------------------------------------------------------------------------------------------------------
2559 U.S. Highway 130                                                  Cranbury                New Jersey        08512
14 Via De Luna Drive                                               Pensacola Beach              Florida          32561
4000 South Frontage Road                                              Vicksburg               Mississippi        39180
3655 Lomita Boulevard                                                  Torrance                California        90505
210 Wells Fargo Drive                                                  Houston                   Texas           77090
-------------------------------------------------------------------------------------------------------------------------
100 Southhampton St                                                     Boston               Massachusetts       02118
5450 Timber Creek Place                                                Houston                   Texas           77084
7912 Olde English Road                                                St. Louis                 Missouri         63123
7270-7300 8th Street                                                  Buena Park               California        90509
556 North 88th Plaza                                                    Omaha                   Nebraska         68114
-------------------------------------------------------------------------------------------------------------------------
1818 South Australian Avenue                                       West Palm Beach              Florida          33401

9411 Parkfield Drive                                                    Austin                   Texas           78758
13706 Research Boulevard                                                Austin                   Texas           78750
1305 Tiger Boulevard                                                   Clemson               South Carolina      29631
-------------------------------------------------------------------------------------------------------------------------
3800 Madison Avenue                                                North Highlands             California        95660
235-265 Jaycee Court                                                   Mankato                 Minnesota         56002
7200 Hudson Boulevard                                                  Oakdale                 Minnesota         55128
188 Montague Street                                                    Brooklyn                 New York         11201
263 North Pearson Drive                                              Porterville               California        93257
-------------------------------------------------------------------------------------------------------------------------
4087 State Street                                                   Santa Barbara              California        93110
480 Balltown Road                                                     Niskayuna                 New York         12309
20702-20742 Lake Forest Drive                                        Lake Forest               California        92630
2716-2806 Rainbow Avenue                                             Bloomington                Illinois         61704
West Allegheny Road                                                    Imperial               Pennsylvania       15126
-------------------------------------------------------------------------------------------------------------------------
6433 South Staples Road                                             Corpus Christi               Texas           78413
100 Naamans Rd., Brandywine Hundred                                    Claymont                 Delaware         19703
5755-5775 Rossi Lane                                                    Gilroy                 California        95020
5601 Truxtun Avenue                                                  Bakersfield               California        93309
1261 and 1271-77 Prospect St.                                          La Jolla                California        92037
-------------------------------------------------------------------------------------------------------------------------
21200 Van Owen Street                                                Canoga Park               California        91303
3160 Haggerty Road                                                 West Bloomfield              Michigan         48390
7801 NE 10th Street                                                 Oklahoma City               Oklahoma         73110
2140 Richmond Rd.                                                     Lexington                 Kentucky         40502
3350 Harrison Avenue                                                   Kingman                  Arizona          86401
-------------------------------------------------------------------------------------------------------------------------
8802 West Peoria Road                                                   Peoria                  Arizona          85345
192-252 West Larch Road                                                 Tracy                  California        95376
4747-4751 Oceanside Blvd                                              Oceanside                California        92056
1400 Hwy 101 & 17405 - 17435 County Road 6                             Plymouth                Minnesota         55447
14430 Mulberry Drive                                                   Whittier                California        90604
-------------------------------------------------------------------------------------------------------------------------
6819 Cook Road                                                         Houston                   Texas           77072
39R Medford Street                                                    Somerville             Massachusetts       02143
5214 Burleson Road                                                      Austin                   Texas           78744
7300 Central Road                                                      Westland                 Michigan         48185
2855 S. W. Patton Road                                                 Portland                  Oregon          97201
-------------------------------------------------------------------------------------------------------------------------
2111 New Road                                                         Northfield               New Jersey        08037
2203-99 Ellsworth Road                                                Ypsilanti                 Michigan         48197
1800 Teague Drive                                                      Sherman                   Texas           75090
6925 South Padre Island Drive                                       Corpus Christi               Texas           78412
2881 Business Park Court                                              Las Vegas                  Nevada          89128
-------------------------------------------------------------------------------------------------------------------------
1950 Addison Street                                                    Berkeley                California        94704
2300 Palm Beach Lakes Blvd                                         West Palm Beach              Florida          33409
1301 South Jason Street                                                 Denver                  Colorado         80223
13430 North Scottsdale Road                                            Phoenix                  Arizona          85254
35679-35691 Gratiot Road                                             Clinton Twp.               Michigan         48035
-------------------------------------------------------------------------------------------------------------------------
1336-46 Park Street                                                    Alameda                 California        94501
U. S. Route 30                                                        Breezewood              Pennsylvania       15533
Grand Avenue & Volkman Street                                     Rothschild Village           Wisconsin         54476
1450 N. Dysart Road                                                    Avondale                 Arizona          85323
1155-1185 Second Street                                               Brentwood                California        94513
-------------------------------------------------------------------------------------------------------------------------
1820 20th Avenue Drive NE                                              Hickory               North Carolina      28601
1007 South Locust Street                                              Champaign                 Illinois         61820
2590 & 2594 California Park Dr.                                         Chico                  California        95928
2010 S. Arlington Heights Road                                    Arlington Heights             Illinois         60005
8133 Sepulveda Boulevard                                               Van Nuys                California        91402
-------------------------------------------------------------------------------------------------------------------------
1900 Q Street, N. W.                                                  Washington          District of Columbia   20009
701 North Levee Road                                                   Puyallup                Washington        98371
19355-19365 Business Center Dr.                                       Northridge               California        91324
1108 South Riverside Avenue                                             Rialto                 California        92376

-------------------------------------------------------------------------------------------------------------------------
1515 Palma Plaza                                                        Austin                   Texas           78703
1801 Rio Grande Street                                                  Austin                   Texas           78701
4982 Tippecanoe Drive                                                 Evansville                Indiana          47715

600 South 1st Street                                                    Austin                   Texas           78704
-------------------------------------------------------------------------------------------------------------------------
809 Winflo Drive                                                        Austin                   Texas           78703
4445 W. Ledbetter Drive                                                 Dallas                   Texas           75236
4118 Southway Lane                                                     Triangle                 Virginia         22172
570 Asbury Street                                                      St. Paul                Minnesota         55104

-------------------------------------------------------------------------------------------------------------------------
2500 Galen                                                            Champaign                 Illinois         61820
905 South Locust                                                      Champaign                 Illinois         61820
901 West Hiawatha Blvd.                                                Syracuse                 New York         13204
12346 Mountain Avenue                                                   Chino                  California        91710
815 Brazos Street                                                       Austin                   Texas           78701
-------------------------------------------------------------------------------------------------------------------------
1600 Tollhouse Road                                                     Clovis                 California        93612
1119 Colorado Avenue                                                 Santa Monica              California        90401
5050 Jimmy Carter Boulevard                                            Norcross                 Georgia          30093
7709 East Garvey Avenue                                                Rosemead                California        91770
1105-1115 West Adams Boulevard                                       Los Angeles               California        90007
-------------------------------------------------------------------------------------------------------------------------
2234-2210 Northwest 40th Terrace                                      Gainsville                Florida          32605
100-15 Ditmars Boulevard                                               Astoria                  New York         11369
195 Mt. Lebanon Blvd.                                                Mt. Lebanon              Pennsylvania       15228
2232 Empire Central Drive                                               Dallas                   Texas           75235
4315 Guadalupe Street                                                   Austin                   Texas           78751
-------------------------------------------------------------------------------------------------------------------------
75 N.E. 6th Avenue                                                   Delray Beach               Florida          33444
8767-8795 Columbine Road                                             Eden Prairie              Minnesota         55344
5442 Frontage Road                                                   Forest Park                Georgia          30050
4712-4718 Beechwood Road                                       Cincinnati (Union Twsp)            Ohio           45244
10800 Normandale Boulevard                                           Bloomington               Minnesota         55437
-------------------------------------------------------------------------------------------------------------------------
156 Danbury Road                                                     New Milford              Connecticut        06776
5100 Roadrunner Lane                                                    Austin                   Texas           78749
13305 Reeck Road                                                      Southgate                 Michigan         48915
11112 Westheimer Road                                                  Houston                   Texas           77042
3055 West New Haven Ave.                                              Melbourne                 Florida          32904
-------------------------------------------------------------------------------------------------------------------------
1619 Dayton Avenue                                                     St. Paul                Minnesota         55104
121-123 West Tulpehocken Street                                      Philadelphia             Pennsylvania       19144
14060 Astoria Street                                                    Sylmar                 California        91342
1327 - 1355 Broadway                                                 Chula Vista               California        91911
9901-9911 DeSoto Ave. & 20910-20911 Lassen Street                     Chatsworth               California        91311
-------------------------------------------------------------------------------------------------------------------------
905-915 Pearl St/7455 Fay Ave.                                         La Jolla                California        92037
73 Grove Street                                                       Montclair                New Jersey        07042
5107 N. Hammond Avenue                                                Warr Acres                Oklahoma
266-274 Merrick Road                                               Rockville Centre             New York         11570
1005 West Clairmont Avenue                                            Eau Claire               Wisconsin         54701
-------------------------------------------------------------------------------------------------------------------------
25090-25098 Madison Avenue                                             Murrieta                California        92562
7800 Arroyo Circle                                                      Gilroy                 California        95020
9801 Anderson Mill Road                                                 Austin                   Texas           78750
4045 S. Great Southwest Freeway                                     Grand Prairie                Texas           75052
8302 - 8348 Pat Booker Rd.                                             Live Oak                  Texas           78233
-------------------------------------------------------------------------------------------------------------------------
17, 25, and 33 7th Avenue SE                                            Osseo                  Minnesota         58369
1950 Richmond Rd                                                      Lexington                 Kentucky         40502
821 Atlanta Street                                                     Roswell                  Georgia          30075
6312-20 Minnetonka Boulevard                                        St. Louis Park             Minnesota         55416
907 Dale Street                                                       Hutchinson               Minnesota         55350
-------------------------------------------------------------------------------------------------------------------------
2845 Hamline Avenue, North                                            Roseville                Minnesota         55113
780 Jefferson Road                                                    Henrietta                 New York         14467
1901-1957 Graybrook Lane                                              New Albany                Indiana          47150
1270 Diamond Springs Road                                           Virginia Beach              Virginia         23445
2100 North Meadow                                                       Laredo                   Texas           78040
-------------------------------------------------------------------------------------------------------------------------
3805 Sherwood Lane                                                     Houston                   Texas           77092
942 Calle Negocio                                                    San Clemente              California        92672
1500 Arkansas Avenue                                                    Laredo                   Texas           78043

               CROSS -                                                                                             % OF AGGREGATE
           COLLATERALIZED                            RELATED                    ORIGINAL        CUT-OFF DATE          INITIAL
               GROUPS                                GROUPS                   BALANCE ($)        BALANCE ($)        POOL BALANCE
====================================================================================================================================
                  -                                     -                      60,000,000        60,000,000             4.58
                 JPI                                   JPI                     58,800,000        58,800,000             4.48
                 JPI                                   JPI                     14,680,000        14,680,000             1.12
                 JPI                                   JPI                     11,380,000        11,380,000             0.87
                 JPI                                   JPI                     32,740,000        32,740,000             2.50
------------------------------------------------------------------------------------------------------------------------------------
          LaSalle Portfolio                             -                      43,242,000        43,242,000             3.30
          LaSalle Portfolio                             -                      2,700,000          2,700,000             0.21
          LaSalle Portfolio                             -                      16,250,000        16,250,000             1.24
          LaSalle Portfolio                             -                      3,150,000          3,150,000             0.24
          LaSalle Portfolio                             -                      7,750,000          7,750,000             0.59
------------------------------------------------------------------------------------------------------------------------------------
          LaSalle Portfolio                             -                      13,392,000        13,392,000             1.02
                  -                                     -                      38,050,000        38,050,000             2.90
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      35,250,000        35,018,169             2.67
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      34,875,000        34,639,734             2.64
                  -                                     -                      33,025,000        32,827,463             2.50
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                Prime Care                  30,000,000        29,819,346             2.27
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      29,589,000        29,349,944             2.24
                  -                                     -                      27,000,000        26,829,956             2.05
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      26,500,000        26,335,358             2.01
                  -                                     -                      23,350,000        23,176,048             1.77
                  -                                Prime Care                  22,125,000        22,000,441             1.68
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
   Brookhaven & Parkside Partners                       -                      19,095,000        19,014,590             1.45
   Brookhaven & Parkside Partners                       -                      9,430,500          9,390,788             0.72
   Brookhaven & Parkside Partners                       -                      9,664,500          9,623,802             0.73
                  -                                     -                      17,850,000        17,799,705             1.36
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                      17,275,000        17,110,383             1.30
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      16,750,000        16,686,031             1.27
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      16,750,000        16,648,162             1.27
                  -                                     -                      16,000,000        15,946,618             1.22
                  -                                     -                      15,750,000        15,609,875             1.19
              WWK, Ltd                                  -                      14,800,000        14,742,499             1.12
              WWK, Ltd                                  -                      8,300,000          8,267,753             0.63
------------------------------------------------------------------------------------------------------------------------------------
              WWK, Ltd                                  -                      6,500,000          6,474,746             0.49
                  -                                     -                      14,500,000        14,329,185             1.09
           Howard C. Nolan                              -                      14,100,000        14,015,735             1.07
           Howard C. Nolan                              -                      4,500,000          4,473,107             0.34
           Howard C. Nolan                              -                      9,600,000          9,542,628             0.73
------------------------------------------------------------------------------------------------------------------------------------
                  -                                 Joe Lacko                  13,900,000        13,829,953             1.05
                  -                               David Y. Lee                 12,500,000        12,388,357             0.94
                  -                                     -                      11,925,000        11,829,398             0.90
                  -                             Nijjar Portfolio               10,880,000        10,801,434             0.82
                  -                                     -                      10,600,000        10,501,039             0.80
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      9,500,000          9,432,332             0.72
                  -                                     -                      9,200,000          9,153,307             0.70
                  -                                Alan Ferris                 8,900,000          8,836,785             0.67
                  -                                     -                      8,750,000          8,568,506             0.65
                  -                                     -                      8,600,000          8,562,398             0.65
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      8,450,000          8,405,815             0.64
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      7,990,000          7,965,756             0.61
------------------------------------------------------------------------------------------------------------------------------------
                  -                               David Y. Lee                 8,000,000          7,964,656             0.61
                  -                                     -                      7,600,000          7,563,536             0.58
                  -                                     -                      7,420,000          7,370,241             0.56
                  -                                     -                      7,400,000          7,324,331             0.56
                  -                                     -                      7,347,000          7,284,869             0.56
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      7,250,000          7,195,682             0.55
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      7,190,000          7,173,100             0.55
                  -                                     -                      7,200,000          7,147,087             0.55
                  -                                     -                      7,200,000          7,141,489             0.54
                  -                                     -                      7,200,000          7,093,526             0.54
                  -                          MP, L. Rodney Chamblee            7,000,000          6,962,866             0.53
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      6,950,000          6,815,586             0.52
                  -                                     -                      6,450,000          6,405,037             0.49
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      6,400,000          6,363,063             0.49
                  -                                 Dan Unger                  6,250,000          6,225,326             0.47
                  -                                     -                      6,250,000          6,205,339             0.47
                  -                                     -                      6,150,000          6,131,598             0.47
                  -                                     -                      6,140,000          6,068,238             0.46
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      6,100,000          6,066,559             0.46
                  -                           Fowler Shore Flanagan            6,080,000          6,040,324             0.46
                  -                                     -                      6,000,000          6,000,000             0.46
                  -                            MP, James F. Etter              6,000,000          5,969,231             0.46
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      6,000,000          5,942,661             0.45
                  -                                     -                      5,830,000          5,796,581             0.44
                  -                           Fowler Shore Flanagan            5,800,000          5,740,395             0.44
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      5,500,000          5,456,508             0.42
                  -                                     -                      5,500,000          5,450,877             0.42
                  -                                     -                      5,475,000          5,439,790             0.41
                  -                                     -                      5,400,000          5,378,704             0.41
                  -                                     -                      5,400,000          5,368,609             0.41
------------------------------------------------------------------------------------------------------------------------------------
                  -                                 Dan Unger                  5,150,000          5,130,649             0.39
                  -                                Thomas John                 5,100,000          5,066,130             0.39
                  -                                     -                      5,000,000          4,985,769             0.38
                  -                                Alan Ferris                 5,000,000          4,975,144             0.38
                  -                                     -                      5,000,000          4,972,714             0.38
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      5,000,000          4,972,306             0.38
                  -                                     -                      4,800,000          4,779,617             0.36
                  -                                 Joe Lacko                  4,800,000          4,768,799             0.36
                  -                                     -                      4,700,000          4,658,416             0.36
                  -                                Alan Ferris                 4,600,000          4,577,132             0.35
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      4,600,000          4,577,050             0.35
                  -                           MP, E. Stephen Whelan            4,600,000          4,573,877             0.35
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      4,600,000          4,568,794             0.35
                  -                                     -                      4,590,000          4,563,070             0.35
                  -                                     -                      4,500,000          4,471,706             0.34
                  -                                     -                      4,500,000          4,468,876             0.34
                  -                                     -                      4,500,000          4,464,388             0.34
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      4,466,000          4,451,256             0.34
                  -                                     -                      4,500,000          4,450,998             0.34
                  -                                     -                      4,360,000          4,325,455             0.33
                  -                                     -                      4,354,000          4,313,479             0.33
                  -                                     -                      4,200,000          4,129,352             0.31
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      4,100,000          4,077,111             0.31
                  -                                     -                      4,110,000          4,075,381             0.31
                  -                                     -                      4,100,000          4,052,452             0.31
                  -                                     -                      4,050,000          4,026,438             0.31
                  -                                Alan Ferris                 4,000,000          3,980,115             0.30
------------------------------------------------------------------------------------------------------------------------------------
                  -                              R, Bryce Grefe                3,925,000          3,877,960             0.30
                  -                                Alan Ferris                 3,750,000          3,731,358             0.28
                  -                                     -                      3,700,000          3,669,401             0.28
                  -                             Haresh J. Jogani               3,640,000          3,622,899             0.28
                  -                            Dennis J. Makielski             3,600,000          3,568,269             0.27
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      3,400,000          3,377,983             0.26
                  -                                     -                      3,345,600          3,331,776             0.25
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                               Thomas Talley                3,350,000          3,328,607             0.25
------------------------------------------------------------------------------------------------------------------------------------
                  -                           Fowler Shore Flanagan            3,300,000          3,269,480             0.25
                  -                                     -                      3,280,000          3,252,087             0.25
                  -                                     -                      3,250,000          3,216,709             0.25
                  -                                     -                      3,200,000          3,185,124             0.24
                  -                                     -                      3,200,000          3,167,056             0.24
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      3,170,000          3,081,964             0.24
                  -                                     -                      3,100,000          3,073,630             0.23
                  -                                     -                      3,075,000          3,059,118             0.23
                  -                                     -                      3,000,000          2,984,764             0.23
                  -                                     -                      3,000,000          2,983,185             0.23
------------------------------------------------------------------------------------------------------------------------------------
                  -                                Alan Ferris                 3,000,000          2,978,692             0.23
                  -                                     -                      3,000,000          2,976,918             0.23
                  -                                     -                      3,000,000          2,969,759             0.23
                  -                                     -                      2,975,000          2,951,567             0.23
                  -                                     -                      2,975,000          2,949,743             0.22
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,950,000          2,940,158             0.22
                  -                                     -                      2,950,000          2,937,785             0.22
                  -                                     -                      2,900,000          2,878,057             0.22
                  -                               Richard Stone                2,900,000          2,877,507             0.22
                  -                                     -                      2,825,000          2,807,488             0.21
------------------------------------------------------------------------------------------------------------------------------------
                  -                           Fowler Shore Flanagan            2,824,000          2,798,532             0.21
                  -                                     -                      2,800,000          2,774,846             0.21
                  -                                     -                      2,775,000          2,755,769             0.21
                  -                                     -                      2,760,000          2,748,146             0.21
                  -                                     -                      2,720,000          2,699,854             0.21
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,700,000          2,657,476             0.20
                  -                              R, Bryce Grefe                2,650,000          2,621,904             0.20
                  -                             Jeffrey T. Blatt               2,625,000          2,605,899             0.20
                  -                                     -                      2,616,000          2,594,197             0.20
                  -                                     -                      2,600,000          2,581,205             0.20
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,550,000          2,535,039             0.19
                  -                                     -                      2,530,000          2,511,652             0.19
                  -                                     -                      2,500,000          2,484,738             0.19
                  -                                Alan Ferris                 2,500,000          2,482,243             0.19
                  -                                     -                      2,500,000          2,479,920             0.19
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,490,000          2,468,411             0.19
                  -                                     -                      2,450,000          2,432,724             0.19
                  -                                     -                      2,440,000          2,430,357             0.19
                  -                                     -                      2,450,000          2,429,862             0.19
                  -                                     -                      2,425,000          2,412,945             0.18
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,405,000          2,391,406             0.18
                  -                                     -                      2,352,000          2,335,680             0.18
                  -                                     -                      2,310,000          2,300,773             0.18
                  -                                     -                      2,300,000          2,292,401             0.17
                  -                                     -                      2,300,000          2,282,477             0.17
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,290,000          2,271,354             0.17
                  -                                     -                      2,250,000          2,238,483             0.17
                  -                                     -                      2,245,000          2,228,501             0.17
                  -                                     -                      2,160,000          2,150,519             0.16
                  -                             Haresh J. Jogani               2,160,000          2,149,745             0.16
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      2,148,000          2,143,496             0.16
                  -                                     -                      2,100,000          2,087,078             0.16
                  -                              Andrew Sutantyo               2,100,000          2,085,129             0.16
                  -                             Haresh J. Jogani               2,050,000          2,040,164             0.16
                  -                             Jeffrey T. Blatt               2,040,000          2,030,005             0.15
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      2,000,000          1,990,181             0.15
                  -                             Jeffrey T. Blatt               2,000,000          1,986,962             0.15
                  -                                     -                          -                  -                  -
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                      2,000,000          1,986,834             0.15
                  -                                     -                      2,000,000          1,986,140             0.15
                  -                         Van Landschoot Portfolio           1,950,000          1,939,517             0.15
                  -                                     -                      1,940,000          1,933,591             0.15
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                          -                  -                  -
                  -                                     -                          -                  -                  -
                  -                                     -                      1,950,000          1,924,691             0.15
                  -                                     -                      1,925,000          1,918,628             0.15
                  -                             Jeffrey T. Blatt               1,900,000          1,886,669             0.14
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      1,900,000          1,884,709             0.14
                  -                                     -                      1,875,000          1,867,137             0.14
                  -                                     -                      1,850,000          1,841,051             0.14
                  -                             Nijjar Portfolio               1,850,000          1,832,037             0.14
                  -                               David Y. Lee                 1,840,000          1,829,865             0.14
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      1,825,000          1,816,450             0.14
                  -                                     -                      1,820,000          1,801,390             0.14
                  -                                     -                      1,760,000          1,749,396             0.13
                  -                           Fowler Shore Flanagan            1,680,000          1,668,690             0.13
                  -                             Jeffrey T. Blatt               1,650,000          1,646,083             0.13
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      1,650,000          1,637,694             0.12
                  -                                     -                      1,644,000          1,633,418             0.12
                  -                                     -                      1,625,000          1,612,350             0.12
                  -                                     -                      1,600,000          1,584,170             0.12
                  -                                     -                      1,500,000          1,486,837             0.11
------------------------------------------------------------------------------------------------------------------------------------
                  -                              R, Bryce Grefe                1,500,000          1,482,023             0.11
                  -                                     -                      1,500,000          1,474,587             0.11
                  -                                     -                      1,450,000          1,445,349             0.11
                  -                                     -                      1,425,000          1,407,740             0.11
                  -                                     -                      1,325,000          1,319,605             0.10
------------------------------------------------------------------------------------------------------------------------------------
                  -                         Van Landschoot Portfolio           1,325,000          1,317,877             0.10
                  -                                     -                      1,300,000          1,291,517             0.10
                  -                                     -                      1,300,000          1,286,592             0.10
                  -                        William D. Russo Portfolio          1,280,000          1,269,427             0.10
                  -                                     -                      1,250,000          1,240,439             0.09
------------------------------------------------------------------------------------------------------------------------------------
                  -                        William D. Russo Portfolio          1,250,000          1,239,675             0.09
                  -                                     -                      1,200,000          1,193,302             0.09
                  -                                     -                      1,200,000          1,191,773             0.09
                  -                                     -                      1,200,000          1,191,608             0.09
                  -                                     -                      1,192,000          1,187,239             0.09
------------------------------------------------------------------------------------------------------------------------------------
                  -                                 Joe Lacko                  1,150,000          1,145,147             0.09
                  -                                     -                      1,150,000          1,141,841             0.09
                  -                                     -                      1,100,000          1,088,805             0.08
                  -                                     -                      1,088,000          1,084,550             0.08
                  -                                     -                      1,082,000          1,077,591             0.08
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                      1,065,000          1,056,992             0.08
                  -                               Richard Stone                1,000,000           992,307              0.08
                  -                                     -                      1,000,000           990,642              0.08
                  -                                     -                      1,000,000           988,565              0.08
                  -                                     -                       976,000            969,881              0.07
------------------------------------------------------------------------------------------------------------------------------------
                  -                         Van Landschoot Portfolio            975,000            969,758              0.07
                  -                                     -                       975,000            969,513              0.07
                  -                                     -                       965,500            961,577              0.07
                  -                                     -                       825,000            819,345              0.06
                  -                                     -                       800,000            784,421              0.06
------------------------------------------------------------------------------------------------------------------------------------
                  -                                     -                       650,000            644,673              0.05
                  -                                     -                       607,000            600,618              0.05
                  -                                     -                       500,000            493,521              0.04

    CUMULATIVE                   SERVICING                  INTEREST
   % OF INITIAL     MORTGAGE        FEE                     ACCRUAL                                AMORTIZATION
   POOL BALANCE     RATE (%)      RATE (%)                   METHOD                                    TYPE
================================================================================================================================
       4.58          6.6600        0.0320        30 Month-Days / 360 Year-Days                    Interest Only
       9.06             -            -                         -                                        -
        -            6.9825        0.0320         Actual Days / 360 Year-Days         Interest Only ,Then Amortizing Balloon
        -            6.9825        0.0320         Actual Days / 360 Year-Days         Interest Only ,Then Amortizing Balloon
        -            6.9825        0.0320         Actual Days / 360 Year-Days         Interest Only ,Then Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      12.36             -            -                         -                                        -
        -            7.0400        0.0320        30 Month-Days / 360 Year-Days         Interest Only ,Then Hyperamortizing
        -            7.0400        0.0320        30 Month-Days / 360 Year-Days         Interest Only ,Then Hyperamortizing
        -            7.0400        0.0320        30 Month-Days / 360 Year-Days         Interest Only ,Then Hyperamortizing
        -            7.0400        0.0320        30 Month-Days / 360 Year-Days         Interest Only ,Then Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
        -            7.0400        0.0320        30 Month-Days / 360 Year-Days         Interest Only ,Then Hyperamortizing
      15.26          7.5900        0.0320         Actual Days / 360 Year-Days         Interest Only ,Then Amortizing Balloon
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      17.93          7.0900        0.0620        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      20.57          7.1300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      23.08          7.0600        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      25.35          7.3800        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      27.59          7.2100        0.0620         Actual Days / 360 Year-Days                    Hyperamortizing
      29.64          6.8500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      31.64          6.9100        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      33.41          7.0700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      35.09          7.8300        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
      36.54             -            -                         -                                        -
        -            6.6900        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
        -            6.6900        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
      37.90          7.8000        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
      39.20          7.3300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      40.48          7.1500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
      41.75          7.0050        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      42.96          6.9500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      44.15          7.2200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      45.28             -            -                         -                                        -
        -            7.0700        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
        -            7.0700        0.0445         Actual Days / 360 Year-Days                   Amortizing Balloon
      46.37          7.4700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      47.44             -            -                         -                                        -
        -            7.0800        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
        -            7.0800        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      48.49          6.9500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      49.44          7.2000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      50.34          7.2500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      51.16          7.2300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      51.97          7.4900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      52.68          7.3000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      53.38          6.7200        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      54.06          6.9000        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      54.71          7.4000        0.0320        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      55.36          6.5100        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      56.00          6.7600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      56.61          7.4300        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      57.22          6.8400        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      57.80          6.9900        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      58.36          6.9900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      58.92          7.6800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      59.47          7.4800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      60.02          7.0200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
      60.57          7.2500        0.0445         Actual Days / 360 Year-Days                   Amortizing Balloon
      61.11          7.1400        0.0320        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      61.66          7.1800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      62.20          7.2200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      62.73          7.1100        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      63.25          7.1600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      63.74          7.4100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      64.22          7.0600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      64.70          7.2500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      65.17          7.1400        0.0445         Actual Days / 360 Year-Days                   Amortizing Balloon
      65.64          7.5000        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
      66.10          7.6800        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      66.56          7.4500        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      67.03          7.1300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      67.48          6.7900        0.0320         Actual Days / 360 Year-Days          Interest Only ,Then Hyperamortizing
      67.94          7.6600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      68.39          6.8500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      68.83          7.2600        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      69.27          6.9400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      69.69          7.3200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      70.10          7.2000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      70.52          7.3400        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      70.93          7.0000        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
      71.34          7.2300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      71.73          7.5000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      72.12          7.0400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      72.50          7.7500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      72.88          6.8200        0.0520         Actual Days / 360 Year-Days                   Amortizing Balloon
      73.25          6.4100        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      73.63          7.2700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      74.00          6.6500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      74.36          7.1500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      74.72          7.5300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      75.07          6.8200        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      75.42          6.9900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      75.76          7.3000        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
        -               -            -                         -                                        -
        -               -            -                         -                                        -
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
      76.11          7.6500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      76.46          7.1600        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      76.80          7.3200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      77.14          7.4500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      77.48          7.3400        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      77.82          7.7500        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      78.16          7.0700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      78.49          7.3100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      78.82          7.5100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      79.14          7.1200        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      79.45          7.3730        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      79.76          7.6600        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      80.07          7.5700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      80.37          7.7700        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      80.68          6.8200        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      80.97          7.3600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      81.26          6.8200        0.0920         Actual Days / 360 Year-Days                   Amortizing Balloon
      81.54          7.0900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      81.81          7.0900        0.0820         Actual Days / 360 Year-Days                    Hyperamortizing
      82.09          6.7600        0.0320        30 Month-Days / 360 Year-Days                  Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      82.34          7.3100        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      82.60          6.7800        0.0870         Actual Days / 360 Year-Days                   Amortizing Balloon
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      82.85          7.8100        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      83.10          7.0200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      83.35          7.2100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      83.59          6.4000        0.0870         Actual Days / 360 Year-Days                   Amortizing Balloon
      83.84          7.1400        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
      84.08          7.3600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      84.31          7.2800        0.0870         Actual Days / 360 Year-Days                   Amortizing Balloon
      84.55          7.4500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      84.78          7.2300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      85.01          6.9100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      85.24          6.8600        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      85.46          6.9000        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      85.69          7.4600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      85.92          6.5300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      86.14          7.3400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      86.37          7.4600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      86.59          6.9500        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
      86.82          6.7700        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      87.04          6.9900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      87.26          6.6400        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      87.47          6.9200        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      87.68          7.1500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      87.89          7.1700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      88.10          7.4400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      88.31          6.8200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      88.52          7.1000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      88.72          7.3500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      88.92          7.4500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      89.12          7.0300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      89.32          7.0500        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      89.52          7.0700        0.0920         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      89.71          7.1600        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      89.90          7.7600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      90.09          7.4700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      90.28          6.9000        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      90.47          7.2400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      90.66          7.5000        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      90.84          7.2200        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      91.03          6.9900        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      91.21          7.1200        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      91.40          6.8200        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      91.58          7.3200        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      91.76          7.9000        0.1120         Actual Days / 360 Year-Days                    Fully Amortizing
      91.93          6.9400        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      92.11          7.0000        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      92.28          6.7500        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      92.46          7.1700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      92.63          6.8700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      92.80          7.1400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      92.96          7.7900        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      93.12          7.0400        0.0820         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      93.29          7.8200        0.1120         Actual Days / 360 Year-Days                   Amortizing Balloon
      93.45          6.8900        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      93.61          7.3300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      93.76          6.9900        0.0820         Actual Days / 360 Year-Days                    Hyperamortizing
      93.92          7.1000        0.0320         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      94.07          6.8800        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      94.22          6.5400        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
        -               -            -                         -                                        -
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
      94.37          6.4800        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      94.52          7.4400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      94.67          7.0500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      94.82          7.0000        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
        -               -            -                         -                                        -
        -               -            -                         -                                        -
      94.97          7.4800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      95.11          6.9900        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      95.26          7.2500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      95.40          7.2300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      95.54          6.7100        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      95.68          7.5200        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      95.82          7.2400        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      95.96          7.4300        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      96.10          6.3700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      96.24          7.6800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      96.37          7.0450        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      96.50          6.9700        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      96.62          7.2000        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      96.75          6.8800        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      96.87          7.2000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      97.00          7.4000        0.0320        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      97.12          6.7500        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      97.23          7.2900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      97.34          7.3600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      97.46          7.7000        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      97.57          7.1500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      97.67          7.4800        0.1120         Actual Days / 360 Year-Days                    Hyperamortizing
      97.77          6.8500        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      97.87          7.0500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      97.97          7.1300        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.07          8.3100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.17          7.4000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.26          7.4900        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      98.36          7.4000        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.45          6.8790        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      98.54          6.2300        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      98.63          7.2700        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      98.72          6.9400        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      98.81          6.9100        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.89          7.3200        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      98.98          7.7100        0.0920        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      99.06          8.0000        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      99.14          8.2500        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
--------------------------------------------------------------------------------------------------------------------------------
      99.22          6.8300        0.0620         Actual Days / 360 Year-Days                   Amortizing Balloon
      99.30          6.6900        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      99.37          7.0700        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      99.45          7.6600        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      99.52          6.8700        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
--------------------------------------------------------------------------------------------------------------------------------
      99.60          7.0500        0.0320         Actual Days / 360 Year-Days                    Hyperamortizing
      99.67          7.8800        0.0320        30 Month-Days / 360 Year-Days                   Hyperamortizing
      99.75          6.8600        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      99.81          7.3900        0.1370         Actual Days / 360 Year-Days                   Amortizing Balloon
      99.87          6.7200        0.1370         Actual Days / 360 Year-Days                    Fully Amortizing
--------------------------------------------------------------------------------------------------------------------------------
      99.92          7.4500        0.0620        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      99.96          8.1900        0.0920        30 Month-Days / 360 Year-Days                  Amortizing Balloon
      100.00         7.4500        0.0620        30 Month-Days / 360 Year-Days                  Amortizing Balloon

                                     ORIGINAL    REMAINING
    ORIGINAL          REMAINING      TERM TO      TERM TO         ORIGINAL        REMAINING                     MATURITY
  INTEREST-ONLY     INTEREST-ONLY    MATURITY     MATURITY      AMORTIZATION     AMORTIZATION    ORIGINATION     OR ARD
  PERIOD (MOS.)     PERIOD (MOS.)     (MOS.)       (MOS.)       TERM (MOS.)      TERM (MOS.)        DATE          DATE
============================================================================================================================
       120               112           120          112              -                -            6/17/98       7/1/08
        -                 -             -            -               -                -               -             -
       12                 7            120          115             348              348           9/28/98       9/28/08
       12                 7            120          115             348              348           9/28/98       9/28/08
       12                 7            120          115             348              348           9/28/98       9/28/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
       24                11            120          107             336              336           2/1/98        2/1/08
       24                11            120          107             336              336           2/1/98        2/1/08
       24                11            120          107             336              336           2/1/98        2/1/08
       24                11            120          107             336              336           2/1/98        2/1/08
----------------------------------------------------------------------------------------------------------------------------
       24                11            120          107             336              336           2/1/98        2/1/08
       14                11            120          117             202              202          11/18/98       12/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            126          118             360              352           6/12/98       1/1/09
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          111             374              365           5/21/98       6/1/08
        -                 -            120          115             307              302           9/3/98        10/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          115             300              295           9/25/98       10/1/08
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          109             374              363           3/27/98       4/1/08
        -                 -            120          112             373              365           6/25/98       7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             373              365           6/18/98       7/1/08
        -                 -            120          111             360              351           5/11/98       6/1/08
        -                 -            120          115             300              295           9/29/98       10/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -            120          115             372              367           9/29/98       10/1/08
        -                 -            120          115             372              367           9/29/98       10/1/08
        -                 -            120          116             376              372          10/30/98       11/1/08
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -            120          108             360              348           2/24/98       3/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          115             374              369           9/18/98       10/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             373              365           6/26/98       7/1/08
        -                 -            120          116             373              369           10/9/98       11/1/08
        -                 -            120          109             360              349           3/26/98       4/1/08
        -                 -             -            -               -                -               -             -
        -                 -            120          115             373              368           9/16/98       10/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             373              368           9/16/98       10/1/08
        -                 -            120          110             300              290           4/14/98       5/1/08
        -                 -             -            -               -                -               -             -
        -                 -            120          112             373              365           6/18/98       7/1/08
        -                 -            120          112             373              365           6/18/98       7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          114             360              354           7/30/98       9/1/08
        -                 -            119          108             360              349           3/12/98       3/1/08
        -                 -            120          110             359              349           4/14/98       5/1/08
        -                 -            120          111             360              351           3/9/98        6/1/08
        -                 -            120          112             300              292           6/22/98       7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          111             360              351           5/20/98       6/1/08
        -                 -            120          114             372              366           8/12/98       9/1/08
        -                 -            120          111             373              364           5/11/98       6/1/08
        -                 -            120          109             240              229           3/24/98       4/1/08
        -                 -            120          115             371              366           9/29/98       10/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          114             360              354           8/26/98       9/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          116             375              371          10/30/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             360              355           9/15/98       10/1/08
        -                 -            120          114             373              367           8/24/98       9/1/08
        -                 -            120          112             360              352           6/8/98        7/1/08
        -                 -            120          111             300              291           5/1/98        6/1/08
        -                 -            120          109             360              349           3/11/98       4/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          114             300              294           8/11/98       9/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          117             374              371          11/24/98       12/1/08
        -                 -            120          111             360              351           5/21/98       6/1/08
        -                 -            120          110             360              350           4/16/98       5/1/08
        -                 -            120          108             300              288           1/30/98       3/1/08
        -                 -            120          113             373              366           7/27/98       8/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            180          170             240              230           4/9/98        5/1/13
        -                 -            120          111             360              351           5/14/98       6/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             360              353           7/10/98       8/1/08
        -                 -            120          115             360              355           9/1/98        10/1/08
        -                 -            120          114             308              302           8/31/98       9/1/08
        -                 -            120          116             375              371          10/23/98       11/1/08
        -                 -            120          109             309              298           3/30/98       4/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             375              367           6/2/98        7/1/08
        -                 -            120          112             360              352           6/16/98       7/1/08
        5                 -            120          115             372              372           9/18/98       10/1/08
        -                 -            120          113             360              353           6/30/98       8/1/08
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          109             360              349           3/25/98       4/1/08
        -                 -            120          112             374              366           6/29/98       7/1/08
        -                 -            120          108             359              347           2/27/98       3/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          110             360              350           4/30/98       5/1/08
        -                 -            120          109             360              349           3/19/98       4/1/08
        -                 -            120          111             374              365           5/26/98       6/1/08
        -                 -            120          115             373              368           9/18/98       10/1/08
        -                 -            120          115             308              303           9/5/98        10/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             360              355           9/1/98        10/1/08
        -                 -            120          112             360              352           6/12/98       7/1/08
        -                 -            120          116             376              372          10/28/98       11/1/08
        -                 -            120          114             372              366           8/3/98        9/1/08
        -                 -            120          116             306              302           10/1/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             360              353           7/8/98        8/1/08
        -                 -            120          115             372              367           9/18/98       10/1/08
        -                 -            120          112             360              352           6/15/98       7/1/08
        -                 -            120          113             288              281           7/23/98       8/1/08
        -                 -            120          114             372              366           8/3/98        9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          116             300              296          10/16/98       11/1/08
        -                 -            120          112             374              366           6/26/98       7/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             60           54             300              294           7/28/98       9/1/03
        -                 -            120          112             374              366           6/24/98       7/1/08
        -                 -            120          112             360              352           6/2/98        7/1/08
        -                 -            180          171             360              351           5/1/98        6/1/13
        -                 -            120          113             308              301           7/28/98       8/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            180          177             309              306          11/20/98       12/1/13
        -                 -            120          107             298              285           1/15/98       2/1/08
        -                 -            120          110             360              350           3/20/98       5/1/08
        -                 -            120          112             300              292           6/8/98        7/1/08
        -                 -            120          111             244              235           5/5/98        6/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             375              367           6/3/98        7/1/08
        -                 -            120          112             309              301           6/1/98        7/1/08
        -                 -            120          110             300              290           4/14/98       5/1/08
        -                 -            120          111             377              368           5/8/98        6/1/08
        -                 -            120          114             372              366           8/3/98        9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          110             300              290           4/6/98        5/1/08
        -                 -            120          114             372              366           8/3/98        9/1/08
        -                 -            120          110             360              350           4/17/98       5/1/08
        -                 -            120          114             373              367           8/27/98       9/1/08
        -                 -            120          110             360              350           4/6/98        5/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          111             374              365           5/15/98       6/1/08
        -                 -            120          115             372              367           9/29/98       10/1/08
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          114             309              303           7/28/98       9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          109             360              349           3/30/98       4/1/08
        -                 -            120          113             300              293           7/31/98       8/1/08
        -                 -            120          115             243              238           9/21/98       10/1/08
        -                 -            120          114             373              367           8/4/98        9/1/08
        -                 -            120          107             360              347           1/26/98       2/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             308              303           9/16/98       10/1/08
        -                 -            120          109             360              349           3/30/98       4/1/08
        -                 -            120          113             374              367           7/16/98       8/1/08
        -                 -            120          114             360              354           8/6/98        9/1/08
        -                 -            120          113             372              365           7/31/98       8/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          111             373              364           5/11/98       6/1/08
        -                 -            120          110             360              350           4/30/98       5/1/08
        -                 -            120          115             243              238           9/3/98        10/1/08
        -                 -            120          110             360              350           4/23/98       5/1/08
        -                 -            120          109             360              349           3/30/98       4/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          116             373              369          10/14/98       11/1/08
        -                 -            120          115             372              367           9/30/98       10/1/08
        -                 -            120          111             360              351           5/28/98       6/1/08
        -                 -            120          114             307              301           8/31/98       9/1/08
        -                 -            120          112             373              365           6/19/98       7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          109             360              349           3/31/98       4/1/08
        -                 -            120          109             360              349           3/31/98       4/1/08
        -                 -            119          110             360              351           5/14/98       5/1/08
        -                 -            120          115             360              355           9/2/98        10/1/08
        -                 -            120          111             360              351           5/28/98       6/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          107             300              287           1/30/98       2/1/08
        -                 -            120          111             300              291           5/11/98       6/1/08
        -                 -            120          114             307              301           8/26/98       9/1/08
        -                 -            120          110             360              350           4/24/98       5/1/08
        -                 -            120          114             307              301           8/18/98       9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             374              366           6/18/98       7/1/08
        -                 -            120          110             360              350           4/2/98        5/1/08
        -                 -            120          112             360              352           5/28/98       7/1/08
        -                 -            120          111             373              364           5/11/98       6/1/08
        -                 -            120          110             360              350           4/27/98       5/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             309              301           6/12/98       7/1/08
        -                 -            120          114             308              302           8/31/98       9/1/08
        -                 -            120          115             373              368           8/28/98       10/1/08
        -                 -            120          113             308              301           7/13/98       8/1/08
        -                 -            120          114             372              366           8/19/98       9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          112             375              367           6/30/98       7/1/08
        -                 -            240          236             245              241          10/19/98       11/1/18
        -                 -            120          115             373              368           9/29/98       10/1/08
        -                 -            120          116             373              369          10/19/98       11/1/08
        -                 -            120          114             307              301           8/31/98       9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          110             360              350           4/2/98        5/1/08
        -                 -            120          114             360              354           8/11/98       9/1/08
        -                 -            120          111             360              351           4/24/98       6/1/08
        -                 -            120          116             309              305          10/30/98       11/1/08
        -                 -            120          114             373              367           8/24/98       9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          117             377              374          11/30/98       12/1/08
        -                 -            120          115             307              302           8/21/98       10/1/08
        -                 -            120          111             360              351           5/21/98       6/1/08
        -                 -            120          114             373              367           8/24/98       9/1/08
        -                 -            120          116             307              303           10/9/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          114             372              366           8/7/98        9/1/08
        -                 -            120          115             306              301           9/18/98       10/1/08
        -                 -             -            -               -                -               -             -
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -            120          115             306              301           9/30/98       10/1/08
        -                 -            120          111             360              351           5/7/98        6/1/08
        -                 -            120          113             373              366           7/16/98       8/1/08
        -                 -            120          116             373              369          10/28/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -             -            -               -                -               -             -
        -                 -             -            -               -                -               -             -
        -                 -            120          109             300              289           3/3/98        4/1/08
        -                 -            120          116             373              369          10/10/98       11/1/08
        -                 -            120          114             308              302           8/7/98        9/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          110             360              350           4/17/98       5/1/08
        -                 -            120          115             372              367           8/28/98       10/1/08
        -                 -            120          113             375              368           7/14/98       8/1/08
        -                 -            120          112             300              292           6/11/98       7/1/08
        -                 -            120          112             375              367           6/10/98       7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             360              355           9/23/98       10/1/08
        -                 -            120          111             300              291           5/4/98        6/1/08
        -                 -            120          112             373              365           6/30/98       7/1/08
        -                 -            120          112             360              352           6/30/98       7/1/08
        -                 -            119          116             374              371           11/2/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          114             307              301           8/27/98       9/1/08
        -                 -            120          112             360              352           6/12/98       7/1/08
        -                 -            119          109             360              350           3/31/98       4/1/08
        -                 -            120          112             307              299           6/25/98       7/1/08
        -                 -            120          109             360              349           3/24/98       4/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          110             300              290           4/6/98        5/1/08
        -                 -            179          171             219              211           6/3/98        6/1/13
        -                 -            120          116             373              369          10/16/98       11/1/08
        -                 -            120          109             308              297           3/20/98       4/1/08
        -                 -            120          115             372              367           9/24/98       10/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             373              366           7/20/98       8/1/08
        -                 -            120          112             360              352           6/11/98       7/1/08
        -                 -            120          110             300              290           4/30/98       5/1/08
        -                 -            120          113             300              293           7/23/98       8/1/08
        -                 -            120          110             360              350           3/5/98        5/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             300              293           7/23/98       8/1/08
        -                 -            120          113             372              365           7/16/98       8/1/08
        -                 -            120          115             306              301           9/21/98       10/1/08
        -                 -            120          114             308              302           8/19/98       9/1/08
        -                 -            120          115             373              368           9/29/98       10/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          115             360              355           9/10/98       10/1/08
        -                 -            120          111             360              351           5/8/98        6/1/08
        -                 -            120          111             300              291           5/21/98       6/1/08
        -                 -            120          117             310              307           11/4/98       12/1/08
        -                 -            120          116             310              306          10/28/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          114             307              301           8/12/98       9/1/08
        -                 -            120          114             307              301           8/31/98       9/1/08
        -                 -            120          112             308              300           6/30/98       7/1/08
        -                 -            120          110             300              290           4/23/98       5/1/08
        -                 -            120          112             373              365           7/1/98        7/1/08
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             373              366           7/17/98       8/1/08
        -                 -            120          112             360              352           6/9/98        7/1/08
        -                 -            120          115             372              367           9/9/98        10/1/08
        -                 -            120          114             308              302           8/31/98       9/1/08
        -                 -            180          174             181              175           8/31/98       9/1/13
----------------------------------------------------------------------------------------------------------------------------
        -                 -            120          113             300              293           7/13/98       8/1/08
        -                 -            120          110             300              290           4/22/98       4/22/08
        -                 -            120          113             240              233           7/31/98       8/1/08

     BALLOON                                                                                       UNDERWRITTEN      UNDERWRITTEN
      OR ARD                                                                         MONTHLY            NET              NCF
   BALANCE ($)                         PREPAYMENT PROVISIONS                       PAYMENT ($)     CASH FLOW ($)       DSCR (X)
====================================================================================================================================
    60,000,000                          Lock/36_Def/78_0%/6                          333,000             7,687,177       1.92
        -                                        -                                      -                5,736,087        -
    12,751,420                             Lock/28_Def/92                             99,501             1,452,453       1.22
    9,884,955                              Lock/28_Def/92                             77,133             1,168,532       1.26
    28,438,792                             Lock/28_Def/92                            221,911             3,115,102       1.17
------------------------------------------------------------------------------------------------------------------------------------
        -                                        -                                      -                5,348,534        -
    2,368,597                              Lock/36_Def/84                             18,421               271,293       1.23
    14,255,447                             Lock/36_Def/84                            110,865             1,884,743       1.42
    2,763,363                              Lock/36_Def/84                             21,491               445,013       1.73
    6,798,751                              Lock/36_Def/84                             52,874               868,378       1.37
------------------------------------------------------------------------------------------------------------------------------------
    11,748,241                             Lock/36_Def/84                             91,366             1,879,107       1.71
    24,184,480                          Lock/26_Def/91_0%/3                          335,829             7,157,802       1.78
        -                                       NAP                                     -                1,199,594        -
        -                                       NAP                                     -                1,384,784        -
        -                                       NAP                                     -                  764,898        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                  619,930        -
        -                                       NAP                                     -                  561,835        -
        -                                       NAP                                     -                  127,365        -
        -                                       NAP                                     -                2,499,396        -
    29,962,118                          Lock/48_Def/72_0%/6                          236,654             3,676,390       1.29
------------------------------------------------------------------------------------------------------------------------------------
    30,525,479                          Lock/48_Def/69_0%/3                          235,077             3,901,028       1.38
    26,470,558                             Lock/37_Def/83                            234,679             9,025,285       1.60
        -                                       NAP                                     -                1,903,155        -
        -                                       NAP                                     -                1,962,202        -
        -                                       NAP                                     -                2,428,584        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                  522,285        -
        -                                       NAP                                     -                1,052,189        -
        -                                       NAP                                     -                1,156,870        -
    23,909,701                             Lock/40_Def/80                            221,460             3,683,582       1.39
        -                                       NAP                                     -                  885,772        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                1,210,196        -
        -                                       NAP                                     -                  765,546        -
        -                                       NAP                                     -                  822,068        -
    25,953,599                          Lock/36_Def/81_0%/3                          201,047             3,015,714       1.25
    23,460,017                          Lock/31_Def/86_0%/3                          176,920             2,618,611       1.23
------------------------------------------------------------------------------------------------------------------------------------
    23,062,783                          Lock/36_Def/81_0%/3                          174,706             2,626,332       1.25
    20,070,064                           Lock/32_Def/82_0%6                          156,447             2,361,300       1.26
    17,845,339                             Lock/40_Def/80                            169,951             2,609,387       1.28
        -                                       NAP                                     -                1,241,628        -
        -                                       NAP                                     -                1,367,759        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                        -                                      -                1,949,689        -
    8,157,141                           Lock/48_Def/69_0%/3                           60,790               961,712       1.32
    8,359,545                           Lock/48_Def/69_0%/3                           62,299               987,977       1.32
    15,886,653                          Lock/48_Def/66_0%/6                          128,497             1,939,618       1.26
        -                                       NAP                                     -                  806,783        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                1,132,835        -
    14,937,153                          Lock/60_Def/57_0%/3                          118,785             1,928,933       1.35
        -                                       NAP                                     -                  304,380        -
        -                                       NAP                                     -                  347,276        -
        -                                       NAP                                     -                  588,295        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                  483,495        -
        -                                       NAP                                     -                  205,487        -
    14,667,735                          Lock/48_Def/69_0%/3                          113,131             2,006,984       1.48
        -                                       NAP                                     -                1,847,322        -
        -                                       NAP                                     -                  159,662        -
------------------------------------------------------------------------------------------------------------------------------------
    14,614,433                          Lock/31_Def/86_0%/3                          111,494             1,682,084       1.26
    13,935,236                          Lock/60_Def/57_0%/3                          105,912             1,738,016       1.37
    13,584,579                          Lock/36_Def/81_0%/3                          107,122             1,858,295       1.45
        -                                        -                                      -                1,501,779        -
    7,252,962                           Lock/36_Def/78_0%/6                           55,611               836,303       1.25
------------------------------------------------------------------------------------------------------------------------------------
    5,680,029                           Lock/36_Def/78_0%/6                           43,551               665,476       1.27
    11,549,764                          Lock/60_Def/57_0%/3                          106,871             2,270,204       1.77
        -                                        -                                      -                1,531,557        -
    3,934,063                           Lock/60_Def/57_0%/3                           30,181               468,209       1.29
    8,392,669                           Lock/60_Def/57_0%/3                           64,386             1,063,348       1.38
------------------------------------------------------------------------------------------------------------------------------------
    11,913,854                          Lock/36_Def/81_0%/3                           92,011             1,452,178       1.32
    10,796,547                          Lock/48_Def/65_0%/6                           84,849             1,472,072       1.45
    10,292,425                          Lock/36_Def/78_0%/6                           81,350             1,202,788       1.23
    9,386,286                           Lock/60_Def/57_0%/3                           74,073             1,153,094       1.30
    8,447,797                           Lock/31_Def/86_0%/3                           78,264             1,500,263       1.60
------------------------------------------------------------------------------------------------------------------------------------
    8,208,792                           Lock/36_Def/81_0%/3                           65,129             1,226,506       1.57
    7,963,466                           Lock/36_Def/81_0%/3                           59,488               974,210       1.36
    7,742,675                           Lock/36_Def/78_0%/6                           58,615               868,577       1.23
    5,919,364                           Lock/60_Def/54_0%/6                           69,955             1,025,782       1.22
    7,401,821                           Lock/28_Def/89_0%/3                           54,414               855,942       1.31
------------------------------------------------------------------------------------------------------------------------------------
    7,209,685                           Lock/60_Def/57_0%/3                           54,863               932,937       1.42
        -                                       NAP                                     -                  346,904        -
        -                                       NAP                                     -                  159,294        -
        -                                       NAP                                     -                   93,461        -
        -                                       NAP                                     -                   87,203        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                   84,188        -
        -                                       NAP                                     -                   60,316        -
        -                                       NAP                                     -                   51,831        -
        -                                       NAP                                     -                   49,740        -
    7,046,171                           Lock/36_Def/81_0%/3                           55,485               829,759       1.25
------------------------------------------------------------------------------------------------------------------------------------
    6,855,856                           Lock/48_Def/69_0%/3                           52,902               834,974       1.32
    6,626,483                           Lock/48_Def/69_0%/3                           50,512               848,374       1.40
    6,365,781                           Lock/36_Def/79_0%/5                           49,316               938,884       1.59
    5,927,286                           Lock/60_Def/54_0%/6                           55,555               879,207       1.32
    6,374,015                           Lock/36_Def/81_0%/3                           51,271               789,879       1.28
------------------------------------------------------------------------------------------------------------------------------------
    5,704,118                           Lock/60_Def/57_0%/3                           51,334               775,712       1.26
        -                                       NAP                                     -                  176,853        -
        -                                       NAP                                     -                  172,913        -
        -                                       NAP                                     -                  251,662        -
        -                                       NAP                                     -                  174,284        -
------------------------------------------------------------------------------------------------------------------------------------
    6,312,343                           Lock/36_Def/81_0%/3                           49,048               707,604       1.20
    6,198,688                           Lock/48_Def/70_0%/2                           48,581               729,504       1.25
    6,204,403                        Lock/36_>YM or 1%/78_0%/6                        48,775               756,086       1.29
    5,696,288                           Lock/60_Def/57_0%/3                           51,903               742,677       1.19
    6,123,583                           Lock/48_Def/69_0%/3                           47,089               701,893       1.24
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                  186,438        -
        -                                       NAP                                     -                  394,227        -
        -                                       NAP                                     -                  121,228        -
    2,744,550                           Lock/84_Def/94_0%/2                           54,553               989,993       1.51
    5,587,121                           Lock/48_Def/66_0%/6                           44,703               734,604       1.37
------------------------------------------------------------------------------------------------------------------------------------
    5,499,717                           Lock/60_Def/57_0%/3                           42,838               686,709       1.34
    5,394,396                           Lock/48_Def/69_0%/3                           42,636               688,060       1.34
    5,021,306                           Lock/48_Def/69_0%/3                           44,733               895,241       1.67
    5,433,104                           Lock/36_Def/81_0%/3                           43,002               658,984       1.28
    5,015,346                           Lock/48_ Def/69_0%/3                          46,095               707,361       1.28
------------------------------------------------------------------------------------------------------------------------------------
    5,384,086                        Lock/48_>YM or 1%/69_0%/3                        42,443               674,543       1.32
    5,233,238                           Lock/36_Def/81_0%/3                           40,983               689,249       1.40
    5,251,819                           Lock/48_Def/69_0%/3                           39,076               742,203       1.58
    5,225,892                           Lock/48_Def/66_0%/6                           42,612               639,454       1.25
        -                                       NAP                                     -                   25,890        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                   54,809        -
        -                                       NAP                                     -                    9,607        -
        -                                       NAP                                     -                   63,846        -
        -                                       NAP                                     -                    2,110        -
        -                                       NAP                                     -                   51,199        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                    6,056        -
        -                                       NAP                                     -                   81,953        -
        -                                       NAP                                     -                   54,036        -
        -                                       NAP                                     -                  107,703        -
        -                                       NAP                                     -                  112,973        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                   48,722        -
        -                                       NAP                                     -                   20,550        -
    5,130,431                           Lock/48_Def/69_0%/3                           39,316               581,952       1.23
    5,120,803                           Lock/36_Def/81_0%/3                           39,810               662,406       1.39
    4,970,023                           Lock/36_Def/81_0%/3                           38,354               592,229       1.29
------------------------------------------------------------------------------------------------------------------------------------
    4,754,607                           Lock/60_Def/56_0%/4                           37,781               630,819       1.39
    4,741,651                           Lock/34_Def/83_0%/3                           37,333               628,388       1.40
    4,818,302                           Lock/48_Def/66_0%/6                           37,684               582,573       1.29
    4,710,073                           Lock/48_Def/69_0%/3                           35,926               669,006       1.55
    4,351,021                           Lock/60_Def/57_0%/3                           38,962               674,936       1.44
------------------------------------------------------------------------------------------------------------------------------------
    4,469,941                           Lock/48_Def/69_0%/3                           36,010               564,950       1.31
    4,380,541                           Lock/36_Def/81_0%/3                           34,068               499,121       1.22
    4,444,618                           Lock/48_Def/69_0%/3                           35,821               592,483       1.38
    4,339,737                           Lock/36_Def/78_0%/6                           32,663               604,895       1.54
    3,924,937                           Lock/36_Def/81_0%/3                           33,480               555,725       1.38
------------------------------------------------------------------------------------------------------------------------------------
    4,317,480                           Lock/36_Def/81_0%/3                           34,177               554,378       1.35
    4,147,319                           Lock/36_Def/81_0%/3                           30,814               521,105       1.41
    4,133,414                           Lock/48_Def/69_0%/3                           32,420               594,299       1.53
    3,661,002                           Lock/48_Def/69_0%/3                           35,322               573,702       1.35
    3,992,558                           Lock/36_Def/78_0%/6                           30,050               551,940       1.53
------------------------------------------------------------------------------------------------------------------------------------
    3,616,120                           Lock/48_Def/69_0%/3                           32,483               640,767       1.64
    4,044,601                           Lock/31_Def/86_0%/3                           31,536               514,748       1.36
        -                                       NAP                                     -                  273,147        -
        -                                       NAP                                     -                   66,432        -
        -                                       NAP                                     -                  175,169        -
------------------------------------------------------------------------------------------------------------------------------------
    4,227,307                           Lock/30_Def/27_0%/3                           34,444               597,113       1.44
    4,021,178                           Lock/48_Def/69_0%/3                           31,032               593,483       1.59
    3,890,132                           Lock/48_Def/69_0%/3                           30,912               468,383       1.26
    3,387,970                           Lock/48_Def/129_0%/3                          31,311               472,569       1.26
    3,638,181                           Lock/36_Def/81_0%/3                           32,788               494,003       1.26
------------------------------------------------------------------------------------------------------------------------------------
    2,938,135                           Lock/36_Def/141_0%/3                          33,733               566,720       1.40
    3,653,321                           Lock/60_Def/57_0%/3                           30,150               461,492       1.16
    3,768,255                           Lock/48_Def/70_0%/2                           29,921               455,199       1.27
    3,471,828                           Lock/48_Def/69_0%/3                           32,204               518,119       1.34
    2,871,969                           Lock/60_Def/57_0%/3                           32,866               573,980       1.46
------------------------------------------------------------------------------------------------------------------------------------
    3,611,728                           Lock/36_Def/81_0%/3                           28,312               452,153       1.33
    3,355,583                           Lock/36_Def/81_0%/3                           30,802               485,672       1.31
    3,274,515                           Lock/33_Def/84_0%/3                           30,486               509,927       1.39
    3,602,803                           Lock/36_Def/81_0%/3                           29,071               451,125       1.29
    3,471,790                           Lock/36_Def/78_0%/6                           26,130               511,752       1.63
------------------------------------------------------------------------------------------------------------------------------------
    3,117,149                           Lock/33_Def/84_0%/3                           28,649               556,884       1.62
    3,254,804                           Lock/36_Def/78_0%/6                           24,497               485,478       1.65
    3,181,746                           Lock/60_Def/57_0%/3                           24,840               485,774       1.63
    3,182,122                           Lock/48_Def/66_0%/6                           24,437               378,246       1.29
    3,071,581                              Lock/60_Def/60                             23,373               397,088       1.42
------------------------------------------------------------------------------------------------------------------------------------
    2,989,886                              Lock/60_Def/60                             23,333               379,035       1.35
    2,900,972                           Lock/36_Def/81_0%/3                           21,766               362,721       1.39
        -                                       NAP                                     -                   97,076        -
        -                                       NAP                                     -                  265,645        -
    2,746,094                              Lock/60_Def/60                             25,436               443,205       1.45
------------------------------------------------------------------------------------------------------------------------------------
    2,833,139                           Lock/36_Def/81_0%/3                           21,999               362,331       1.37
    2,594,263                           Lock/60_Def/57_0%/3                           23,624               346,905       1.22
    2,163,769                           Lock/36_Def/81_0%/3                           24,040               396,588       1.37
    2,801,133                           Lock/48_Def/70_0%/2                           21,591               282,453       1.09
    2,768,804                           Lock/46_Def/71_0%/3                           22,069               365,874       1.38
------------------------------------------------------------------------------------------------------------------------------------
    2,500,619                           Lock/60_Def/57_0%/3                           22,471               353,198       1.31
    2,687,673                           Lock/36_Def/81_0%/3                           21,570               329,073       1.27
    2,698,430                           Lock/48_Def/69_0%/3                           20,935               367,132       1.46
    2,568,894                           Lock/60_Def/57_0%/3                           19,778               308,892       1.30
    2,607,012                           Lock/60_Def/57_0%/3                           19,678               406,395       1.72
------------------------------------------------------------------------------------------------------------------------------------
    2,609,891                           Lock/36_Def/78_0%/6                           19,758               295,766       1.25
    2,601,550                           Lock/36_Def/81_0%/3                           20,894               334,039       1.33
    2,007,104                           Lock/48_Def/69_0%/3                           22,420               354,743       1.32
    2,572,976                           Lock/48_Def/69_0%/3                           20,477               310,518       1.26
    2,579,870                           Lock/60_Def/57_0%/3                           20,720               387,966       1.56
------------------------------------------------------------------------------------------------------------------------------------
    2,569,310                           Lock/36_Def/78_0%/6                           19,527               309,931       1.32
    2,557,252                           Lock/48_Def/69_0%/3                           19,173               339,014       1.47
    2,487,968                           Lock/60_Def/57_0%/3                           19,274               287,403       1.24
    2,293,545                           Lock/36_Def/81_0%/3                           19,835               329,569       1.38
    2,459,239                           Lock/48_Def/69_0%/3                           18,643               276,801       1.24
------------------------------------------------------------------------------------------------------------------------------------
    2,431,824                           Lock/36_Def/81_0%/3                           19,073               302,403       1.32
    2,412,267                           Lock/36_Def/81_0%/3                           18,949               291,127       1.28
    2,409,716                           Lock/48_Def/68_0%/3                           19,289               316,972       1.37
    2,358,297                           Lock/36_Def/81_0%/3                           18,030               319,917       1.48
    2,339,558                           Lock/48_Def/69_0%/3                           18,279               248,511       1.13
------------------------------------------------------------------------------------------------------------------------------------
    2,143,700                           Lock/36_Def/81_0%/3                           19,690               306,801       1.30
    2,109,687                           Lock/32_Def/85_0%/3                           19,497               293,472       1.25
    2,101,780                           Lock/60_Def/57_0%/3                           18,603               278,056       1.25
    2,247,485                           Lock/60_Def/57_0%/3                           17,492               298,875       1.42
    2,084,348                           Lock/48_Def/69_0%/3                           18,493               295,532       1.33
------------------------------------------------------------------------------------------------------------------------------------
    2,233,989                           Lock/36_Def/81_0%/3                           17,240               262,625       1.27
    2,208,309                           Lock/36_Def/81_0%/3                           18,143               303,997       1.40
    2,168,438                              Lock/36_Def/84                             17,429               271,591       1.30
    2,174,909                           Lock/36_Def/78_0%/6                           16,465               251,872       1.27
    2,157,268                           Lock/48_Def/69_0%/3                           17,037               326,355       1.60
------------------------------------------------------------------------------------------------------------------------------------
    2,023,255                        Lock/24_>YM or 1%/93_0%/3                        18,401               277,672       1.26
    1,973,197                           Lock/36_Def/81_0%/3                           17,661               286,827       1.35
    2,127,689                           Lock/36_Def/81_0%/3                           16,217               247,183       1.27
    1,967,477                           Lock/48_Def/70_0%/2                           17,504               283,683       1.35
    2,104,774                           Lock/36_Def/81_0%/3                           15,842               305,674       1.61
------------------------------------------------------------------------------------------------------------------------------------
    2,115,711                           Lock/48_Def/69_0%/3                           16,521               253,666       1.28
      98,211                            Lock/48_Def/189_0%/3                          19,527               373,317       1.59
    2,011,649                           Lock/48_Def/69_0%/3                           15,276               229,249       1.25
    2,005,852                           Lock/48_Def/69_0%/3                           15,302               231,378       1.26
    1,825,418                           Lock/36_Def/81_0%/3                           15,891               274,687       1.44
------------------------------------------------------------------------------------------------------------------------------------
    1,972,891                           Lock/36_Def/81_0%/3                           15,498               230,931       1.24
    1,924,827                           Lock/36_Def/81_0%/3                           14,773               243,604       1.37
    1,932,785                           Lock/48_Def/70_0%/2                           15,148               219,526       1.21
    1,769,502                           Lock/36_Def/81_0%/3                           16,372               285,064       1.45
    1,885,808                           Lock/48_Def/66_0%/6                           14,429               174,959       1.01
------------------------------------------------------------------------------------------------------------------------------------
    1,912,936                           Lock/36_Def/81_0%/3                           15,493               231,928       1.25
    1,674,293                           Lock/36_Def/81_0%/3                           14,695               220,664       1.25
    1,815,804                           Lock/60_Def/57_0%/3                           14,440               222,532       1.28
    1,787,406                           Lock/48_Def/66_0%/6                           13,625               194,083       1.19
    1,636,872                           Lock/60_Def/57_0%/3                           14,549               235,859       1.35
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                   80,194        -
        -                                       NAP                                     -                  155,665        -
    1,738,701                           Lock/48_Def/69_0%/3                           13,145               239,589       1.52
    1,576,855                           Lock/60_Def/57_0%/3                           13,554               262,723       1.62
        -                                       NAP                                     -                  146,318        -
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                  116,405        -
    1,573,789                           Lock/36_Def/81_0%/3                           13,479               270,797       1.67
    1,733,598                           Lock/32_Def/85_0%/3                           13,902               205,779       1.23
    1,703,169                           Lock/36_Def/81_0%/3                           13,039               210,444       1.34
    1,691,892                           Lock/36_Def/81_0%/3                           12,907               195,981       1.27
------------------------------------------------------------------------------------------------------------------------------------
        -                                       NAP                                     -                   76,499        -
        -                                       NAP                                     -                  119,482        -
    1,553,660                           Lock/46_Def/71_0%/3                           14,385               221,146       1.28
    1,678,366                           Lock/48_Def/66_0%/6                           12,794               250,482       1.63
    1,531,639                           Lock/60_Def/57_0%/3                           13,733               201,542       1.22
------------------------------------------------------------------------------------------------------------------------------------
    1,639,150                           Lock/60_Def/57_0%/3                           12,936               194,107       1.25
    1,622,716                           Lock/36_Def/81_0%/3                           12,111               195,975       1.35
    1,635,499                              Lock/60_Def/60                             12,961               206,771       1.33
    1,464,433                           Lock/48_Def/69_0%/3                           13,360               235,114       1.47
    1,623,228                           Lock/48_Def/66_0%/6                           12,777               220,926       1.44
------------------------------------------------------------------------------------------------------------------------------------
    1,542,084                           Lock/36_Def/81_0%/3                           11,380               185,602       1.36
    1,457,791                           Lock/32_Def/85_0%/3                           13,663               210,598       1.28
    1,537,216                           Lock/31_Def/86_0%/3                           11,763               195,161       1.38
    1,440,630                           Lock/36_Def/81_0%/3                           11,143               189,159       1.41
    1,449,220                           Lock/60_Def/56_0%/3                           11,200               171,860       1.28
------------------------------------------------------------------------------------------------------------------------------------
    1,314,935                           Lock/48_Def/69_0%/3                           11,536               191,403       1.38
    1,417,327                           Lock/60_Def/57_0%/3                           11,159               191,733       1.43
    1,409,852                        Lock/60_>YM or 1%/56_0%/3                        11,251               244,462       1.81
    1,270,254                           Lock/36_Def/78_0%/6                           11,055               205,423       1.55
    1,295,857                            Lock/60_Def57_0%/3                           10,273               152,955       1.24
------------------------------------------------------------------------------------------------------------------------------------
    1,191,268                           Lock/33_Def/84_0%/3                           10,949               244,902       1.86
     459,607                            Lock/48_Def/128_0%/3                          12,854               218,878       1.42
    1,269,549                           Lock/36_Def/81_0%/3                           9,793                144,213       1.23
    1,157,062                           Lock/48_Def/69_0%/3                           10,512               166,125       1.32
    1,151,087                           Lock/36_Def/81_0%/3                           8,682                145,654       1.40
------------------------------------------------------------------------------------------------------------------------------------
    1,157,271                           Lock/36_Def/81_0%/3                           8,860                155,555       1.46
    1,118,949                           Lock/48_Def/69_0%/3                           8,763                159,269       1.51
    1,058,100                           Lock/33_Def/84_0%/3                           10,302               172,709       1.40
    1,017,647                           Lock/48_Def/70_0%/2                           9,376                201,946       1.79
    1,084,699                           Lock/60_Def/57_0%/3                           8,732                126,685       1.21
------------------------------------------------------------------------------------------------------------------------------------
     993,796                            Lock/48_Def/70_0%/2                           9,156                207,345       1.89
    1,043,339                           Lock/60_Def/57_0%/3                           7,886                149,078       1.58
     936,556                            Lock/36_Def/81_0%/3                           7,901                158,855       1.68
     967,942                            Lock/48_Def/69_0%/3                           8,689                148,460       1.42
    1,038,046                           Lock/48_Def/69_0%/3                           7,882                119,436       1.26
------------------------------------------------------------------------------------------------------------------------------------
     984,742                            Lock/36_Def/81_0%/3                           7,582                118,793       1.31
     994,145                            Lock/60_Def/57_0%/3                           7,900                119,309       1.26
     881,776                         Lock/48_>YM or 1%/69_0%/3                        8,280                154,730       1.56
     896,903                            Lock/36_Def/81_0%/3                           8,397                148,441       1.47
     898,182                            Lock/36_Def/81_0%/3                           8,531                138,292       1.35
------------------------------------------------------------------------------------------------------------------------------------
     847,393                            Lock/36_Def/81_0%/3                           7,412                122,357       1.38
     792,145                            Lock/36_Def/81_0%/3                           6,871                107,574       1.30
     801,944                            Lock/31_Def/86_0%/3                           7,113                111,929       1.31
     800,558                            Lock/60_Def/57_0%/3                           7,494                117,352       1.30
     848,495                               Lock/117_0%/3                              6,408                103,265       1.34
------------------------------------------------------------------------------------------------------------------------------------
     851,577                            Lock/36_Def/81_0%/3                           6,520                 97,898       1.25
     853,187                            Lock/60_Def/57_0%/3                           7,073                115,278       1.36
     838,999                         Lock/48_>YM or 1%/69_0%/3                        6,333                106,024       1.40
     667,889                         Lock/48_>YM or 1%/66_0%/6                        6,038                 95,355       1.32
      13,434                         Lock/84_>YM or 1%/93_0%/3                        7,066                135,094       1.59
------------------------------------------------------------------------------------------------------------------------------------
     517,471                         Lock/48_>YM or 1%/69_0%/3                        4,782                 72,906       1.27
     492,584                         Lock/48_>YM or 1%/69_0%/3                        4,762                 71,929       1.26
     338,793                         Lock/48_>YM or 1%/69_0%/3                        4,013                137,246       2.85

       CROSS -
   COLLATERALIZED        APPRAISED       CONTROL    CONTROL      LOAN
      DSCR (X)           VALUE ($)        NUMBER    NUMBER      NUMBER                            PROPERTY NAME
===================================================================================================================================
         -              102,200,000         1          1     GA5631        Neshaminy Mall
        1.20             76,850,000         2          2                   JPI
        1.20             18,350,000         2          2     GA4985        Jefferson Village Apartments
        1.20             15,500,000         2          2     GA6037        Jefferson At Sunset Valley
        1.20             43,000,000         2          2     GA6038        Jefferson at Coral Square
-----------------------------------------------------------------------------------------------------------------------------------
        1.51             86,900,000         3          3                   LaSalle Portfolio
        1.51             5,400,000          3          3     GA5996        Bayview Executive Plaza
        1.51             32,500,000         3          3     GA5997        Doral Corporate Center
        1.51             6,300,000          3          3     GA5998        Metro Center One and Metro Center Business Plaza
        1.51             15,500,000         3          3     GA5999        System One Center
-----------------------------------------------------------------------------------------------------------------------------------
        1.51             27,200,000         3          3     GA6010        One Urban Centre
         -               67,000,000         4          4     GA5952        Capital Automotive Portfolio
         -               12,400,000         4          4     GA5952-A      Capital Automotive - Rosenthal Honda/Jaguar
         -               12,200,000         4          4     GA5952-B      Capital Automotive - Rosenthal Isuzu/Mazda/Acura
         -               7,700,000          4          4     GA5952-C      Capital Automotive - Rosenthal Chevrolet & Jeep Eagle
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,600,000          4          4     GA5952-D      Capital Automotive - Rosenthal Mazda
         -               5,000,000          4          4     GA5952-E      Capital Automotive - Geneva Management
         -               1,100,000          4          4     GA5952-F      Capital Automotive - Rosenthal Body Shop
         -               23,000,000         4          4     GA5952-G      Capital Automotive - Rosenthal Infinity-Mazda-Nissan
         -               49,800,000         5          5     GA5571        Columbia Office Center
-----------------------------------------------------------------------------------------------------------------------------------
         -               46,500,000         6          6     GA5168        3655 North First Street
         -               87,600,000         7          7     GA5848        Eldertrust Meridian 6
         -               17,200,000         7          7     GA5848-A      Severna Park Center
         -               17,900,000         7          7     GA5848-B      Heritage Center
         -               21,900,000         7          7     GA5848-C      Westfield Center
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,100,000          7          7     GA5848-D      Multi-Medical Center
         -               12,200,000         7          7     GA5848-E      La Plata Nursing Center
         -               13,300,000         7          7     GA5848-F      Corsica Hills Center
         -               37,700,000         8          8     GA5824        Prime Care Six
         -               7,900,000          8          8     GA5824-A      Green Park Nursing Home
-----------------------------------------------------------------------------------------------------------------------------------
         -               11,800,000         8          8     GA5824-B      Green Park Resident Center
         -               8,900,000          8          8     GA5824-C      Northgate Park Nursing Home
         -               9,100,000          8          8     GA5824-D      Park Terrace Resident Center
         -               37,800,000         9          9     GA5395        Blockbuster Distribution Center
         -               36,200,000         10        10     TA2186        200 East 87th Street
-----------------------------------------------------------------------------------------------------------------------------------
         -               36,200,000         11        11     GA5735        Pine Island Ridge Plaza
         -               30,600,000         12        12     TA2778        Charleston Commons
         -               31,300,000         13        13     GA6039        Sunrise Portfolio
         -               15,700,000         13        13     GA6039-A      Sunrise of Annapolis
         -               15,600,000         13        13     GA6039-B      Sunrise of Pikesville
-----------------------------------------------------------------------------------------------------------------------------------
        1.32             24,842,000         14        14                   Brookhaven & Parkside Partners
        1.32             12,236,000         14        14     2338a         Springs Apts. - Phase I
        1.32             12,606,000         14        14     2338b         Springs Apts. - Phase II
         -               23,600,000         15        15     1671          Isles Park Place & Jefferson West Portfolio
         -               10,200,000         15        15     1671-A        Iles Park Place Office Park
-----------------------------------------------------------------------------------------------------------------------------------
         -               13,400,000         15        15     1671-B        Jefferson West Office Complex
         -               22,400,000         16        16     TA2350        Trainer Shopping Center Portfolio
         -               3,800,000          16        16     TA2350-A      Trainer - Duryea
         -               4,100,000          16        16     TA2350-B      Village Center at Lords Valley
         -               6,290,000          16        16     TA2350-C      Village Center at Hamlin
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,710,000          16        16     TA2350-D      Emmaus Valley Farm Market Center
         -               2,500,000          16        16     TA2350-E      Allentown Center
         -               22,600,000         17        17     TA4553        Princeton Corporate Plaza and One Naylon Place
         -               20,700,000         17        17     TA4553-A      Princeton Corporate Plaza
         -               1,900,000          17        17     TA4553-B      One Naylon Place
-----------------------------------------------------------------------------------------------------------------------------------
         -               20,900,000         18        18     TA3471        Jefferson at Windward Apartments
         -               21,345,000         19        19     TA5556        Grand Tri-State Corporate Center
         -               21,000,000         20        20     TA3884        274 Brannan Street
        1.26             18,880,000         21        21                   WWK, Ltd
        1.26             10,430,000         21        21     2151a         Willow Oaks Apartments
-----------------------------------------------------------------------------------------------------------------------------------
        1.26             8,450,000          21        21     2151b         Windhill/Sunset/Kent Apartments
         -               19,000,000         22        22     TA1766        636-642 Greenwich Street
        1.35             18,800,000         23        23                   Howard C. Nolan
        1.35             6,500,000          23        23     TA3709        Plattsburgh Plaza
        1.35             12,300,000         23        23     TA5311        Delaware Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               18,550,000         24        24     TA4235        Cal Oaks Plaza
         -               17,300,000         25        25     GA5624        Wilshire Park Place
         -               14,900,000         26        26     TA2210        Best Buy Plaza
         -               13,600,000         27        27     TA3743        Chesapeake Rodeo Apartments
         -               15,000,000         28        28     TA3923        Hotel Stanford
-----------------------------------------------------------------------------------------------------------------------------------
         -               12,600,000         29        29     TA3193        311 West 43rd Street
         -               11,500,000         30        30     GA5941        Winstone Park Apartments
         -               12,000,000         31        31     GA5293        Sandcastle Apartments
         -               12,100,000         32        32     GA5885        Shaker Run Apartments
         -               11,600,000         33        33     TA5434        Settlers Landing Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
         -               10,380,000         34        34     TA4604        Synergy Portfolio
         -               3,460,000          34        34     TA4604-A      Clearwater Apartments
         -               1,870,000          34        34     TA4604-B      2001 S. Morris
         -               1,100,000          34        34     TA4604-C      400 S. Kingsley Ave.
         -               1,055,000          34        34     TA4604-D      215 E. Vernon
-----------------------------------------------------------------------------------------------------------------------------------
         -                965,000           34        34     TA4604-E      608 S. Kingsley Street
         -                775,000           34        34     TA4604-F      209 West Willow Street
         -                595,000           34        34     TA4604-G      401 E. Vernon Ave.
         -                560,000           34        34     TA4604-H      706 S. Main St.
         -               10,700,000         35        35     2592          Pecan Valley Office Building
-----------------------------------------------------------------------------------------------------------------------------------
         -               11,200,000         36        36     GA5892        4751 Wilshire Boulevard
         -               10,600,000         37        37     TA3974        77 North Washington
         -               10,500,000         38        38     TA3470        Apartments at Pinebrook
         -               9,250,000          39        39     TA3241        AMC Hollywood Theatre Parking
         -               9,450,000          40        40     TA1948        Rockwood Four Office Ctr.
-----------------------------------------------------------------------------------------------------------------------------------
         -               9,060,000          41        41     TA3162        The Haros Portfolio
         -               2,080,000          41        41     TA3162-A      The Diamente
         -               1,970,000          41        41     TA3162-B      The Banco
         -               2,870,000          41        41     TA3162-C      The Jinete
         -               2,140,000          41        41     TA3162-D      The Aragon
-----------------------------------------------------------------------------------------------------------------------------------
         -               9,190,000          42        42     2478          Bradford Run Apartments
         -               9,600,000          43        43     TA4234        Plaza Rancho Del Oro
         -               9,600,000          44        44     TA3878        First Virginia Tower
         -               9,800,000          45        45     TA1140        Lewis Tower
         -               10,214,000         46        46     TA3397        Stonebridge Properties Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,750,000          46        46     TA3397-A      Lakeland Oaks
         -               5,800,000          46        46     TA3397-B      East Pointe Business Park
         -               1,664,000          46        46     TA3397-C      LeFleur's Bluff
         -               10,400,000         47        47     TA2470        Timber Business Park
         -               8,730,000          48        48     TA3655        Seven Hills Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               7,900,000          49        49     TA0545        Shops at Randall Square
         -               9,250,000          50        50     TA2894        Pennington Place
         -               11,000,000         51        51     2242          Holiday Inn - Holyoke
         -               8,350,000          52        52     TA5150        Village Oaks Shopping Center
         -               9,300,000          53        53     GA5397        Fortress Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
         -               7,650,000          54        54     1870          CrossRoads Shopping Center
         -               7,600,000          55        55     TA3418        Woodstone Apartments
         -               9,650,000          56        56     TA3230        Kmart Plaza
         -               8,825,000          57        57     TA4380        Amerivest Properties Texas, Inc.
         -                300,000           57        57     TA4380-A      El Paso Parole Office
-----------------------------------------------------------------------------------------------------------------------------------
         -                690,000           57        57     TA4380-B      El Paso Human Services
         -                270,000           57        57     TA4380-C      Lubbock TDCJ Parole Office
         -                755,000           57        57     TA4380-D      Clint Human Services
         -                150,000           57        57     TA4380-E      Temple Soil & Water Conservation
         -                660,000           57        57     TA4380-F      Bellville Protective and Regulatory Services
-----------------------------------------------------------------------------------------------------------------------------------
         -                200,000           57        57     TA4380-G      Hempstead Human Services
         -               1,420,000          57        57     TA4380-H      Arlington Human Services
         -                740,000           57        57     TA4380-I      Marshall Human Services
         -               1,340,000          57        57     TA4380-J      Amarillo Protective & Regulatory Services
         -               1,350,000          57        57     TA4380-K      Paris Human Services
-----------------------------------------------------------------------------------------------------------------------------------
         -                600,000           57        57     TA4380-L      Mission Human Services
         -                350,000           57        57     TA4380-M      Columbus Human Services
         -               7,500,000          58        58     TA2757        Bethany Village Apartments
         -               7,100,000          59        59     TA4051        Hillside Gardens Apartments
         -               7,600,000          60        60     TA3416        Sunchase Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               7,400,000          61        61     TA2908        Centre Point I and III
         -               7,750,000          62        62     TA2387        The Village Shopping Center
         -               7,300,000          63        63     GA5418        450 North Bedford Medical
         -               7,000,000          64        64     TA3981        Morgan Lofts
         -               7,350,000          65        65     TA5135        Appalachian Trail Inn
-----------------------------------------------------------------------------------------------------------------------------------
         -               7,000,000          66        66     TA2895        Fiesta Crossing
         -               6,500,000          67        67     TA3904        Bailey Avenue Apartments
         -               6,360,000          68        68     TA4330        Kmart Center - Austin
         -               6,300,000          69        69     2057          Windsong Apartments
         -               8,700,000          70        70     TA5595        Canterbury Court Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               8,100,000          71        71     TA3886        La Mirada Plaza
         -               6,830,000          72        72     TA4609        Airplaza 22
         -               6,400,000          73        73     TA3868        Bear Valley Plaza
         -               6,970,000          74        74     TA3202        Everett Marina Village
         -               6,180,000          75        75     2050          Century  Park Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               6,165,000          76        76     TA4381        Comfort Suites - Aurora
         -               6,350,000          77        77     TA3772        Marlboro Plaza Properties
         -               3,250,000          77        77     TA3772-A      Marlboro Plaza
         -               1,160,000          77        77     TA3772-B      Bay Street Plaza Unit 1
         -               1,940,000          77        77     TA3772-C      Bay Street Unit 4
-----------------------------------------------------------------------------------------------------------------------------------
         -               7,000,000          78        78     TA2079        The Hearthside
         -               7,150,000          79        79     1632          Former Wal-Mart - Arlington
         -               6,100,000          80        80     TA4006        Danville Center
         -               6,000,000          81        81     GA5164        Westhill Plaza Shopping Center
         -               6,000,000          82        82     TA3227        336 West 37th Street
-----------------------------------------------------------------------------------------------------------------------------------
         -               6,100,000          83        83     2188          Raymour & Flanigan Distribution Center
         -               6,000,000          84        84     TA2026        Staples Bayside
         -               5,900,000          85        85     TA3854        Brookside Plaza Shopping Center
         -               6,750,000          86        86     TA4171        York Hotel
         -               6,000,000          87        87     GA5394        Grand Forest Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,800,000          88        88     TA2588        Golden Plaza
         -               6,500,000          89        89     GA5503        Beachside Resort and Conference Center
         -               7,300,000          90        90     TA2724        Vicksburg Factory Outlet Mall
         -               6,600,000          91        91     TA4112        Torrance Medical Plaza
         -               6,330,000          92        92     2055          The Preakness Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,500,000          93        93     TA2651        Planet Self Storage
         -               5,130,000          94        94     2056          St. Gregory's Beach Apartments
         -               5,100,000          95        95     TA3997        Greystone Apartments
         -               4,550,000          96        96     GA5838        Park Place and Boardwalk Apartments
         -               4,500,000          97        97     TA2332        Westborough Arms Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               4,500,000          98        98     TA2819        Commerce Pointe Office Building
         -               4,650,000          99        99     2373          Summit Executive Ctr & Quail Creek Portfolio
         -               1,350,000          99        99     2373-A        Quail Creek Professional Center Office Building
         -               3,300,000          99        99     2373-B        Summit Executive Center
         -               5,200,000         100        100    TA2142        Comfort Inn - Clemson
-----------------------------------------------------------------------------------------------------------------------------------
         -               4,600,000         101        101    TA3415        Mesa Verde Apartments
         -               4,100,000         102        102    TA4563        South Ridge Apartments
         -               4,500,000         103        103    2113          Crossroads of Oakdale
         -               5,000,000         104        104    TA1420        188 Montague Street
         -               4,325,000         105        105    TA0768        Sierra View Medical Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               4,600,000         106        106    1436          San Marcos Self Storage
         -               4,500,000         107        107    TA2586        Raymour & Flanigan Plaza
         -               5,170,000         108        108    TA5060        Lake Forest One Stop Autoplex
         -               3,500,000         109        109    TA4678        Rainbow Luxury Apartments
         -               5,130,000         110        110    TA4704        Virginia Hills Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
         -               5,090,000         111        111    GA5294        Veranda Apartments
         -               4,400,000         112        112    TA3073        Naamans Road Business Park
         -               4,650,000         113        113    TA4952        5755-5775 Rossi Lane
         -               3,950,000         114        114    TA4007        Truxtun Financial Building
         -               4,725,000         115        115    TA1237        La Jolla Retail
-----------------------------------------------------------------------------------------------------------------------------------
         -               4,100,000         116        116    TA5719        Warner Business Park
         -               4,000,000         117        117    2118          West Bloomfield Tech Center
         -               3,800,000         118        118    TA1838        Fairfax Apartments
         -               4,400,000         119        119    1569          Heritage Apartments
         -               3,610,000         120        120    TA2174        Centennial Park View Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               3,530,000         121        121    TA3412        Country Village Apartments
         -               3,750,000         122        122    TA1182        Drew Business Center
         -               3,700,000         123        123    TA4928        Oceanside Commerce Center
         -               3,750,000         124        124    TA3846        Oakwood Square
         -               3,400,000         125        125    GA5276        Villa De Oro Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               4,360,000         126        126    TA2057        Pelican's Landing
         -               4,150,000         127        127    TA2653        Sure-Lock Storage
         -               3,545,000         128        128    TA5706        Burleson Business Park
         -               4,000,000         129        129    TA3602        Westland Plaza Apartments
         -               3,500,000         130        130    1808          Strohecker's Grocery
-----------------------------------------------------------------------------------------------------------------------------------
         -               3,450,000         131        131    TA2989        Executive Plaza
         -               3,250,000         132        132    TA0522        Roundtree Shopping Center
         -               3,350,000         133        133    TA3721        One Grand Center
         -               3,930,000         134        134    GA5295        Armon Bay Apartments
         -               3,800,000         135        135    TA2118        Business Park Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               3,500,000         136        136    1690          1950 Addison Street Office Building
         -               4,100,000         137        137    2064          Executive Center
         -               3,340,000         138        138    TA4590        Manchester Industrial Park
         -               3,700,000         139        139    TA1654        TAWA Center Office Building
         -               3,650,000         140        140    TA4424        15 Mile and Gratiot Center
-----------------------------------------------------------------------------------------------------------------------------------
         -               3,100,000         141        141    TA4858        1336-46 Park Street
         -               3,360,000         142        142    2059          Comfort Inn - Breezewood
         -               3,395,000         143        143    1944          Shopko Plaza - Wausau
         -               3,100,000         144        144    TA4309        Avondale Shopping Center
         -               3,450,000         145        145    2125          Brentwood Towncentre Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,880,000         146        146    TA2822        Hickory Square Apartments
         -               3,000,000         147        147    TA4605        The Castle on Locust
         -               2,920,000         148        148    TA3060        Damschen-Parkview Apartments
         -               3,200,000         149        149    2197          2010 South Arlington Heights Medical Office Bldg
         -               2,700,000         150        150    GA5843        Casa Royale Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,900,000         151        151    2155          Anchorage Building
         -               3,100,000         152        152    TA4776        PRI Warehouse
         -               2,800,000         153        153    TA2130        19355-19365 Business Center Dr.
         -               2,600,000         154        154    GA5846        Spring Creek Apartments
         -               3,100,000         155        155    TA5210        Penthouse Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -                925,000          155        155    TA5210-A      24 Flats
         -               2,175,000         155        155    TA5210-B      Penthouse Apartments
         -               2,900,000         156        156    1855          Fairmont & Eastwood Apartments
         -               3,440,000         157        157    TA5707        Willowick & Park Place Apartments
         -               2,200,000         157        157    TA5707-A      Willowick Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,240,000         157        157    TA5707-B      Park Place Apartments
         -               3,050,000         158        158    1523          Rodney D. Young Insurance
         -               2,500,000         159        159    TA2974        Southampton Apartments
         -               2,800,000         160        160    TA4834        Hamline Park Plaza
         -               2,450,000         161        161    TA4882        Choe Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,150,000         161        161    TA4882-A      2500 Galen
         -               1,300,000         161        161    TA4882-B      905 South Locust
         -               2,700,000         162        162    TA2169        Syracuse Stor-All
         -               2,850,000         163        163    TA3252        Mountain 60 Crossroads
         -               3,450,000         164        164    TA5244        Brazos Office Building
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,550,000         165        165    TA2758        United States Forest Service
         -               2,650,000         166        166    TA5207        Design Center
         -               2,600,000         167        167    TA3875        Rockbridge Shopping Center
         -               2,800,000         168        168    TA3898        Garvey Avenue Apartments
         -               2,450,000         169        169    GA5281        Adams Hoover Plaza
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,300,000         170        170    TA3619        Crown Point V
         -               2,800,000         171        171    TA1285        Air Park La Guardia
         -               2,200,000         172        172    TA4054        Hampshire House Apartments
         -               2,100,000         173        173    TA3414        Love Field Mobile Home Park
         -               2,350,000         174        174    TA5906        Hyde Park Office Court
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,200,000         175        175    1828          Carole Financial Plaza
         -               2,170,000         176        176    TA3621        Anderson Lakes Center
         -               2,550,000         177        177    GA5398        Southside Design Center
         -               2,135,000         178        178    1935          Brookfield Trails Apts.
         -               2,000,000         179        179    TA3492        Minnesota Valley Building
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,100,000         180        180    TA2652        All Best Storage
         -               2,240,000         181        181    GA4889        Oak Hill Storage Facility
         -               2,010,000         182        182    TA3994        Hungerford Professional Building
         -               1,975,000         183        183    GA5396        Wilcrest/Westheimer Shopping Center
         -               1,800,000         184        184    2143          Seven Eleven Convenience Store
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,850,000         185        185    TA4832        Richards Gordon Office Bldg.
         -               1,825,000         186        186    TA2942        Copley Manor Apartments
         -               1,800,000         187        187    TA2728        Astoria Terrace Retirement Center
         -               2,650,000         188        188    TA3203        Palomar Square
         -               1,700,000         189        189    TA2838        Lassen-DeSoto
-----------------------------------------------------------------------------------------------------------------------------------
         -               2,800,000         190        190    TA4306        La Jolla Galleria
         -               1,950,000         191        191    TA3513        73 Grove Street
         -               1,700,000         192        192    2292          West Wells Apartments
         -               1,900,000         193        193    TA2008        Rockville Center Retail
         -               1,950,000         194        194    1943          Shopko Plaza - Eau Claire
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,500,000         195        195    TA4669        Madison Avenue
         -               1,570,000         196        196    TA2949        Del Monte Partners
         -               1,880,000         197        197    1842          Oak Park Office Building
         -               1,360,000         198        198    2667          Great Southwest Crossing
         -               1,700,000         199        199    2134          Village Oaks Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,500,000         200        200    GA5940        Evergreene Apartments
         -               1,400,000         201        201    1568          Canterbury Apartments
         -               1,315,000         202        202    TA5083        CVS/REVCO/Concordia
         -               1,330,000         203        203    TA3684        Minnetonka Park Mall
         -               1,120,000         204        204    TA4160        Southdale Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -               1,600,000         205        205    TA4833        Hamline Office Building
         -               1,300,000         206        206    TA2465        Don Pablo's Restaurant
         -               1,250,000         207        207    1979          Sheffield Ridge Apts
         -               1,125,000         208        208    2287          Diamond Springs Shoppes
         -               1,480,000         209        209    1645          Normandie Heights Apartments
-----------------------------------------------------------------------------------------------------------------------------------
         -                880,000          210        210    1867          Sherwood Glen Apartments
         -                875,000          211        211    1599          Commerce Center
         -               1,970,000         212        212    1836          State of Texas Building

                   CUT-OFF       SCHEDULED           CROSS -                                                 SQ. FT, UNITS
    APPRAISAL       DATE      MATURITY OR ARD     COLLATERALIZED         YEAR                   YEAR           BEDS, PADS
      DATE         LTV (%)     DATE LTV (%)       LTV RATIO (%)         BUILT                RENOVATED          OR ROOMS
===================================================================================================================================
     8/31/98        58.71          58.71                -                1968                1995-1998              642,249 Sq Ft
        -             -              -                77.00               -                      -                        - -
     7/21/98        80.00          69.49              77.00              1995                    -                      274 Units
     8/3/98         73.42          63.77              77.00              1996                    -                      210 Units
     7/28/98        76.14          66.14              77.00              1996                    -                      480 Units
-----------------------------------------------------------------------------------------------------------------------------------
        -             -              -                50.00               -                      -                        - -
     8/5/97         50.00          44.38              50.00              1986                    -                   54,663 Sq Ft
     8/26/97        50.00          43.86              50.00          1985 & 1990                 -                  276,079 Sq Ft
     8/8/97         50.00          43.86              50.00              1990                    -                   79,217 Sq Ft
     8/5/97         50.00          43.86              50.00              1984                    -                  185,226 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     7/29/97        49.24          43.19              50.00              1984                    -                  278,614 Sq Ft
        -           56.79          36.10                -                 -                      -                  302,464 Sq Ft
    10/15/98          -              -                  -                1981                   1995                 46,836 Sq Ft
    10/15/98          -              -                  -                1984                   1994                 68,898 Sq Ft
    10/15/98          -              -                  -                1951                    -                   71,000 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
    10/15/98          -              -                  -                1968                   1987                 16,176 Sq Ft
    10/15/98          -              -                  -                1930                    -                        0 Sq Ft
    10/15/98          -              -                  -                1967                   1982                 15,170 Sq Ft
    10/15/98          -              -                  -                1979                    -                   84,384 Sq Ft
     6/8/98         70.32          60.16                -                1989                    -                  253,953 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/1/98         74.49          65.65                -                1983                   1995                206,816 Sq Ft
        -           74.95          60.44                -                 -                      -                    1,004 Beds
     6/1/98           -              -                  -             1981, 1995                 -                      141 Beds
     6/1/98           -              -                  -                1982                    -                      181 Beds
     6/1/98           -              -                  -             1970, 1980              1994-95                   233 Beds
-----------------------------------------------------------------------------------------------------------------------------------
     6/1/98           -              -                  -             1973, 1993                 -                      120 Beds
     6/1/98           -              -                  -                1983                    -                      149 Beds
     6/1/98           -              -                  -          1979, 1983, 1991              -                      180 Beds
        -           79.10          63.42                -                 -                      -                      550 Beds
     7/1/98           -              -                  -                1992                    -                      120 Beds
-----------------------------------------------------------------------------------------------------------------------------------
     7/1/98           -              -                  -                1991                    -                      140 Beds
     7/1/98           -              -                  -             1977, 1981                 -                      165 Beds
     7/1/98           -              -                  -                1985                    -                      125 Beds
     1/27/98        77.65          68.66                -                1997                    -                  844,377 Sq Ft
     2/19/98        74.12          64.81                -            1991 & 1920                 -                  194,131 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/1/98         72.75          63.71                -                1983                   1997                409,670 Sq Ft
     1/12/98        75.74          65.59                -             1990-1991                  -                  329,438 Sq Ft
        -           70.29          57.01               0.00               -                      -                      192 Units
     9/1/98           -              -                  -                1995                    -                       96 Units
     9/1/98           -              -                  -                1996                    -                       96 Units
-----------------------------------------------------------------------------------------------------------------------------------
        -             -              -                77.00               -                      -                        - -
     7/8/98         76.75          66.67              77.00           1984-1985                  -                      241 Units
     7/8/98         76.34          66.31              77.00              1987                    -                      246 Units
        -           75.42          67.32                -                 -                      -                  259,221 Sq Ft
     6/10/98          -              -                  -             1964-1968           1988, 1991, 1996          126,118 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/9/98           -              -                  -             1968/1969                  -                  133,103 Sq Ft
        -           76.39          66.68                -                 -                      -                  323,010 Sq Ft
    12/27/97          -              -                  -            1991 - 1992                 -                   56,310 Sq Ft
    12/27/97          -              -                  -                1992                    -                   55,870 Sq Ft
    12/27/97          -              -                  -            1989 - 1990                 -                  111,670 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
    12/27/97          -              -                  -             1964,1989                  -                   71,160 Sq Ft
    12/27/97          -              -                  -           1955,1980,1989               -                   28,000 Sq Ft
        -           73.83          64.90                -                 -                      -                  253,542 Sq Ft
     4/28/98          -              -                  -          1984, 1986, 1987              -                  227,076 Sq Ft
     4/23/98          -              -                  -                1962                   1988                 26,466 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/14/98        79.66          69.93                -                1995                    -                      288 Units
     7/31/98        74.71          65.29                -          1993, 96, 97, 98              -                  158,250 Sq Ft
     2/27/98        74.33          64.69                -                1923                   1985                100,982 Sq Ft
        -             -              -                78.00               -                      -                        - -
     7/9/98         79.27          69.54              78.00        1962, 1971/1972              1994                    299 Units
-----------------------------------------------------------------------------------------------------------------------------------
     7/9/98         76.62          67.22              78.00           1978-1983                  -                      248 Units
     1/1/98         75.42          60.79                -                1906                   1997                     79 Units
        -             -              -                75.00               -                      -                        - -
     3/19/98        68.82          60.52              75.00              1954                   1964                157,397 Sq Ft
     3/4/98         77.58          68.23              75.00              1975                   1984                149,379 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     7/1/98         74.56          64.23                -             1997-1998                  -                  140,356 Sq Ft
     1/23/98        71.61          62.41                -                1966                    -                  288,507 Sq Ft
     5/1/98         79.39          69.08                -                1998                    -                   95,905 Sq Ft
     1/8/98         79.42          69.02                -                1951                1997, 1998                 425 Units
     3/18/98        70.01          56.32                -                1905               1985 TO 1998                126 Rooms
-----------------------------------------------------------------------------------------------------------------------------------
     2/5/98         74.86          65.15                -                1907                 1982-85               151,773 Sq Ft
     7/28/98        79.59          69.25                -                1975                   1997                    374 Units
     3/20/98        73.64          64.52                -             1982-1984              1996-1998                  432 Units
    12/16/97        70.81          48.92                -         1994,1995, & 1997              -                      185 Units
     7/15/98        73.81          63.81                -                1983                    -                  158,001 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
        -           80.98          69.46                -                 -                      -                      207 Units
     4/20/98          -              -                  -                1998                    -                       66 Units
     4/20/98          -              -                  -                1996                    -                       36 Units
     4/20/98          -              -                  -                1995                    -                       22 Units
     4/20/98          -              -                  -                1997                    -                       30 Units
-----------------------------------------------------------------------------------------------------------------------------------
     4/20/98          -              -                  -                1995                    -                       18 Units
     4/20/98          -              -                  -                1980                   1995                     12 Units
     4/20/98          -              -                  -                1997                    -                       13 Units
     4/20/98          -              -                  -                1995                    -                       10 Units
     9/4/98         74.45          65.85                -                1998                    -                   60,073 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     7/13/98        71.11          61.21                -                1984                    -                  105,455 Sq Ft
     3/26/98        71.35          62.51                -            LATE 1800'S                1988                124,547 Sq Ft
     3/4/98         70.19          60.63                -             1969-1970              1994-1995                  308 Units
    12/19/97        79.18          64.08                -                1987                    -                   38,825 Sq Ft
     1/5/98         77.09          67.45                -                1987                    -                   88,019 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
        -           79.42          62.96                -                 -                      -                      244 Units
     5/28/98          -              -                  -                1928                MID 1980'S                  50 Units
     5/28/98          -              -                  -                1922                MID-1980'S                  58 Units
     5/28/98          -              -                  -                1927                MID-1980'S                  87 Units
     5/28/98          -              -                  -               1930'S               MID-1980'S                  49 Units
-----------------------------------------------------------------------------------------------------------------------------------
     9/28/98        78.05          68.69                -             1995/1996                  -                      172 Units
     3/15/98        74.45          64.57                -                1989                    -                   58,647 Sq Ft
     2/20/98        74.39          64.63                -                1974                   1992                112,790 Sq Ft
     1/9/98         72.38          58.13                -                1929                    -                  158,724 Sq Ft
        -           68.17          59.95                -                 -                      -                  117,608 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/15/98          -              -                  -                1989                    -                   28,504 Sq Ft
     6/15/98          -              -                  -             1989-1990                  -                   73,123 Sq Ft
     6/15/98          -              -                  -             1995/1996                  -                   15,981 Sq Ft
    12/15/97        65.53          26.39                -                1983                    -                  171,360 Sq Ft
     3/2/98         73.37          64.00                -                1984                    -                  135,084 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/1/98         80.55          69.62                -                1997                    -                   41,614 Sq Ft
     7/31/98        67.30          58.32                -                1988                    -                   66,914 Sq Ft
     11/1/98        56.41          45.65                -            1973 & 1988                1996                    212 Rooms
     9/1/98         73.43          65.07                -                1982                    -                   35,556 Sq Ft
     1/16/98        65.25          53.93                -             1991-1995                 1996                 89,725 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     3/25/98        79.30          70.38                -                1984                    -                   36,576 Sq Ft
     4/15/98        79.48          68.86                -             1973-1974               1997-98                   189 Units
     3/19/98        62.18          54.42                -                1960              1971,1980,1998           134,533 Sq Ft
        -           67.64          59.22                -                 -                      -                  193,826 Sq Ft
     4/1/98           -              -                  -                1989                   1997                  7,024 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/1/98           -              -                  -                1978                   1996                 14,825 Sq Ft
     4/1/98           -              -                  -                1986                    -                    6,070 Sq Ft
     4/1/98           -              -                  -                1990                    -                   11,905 Sq Ft
     4/1/98           -              -                  -                1985                    -                    6,020 Sq Ft
     4/1/98           -              -                  -            1994 & 1996                 -                   13,327 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/1/98           -              -                  -                1988                   1992                  6,580 Sq Ft
     4/1/98           -              -                  -            1984 & 1990                1996                 33,925 Sq Ft
     4/1/98           -              -                  -                1983                1989/1995               21,857 Sq Ft
     4/1/98           -              -                  -                1982                   1996                 22,542 Sq Ft
     4/1/98           -              -                  -            1986 & 1996                 -                   29,656 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/1/98           -              -                  -                1983                   1996                 14,420 Sq Ft
     4/1/98           -              -                  -                1996                    -                    5,675 Sq Ft
     2/26/98        79.24          68.41                -                1983                    -                      276 Units
     6/4/98         81.64          72.12                -                1962                    -                      201 Units
     1/29/98        75.53          65.40                -                1965                   1989                    224 Units
-----------------------------------------------------------------------------------------------------------------------------------
     3/20/98        73.74          64.25                -             1986, 1989                 -                   91,790 Sq Ft
    12/26/97        70.33          61.18                -             1959-1974                 1988                213,575 Sq Ft
     4/3/98         74.52          66.00                -                1950                   1986                 26,258 Sq Ft
     5/7/98         76.84          67.29                -                1925                1997/1998                   36 Units
     6/29/98        73.04          59.20                -                1988                    -                      196 Rooms
-----------------------------------------------------------------------------------------------------------------------------------
     7/31/98        73.29          63.86                -                1985                    -                   79,252 Sq Ft
     5/11/98        77.94          67.39                -           1920,1940,1950            ONGOING                   218 Units
     10/1/98        78.39          69.88                -           1991,1992,1994               -                  141,985 Sq Ft
     6/16/98        78.97          68.88                -                1984                    -                      168 Units
     8/14/98        57.16          45.11                -                1985                 ONGOING                   207 Units
-----------------------------------------------------------------------------------------------------------------------------------
     3/13/98        61.39          53.30                -                1986                1994/1996              116,266 Sq Ft
     6/16/98        69.98          60.72                -                1986                   1997                113,190 Sq Ft
     4/30/98        74.51          64.58                -                1990                    -                   53,001 Sq Ft
     5/4/98         66.84          52.53                -                1984                    -                   44,661 Sq Ft
     6/16/98        74.06          64.60                -                1983                    -                      208 Units
-----------------------------------------------------------------------------------------------------------------------------------
     8/26/98        74.24          58.66                -             1995/1996                  -                       82 Rooms
        -           72.03          63.69                -                 -                      -                   62,256 Sq Ft
     5/26/98          -              -                  -                1990                    -                   30,200 Sq Ft
     5/26/98          -              -                  -                1991                    -                   12,000 Sq Ft
     5/26/98          -              -                  -             1995, 1998                 -                   20,056 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     3/26/98        65.27          60.39                -                1997                    -                      158 Units
     3/16/98        63.82          56.24                -                1992                   1996                133,880 Sq Ft
     3/19/98        73.31          63.77                -                1979                   1997                 47,492 Sq Ft
     3/5/98         74.48          56.47                -                1987                   1997                108,407 Sq Ft
     1/23/98        74.41          60.64                -                1928                    -                  140,500 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     10/1/98        72.97          48.17                -           1970/1986/1998              1994                202,955 Sq Ft
     7/28/97        74.18          60.89                -                1983                   1997                 25,637 Sq Ft
     3/1/98         73.31          63.87                -              1988/89                   -                   62,360 Sq Ft
     4/7/98         63.90          51.43                -                1925                1994-1996                   96 Rooms
     1/18/98        68.82          47.87                -             1989-1990                 1995                     99 Units
-----------------------------------------------------------------------------------------------------------------------------------
     2/9/98         70.30          62.27                -                1990                    -                  117,052 Sq Ft
     2/18/98        62.70          51.62                -             1972/1973              1995/1996                  100 Rooms
     8/6/97         55.51          44.86                -                1995                    -                   86,646 Sq Ft
     3/7/98         61.01          54.59                -                1975                   1996                 56,687 Sq Ft
     6/16/98        62.88          54.85                -                1983                   1997                    224 Units
-----------------------------------------------------------------------------------------------------------------------------------
     3/2/98         70.51          56.68                -                1946                   1984                 51,007 Sq Ft
     6/16/98        72.74          63.45                -                1983                    -                      186 Units
     2/15/98        71.95          62.39                -              1973-74                  1997                    228 Units
     6/17/98        79.62          69.94                -                1959                    -                      100 Units
     1/29/98        79.29          68.26                -                1968                   1984                    133 Units
-----------------------------------------------------------------------------------------------------------------------------------
     2/12/98        75.07          66.44                -                1987                    -                   55,327 Sq Ft
        -           71.65          62.39                -                 -                      -                   59,684 Sq Ft
     9/20/98          -              -                  -                1981                    -                   19,733 Sq Ft
     9/20/98          -              -                  -                1984                    -                   39,951 Sq Ft
     5/25/98        64.01          52.81                -                1989                1994-1997                  122 Rooms
-----------------------------------------------------------------------------------------------------------------------------------
     1/20/98        71.08          61.59                -             1984-1985                  -                      144 Units
     3/19/98        79.32          63.27                -                1987                    -                      104 Units
     8/5/98         71.48          48.08                -                1997                    -                   60,695 Sq Ft
     6/1/98         63.70          56.02                -                1924                 1993/94                54,297 Sq Ft
     10/8/97        73.23          64.02                -                1997                    -                   29,051 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     1/23/98        67.00          54.36                -           1958,1987,1997               -                   66,077 Sq Ft
     2/6/98         68.30          59.73                -                1985                   1994                103,270 Sq Ft
     4/6/98         59.17          52.19                -                1991                    -                   31,548 Sq Ft
     4/20/98        85.28          73.40                -             1995-1998                  -                       64 Units
     5/18/98        58.15          50.82                -                1969                    -                      338 Pads
-----------------------------------------------------------------------------------------------------------------------------------
     3/20/98        58.52          51.27                -                1973               1997 & 1998                 196 Units
     3/11/98        67.66          59.13                -              1989-98                   -                   85,600 Sq Ft
     4/29/98        63.87          43.16                -                1983                    -                  120,665 Sq Ft
     3/10/98        74.72          65.14                -                1985                    -                   29,102 Sq Ft
    12/15/97        62.43          54.60                -            1925 & 1954            1982 & 1989              12,047 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     7/28/98        71.71          62.67                -                1973                    -                   64,339 Sq Ft
     7/31/98        73.44          63.93                -                1988                    -                   81,232 Sq Ft
     1/25/98        75.74          65.47                -                1971                1990-1994                  252 Units
     6/8/98         65.40          52.13                -                1970                    -                      180 Units
    12/15/97        77.77          68.12                -                1988                   1996                    118 Units
-----------------------------------------------------------------------------------------------------------------------------------
     1/29/98        79.28          68.89                -                1973                   1995                    118 Units
     9/25/97        74.00          64.33                -                1987                    -                  102,608 Sq Ft
     4/16/98        74.48          65.13                -             1987-1989                  -                   73,254 Sq Ft
     3/17/98        73.28          62.89                -            1963 & 1988                1988                 30,751 Sq Ft
     4/22/98        79.41          68.81                -                1972                    -                       82 Units
-----------------------------------------------------------------------------------------------------------------------------------
     9/30/98        60.95          49.17                -                1981                 1997/98                   145 Units
     3/2/98         63.18          50.84                -                1913             1988, 1996-1997            38,783 Sq Ft
     6/13/98        73.51          59.29                -                1980                    -                   93,750 Sq Ft
     2/18/98        64.85          56.19                -                1967                    -                      135 Units
     5/11/98        73.75          59.55                -               1920's            1950'S AND 1986            33,684 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     1/26/98        73.48          64.75                -                1990                    -                   29,116 Sq Ft
     2/18/98        77.28          67.95                -                1975                1996/1997               70,465 Sq Ft
     3/1/98         74.17          64.73                -                1982                    -                   55,102 Sq Ft
     3/20/98        63.16          55.34                -                1974              1996 - CURRENT               148 Units
     2/26/98        65.26          56.77                -                1997                    -                   22,224 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/7/98         70.53          57.81                -                1915                   1997                 22,271 Sq Ft
     7/21/98        59.33          48.13                -                1972                    -                   34,058 Sq Ft
     6/30/98        72.77          63.70                -                1997                    -                   49,575 Sq Ft
     3/19/98        65.67          53.18                -                1985                    -                   36,182 Sq Ft
     5/20/98        66.11          57.67                -                1978                   1996                 24,620 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     5/1/98         77.14          68.25                -                1902                   1998                 26,850 Sq Ft
     8/5/98         69.51          2.92                 -                1963                   1998                    118 Rooms
     6/16/98        67.77          59.25                -                1979                    -                   47,547 Sq Ft
     9/23/98        73.95          64.70                -                1987                    -                   46,008 Sq Ft
     6/22/98        66.16          52.91                -            1991 & 1996                 -                   23,995 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     1/8/98         78.87          68.50                -             1984-1988                 1998                    108 Units
     4/17/98        74.62          64.16                -                1997                    -                       29 Units
     2/27/98        76.32          66.19                -                1988                    -                       84 Units
     8/19/98        67.20          55.30                -                1971                    -                   38,969 Sq Ft
     6/2/98         79.62          69.84                -                1978                   1994                     80 Units
-----------------------------------------------------------------------------------------------------------------------------------
     6/19/98        73.91          65.96                -                1924                   1988                 15,880 Sq Ft
     2/12/98        67.33          54.01                -                1998                    -                   53,500 Sq Ft
     1/19/98        74.47          64.85                -                1977                   1994                 47,242 Sq Ft
     6/26/98        78.47          68.75                -                1987                    -                       78 Units
        -           65.48          52.80                -                 -                      -                       74 Units
-----------------------------------------------------------------------------------------------------------------------------------
     7/23/98          -              -                  -                1972                    -                       24 Units
     7/28/98          -              -                  -        1963/1964/1966/1969             -                       50 Units
     3/20/98        68.63          59.96                -          PHASES 1966-1975              -                      120 Units
        -           57.76          45.84                -                 -                      -                      147 Units
     7/10/98          -              -                  -                1969                    -                       97 Units
-----------------------------------------------------------------------------------------------------------------------------------
     7/9/80           -              -                  -             1958-1962                  -                       50 Units
    12/22/97        65.14          51.60                -                1977                   1995                 48,676 Sq Ft
     3/27/98        79.45          69.34                -             1963-1968              1992-1996                   83 Units
     5/28/98        69.27          60.83                -                1985                   1996                 36,063 Sq Ft
        -           78.92          69.06                -                 -                      -                   30,190 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/17/98          -              -                  -                1976                    -                   13,290 Sq Ft
     8/5/98           -              -                  -                1990                    -                       26 Units
    12/12/97        71.28          57.54                -          1986,1990,& 1998              -                   63,025 Sq Ft
     6/1/98         67.32          58.89                -                1979                    -                   35,977 Sq Ft
     6/6/98         54.69          44.40                -                1951                   1982                 41,447 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     3/9/98         73.91          64.28                -                1991                    -                   30,854 Sq Ft
     8/3/98         70.46          61.23                -                1964                   1978                 15,839 Sq Ft
     5/5/98         70.81          62.90                -                1968                    -                   72,559 Sq Ft
     2/9/98         65.43          52.30                -                1958                    -                       74 Units
     5/19/98        74.69          66.25                -                1995                    -                   21,406 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     9/2/98         78.98          67.05                -              1995-97                   -                   19,926 Sq Ft
     8/19/97        64.34          52.06                -                NAP                     -                   36,517 Sq Ft
     5/13/98        79.52          69.87                -                1968                   1989                     55 Units
     2/15/98        79.46          68.60                -                1960                    -                      149 Pads
     12/1/98        70.05          61.67                -                1985                    -                   24,692 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     5/22/98        74.44          59.77                -                1974                    -                   29,590 Sq Ft
     3/10/98        75.27          65.31                -                1987                    -                   20,953 Sq Ft
     2/10/98        63.23          55.29                -                1988                   1997                 49,854 Sq Ft
     3/12/98        74.20          59.50                -             1993-1995                  -                       44 Units
     1/30/98        74.34          64.79                -                1982                    -                   44,482 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     3/14/98        70.57          56.73                -                1989                1995/1996               40,400 Sq Ft
     3/23/98        65.83          20.52                -                1984                    -                   61,375 Sq Ft
     7/22/98        71.91          63.16                -                1988                    -                   23,849 Sq Ft
     12/7/97        71.28          58.59                -                1977                    -                   26,138 Sq Ft
     7/9/98         73.31          63.95                -                1998                    -                    2,993 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     5/28/98        71.24          62.56                -                1911                   1987                 32,785 Sq Ft
     3/12/98        70.77          61.31                -                1925                   1994                     92 Units
    11/11/97        71.48          58.78                -                1972                    -                      128 Units
     4/28/98        47.90          38.40                -                1986                    -                   20,995 Sq Ft
     12/2/97        72.97          63.81                -                1979                    -                   11,138 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     4/25/98        44.27          35.49                -                1987                    -                   14,650 Sq Ft
     4/21/98        61.19          53.50                -                1923                    -                       49 Units
     7/20/98        70.10          55.09                -                1972                    -                       84 Units
     6/5/98         62.72          50.94                -                1940                    -                   16,500 Sq Ft
     6/15/98        60.88          53.23                -                1979                    -                   30,234 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/1/98         76.34          65.65                -                1998                    -                   10,000 Sq Ft
     2/4/98         72.73          63.32                -                1985                    -                   30,624 Sq Ft
     3/18/98        57.92          46.90                -                1984                1985-1990               19,566 Sq Ft
     10/2/98        79.75          65.95                -                1997                    -                   11,500 Sq Ft
     7/28/98        63.39          52.83                -                1980                    -                   23,048 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
     6/5/98         70.47          56.49                -                1969                1994-1997                   45 Units
     6/8/98         70.88          56.58                -                1970                   1994                     64 Units
     6/15/98        75.33          60.98                -                1995                   1997                 10,400 Sq Ft
     2/24/98        74.33          60.19                -                1996                    -                    9,840 Sq Ft
     5/7/98         86.60          75.76                -           1975/1977/1980               -                       40 Units
-----------------------------------------------------------------------------------------------------------------------------------
     5/28/98        60.61          53.22                -                1984                   1997                 21,363 Sq Ft
     3/6/98         74.58          65.63                -                1997                    -                    7,800 Sq Ft
     6/4/98         76.93          67.12                -                1994                    -                       28 Units
     7/21/98        72.83          59.37                -            1986 & 1987                 -                   18,840 Sq Ft
     3/14/98        53.00          0.91                 -            1965 & 1971             1996-1997                   52 Units
-----------------------------------------------------------------------------------------------------------------------------------
     4/22/98        73.26          58.80                -                1972                    -                       56 Units
     2/24/98        68.64          56.30                -                1990                    -                    9,310 Sq Ft
     5/13/98        25.05          17.20                -                1976                   1998                 21,721 Sq Ft

    CUT-OFF                                                                                      ANNUAL
 SQ. FT, UNIT                                                                                 REPLACEMENT       ANNUAL
   BED, PAD                           OCCUPANCY        OWNERSHIP             LOCKBOX            RESERVE          TI/LC
  OR ROOM ($)      OCCUPANCY (%)         DATE           INTEREST              TYPE            DEPOSIT ($)     DEPOSIT ($)
===========================================================================================================================
      93                86             11/11/98           Fee          Modified, Springing         -               -
       -                 -                -                -                    -                  -               -
    53,577              94             10/2/98            Fee          Modified, In-Place        68,499            -
    54,190              94             10/2/98            Fee          Modified, In-Place        52,500            -
    68,208              89             10/2/98            Fee            Hard, In-Place         120,000            -
---------------------------------------------------------------------------------------------------------------------------
       -                 -                -                -                    -                  -               -
      49                97             11/7/98            Fee            Hard, Springing           -               -
      59                95             10/27/98           Fee            Hard, Springing           -               -
      40                86             12/7/98            Fee            Hard, Springing           -               -
      42                100            12/1/98            Fee            Hard, Springing           -               -
---------------------------------------------------------------------------------------------------------------------------
      48                100            10/31/98           Fee            Hard, Springing           -               -
      126                -                -               Fee            Hard, In-Place            -               -
      150               100            10/15/98            -                    -                  -               -
      101               100            10/15/98            -                    -                  -               -
      62                100            10/15/98            -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      197               100            10/15/98            -                    -                  -               -
       -                100            10/15/98            -                    -                  -               -
      41                100            10/15/98            -                    -                  -               -
      155               100            10/15/98            -                    -                  -               -
      138               99             11/1/98            Fee            Hard, Springing         63,456            -
---------------------------------------------------------------------------------------------------------------------------
      167               100            9/30/98            Fee            Hard, Springing         41,362            -
    32,697               -                -               Fee            Hard, In-Place         248,508            -
    45,677              94             9/30/98             -                    -                  -               -
    37,024              95             9/30/98             -                    -                  -               -
    35,160              96             9/30/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    16,084              87             9/30/98             -                    -                  -               -
    30,716              98             9/30/98             -                    -                  -               -
    27,704              84             9/30/98             -                    -                  -               -
    54,217               -                -               Fee          Modified, In-Place       138,252            -
    52,072              93             11/23/98            -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    66,667              76             11/23/98            -                    -                  -               -
    42,664              87             6/30/98             -                    -                  -               -
    57,582              75             11/23/98            -                    -                  -               -
      35                100            11/16/98           Fee            Hard, Springing           -               -
      138               97             6/23/98       Both Fee/Lease      Hard, Springing         40,128            -
---------------------------------------------------------------------------------------------------------------------------
      64                88             4/22/98            Fee                  No                  -            124,693
      70                87             5/11/98            Fee            Hard, Springing         42,251            -
    114,586              -                -               Fee            Soft, In-Place            -               -
    114,952             100            7/31/98             -                    -                  -               -
    114,220             100            7/31/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
       -                 -                -                -                    -                  -               -
    38,966              95             8/19/98            Fee                  No                60,250            -
    39,121              95             8/19/98            Fee                  No                61,500            -
      69                 -                -               Fee                  No                51,845         120,000
      61                100            10/15/98            -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      76                100            10/15/98            -                    -                  -               -
      53                 -                -               Fee            Hard, Springing         48,456         90,000
      52                95             2/24/98             -                    -                  -               -
      56                95             2/24/98             -                    -                  -               -
      43                100             2/1/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      61                96             2/16/98             -                    -                  -               -
      68                91             2/16/98             -                    -                  -               -
      66                 -                -               Fee            Hard, Springing         38,028         144,000
      71                86             9/30/98             -                    -                  -               -
      24                85             9/30/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    57,806              92             8/19/98            Fee            Hard, Springing           -               -
      101               100            1/13/99            Fee            Hard, In-Place          28,619            -
      155               100            1/13/99            Fee            Hard, Springing         27,872         36,000
       -                 -                -                -                    -                  -               -
    27,651              99             8/31/98            Fee                  No                89,700            -
---------------------------------------------------------------------------------------------------------------------------
    26,108              98             9/14/98            Fee                  No                74,400            -
    181,382             100             1/1/99            Fee            Hard, Springing         24,000         80,004
       -                 -                -                -                    -                  -               -
      28                90             9/30/98            Fee            Hard, Springing         31,467         60,000
      64                93             9/30/98            Fee            Hard, Springing         26,010         80,568
---------------------------------------------------------------------------------------------------------------------------
      99                100             8/5/98            Fee            Hard, Springing         21,046         38,777
      43                98             10/30/98           Fee            Hard, Springing           -               -
      123               100            8/11/98            Fee            Hard, In-Place          7,528             -
    25,415              95              8/8/98            Fee            Hard, In-Place         106,612            -
    83,342              90             4/30/98            Fee            Hard, Springing        227,100            -
---------------------------------------------------------------------------------------------------------------------------
      62                97             10/31/98           Fee            Hard, Springing         45,876         24,000
    24,474              94              8/1/98            Fee                  No                74,800            -
    20,456              86             9/23/98            Fee                  No                  -               -
    46,316              98             11/4/98            Fee            Hard, Springing         24,000            -
      54                100            7/13/98            Fee            Hard, Springing         40,719         27,300
---------------------------------------------------------------------------------------------------------------------------
    40,608               -                -               Fee            Hard, Springing         37,465            -
    42,454              98             10/13/98            -                    -                  -               -
    42,065              100            10/14/98            -                    -                  -               -
    40,490              100            10/13/98            -                    -                  -               -
    28,478              100            10/13/98            -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    43,415              100            10/13/98            -                    -                  -               -
    52,300              100            10/13/98            -                    -                  -               -
    37,064              100            10/13/98            -                    -                  -               -
    45,349              100            10/13/98            -                    -                  -               -
      133               100            10/28/98           Fee                  No                12,015         19,160
---------------------------------------------------------------------------------------------------------------------------
      76                91             9/15/98            Fee          Modified, In-Place        21,180         104,400
      61                93             8/17/98            Fee            Hard, Springing         25,812         75,600
    23,929              99             6/30/98            Fee            Hard, Springing         67,144            -
      189               95             12/17/98           Fee          Modified, In-Place        39,384         35,000
      83                100             3/3/98            Fee            Hard, Springing         13,200         99,996
---------------------------------------------------------------------------------------------------------------------------
    29,491               -                -               Fee            Hard, Springing         69,212            -
    32,951              100            5/31/98             -                    -                  -               -
    27,037              96             5/31/98             -                    -                  -               -
    26,239              96             5/31/98             -                    -                  -               -
    34,637              96              5/1/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    41,704              91             11/14/98           Fee                  No                36,959            -
      122               89             12/11/98      Both Fee/Lease            No                3,110          60,000
      63                92             11/20/98           Fee            Hard, Springing         30,180            -
      45                87             1/30/98            Fee            Hard, Springing         23,584         162,000
      59                 -                -               Fee            Hard, Springing         24,969         84,000
---------------------------------------------------------------------------------------------------------------------------
      66                100             7/1/98             -                    -                  -               -
      54                92              7/1/98             -                    -                  -               -
      71                100             7/1/98             -                    -                  -               -
      40                100             2/1/99            Fee            Hard, Springing           -               -
      47                99             10/9/98            Fee            Hard, Springing         17,561         112,120
---------------------------------------------------------------------------------------------------------------------------
      153               89             10/8/98            Fee            Hard, Springing         4,584          15,108
      93                100            8/28/98            Fee            Hard, In-Place            -            78,000
    29,270              68             9/30/98            Fee                  No               151,186            -
      172               100            10/27/98           Fee                  No                10,177         30,000
      68                76             6/30/98            Fee                  No                13,556            -
---------------------------------------------------------------------------------------------------------------------------
      166               100            9/30/98            Fee                  No                7,315             -
    31,959              94             11/19/98           Fee            Hard, Springing         58,680            -
      45                100             9/1/98            Fee            Hard, Springing         39,864            -
      31                 -                -               Fee            Hard, Springing         29,086         151,716
      66                100            9/30/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      14                100            9/30/98             -                    -                  -               -
      30                100            9/30/98             -                    -                  -               -
      49                100            9/30/98             -                    -                  -               -
      17                100            9/30/98             -                    -                  -               -
      33                100            9/30/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      20                100            9/30/98             -                    -                  -               -
      28                67             9/30/98             -                    -                  -               -
      23                100            9/30/98             -                    -                  -               -
      40                100            9/30/98             -                    -                  -               -
      30                100            9/30/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
      28                100            9/30/98             -                    -                  -               -
      41                100            9/30/08             -                    -                  -               -
    21,531              92             6/30/98            Fee            Hard, Springing         71,873            -
    28,839              100            11/2/98            Fee            Hard, Springing         60,300            -
    25,627              91             11/30/98           Fee            Hard, Springing         44,800            -
---------------------------------------------------------------------------------------------------------------------------
      59                100            9/24/98            Fee            Hard, Springing         13,769         62,500
      26                97             12/30/98           Fee            Hard, Springing         37,500         37,500
      207               100            9/30/98            Fee                  No                6,306          55,580
    149,408             97              9/9/98            Fee            Hard, Springing         9,162             -
    27,391              81             4/30/98            Fee            Hard, Springing         33,490            -
---------------------------------------------------------------------------------------------------------------------------
      65                94             8/28/98            Fee            Hard, Springing         88,369         50,000
    23,239              90             5/12/98            Fee            Hard, Springing         54,500            -
      35                100            9/22/98            Fee            Hard, Springing         21,300         50,000
    29,614              97             11/30/98           Fee                  No                  -               -
    24,023              99             9/18/98            Fee                  No                41,400            -
---------------------------------------------------------------------------------------------------------------------------
      43                80             6/30/98            Fee            Hard, Springing         22,956         45,996
      42                97             11/4/98         Leasehold         Hard, Springing           -            79,236
      90                95             6/23/98            Fee            Hard, Springing         7,950          29,160
      104               100            4/30/98         Leasehold         Hard, Springing           -               -
    22,005              97             12/17/98           Fee                  No                  -               -
---------------------------------------------------------------------------------------------------------------------------
    55,818              78             10/31/98           Fee            Hard, Springing         99,790            -
      73                 -                -               Fee            Hard, Springing         9,318          27,000
      77                100            6/24/98             -                    -                  -               -
      70                100            6/24/98             -                    -                  -               -
      70                100            6/24/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    28,916              93             2/28/98            Fee            Soft, Springing         53,679            -
      34                100            9/30/98            Fee                  No                20,082         10,750
      94                100            4/30/98            Fee            Hard, Springing         2,746          18,300
      41                98             6/30/98            Fee            Hard, Springing           -            10,000
      32                97             6/24/98            Fee            Hard, Springing         20,925         99,600
---------------------------------------------------------------------------------------------------------------------------
      22                100            11/17/98           Fee                  No                20,296         61,032
      174               100            1/15/98            Fee            Hard, Springing         10,872         35,400
      69                99             8/22/98            Fee            Hard, Springing         15,358         36,960
    44,932              63             12/31/97           Fee            Hard, Springing        101,888            -
    41,711              99             1/19/99            Fee                  No                29,700            -
---------------------------------------------------------------------------------------------------------------------------
      35                100             1/8/99            Fee            Hard, Springing         4,202          51,600
    40,754              55             3/31/98         Leasehold               No                62,289            -
      47                100            9/28/98            Fee            Soft, In-Place          13,927         57,692
      71                74             6/24/98            Fee            Hard, Springing         16,962         48,000
    17,768              92             10/23/98           Fee                  No                  -               -
---------------------------------------------------------------------------------------------------------------------------
      76                98             9/30/98            Fee            Hard, Springing         11,943            -
    20,061              90             12/18/98           Fee                  No                  -               -
    16,094              97             6/30/98            Fee            Hard, Springing         57,000            -
    36,229              89              9/1/98            Fee            Hard, Springing         25,000            -
    26,829              86             10/20/98           Fee                  No                41,560            -
---------------------------------------------------------------------------------------------------------------------------
      61                100            9/28/98            Fee            Hard, Springing         11,640         54,480
      56                 -                -               Fee                  No                13,131         56,016
      49                100            8/31/98             -                    -                  -               -
      59                97             9/21/98             -                    -                  -               -
    27,284              60             10/31/98           Fee            Hard, Springing         72,276            -
---------------------------------------------------------------------------------------------------------------------------
    22,705              92             10/31/98           Fee            Hard, Springing         36,000            -
    31,270              98             5/29/98            Fee            Hard, Springing         31,200            -
      53                96             9/17/98            Fee                  No                8,364          48,912
      59                85              8/1/98            Fee                  No                11,500         72,000
      109               91             10/5/98         Leasehold         Hard, Springing         4,356          21,565
---------------------------------------------------------------------------------------------------------------------------
      47                98             8/31/98         Leasehold               No                13,930            -
      30                100            7/31/98            Fee            Hard, Springing         21,252         24,000
      97                91             9/30/98            Fee            Hard, Springing         2,524          18,000
    46,637              100            10/9/98            Fee            Hard, Springing         13,853            -
     8,826              98             10/31/98           Fee            Hard, Springing         16,848            -
---------------------------------------------------------------------------------------------------------------------------
    15,197              78             9/23/98            Fee                  No                  -               -
      35                81             4/30/98            Fee            Hard, Springing         17,976         24,000
      25                100            9/30/98            Fee            Hard, Springing         18,100         39,996
      101               100             3/6/98            Fee            Hard, Springing         6,107          34,027
      245               100            3/15/98       Both Fee/Lease      Hard, Springing         4,772             -
---------------------------------------------------------------------------------------------------------------------------
      46                93             10/1/98            Fee                  No                12,224            -
      36                100             9/1/98            Fee                  No                23,705            -
    11,421              89             9/30/98            Fee            Soft, Springing           -               -
    15,986              99             1/15/99            Fee                  No                45,720            -
    23,792              87             9/20/98            Fee            Hard, Springing         31,152            -
---------------------------------------------------------------------------------------------------------------------------
    23,716              95             9/30/98            Fee            Hard, Springing         34,913            -
      27                95             9/23/98            Fee            Hard, Springing           -               -
      38                96             9/10/98            Fee            Hard, Springing         16,848         18,000
      89                92             8/11/98            Fee            Hard, Springing         2,325          12,000
    32,925              99             5/22/98            Fee            Hard, Springing         25,132            -
---------------------------------------------------------------------------------------------------------------------------
    18,327              96             10/20/98           Fee            Hard, Springing         33,660            -
      68                90             9/30/98            Fee            Hard, Springing         10,000            -
      28                98             8/18/98            Fee            Hard, Springing         14,063         19,908
    19,216              96             8/31/98            Fee            Hard, Springing         33,750            -
      77                100            4/22/98            Fee                  No                  -               -
---------------------------------------------------------------------------------------------------------------------------
      87                100             9/1/98            Fee            Hard, Springing         5,823          27,768
      36                100            10/1/98            Fee            Hard, Springing         12,857         40,000
      45                97             4/29/98            Fee            Hard, Springing         17,076         36,000
    16,772              91             9/23/98            Fee                  No                37,008            -
      112               100            9/23/98            Fee            Hard, Springing         3,762             -
---------------------------------------------------------------------------------------------------------------------------
      111               100            10/31/98           Fee                  No                4,454          26,800
      71                100            11/30/98           Fee                  No                6,816          24,960
      49                100            10/28/98           Fee            Hard, Springing         7,436          19,830
      67                100             2/1/98            Fee            Hard, Springing         6,151             -
      98                100            7/27/98            Fee            Hard, Springing         3,900          18,000
---------------------------------------------------------------------------------------------------------------------------
      89                100            10/15/98           Fee            Hard, Springing         8,643           8,000
    19,794              55             11/30/98           Fee                  No                  -               -
      48                100             9/1/98            Fee                  No                7,128          10,000
      50                100            6/24/98            Fee            Hard, Springing         11,042         22,544
      95                95              9/2/98            Fee                  No                3,915          22,245
---------------------------------------------------------------------------------------------------------------------------
    21,031              95             3/26/98            Fee            Hard, Springing         23,631            -
    77,189              100            8/15/98            Fee            Hard, Springing         13,050            -
    26,530              100            9/30/98            Fee            Hard, Springing         23,323            -
      55                100            10/15/98           Fee                  No                7,794          63,648
    26,872              94             10/2/98            Fee            Hard, Springing         20,000            -
---------------------------------------------------------------------------------------------------------------------------
      135               91             10/31/98           Fee                  No                3,180          22,104
      39                100             1/4/99            Fee            Hard, Springing         8,025             -
      44                100             6/1/98            Fee            Hard, Springing         8,876          35,436
    26,156              92             10/20/98           Fee            Hard, Springing         19,500            -
    27,433               -                -               Fee            Hard, Springing         20,364            -
---------------------------------------------------------------------------------------------------------------------------
    25,239              100            10/1/98             -                    -                  -               -
    28,486              100            10/1/98             -                    -                  -               -
    16,585              98             7/31/98            Fee                  No                  -               -
    13,517               -                -               Fee            Hard, Springing         35,438            -
    13,100              99             9/14/98             -                    -                  -               -
---------------------------------------------------------------------------------------------------------------------------
    14,325              88             9/14/98             -                    -                  -               -
      41                100            6/30/98            Fee                  No                18,612            -
    23,929              100            10/1/98            Fee            Hard, Springing         24,900            -
      54                100             6/2/98            Fee            Hard, Springing         7,075             -
      64                 -                -               Fee            Hard, Springing         11,936          6,000
---------------------------------------------------------------------------------------------------------------------------
      68                100             5/1/98             -                    -                  -               -
    39,461              100             5/1/98             -                    -                  -               -
      31                75             6/30/98            Fee            Hard, Springing         6,638             -
      53                92             10/15/98           Fee            Hard, Springing         5,397          21,000
      46                100             8/5/98            Fee            Hard, Springing           -               -
---------------------------------------------------------------------------------------------------------------------------
      61                100            11/24/98           Fee            Hard, Springing         11,416         16,667
      118               99             6/29/98            Fee            Hard, Springing           -             8,711
      25                90             7/14/98            Fee            Hard, Springing         19,602            -
    24,757              100            5/30/98            Fee            Hard, Springing         23,725            -
      85                70             9/30/98            Fee            Hard, Springing         3,211          21,000
---------------------------------------------------------------------------------------------------------------------------
      91                100            8/19/98            Fee            Hard, Springing         1,993             -
      49                100             5/4/98            Fee            Soft, Springing           -            24,000
    31,807              100            6/17/98            Fee            Hard, Springing         16,500            -
    11,199              97             11/5/98            Fee            Hard, Springing         29,870            -
      67                100            10/30/98        Leasehold         Hard, Springing         4,082          20,400
---------------------------------------------------------------------------------------------------------------------------
      55                89             12/30/98           Fee                  No                7,035          31,055
      78                100            9/25/98            Fee            Hard, Springing         4,819          13,000
      32                93              1/4/99            Fee                  No                10,643         30,411
    36,004              100            10/31/98           Fee                  No                9,481             -
      33                98             3/16/98            Fee            Hard, Springing         8,896          26,678
---------------------------------------------------------------------------------------------------------------------------
      37                94             9/30/98            Fee            Hard, Springing         8,500             -
      24                96             11/20/98           Fee                  No                9,206             -
      61                100            7/30/98            Fee            Hard, In-Place          5,356          21,000
      54                89             3/18/98            Fee            Hard, Springing         3,921          24,684
      441               100            1/31/99            Fee                  No                  -               -
---------------------------------------------------------------------------------------------------------------------------
      40                100            6/20/98            Fee            Hard, Springing         7,027             -
    14,038              98              6/8/98            Fee            Hard, Springing         20,643            -
    10,052              81             11/11/97           Fee            Hard, Springing         23,040            -
      60                95             11/23/98           Fee            Hard, Springing         2,746             -
      111               80             10/5/98            Fee            Hard, Springing         2,348           8,086
---------------------------------------------------------------------------------------------------------------------------
      85                100            11/23/98           Fee            Hard, Springing           -               -
    24,353              94             7/13/98            Fee            Hard, Springing         11,028            -
    14,188              96             10/1/98            Fee                  No                23,100            -
      72                100             9/1/97            Fee            Hard, Springing         3,980          24,000
      39                96              9/1/98            Fee                  No                15,144         10,000
---------------------------------------------------------------------------------------------------------------------------
      115               100             9/9/98            Fee            Hard, Springing         1,500          10,000
      37                100             5/8/98            Fee            Hard, Springing         4,594           7,200
      56                100            9/30/98            Fee                  No                6,935          13,361
      94                100            10/26/98           Fee                  No                1,725          10,361
      47                88             10/31/98           Fee                  No                9,079          11,156
---------------------------------------------------------------------------------------------------------------------------
    23,489              100            9/30/98            Fee                  No                12,375            -
    15,505              100            1/15/99            Fee                  No                16,000            -
      95                100            6/12/98            Fee            Hard, Springing          840              -
      100               100            9/12/98            Fee            Hard, Springing         1,968           5,575
    24,247              100            6/21/98            Fee            Hard, Springing         10,000            -
---------------------------------------------------------------------------------------------------------------------------
      45                100             7/1/98            Fee            Hard, Springing         4,334             -
      124               100             3/3/98            Fee            Hard, Springing           -               -
    34,342              100            12/31/98           Fee                  No                7,000             -
      43                100            11/30/98           Fee                  No                5,840          13,188
    15,085              90             11/30/98           Fee                  No                  -               -
---------------------------------------------------------------------------------------------------------------------------
    11,512              93             11/30/98           Fee                  No                15,840            -
      65                100            11/30/98           Fee                  No                1,397             -
      23                90             7/29/98            Fee                  No                4,344             -

                                                            LARGEST          LARGEST TENANT
                                                          TENANT AREA          LEASE EXP.      CONTROL
LARGEST TENANT NAME                                     LEASED (SQ. FT.)          DATE           NO.
========================================================================================================
Boscovs                                                     185,000             10/31/15          1
-                                                              -                   -              2
-                                                              -                   -              2
-                                                              -                   -              2
-                                                              -                   -              2
--------------------------------------------------------------------------------------------------------
-                                                              -                   -              3
Montenay Power                                               10,849             10/31/01          3
CitiBank                                                    138,605             12/31/00          3
Internal Revenue Service                                     12,896              3/5/02           3
System One Amadeus                                          152,701             9/30/06           3
--------------------------------------------------------------------------------------------------------
Dean Witter Reynolds, Inc.                                   20,230             6/30/04           3
-                                                              -                   -              4
Geneva Enterprises, Inc (Rosenthal Jaguar)                   46,836             2/18/08           4
Geneva Enterprises, Inc.(Rosenthal Nissan)                   68,898             2/18/08           4
Geneva Enterprises, Inc.(Rosenthal Chev.)                    71,000             2/18/08           4
--------------------------------------------------------------------------------------------------------
Geneva Enterprises, Inc.(Rosenthal Mazda)                    16,176             2/18/08           4
Geneva Enterprises, Inc.(Geneva Management)                    -                2/18/08           4
Geneva Enterprises, Inc(Rosenthal Honda)                     15,170             2/18/08           4
Geneva Enterprises, Inc.(Rosenthal Nissan)                   84,384             2/18/08           4
Dana Commercial Credit                                       40,647             5/31/04           5
--------------------------------------------------------------------------------------------------------
Samsung Semiconductor                                       206,816             5/21/23           6
-                                                              -                   -              7
-                                                              -                   -              7
-                                                              -                   -              7
-                                                              -                   -              7
--------------------------------------------------------------------------------------------------------
-                                                              -                   -              7
-                                                              -                   -              7
-                                                              -                   -              7
-                                                              -                   -              8
-                                                              -                   -              8
--------------------------------------------------------------------------------------------------------
-                                                              -                   -              8
-                                                              -                   -              8
-                                                              -                   -              8
Blockbuster Video Distribution, Inc.                        844,377             12/15/12          9
The Dalton School                                            57,913              7/9/19          10
--------------------------------------------------------------------------------------------------------
Expo Design Center #6308                                     86,156             1/31/14          11
Wal-Mart                                                    116,792             10/26/10         12
-                                                              -                   -             13
-                                                              -                   -             13
-                                                              -                   -             13
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             14
-                                                              -                   -             14
-                                                              -                   -             14
-                                                              -                   -             15
Illinois State Police                                        65,832             7/15/99          15
--------------------------------------------------------------------------------------------------------
IL Dept of Public Health                                    133,103              7/1/03          15
-                                                              -                   -             16
Mr. Z's Food                                                 33,550             11/30/11         16
Mr. Z's Food Mart                                            33,550              4/4/12          16
Ames Department Store                                        56,850             2/16/10          16
--------------------------------------------------------------------------------------------------------
Valley Farm Market                                           40,000             1/31/04          16
Star Technical                                               7,200              7/31/00          16
-                                                              -                   -             17
Wyeth Ayerst                                                 54,938             12/31/02         17
Amersham                                                     6,145              5/31/03          17
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             18
WW Grainger                                                  39,813             7/31/03          19
MCI                                                          20,060             3/31/03          20
-                                                              -                   -             21
-                                                              -                   -             21
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             21
New York University                                          74,615             8/15/01          22
-                                                              -                   -             23
Champlain Valley Physicians                                  35,000             1/31/12          23
Grand Union                                                  43,855             12/31/08         23
--------------------------------------------------------------------------------------------------------
Sanborn Theaters                                             53,398             9/30/12          24
State of California                                          55,946             12/31/02         25
Best Buy Stores                                              45,720             2/28/18          26
-                                                              -                   -             27
-                                                              -                   -             28
--------------------------------------------------------------------------------------------------------
Manhattan Theater Club, Inc.                                 20,000             6/30/12          29
-                                                              -                   -             30
-                                                              -                   -             31
-                                                              -                   -             32
K-Mart                                                       68,337             3/31/09          33
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             34
-                                                              -                   -             34
-                                                              -                   -             34
-                                                              -                   -             34
-                                                              -                   -             34
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             34
-                                                              -                   -             34
-                                                              -                   -             34
-                                                              -                   -             34
Healthsouth Surgery Center                                   16,178             4/15/13          35
--------------------------------------------------------------------------------------------------------
Virgin Entertainment                                         31,857             1/31/02          36
Atlantic Monthly                                             13,889             8/31/07          37
-                                                              -                   -             38
AMC MultiCinema                                              36,825             8/31/08          39
Mobilecomm                                                   22,500             10/31/02         40
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             41
-                                                              -                   -             41
-                                                              -                   -             41
-                                                              -                   -             41
-                                                              -                   -             41
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             42
Hollywood Video                                              7,000              2/18/08          43
Taylor & Walker                                              10,930             12/31/03         44
Delaware Valley Investment                                   8,130              2/28/01          45
-                                                              -                   -             46
--------------------------------------------------------------------------------------------------------
Laborchex Companies                                          3,650              2/28/01          46
Polk Investments, Inc.                                       10,400             10/31/01         46
Missco Corporation                                           8,598              6/30/01          46
Iceoplex                                                     86,400             8/31/08          47
AMC                                                          35,904             7/31/02          48
--------------------------------------------------------------------------------------------------------
Re\Max Excels                                                8,400              4/30/08          49
National Computer Systems                                    11,099             12/31/98         50
-                                                              -                   -             51
Country Waffles                                              2,980              10/31/05         52
-                                                              -                   -             53
--------------------------------------------------------------------------------------------------------
Olson & Goldberg                                             3,250              2/28/04          54
-                                                              -                   -             55
Kmart                                                        72,960             3/30/08          56
-                                                              -                   -             57
El Paso Parole Office                                        6,630              6/30/03          57
--------------------------------------------------------------------------------------------------------
Texas Department of Human Resources                          14,825             4/30/06          57
Lubbock Parole Office                                        6,070              4/30/03          57
Texas Dept of Human Services                                 11,905             8/31/01          57
Temple Soil & Water Conservation                             5,600              6/30/01          57
Bellville Protective and Regulatory Service                  13,327             12/31/03         57
--------------------------------------------------------------------------------------------------------
Hempstead Human Services                                     5,583              3/31/00          57
Arlington Human Services                                     22,805             12/31/05         57
Marshall Human Services                                      18,903              6/5/02          57
Amarillo Protective & Regulatory Services                    22,542             8/31/03          57
Paris Human Services                                         28,682             8/31/02          57
--------------------------------------------------------------------------------------------------------
Mission Human Services                                       14,420             8/31/06          57
Columbus Human Services                                      5,675              2/28/01          57
-                                                              -                   -             58
-                                                              -                   -             59
-                                                              -                   -             60
--------------------------------------------------------------------------------------------------------
Family Health Systems, Inc.                                  23,442             2/28/00          61
Heilig-Meyers Furniture Company                              30,000              4/8/05          62
E. Hill, MD & P. Cornell, MD                                 2,838              6/30/01          63
-                                                              -                   -             64
-                                                              -                   -             65
--------------------------------------------------------------------------------------------------------
BOVA Furniture                                               13,229             4/30/99          66
-                                                              -                   -             67
Kmart                                                        86,479             10/31/16         68
-                                                              -                   -             69
-                                                              -                   -             70
--------------------------------------------------------------------------------------------------------
Cobb Theaters                                                19,736              4/1/08          71
Air Methods International                                    37,701             3/31/03          72
Fashion Bug                                                  9,900              1/31/05          73
Marina Inn                                                   7,605              12/31/08         74
-                                                              -                   -             75
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             76
-                                                              -                   -             77
Sight & Sound (Coulby Investments)                           8,500              1/31/06          77
Memorial Hospital at Easton                                  9,000              9/30/02          77
Delmarva Health Plan - Bluecross/Blueshield                  20,056             4/30/05          77
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             78
Burlington Coat Factory                                      80,880             1/31/15          79
Blackhawk Business Ctr [Executive Stes]                      6,746              4/30/02          80
Jondex Corp(Burlington Coat Factory)                         62,874             6/30/08          81
WSLS, Inc.                                                   10,000             1/31/99          82
--------------------------------------------------------------------------------------------------------
Raymour & Flanigan                                          202,955             10/31/23         83
Staples, Inc.                                                25,637             9/30/06          84
Hancock Fabrics, Inc.                                        13,000             1/31/03          85
-                                                              -                   -             86
-                                                              -                   -             87
--------------------------------------------------------------------------------------------------------
Hanwha International Corp.                                   68,493             5/31/13          88
-                                                              -                   -             89
GH Bass                                                      8,500              5/13/00          90
Ray U. Dugel, M.D.                                           2,654              1/31/03          91
-                                                              -                   -             92
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             93
-                                                              -                   -             94
-                                                              -                   -             95
-                                                              -                   -             96
-                                                              -                   -             97
--------------------------------------------------------------------------------------------------------
Chicago Title                                                11,645             2/10/04          98
-                                                              -                   -             99
City of Austin                                               3,926              3/31/99          99
Century 21 - Ripley Realty                                   4,394              10/31/99         99
-                                                              -                   -             100
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             101
-                                                              -                   -             102
Pioneer Press                                                12,073             5/31/02          103
Allen School                                                 6,587              6/30/00          104
Sierra Health Network                                        4,596              2/29/04          105
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             106
Raymour & Flanigan Furniture                                 42,170             3/31/08          107
Purrfect Auto                                                4,880              11/14/01         108
-                                                              -                   -             109
-                                                              -                   -             110
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             111
Showorks Audio Visual Inc.                                   10,400             12/31/00         112
California Kitchen                                           84,000             7/31/07          113
CKS Business Services, Inc.                                  9,892              10/31/03         114
Benjamin Jewelers                                            1,300              3/14/00          115
--------------------------------------------------------------------------------------------------------
Televidio                                                    8,800              12/31/99         116
Designs Unlimited                                            20,475             6/30/01          117
-                                                              -                   -             118
-                                                              -                   -             119
-                                                              -                   -             120
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             121
Advantage Metal Products                                     15,488             6/30/00          122
Dimitri Mondiadias DBA Sable Industrial                      4,900              1/31/99          123
Herb's Service Center                                        7,500              8/31/99          124
-                                                              -                   -             125
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             126
-                                                              -                   -             127
Capital Spectrum                                             15,500             6/30/00          128
-                                                              -                   -             129
Strohecker's Grocery                                         33,684             7/30/17          130
--------------------------------------------------------------------------------------------------------
Tomar Simonoff Adourian & O'Brien                            10,046             10/31/02         131
Big Lots                                                     30,400             1/31/99          132
U.S. Attorney & FBI                                          9,697              10/31/04         133
-                                                              -                   -             134
Gambro Healthcare Renal Care                                 7,572              10/31/02         135
--------------------------------------------------------------------------------------------------------
Stephen Dunn & Assoc.                                        6,609              8/14/01          136
Raindancer Restaurant                                        5,000              12/5/03          137
Room & Board (Unit F)                                        5,310              10/31/02         138
Noraxon USA, Inc.                                            3,729              1/31/00          139
MedMax Superstores                                           15,200             10/31/07         140
--------------------------------------------------------------------------------------------------------
Aviso Communications                                         4,500                 -             141
-                                                              -                   -             142
Goodwill Industries                                          10,714             3/31/02          143
Goodwill Store & Donations                                   14,000              8/1/01          144
Action Video                                                 3,124              2/28/00          145
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             146
-                                                              -                   -             147
-                                                              -                   -             148
Health Evaluation Programs                                   6,131              4/30/00          149
-                                                              -                   -             150
--------------------------------------------------------------------------------------------------------
Rake: An Asian Diner                                         2,784              10/31/04         151
Pacific Retail Interiors                                     53,500             6/30/13          152
Perrygraf                                                    10,656             6/30/98          153
-                                                              -                   -             154
-                                                              -                   -             155
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             155
-                                                              -                   -             155
-                                                              -                   -             156
-                                                              -                   -             157
-                                                              -                   -             157
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             157
F. Gaylon Young Insurance Agency, Inc.                       48,663             3/31/13          158
-                                                              -                   -             159
The Stevens Group, Inc.                                      5,159              9/30/00          160
-                                                              -                   -             161
--------------------------------------------------------------------------------------------------------
Cozad                                                        7,304               1/1/01          161
-                                                              -                   -             161
-                                                              -                   -             162
Convenience Store/Corral Bar and Grill                       5,750              9/15/07          163
Ravenwood Properties, Inc.                                   4,035              1/31/03          164
--------------------------------------------------------------------------------------------------------
USA General Services Administration                          30,854             4/30/08          165
Modern Media                                                 4,016              1/31/00          166
Bally's                                                      26,700             10/31/02         167
-                                                              -                   -             168
Social Security Admin. (GSA)                                 11,976             4/16/11          169
--------------------------------------------------------------------------------------------------------
U of F Health Services                                       3,683              6/14/00          170
Air Park LGA, Inc.                                           36,517              3/7/01          171
-                                                              -                   -             172
-                                                              -                   -             173
Living Centers of America, Inc.                              12,742             4/30/00          174
--------------------------------------------------------------------------------------------------------
Health Exchange, Inc                                         2,654              4/30/02          175
Tom Thumb                                                    5,000              4/30/02          176
Bell South Mobility, Inc.                                    16,184             8/31/02          177
-                                                              -                   -             178
TEP Systems                                                  8,737              5/31/00          179
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             180
-                                                              -                   -             181
Hungerford & Co                                              7,538               6/1/99          182
Nara Japanese Restaurant                                     4,400              6/30/01          183
Southland Corp.                                              2,993              6/30/13          184
--------------------------------------------------------------------------------------------------------
Family Tree                                                  7,037              7/20/08          185
-                                                              -                   -             186
-                                                              -                   -             187
Spin Cycle Laundry                                           4,500               7/1/02          188
Launder Land                                                 2,640              10/31/99         189
--------------------------------------------------------------------------------------------------------
Bruegger's Bagels                                            3,616              2/16/02          190
-                                                              -                   -             191
-                                                              -                   -             192
Kids N Motion, Inc.                                          4,400              10/31/99         193
Blockbuster Videos, Inc.                                     4,500              3/31/02          194
--------------------------------------------------------------------------------------------------------
Carpeteria, Inc.                                             4,000              6/30/03          195
Center For Employment Training                               13,671             6/30/02          196
Anderson Mill Dental                                         3,174              7/31/99          197
GSW Cleaners                                                 2,750              12/31/02         198
Coldwell Banker                                              2,600              7/31/00          199
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             200
-                                                              -                   -             201
CP Roswell, LLC                                              10,400             1/31/10          202
Video Update                                                 4,800              11/30/06         203
-                                                              -                   -             204
--------------------------------------------------------------------------------------------------------
System Management                                            2,859              6/30/01          205
Don Pablo's Mexican Kitchen (ground)                         7,800              8/31/12          206
-                                                              -                   -             207
B & L Food Mart/Quick Stop                                   2,640              12/30/01         208
-                                                              -                   -             209
--------------------------------------------------------------------------------------------------------
-                                                              -                   -             210
Taylor Pharmaceuticals                                       6,418               3/1/03          211
State of Texas - Protective & Regulatory                     10,655             2/28/06          212

              CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS



  Control      Loan                                                                                                            Zip
  Number      Number                 Property Name                   City                     County              State       Code
===================================================================================================================================

     2      GA4985     Jefferson Village Apartments                Stafford                 Fort Bend             Texas       77477
     2      GA6037     Jefferson At Sunset Valley                   Austin                    Travis              Texas       78745
     2      GA6038     Jefferson at Coral Square                 Coral Springs               Broward             Florida      33071
    14      2338a      Springs Apts. - Phase I                    Bakersfield                  Kern            California     93311
    14      2338b      Springs Apts. - Phase II                   Bakersfield                  Kern            California     93311
    18      TA3471     Jefferson at Windward Apartments           Alpharetta                  Fulton             Georgia      30004
    21      2151a      Willow Oaks Apartments                        Bryan                    Brazos              Texas       77802
    21      2151b      Windhill/Sunset/Kent Apartments               Bryan                    Brazos              Texas       77802
    27      TA3743     Chesapeake Rodeo Apartments                Los Angeles              Los Angeles         California     90016
    30      GA5941     Winstone Park Apartments                     Memphis                   Shelby            Tennessee     38118
    31      GA5293     Sandcastle Apartments                    Corpus Christi                Nueces              Texas       78413
    32      GA5885     Shaker Run Apartments                        Colonie                   Albany            New York      12205
    34      TA4604     Synergy Portfolio
    34      TA4604-A   Clearwater Apartments                      Bloomington                 McLean            Illinois      61702
    34      TA4604-B   2001 S. Morris                             Bloomington                 McLean            Illinois      61702
    34      TA4604-C   400 S. Kingsley Ave.                         Normal                    McLean            Illinois      61761
    34      TA4604-D   215 E. Vernon                                Normal                    McLean            Illinois      61761
    34      TA4604-E   608 S. Kingsley Street                       Normal                    McLean            Illinois      61761
    34      TA4604-F   209 West Willow Street                       Normal                    McLean            Illinois      61761
    34      TA4604-G   401 E. Vernon Ave.                           Normal                    McLean            Illinois      61761
    34      TA4604-H   706 S. Main St.                              Normal                    McLean            Illinois      61761
    38      TA3470     Apartments at Pinebrook                      Newark                  New Castle          Delaware      19711
    41      TA3162     The Haros Portfolio
    41      TA3162-A   The Diamente                                  Bronx                    Bronx             New York      10452
    41      TA3162-B   The Banco                                     Bronx                    Bronx             New York      10452
    41      TA3162-C   The Jinete                                    Bronx                    Bronx             New York      10452
    41      TA3162-D   The Aragon                                    Bronx                    Bronx             New York      10452
    42      2478       Bradford Run Apartments                      Kokomo                Howard County          Indiana      46904
    55      TA3418     Woodstone Apartments                    Colorado Springs              El Paso            Colorado      80906
    58      TA2757     Bethany Village Apartments                  Glendale                  Maricopa            Arizona      85301
    59      TA4051     Hillside Gardens Apartments               Philadelphia              Philadelphia       Pennsylvania    19120
    60      TA3416     Sunchase Apartments                      Corpus Christi                Nueces              Texas       78412
    64      TA3981     Morgan Lofts                               Jersey City             Hudson County        New Jersey     07302
    67      TA3904     Bailey Avenue Apartments                      Bronx                    Bronx             New York      10463
    69      2057       Windsong Apartments                          Spring                    Harris              Texas       77373
    70      TA5595     Canterbury Court Apartments                Chula Vista               San Diego          California     91910
    75      2050       Century  Park Apartments                     Houston                   Harris              Texas       76006
    87      GA5394     Grand Forest Apartments                     Knoxville                   Knox             Tennessee     37916
    92      2055       The Preakness Apartments                     Houston                   Harris              Texas       77090
    94      2056       St. Gregory's Beach Apartments               Houston                   Harris              Texas       77084
    95      TA3997     Greystone Apartments                        St. Louis                St. Louis           Missouri      63123
    96      GA5838     Park Place and Boardwalk Apartments        Buena Park               Los Angeles         California     90509
    97      TA2332     Westborough Arms Apartments                   Omaha                   Douglas            Nebraska      68114
    101     TA3415     Mesa Verde Apartments                    North Highlands         Sacramento County      California     95660
    102     TA4563     South Ridge Apartments                       Mankato                 Blue Earth          Minnesota     56002
    109     TA4678     Rainbow Luxury Apartments                  Bloomington                 McLean            Illinois      61704
    111     GA5294     Veranda Apartments                       Corpus Christi                Nueces              Texas       78413
    118     TA1838     Fairfax Apartments                        Oklahoma City           Oklahoma County        Oklahoma      73110
    119     1569       Heritage Apartments                         Lexington                 Fayette            Kentucky      40502
    120     TA2174     Centennial Park View Apartments              Kingman                   Mohave             Arizona      86401
    121     TA3412     Country Village Apartments                   Peoria                   Maricopa            Arizona      85345
    125     GA5276     Villa De Oro Apartments                     Whittier                Los Angeles         California     90604
    126     TA2057     Pelican's Landing                            Houston                   Harris              Texas       77072
    129     TA3602     Westland Plaza Apartments                   Westland                   Wayne             Michigan      48185
    134     GA5295     Armon Bay Apartments                     Corpus Christi                Nueces              Texas       78412
    146     TA2822     Hickory Square Apartments                    Hickory                  Catawba         North Carolina   28601
    147     TA4605     The Castle on Locust                        Champaign                Champaign           Illinois      61820
    148     TA3060     Damschen-Parkview Apartments                  Chico                    Butte            California     95928
    150     GA5843     Casa Royale Apartments                      Van Nuys                Los Angeles         California     91402
    154     GA5846     Spring Creek Apartments                      Rialto                San Bernardino       California     92376
    155     TA5210     Penthouse Apartments
    155     TA5210-A   24 Flats                                     Austin                    Travis              Texas       78703
    155     TA5210-B   Penthouse Apartments                         Austin                    Travis              Texas       78701
    156     1855       Fairmont & Eastwood Apartments             Evansville               Vanderburgh           Indiana      47715
    157     TA5707     Willowick & Park Place Apartments
    157     TA5707-A   Willowick Apartments                         Austin                    Travis              Texas       78704
    157     TA5707-B   Park Place Apartments                        Austin                    Travis              Texas       78703
    159     TA2974     Southampton Apartments                      Triangle           Prince William County     Virginia      22172
    161     TA4882     Choe Portfolio
    161     TA4882-A   2500 Galen                                  Champaign                Champaign           Illinois      61820
    161     TA4882-B   905 South Locust                            Champaign                Champaign           Illinois      61820
    168     TA3898     Garvey Avenue Apartments                    Rosemead                Los Angeles         California     91770
    172     TA4054     Hampshire House Apartments                 Mt. Lebanon               Allegheny         Pennsylvania    15228
    178     1935       Brookfield Trails Apts.              Cincinnati (Union Twsp)          Clermont             Ohio        45244
    186     TA2942     Copley Manor Apartments                   Philadelphia              Philadelphia       Pennsylvania    19144
    191     TA3513     73 Grove Street                             Montclair                  Essex            New Jersey     07042
    192     2292       West Wells Apartments                      Warr Acres             Oklahoma County        Oklahoma
    200     GA5940     Evergreene Apartments                         Osseo                   Hennepin           Minnesota     58369
    201     1568       Canterbury Apartments                       Lexington                 Fayette            Kentucky      40502
    204     TA4160     Southdale Apartments                       Hutchinson                  McLeod            Minnesota     55350
    207     1979       Sheffield Ridge Apts                       New Albany                  Floyd              Indiana      47150
    209     1645       Normandie Heights Apartments                 Laredo                     Webb               Texas       78040
    210     1867       Sherwood Glen Apartments                     Houston                   Harris              Texas       77092




                                        Initial                                                  Studios
  Control      Loan     Initial Pool  Pool Balance                                               -------    Avg Rent
  Number      Number     Balance ($)  Per Unit ($)         Utilities Paid by Tenant              # Units    per mo. ($)
=========================================================================================================================
     2      GA4985        14,680,000     53,577            Electricity, Water, Sewer               -            -
     2      GA6037        11,380,000     54,190                   Electricity                      -            -
     2      GA6038        32,740,000     68,208                   Electricity                      -            -
    14      2338a          9,390,788     38,966      Electricity, Gas, Water, Sewer, Trash         -            -
    14      2338b          9,623,802     39,121      Electricity, Gas, Water, Sewer, Trash         -            -
    18      TA3471        16,648,162     57,806                Electricity, Gas                    -            -
    21      2151a          8,267,753     27,651      Electricity, Gas, Water, Sewer, Trash         -            -
    21      2151b          6,474,746     26,108                   Electricity                      -            -
    27      TA3743        10,801,434     25,415                   Electricity                      -            -
    30      GA5941         9,153,307     24,474            Electricity,Water, Sewer                -            -
    31      GA5293         8,836,785     20,456      Electricity, Gas, Water, Sewer, Trash         -            -
    32      GA5885         8,568,506     46,316            Electricity, Water, Sewer               -            -
    34      TA4604         8,405,815     40,608                        -                           -            -
    34      TA4604-A          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    34      TA4604-B          -            -                Electricity, Gas, Water                -            -
    34      TA4604-C          -            -            Electricity, Gas, Water, Sewer             -            -
    34      TA4604-D          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    34      TA4604-E          -            -            Electricity, Gas, Water, Sewer             -            -
    34      TA4604-F          -            -            Electricity, Gas, Sewer, Trash             -            -
    34      TA4604-G          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    34      TA4604-H          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    38      TA3470         7,370,241     23,929                   Electricity                      -            -
    41      TA3162         7,195,682     29,491                        -                           -            -
    41      TA3162-A          -            -                   Electricity, Gas                    -            -
    41      TA3162-B          -            -                   Electricity, Gas                    10          445
    41      TA3162-C          -            -                   Electricity, Gas                    -            -
    41      TA3162-D          -            -                   Electricity, Gas                    18          764
    42      2478           7,173,100     41,704                   Electricity                      -            -
    55      TA3418         6,040,324     31,959                   Electricity                      30          392
    58      TA2757         5,942,661     21,531                   Electricity                      68          345
    59      TA4051         5,796,581     28,839                   Electricity                      3           475
    60      TA3416         5,740,395     25,627                   Electricity                      24          400
    64      TA3981         5,378,704    149,408               Electricity, Water                   -            -
    67      TA3904         5,066,130     23,239                Electricity, Gas                    -            -
    69      2057           4,975,144     29,614               Electricity, Water                   -            -
    70      TA5595         4,972,714     24,023                   Electricity                      -            -
    75      2050           4,577,132     22,005                   Electricity                      -            -
    87      GA5394         4,129,352     41,711                   Electricity                      2           375
    92      2055           3,980,115     17,768                   Electricity                      -            -
    94      2056           3,731,358     20,061             Electricity, Gas, Water                -            -
    95      TA3997         3,669,401     16,094      Electricity, Gas, Water, Sewer, Trash         -            -
    96      GA5838         3,622,899     36,229                   Electricity                      -            -
    97      TA2332         3,568,269     26,829      Electricity, Gas, Water, Sewer, Trash         1           345
    101     TA3415         3,269,480     22,705      Electricity, Gas, Water, Sewer, Trash         16          350
    102     TA4563         3,252,087     31,270                   Electricity                      -            -
    109     TA4678         2,984,764     46,637      Electricity, Gas, Water, Sewer, Trash         -            -
    111     GA5294         2,978,692     15,197      Electricity, Gas, Water, Sewer, Trash         -            -
    118     TA1838         2,878,057     11,421      Electricity, Gas, Water, Sewer, Trash         -            -
    119     1569           2,877,507     15,986             Electricity, Gas, Water                -            -
    120     TA2174         2,807,488     23,792                   Electricity                      -            -
    121     TA3412         2,798,532     23,716      Electricity, Gas, Water, Sewer, Trash         -            -
    125     GA5276         2,699,854     32,925                   Electricity                      10          485
    126     TA2057         2,657,476     18,327      Electricity, Gas, Water, Sewer, Trash         -            -
    129     TA3602         2,594,197     19,216                   Electricity                      3           400
    134     GA5295         2,482,243     16,772            Electricity, Water, Sewer               -            -
    146     TA2822         2,271,354     21,031      Electricity, Gas, Water, Sewer, Trash         -            -
    147     TA4605         2,238,483     77,189         Electricity, Gas, Water, Trash             -            -
    148     TA3060         2,228,501     26,530                Electricity, Gas                    -            -
    150     GA5843         2,149,745     26,872                   Electricity                      13          450
    154     GA5846         2,040,164     26,156                Electricity, Gas                    -            -
    155     TA5210         2,030,005     27,433                        -                           -            -
    155     TA5210-A          -            -            Electricity, Gas, Water, Sewer             12          445
    155     TA5210-B          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    156     1855           1,990,181     16,585                Electricity, Gas                    -            -
    157     TA5707         1,986,962     13,517                        -                           -            -
    157     TA5707-A          -            -                Electricity, Gas, Water                2           480
    157     TA5707-B          -            -                Electricity, Gas, Water                -            -
    159     TA2974         1,986,140     23,929                   Electricity                      -            -
    161     TA4882         1,933,591         64                        -                           -            -
    161     TA4882-A          -            -                           -                           -            -
    161     TA4882-B          -            -         Electricity, Gas, Water, Sewer, Trash         -            -
    168     TA3898         1,832,037     24,757                Electricity, Gas                    -            -
    172     TA4054         1,749,396     31,807                Electricity, Gas                    4           395
    178     1935           1,584,170     36,004                   Electricity                      -            -
    186     TA2942         1,291,517     14,038      Electricity, Gas, Water, Sewer, Trash         62          369
    191     TA3513         1,193,302     24,353      Electricity, Gas, Water, Sewer, Trash         3           515
    192     2292           1,191,773     14,188      Electricity, Gas, Water, Sewer, Trash         -            -
    200     GA5940         1,056,992     23,489             Electricity, Gas, Water                6           415
    201     1568             992,307     15,505               Electricity, Water                   -            -
    204     TA4160           969,881     24,247      Electricity, Gas, Water, Sewer, Trash         2           390
    207     1979             961,577     34,342                   Electricity                      -            -
    209     1645             784,421     15,085                Electricity, Gas                    -            -
    210     1867             644,673     11,512                        -                           -            -



                      1 Bedroom                2 Bedroom                3 Bedroom                4 Bedroom
  Control     Loan    ---------    Avg Rent    ---------     Avg Rent   ---------    Avg Rent    ---------     Avg Rent   Elevators
  Number     Number     # Units   per mo. ($)   # Units     per mo. ($)   # Units   per mo. ($)   # Units     per mo. ($) (Yes/No)
====================================================================================================================================
     2     GA4985                    721          73           899          36         1005          -            -          No
     2     GA6037        126         695          66           931          18         1146          -            -          No
     2     GA6038        123         798          169          959         188         1189          -            -          No
    14     2338a          96         615          145          712          -           -            -            -          No
    14     2338b         100         615          146          711          -           -            -            -          No
    18     TA3471        108         722          150          928          30         1223          -            -          No
    21     2151a         120         423          147          615          32         763           -            -          No
    21     2151b          84         466          156          597          8          765           -            -          No
    27     TA3743        306         500          118          625          1          750           -            -          No
    30     GA5941         48         383          282          448          44         545           -            -          No
    31     GA5293        368         464          64           638          -           -            -            -          No
    32     GA5885         70         728          115          804          -           -            -            -          No
    34     TA4604         -           -            -            -           -           -            -            -           -
    34     TA4604-A       1          525          65           623          -           -            -            -          No
    34     TA4604-B       -           -           36           630          -           -            -            -          No
    34     TA4604-C       22         454           -            -           -           -            -            -          No
    34     TA4604-D       30         459           -            -           -           -            -            -          No
    34     TA4604-E       18         452           -            -           -           -            -            -          No
    34     TA4604-F       -           -            -            -           12         730           -            -          No
    34     TA4604-G       12         495           -            -           -           -            1           1260        No
    34     TA4604-H       10         450           -            -           -           -            -            -          No
    38     TA3470        188         545          120          620          -           -            -            -          No
    41     TA3162         -           -            -            -           -           -            -            -           -
    41     TA3162-A       25         484          16           585          6          735           3           1051        Yes
    41     TA3162-B       24         480          13           578          10         575           -            -          No
    41     TA3162-C       59         462          22           536          6          593           -            -          No
    41     TA3162-D       25         514           5           616          -           -            -            -          Yes
    42     2478           64         558          88           663          20         841           -            -          No
    55     TA3418         33         495          89           565          37         710           -            -          No
    58     TA2757        168         392          40           526          -           -            -            -          No
    59     TA4051         83         514          115          615          -           -            -            -          No
    60     TA3416         74         466          121          872          3          770           2           875         No
    64     TA3981         -           -           10           1853         23         2245          3           3562        Yes
    67     TA3904        163         512          34           494          21         497           -            -          Yes
    69     2057           72         535          96           603          -           -            -            -          No
    70     TA5595        179         520          28           655          -           -            -            -          Yes
    75     2050          104         440          104          601          -           -            -            -          No
    87     GA5394         2          425          39           580          11         850          44           950         No
    92     2055          160         410          64           578          -           -            -            -          No
    94     2056          151         480          35           657          -           -            -            -          No
    95     TA3997         72         314          156          370          -           -            -            -          No
    96     GA5838         56         550          44           665          -           -            -            -          No
    97     TA2332         32         430          100          631          -           -            -            -          No
    101    TA3415         56         425          72           468          -           -            -            -          No
    102    TA4563         11         400          63           574          30         624           -            -          No
    109    TA4678         -           -           64           643          -           -            -            -          No
    111    GA5294        120         444          76           675          -           -            -            -          No
    118    TA1838         88         294          110          393          52         483           -            -          No
    119    1569           16         429          148          489          16         629           -            -          No
    120    TA2174         26         405          92           445          -           -            -            -          No
    121    TA3412         74         404          44           525          -           -            -            -          No
    125    GA5276         66         566           4           691          2          825           -            -          No
    126    TA2057         41         371          68           497          36         650           -            -          No
    129    TA3602         69         475          63           517          -           -            -            -          No
    134    GA5295         76         446          56           546          16         740           -            -          No
    146    TA2822         24         375          84           450          -           -            -            -          No
    147    TA4605         1          450          13           750          2          1050         13           1372        No
    148    TA3060         32         460          32           525          20         675           -            -          No
    150    GA5843         59         530           8           695          -           -            -            -          No
    154    GA5846         -           -           78           538          -           -            -            -          No
    155    TA5210         -           -            -            -           -           -            -            -           -
    155    TA5210-A       -           -           12           735          -           -            -            -          No
    155    TA5210-B       34         568          14           814          2          1000          -            -          No
    156    1855           84         340          36           415          -           -            -            -          No
    157    TA5707         -           -            -            -           -           -            -            -           -
    157    TA5707-A       65         478          30           590          -           -            -            -          No
    157    TA5707-B       46         500           4           650          -           -            -            -          No
    159    TA2974         67         449          16           635          -           -            -            -          No
    161    TA4882         -           -            -            -           -           -            -            -           -
    161    TA4882-A       -           -            -            -           -           -            -            -          No
    161    TA4882-B       -           -           26           575          -           -            -            -          No
    168    TA3898         74         495           -            -           -           -            -            -          No
    172    TA4054         18         561          25           660          8          718           -            -          Yes
    178    1935           -           -           44           585          -           -            -            -          No
    186    TA2942         30         494           -            -           -           -            -            -          Yes
    191    TA3513         25         620          19           745          2          825           -            -          No
    192    2292           24         289          52           425          8          525           -            -          No
    200    GA5940         30         500           9           620          -           -            -            -          No
    201    1568           64         430           -            -           -           -            -            -          No
    204    TA4160         7          460          30           488          1          545           -            -          No
    207    1979           10         450          18           586          -           -            -            -          No
    209    1645           20         296          32           370          -           -            -            -          No
    210    1867           24         430          32           525          -           -            -            -          No


                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES




                                                               PERCENTAGE OF
                                                                 AGGREGATE
RANGE OF                         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE PRINCIPAL BALANCE
CUT-OFF DATE                      MORTGAGE      PRINCIPAL        PRINCIPAL    ------------------------------------------
PRINCIPAL BALANCES                 LOANS         BALANCE          BALANCE         MINIMUM       MAXIMUM       AVERAGE
------------------------------- ----------- ----------------- --------------- -------------- ------------- -------------
493,521 - 499,999 .............       1      $      493,521          0.04%     $    493,521   $   493,521   $   493,521
500,000 - 999,999 .............      11           9,691,301          0.74           600,618       992,307       881,027
1,000,000 - 1,999,999 .........      45          69,578,168          5.31         1,056,992     1,990,181     1,546,182
2,000,000 - 2,999,999 .........      48         122,468,554          9.34         2,030,005     2,984,764     2,551,428
3,000,000 - 3,999,999 .........      18          60,943,537          4.65         3,059,118     3,980,115     3,385,752
4,000,000 - 4,999,999 .........      25         112,752,688          8.60         4,026,438     4,985,769     4,510,108
5,000,000 - 5,999,999 .........      11          60,740,134          4.63         5,066,130     5,969,231     5,521,830
6,000,000 - 6,999,999 .........      12          75,758,683          5.78         6,000,000     6,962,866     6,313,224
7,000,000 - 7,999,999 .........      12          88,974,275          6.79         7,093,526     7,965,756     7,414,523
8,000,000 - 8,999,999 .........       5          42,641,257          3.25         8,267,753     8,836,785     8,528,251
9,000,000 - 9,999,999 .........       5          47,142,856          3.60         9,153,307     9,623,802     9,428,571
10,000,000 - 11,999,999 .......       4          44,511,871          3.39        10,501,039    11,829,398    11,127,968
12,000,000 - 13,999,999 .......       3          39,610,310          3.02        12,388,357    13,829,953    13,203,437
14,000,000 - 16,999,999 .......       7         110,149,871          8.40        14,329,185    16,686,031    15,735,696
17,000,000 - 19,999,999 .......       2          34,910,088          2.66        17,110,383    17,799,705    17,455,044
20,000,000 - 24,999,999 .......       2          45,176,489          3.45        22,000,441    23,176,048    22,588,244
25,000,000 - 49,999,999 .......       9         285,609,971         21.78        26,335,358    38,050,000    31,734,441
50,000,000 - 60,000,000 .......       1          60,000,000          4.58        60,000,000    60,000,000    60,000,000
                                     --      --------------        ------
Total .........................     221      $1,311,153,573        100.00%     $    493,521   $60,000,000   $ 5,932,822
                                    ===      ==============        ======



                                                                WEIGHTED   WEIGHTED
                                 DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
RANGE OF                        ------------------------------  MORTGAGE   REMAINING -----------------------------------
CUT-OFF DATE                                         WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PRINCIPAL BALANCES               MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
493,521 - 499,999 .............    2.85x     2.85x      2.85x     7.450%      113.0      25.05%      25.05%      25.05%
500,000 - 999,999 .............    1.25      1.59       1.34      7.223       117.5      53.00       86.60       71.94
1,000,000 - 1,999,999 .........    1.21      1.89       1.43      7.169       114.1      44.27       79.75       69.37
2,000,000 - 2,999,999 .........    1.01      1.72       1.33      7.130       114.7      50.00       85.28       70.31
3,000,000 - 3,999,999 .........    1.09      1.73       1.43      7.103       111.9      50.00       79.62       69.67
4,000,000 - 4,999,999 .........    1.16      1.64       1.38      7.262       115.1      55.51       78.97       69.33
5,000,000 - 5,999,999 .........    1.22      1.55       1.34      7.212       111.7      67.64       81.64       74.89
6,000,000 - 6,999,999 .........    1.24      1.67       1.38      7.227       118.3      56.41       80.55       70.61
7,000,000 - 7,999,999 .........    1.19      1.59       1.31      7.186       112.0      50.00       79.42       72.53
8,000,000 - 8,999,999 .........    1.22      1.42       1.29      6.928       112.8      70.81       80.98       75.64
9,000,000 - 9,999,999 .........    1.32      1.57       1.39      6.897       113.4      74.86       79.59       77.01
10,000,000 - 11,999,999 .......    1.23      1.60       1.34      7.233       112.0      70.01       79.42       75.66
12,000,000 - 13,999,999 .......    1.32      1.71       1.49      7.059       109.8      49.24       74.56       65.08
14,000,000 - 16,999,999 .......    1.22      1.77       1.42      7.112       112.0      50.00       80.00       72.42
17,000,000 - 19,999,999 .......    1.26      1.35       1.30      7.570       112.1      75.42       76.39       75.90
20,000,000 - 24,999,999 .......    1.26      1.28       1.27      7.440       112.9      70.29       75.74       73.09
25,000,000 - 49,999,999 .......    1.17      1.78       1.39      7.149       114.0      56.79       79.10       72.47
50,000,000 - 60,000,000 .......    1.92      1.92       1.92      6.660       112.0      58.71       58.71       58.71

Total .........................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%

                        DISTRIBUTION OF PROPERTY TYPES




                                                            PERCENTAGE OF
                                                              AGGREGATE
                              NUMBER OF     CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE PRINCIPAL BALANCE
                              MORTGAGE       PRINCIPAL        PRINCIPAL    ------------------------------------------
PROPERTY TYPE                PROPERTIES       BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
--------------------------- ------------ ----------------- --------------- ------------- -------------- -------------
Office ....................       72      $  327,497,191         24.98%     $   100,043   $35,018,169    $4,548,572
Multifamily ...............       78         320,950,044         24.48          453,493    32,740,000     4,114,744
Anchored Retail ...........       33         242,559,195         18.50        1,077,591    60,000,000     7,350,279
Industrial ................       19          97,111,558          7.41          637,556    29,349,944     5,111,135
Unanchored Retail .........       23          65,987,918          5.03          819,345     7,147,087     2,869,040
Special Purpose ...........       11          59,929,704          4.57          624,702    14,329,185     5,448,155
Nursing Home, Skilled......        8          46,115,660          3.52        1,930,053     8,192,370     5,764,457
Mixed Use .................        6          45,295,693          3.45        1,141,841    26,829,956     7,549,282
Lodging ...................        8          40,705,184          3.10        2,335,680    10,501,039     5,088,148
Assisted Living Facility...        3          23,287,033          1.78        1,286,592    11,035,364     7,762,344
Self-Storage ..............        7          20,531,368          1.57        1,474,587     6,068,238     2,933,053
Congregate Care ...........        2          16,531,149          1.26        7,197,773     9,333,376     8,265,574
Mobile Home Park ..........        2           4,651,876          0.35        1,668,690     2,983,185     2,325,938
                                  --      --------------        ------
Total .....................      272      $1,311,153,573        100.00%     $   100,043   $60,000,000    $4,820,418
                                          ==============        ======



                                                            WEIGHTED   WEIGHTED
                             DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                            ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                                 WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PROPERTY TYPE                MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
--------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Office ....................    1.09x     2.85x      1.36x     7.202%      112.2      25.05%      78.98%      69.09%
Multifamily ...............    1.01      1.68       1.32      6.982       112.4      53.00       86.60       75.35
Anchored Retail ...........    1.23      1.92       1.48      7.015       113.1      55.51       79.75       69.84
Industrial ................    1.24      1.51       1.34      7.165       119.0      63.87       77.65       73.46
Unanchored Retail .........    1.16      1.89       1.37      7.249       112.0      44.27       80.55       70.71
Special Purpose ...........    1.28      1.78       1.73      7.494       114.9      56.79       75.42       62.81
Nursing Home, Skilled......    1.39      1.60       1.54      7.152       115.0      74.95       79.10       76.15
Mixed Use .................    1.23      1.56       1.28      7.131       111.7      62.43       79.18       73.55
Lodging ...................    1.31      1.67       1.52      7.415       120.4      56.41       74.24       66.91
Assisted Living Facility...    1.28      1.40       1.29      7.857       114.7      70.29       71.48       70.36
Self-Storage ..............    1.25      1.86       1.40      7.490       114.9      63.18       71.28       67.23
Congregate Care ...........    1.39      1.39       1.39      7.380       115.0      79.10       79.10       79.10
Mobile Home Park ..........    1.41      1.72       1.61      6.899       112.6      58.15       79.46       65.79

Total .....................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                            PERCENTAGE OF
                                                              AGGREGATE
                              NUMBER OF     CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE PRINCIPAL BALANCE
                              MORTGAGE       PRINCIPAL        PRINCIPAL    ------------------------------------------
PROPERTY STATE               PROPERTIES       BALANCE          BALANCE        MINIMUM        MAXIMUM       AVERAGE
--------------------------- ------------ ----------------- --------------- ------------- -------------- -------------
California ................       50      $  241,871,974         18.45%     $   600,618   $34,639,734    $ 4,837,439
Texas .....................       50         160,862,180         12.27          100,043    29,349,944      3,217,244
Florida ...................       16         141,103,230         10.76        1,319,605    32,740,000      8,818,952
New York ..................       21         121,451,162          9.26          969,513    26,829,956      5,783,389
Pennsylvania ..............       13         103,728,877          7.91        1,291,517    60,000,000      7,979,144
Illinois ..................       19          70,962,007          5.41          453,493    15,946,618      3,734,842
Maryland ..................       11          58,137,918          4.43          835,230    11,035,364      5,285,265
New Jersey ................        9          51,347,426          3.92          637,556    16,048,475      5,705,270
Michigan ..................        6          46,920,097          3.58        1,445,349    35,018,169      7,820,016
Virginia ..................        9          41,068,467          3.13          624,702    13,061,940      4,563,163
Missouri ..................        5          33,488,746          2.55        3,669,401     9,333,376      6,697,749
Arizona ...................        7          27,626,919          2.11        2,292,401     6,225,326      3,946,703
Nevada ....................        2          25,655,967          1.96        2,479,920    23,176,048     12,827,984
Minnesota .................       12          24,565,557          1.87          969,758     4,985,769      2,047,130
Georgia ...................        4          21,092,204          1.61          990,642    16,648,162      5,273,051
Massachusetts .............        4          20,268,740          1.55        2,621,904     7,563,536      5,067,185
Colorado ..................        4          19,655,334          1.50        2,430,357     6,405,037      4,913,834
Wisconsin .................        4          13,413,395          1.02        1,187,239     5,456,508      3,353,349
Tennessee .................        2          13,282,659          1.01        4,129,352     9,153,307      6,641,329
Mississippi ...............        4          11,015,318          0.84        1,134,346     4,052,452      2,753,830
Delaware ..................        2          10,347,160          0.79        2,976,918     7,370,241      5,173,580
Indiana ...................        3          10,124,859          0.77          961,577     7,173,100      3,374,953
North Carolina ............        2           7,722,231          0.59        2,271,354     5,450,877      3,861,116
Washington ................        2           6,745,494          0.51        2,087,078     4,658,416      3,372,747
Virgin Islands ............        1           6,068,238          0.46        6,068,238     6,068,238      6,068,238
Oklahoma ..................        2           4,069,830          0.31        1,191,773     2,878,057      2,034,915
Kentucky ..................        2           3,869,814          0.30          992,307     2,877,507      1,934,907
Nebraska ..................        1           3,568,269          0.27        3,568,269     3,568,269      3,568,269
South Carolina ............        1           3,328,607          0.25        3,328,607     3,328,607      3,328,607
Oregon ....................        1           2,581,205          0.20        2,581,205     2,581,205      2,581,205
District of Columbia ......        1           2,143,496          0.16        2,143,496     2,143,496      2,143,496
Ohio ......................        1           1,584,170          0.12        1,584,170     1,584,170      1,584,170
Connecticut ...............        1           1,482,023          0.11        1,482,023     1,482,023      1,482,023
                                  --      --------------        ------
Total .....................      272      $1,311,153,573        100.00%     $   100,043   $60,000,000    $ 4,820,418
                                 ===      ==============        ======

                                                            WEIGHTED   WEIGHTED
                             DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                            ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                                 WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PROPERTY STATE               MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
--------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
California ................    1.01x     1.89x      1.35x     7.142%      113.6      44.27%      79.62%      72.61%
Texas .....................    1.22      2.85       1.33      7.115       111.9      25.05       80.00       72.84
Florida ...................    1.17      1.73       1.33      7.077       111.1      49.24       79.39       66.62
New York ..................    1.09      1.77       1.37      7.213       113.8      62.72       79.42       73.54
Pennsylvania ..............    1.19      1.92       1.69      6.918       114.0      58.15       81.64       65.31
Illinois ..................    1.26      1.64       1.35      7.123       115.2      67.20       85.28       76.34
Maryland ..................    1.28      1.78       1.48      7.433       115.0      56.79       74.95       70.79
New Jersey ................    1.27      1.60       1.47      7.137       113.7      61.19       77.09       72.83
Michigan ..................    1.23      1.61       1.33      7.092       116.7      64.85       77.28       70.42
Virginia ..................    1.23      1.78       1.66      7.507       115.4      56.79       79.45       61.27
Missouri ..................    1.39      1.63       1.42      7.348       114.5      71.95       79.10       78.32
Arizona ...................    1.23      1.35       1.29      7.135       112.7      65.67       79.28       73.67
Nevada ....................    1.26      1.60       1.29      7.086       110.9      65.26       75.74       74.73
Minnesota .................    1.22      1.48       1.35      7.135       113.7      60.61       86.60       74.60
Georgia ...................    1.26      1.81       1.31      7.083       111.9      63.23       79.66       77.43
Massachusetts .............    1.25      1.67       1.51      7.166       112.8      56.41       71.35       65.56
Colorado ..................    1.27      1.41       1.38      7.087       112.8      69.98       79.48       74.35
Wisconsin .................    1.25      1.39       1.31      7.264       131.6      60.88       74.48       71.82
Tennessee .................    1.36      1.46       1.39      6.844       113.1      68.82       79.59       76.24
Mississippi ...............    1.24      1.39       1.30      7.279       111.9      55.51       68.17       63.51
Delaware ..................    1.33      1.59       1.52      7.125       111.4      67.66       70.19       69.46
Indiana ...................    1.20      1.52       1.28      7.140       116.2      68.63       78.05       76.09
North Carolina ............    1.24      1.40       1.35      7.191       109.3      70.33       78.87       72.84
Washington ................    1.25      1.35       1.32      7.332       113.6      66.84       67.33       66.99
Virgin Islands ............    1.28      1.28       1.28      7.680       109.0      65.25       65.25       65.25
Oklahoma ..................    1.24      1.68       1.37      6.767       112.2      70.10       75.74       74.09
Kentucky ..................    1.30      1.38       1.36      6.653       114.0      65.40       70.88       66.81
Nebraska ..................    1.42      1.42       1.42      6.760       110.0      79.29       79.29       79.29
South Carolina ............    1.45      1.45       1.45      7.810       114.0      64.01       64.01       64.01
Oregon ....................    1.33      1.33       1.33      7.070       114.0      73.75       73.75       73.75
District of Columbia ......    1.25      1.25       1.25      7.820       117.0      73.91       73.91       73.91
Ohio ......................    1.55      1.55       1.55      6.750       112.0      74.20       74.20       74.20
Connecticut ...............    1.86      1.86       1.86      7.360       110.0      70.57       70.57       70.57

Total .....................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%

         DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS (NCF)



                                                       PERCENTAGE OF
                                                         AGGREGATE
                         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
RANGE OF DEBT SERVICE     MORTGAGE      PRINCIPAL        PRINCIPAL    -----------------------------------------
COVERAGE RATIO             LOANS         BALANCE          BALANCE        MINIMUM       MAXIMUM       AVERAGE
----------------------- ----------- ----------------- --------------- ------------- ------------- -------------
1.00 - 1.10 ...........       2      $    5,334,869          0.41%     $ 2,149,745   $ 3,185,124   $ 2,667,434
1.11 - 1.20 ...........       6          56,197,643          4.29        2,040,164    32,740,000     9,366,274
1.21 - 1.30 ...........      78         480,153,301         36.62          600,618    35,018,169     6,155,812
1.31 - 1.40 ...........      68         360,132,575         27.47          819,345    34,639,734     5,296,067
1.41 - 1.50 ...........      25         122,888,203          9.37        1,084,550    16,686,031     4,915,528
1.51 - 1.60 ...........      20         112,907,250          8.61          784,421    32,827,463     5,645,362
1.61 - 1.70 ...........      11          35,538,366          2.71        1,191,773     6,205,339     3,230,761
1.71 - 1.80 ...........       6          73,173,798          5.58        1,269,427    38,050,000    12,195,633
1.81 - 1.90 ...........       3           4,334,048          0.33        1,239,675     1,612,350     1,444,683
1.91 - 2.00 ...........       1          60,000,000          4.58       60,000,000    60,000,000    60,000,000
2.51 - 2.85 ...........       1             493,521          0.04          493,521       493,521       493,521
                             --      --------------        ------
Total .................     221      $1,311,153,573        100.00%     $   493,521   $60,000,000   $ 5,932,822
                            ===      ==============        ======



                                                        WEIGHTED   WEIGHTED
                         DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                        ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF DEBT SERVICE                        WEIGHTED   INTEREST    TERM TO                            WEIGHTED
COVERAGE RATIO           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
----------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
1.00 - 1.10 ...........    1.01x     1.09x      1.06x     7.100%      114.0      63.70%      79.62%      70.12%
1.11 - 1.20 ...........    1.13      1.20       1.17      7.059       113.5      72.38       79.41       76.00
1.21 - 1.30 ...........    1.21      1.30       1.26      7.200       113.1      50.00       85.28       73.89
1.31 - 1.40 ...........    1.31      1.40       1.36      7.145       113.6      50.00       86.60       73.22
1.41 - 1.50 ...........    1.41      1.48       1.44      7.136       110.2      50.00       80.98       69.20
1.51 - 1.60 ...........    1.51      1.60       1.57      7.119       119.7      53.00       78.97       71.40
1.61 - 1.70 ...........    1.61      1.68       1.64      6.939       113.7      56.41       74.24       66.56
1.71 - 1.80 ...........    1.71      1.79       1.76      7.409       113.1      47.90       75.42       58.67
1.81 - 1.90 ...........    1.81      1.89       1.85      7.386       110.5      44.27       70.57       60.32
1.91 - 2.00 ...........    1.92      1.92       1.92      6.660       112.0      58.71       58.71       58.71
2.51 - 2.85 ...........    2.85      2.85       2.85      7.450       113.0      25.05       25.05       25.05

Total .................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%




                 DISTRIBUTION OF CURRENT LOAN TO VALUE RATIOS


                                                        PERCENTAGE OF
                                                          AGGREGATE
                          NUMBER OF     CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
RANGES OF CUT-OFF DATE     MORTGAGE      PRINCIPAL        PRINCIPAL    -----------------------------------------
LOAN-TO-VALUE RATIOS        LOANS         BALANCE          BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------ ----------- ----------------- --------------- ------------- ------------- -------------
25.05 - 30.00 ..........       1      $      493,521          0.04%     $   493,521   $   493,521   $   493,521
30.01 - 50.00 ..........       7          45,751,103          3.49        1,239,675    16,250,000     6,535,872
50.01 - 60.00 ..........      13         130,481,081          9.95          784,421    60,000,000    10,037,006
60.01 - 65.00 ..........      22          63,753,080          4.86          969,758     6,000,000     2,897,867
65.01 - 70.00 ..........      30          98,912,214          7.54          600,618     6,962,866     3,297,074
70.01 - 75.00 ..........      90         549,764,579         41.93          644,673    35,018,169     6,108,495
75.01 - 80.00 ..........      53         397,477,892         30.32          961,577    32,740,000     7,499,583
80.01 - 85.00 ..........       3          20,565,459          1.57        5,796,581     8,405,815     6,855,153
85.01 - 90.00 ..........       2           3,954,645          0.30          969,881     2,984,764     1,977,322
                              --      --------------        ------
Total ..................     221      $1,311,153,573        100.00%     $   493,521   $60,000,000   $ 5,932,822
                             ===      ==============        ======



                                                         WEIGHTED   WEIGHTED
                          DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                         ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGES OF CUT-OFF DATE                        WEIGHTED   INTEREST    TERM TO                            WEIGHTED
LOAN-TO-VALUE RATIOS      MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------ --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
25.05 - 30.00 ..........    2.85x     2.85x      2.85x     7.450%      113.0      25.05%      25.05%      25.05%
30.01 - 50.00 ..........    1.23      1.89       1.53      7.060       107.3      44.27       50.00       49.56
50.01 - 60.00 ..........    1.22      1.92       1.77      7.022       114.1      53.00       59.33       57.77
60.01 - 65.00 ..........    1.09      1.81       1.41      7.260       112.3      60.61       64.85       62.81
65.01 - 70.00 ..........    1.24      1.67       1.38      7.234       118.0      65.14       69.98       67.11
70.01 - 75.00 ..........    1.16      1.86       1.37      7.147       113.9      70.01       74.95       73.02
75.01 - 80.00 ..........    1.01      1.77       1.31      7.165       112.5      75.07       80.00       77.75
80.01 - 85.00 ..........    1.34      1.42       1.39      6.994       113.1      80.55       81.64       81.03
85.01 - 90.00 ..........    1.30      1.34       1.31      6.900       113.5      85.28       86.60       85.60

Total ..................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES




                                                       PERCENTAGE OF
                                                         AGGREGATE
                         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
RANGE OF                  MORTGAGE      PRINCIPAL        PRINCIPAL    -----------------------------------------
MORTGAGE RATES             LOANS         BALANCE          BALANCE        MINIMUM       MAXIMUM       AVERAGE
----------------------- ----------- ----------------- --------------- ------------- ------------- -------------
6.001 - 6.250 .........       1      $    1,191,773          0.09%     $1,191,773    $ 1,191,773   $1,191,773
6.251 - 6.500 .........       4          11,992,707          0.91       1,816,450      4,972,714    2,998,177
6.501 - 6.750 .........      14         116,854,651          8.91         784,421     60,000,000    8,346,761
6.751 - 7.000 .........      51         292,210,770         22.29         961,577     32,740,000    5,729,623
7.001 - 7.250 .........      70         492,392,839         37.55         969,758     35,018,169    7,034,183
7.251 - 7.500 .........      52         239,483,686         18.27         493,521     29,819,346    4,605,455
7.501 - 7.750 .........      16          95,711,745          7.30         988,565     38,050,000    5,981,984
7.751 - 8.000 .........      10          58,350,602          4.45         969,513     22,000,441    5,835,060
8.001 - 8.250 .........       2           1,678,210          0.13         600,618      1,077,591      839,105
8.251 - 8.500 .........       1           1,286,592          0.10       1,286,592      1,286,592    1,286,592
                             --      --------------        ------
Total .................     221      $1,311,153,573        100.00%     $  493,521    $60,000,000   $5,932,822
                            ===      ==============        ======



                                                        WEIGHTED   WEIGHTED
                         DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                        ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF                                     WEIGHTED   INTEREST    TERM TO                            WEIGHTED
MORTGAGE RATES           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
----------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
6.001 - 6.250 .........    1.68x     1.68x      1.68x     6.230%      115.0      70.10%      70.10%      70.10%
6.251 - 6.500 .........    1.36      1.67       1.42      6.413       115.4      57.16       78.98       65.63
6.501 - 6.750 .........    1.30      1.92       1.65      6.657       113.7      53.00       79.59       65.70
6.751 - 7.000 .........    1.17      1.72       1.33      6.911       113.6      58.15       86.60       73.84
7.001 - 7.250 .........    1.01      1.73       1.37      7.124       112.7      49.24       80.55       71.76
7.251 - 7.500 .........    1.21      2.85       1.39      7.390       112.7      25.05       81.64       73.42
7.501 - 7.750 .........    1.25      1.78       1.52      7.625       115.1      55.51       79.18       63.75
7.751 - 8.000 .........    1.25      1.59       1.31      7.818       119.7      61.01       79.75       71.39
8.001 - 8.250 .........    1.26      1.35       1.32      8.229       113.9      63.39       68.64       65.27
8.251 - 8.500 .........    1.40      1.40       1.40      8.310       110.0      71.48       71.48       71.48

Total .................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%



                      DISTRIBUTION OF AMORTIZATION TYPES




                                                        PERCENTAGE OF
                                                          AGGREGATE
                          NUMBER OF     CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE PRINCIPAL BALANCE
                           MORTGAGE      PRINCIPAL        PRINCIPAL    -------------------------------------------
AMORTIZATION TYPE           LOANS         BALANCE          BALANCE         MINIMUM        MAXIMUM       AVERAGE
------------------------ ----------- ----------------- --------------- -------------- -------------- -------------
Hyperamortizing ........     141      $  744,017,530         56.75%     $    969,513   $35,018,169    $ 5,276,720
Amortizing Balloon .....      67         357,923,941         27.30           493,521    32,827,463      5,342,148
Interest Only, Then
 Amortizing Balloon.....       4          96,850,000          7.39        11,380,000    38,050,000     24,212,500
Interest Only ..........       1          60,000,000          4.58        60,000,000    60,000,000     60,000,000
Interest Only, Then
 Hyperamortizing .......       6          49,242,000          3.76         2,700,000    16,250,000      8,207,000
Fully Amortizing .......       2           3,120,102          0.24           784,421     2,335,680      1,560,051
                             ---      --------------        ------
Total ..................     221      $1,311,153,573        100.00%     $    493,521   $60,000,000    $ 5,932,822
                             ---      --------------        ------



                                                         WEIGHTED   WEIGHTED
                          DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                         ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                              WEIGHTED   INTEREST    TERM TO                            WEIGHTED
AMORTIZATION TYPE         MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
------------------------ --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Hyperamortizing ........    1.01x     1.89x      1.36x     7.170%      112.5      44.27%      86.60%      73.38%
Amortizing Balloon .....    1.09      2.85       1.37      7.172       115.0      25.05       79.75       72.65
Interest Only, Then
 Amortizing Balloon.....    1.17      1.78       1.43      7.221       115.8      56.79       80.00       68.80
Interest Only ..........    1.92      1.92       1.92      6.660       112.0      58.71       58.71       58.71
Interest Only, Then
 Hyperamortizing .......    1.23      1.73       1.52      7.010       108.0      49.24       62.18       51.28
Fully Amortizing .......    1.59      1.59       1.59      7.603       220.4      53.00       69.51       65.36

Total ..................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                                       PERCENTAGE OF
                                                         AGGREGATE
                         NUMBER OF     CUT-OFF DATE     CUT-OFF DATE         CUT-OFF DATE PRINCIPAL BALANCE
RANGE OF REMAINING        MORTGAGE      PRINCIPAL        PRINCIPAL    --------------------------------------------
AMORTIZATION TERMS         LOANS         BALANCE          BALANCE         MINIMUM        MAXIMUM        AVERAGE
----------------------- ----------- ----------------- --------------- -------------- -------------- --------------
Interest Only .........       1      $   60,000,000          4.58%     $60,000,000    $60,000,000    $60,000,000
171 - 190 .............       1             784,421          0.06          784,421        784,421        784,421
191 - 210 .............       1          38,050,000          2.90       38,050,000     38,050,000     38,050,000
211 - 230 .............       3          16,858,679          1.29        1,474,587      8,568,506      5,619,560
231 - 250 .............       5          13,145,021          1.00          493,521      4,129,352      2,629,004
271 - 290 .............      12          47,402,504          3.62          600,618     14,329,185      3,950,209
291 - 310 .............      50         221,734,684         16.91          644,673     32,827,463      4,434,694
331 - 360 .............      74         465,386,507         35.49          969,513     35,018,169      6,289,007
361 - 374 .............      74         447,791,757         34.15          961,577     34,639,734      6,051,240
                             --      --------------        ------
Total .................     221      $1,311,153,573        100.00%     $   493,521    $60,000,000    $ 5,932,822
                            ===      ==============        ======



                                                        WEIGHTED   WEIGHTED
                         DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                        ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGE OF REMAINING                           WEIGHTED   INTEREST    TERM TO                            WEIGHTED
AMORTIZATION TERMS       MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
----------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Interest Only .........    1.92x     1.92x      1.92x     6.660%      112.0      58.71%      58.71%      58.71%
171 - 190 .............    1.59      1.59       1.59      6.720       174.0      53.00       53.00       53.00
191 - 210 .............    1.78      1.78       1.78      7.590       117.0      56.79       56.79       56.79
211 - 230 .............    1.22      1.51       1.35      7.329       139.1      65.53       70.81       68.24
231 - 250 .............    1.32      2.85       1.48      6.961       135.2      25.05       71.48       66.83
271 - 290 .............    1.16      1.86       1.47      7.427       109.5      55.51       75.42       70.56
291 - 310 .............    1.22      1.89       1.42      7.314       114.0      44.27       79.75       70.81
331 - 360 .............    1.13      1.81       1.34      7.136       112.2      49.24       85.28       72.19
361 - 374 .............    1.01      1.72       1.33      7.071       113.2      58.15       86.60       73.95

Total .................    1.01x     2.85x      1.40x     7.146%      113.5      25.05%      86.60%      71.32%



                  DISTRIBUTION OF ORIGINAL TERMS TO MATURITY




                                                         PERCENTAGE OF
                                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
RANGES OF ORIGINAL           MORTGAGE      PRINCIPAL       PRINCIPAL    -----------------------------------------
TERMS TO MATURITY             LOANS         BALANCE         BALANCE        MINIMUM       MAXIMUM       AVERAGE
-------------------------- ----------- ---------------- --------------- ------------- ------------- -------------
51 - 70 months ...........       1      $    4,568,794         0.35%     $ 4,568,794   $ 4,568,794   $ 4,568,794
111 - 120 months .........     213       1,251,236,203        95.43          493,521    60,000,000     5,874,348
121 - 130 months .........       1          35,018,169         2.67       35,018,169    35,018,169    35,018,169
171 - 190 months .........       5          17,994,726         1.37          784,421     6,815,586     3,598,945
231 - 250 months .........       1           2,335,680         0.18        2,335,680     2,335,680     2,335,680
                               ---      --------------       ------
Total ....................     221      $1,311,153,573       100.00%     $   493,521   $60,000,000   $ 5,932,822
                               ===      ==============       ======



                                                           WEIGHTED   WEIGHTED
                            DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                           ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGES OF ORIGINAL                              WEIGHTED   INTEREST    TERM TO                            WEIGHTED
TERMS TO MATURITY           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
51 - 70 months ...........    1.44x     1.44x      1.44x     7.650%      54.0       65.27%      65.27%      65.27%
111 - 120 months .........    1.01      2.85       1.40      7.141      112.5       25.05       86.60       71.41
121 - 130 months .........    1.29      1.29       1.29      7.090      118.0       70.32       70.32       70.32
171 - 190 months .........    1.26      1.59       1.42      7.403      172.2       53.00       74.48       69.07
231 - 250 months .........    1.59      1.59       1.59      7.900      236.0       69.51       69.51       69.51

Total ....................    1.01x     2.85x      1.40x     7.146%     113.5       25.05%      86.60%      71.32%

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY




                                                         PERCENTAGE OF
                                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
RANGES OF REMAINING          MORTGAGE      PRINCIPAL       PRINCIPAL    -----------------------------------------
TERMS TO MATURITY             LOANS         BALANCE         BALANCE        MINIMUM       MAXIMUM       AVERAGE
-------------------------- ----------- ---------------- --------------- ------------- ------------- -------------
51 - 70 months ...........       1      $    4,568,794         0.35%     $4,568,794    $ 4,568,794   $4,568,794
91 - 110 months ..........      50         279,697,451        21.33         600,618     29,349,944    5,593,949
111 - 120 months .........     164       1,006,556,921        76.77         493,521     60,000,000    6,137,542
151 - 170 months .........       1           6,815,586         0.52       6,815,586      6,815,586    6,815,586
171 - 190 months .........       4          11,179,140         0.85         784,421      4,468,876    2,794,785
231 - 250 months .........       1           2,335,680         0.18       2,335,680      2,335,680    2,335,680
                               ---      --------------       ------
Total ....................     221      $1,311,153,573       100.00%     $  493,521    $60,000,000   $5,932,822
                               ===      ==============       ======



                                                           WEIGHTED   WEIGHTED
                            DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                           ------------------------------  MORTGAGE   REMAINING -----------------------------------
RANGES OF REMAINING                             WEIGHTED   INTEREST    TERM TO                            WEIGHTED
TERMS TO MATURITY           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
-------------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
51 - 70 months ...........    1.44x     1.44x      1.44x     7.650%      54.0       65.27%      65.27%      65.27%
91 - 110 months ..........    1.16      1.86       1.39      7.247      108.8       49.24       79.39       69.95
111 - 120 months .........    1.01      2.85       1.40      7.109      113.7       25.05       86.60       71.77
151 - 170 months .........    1.51      1.51       1.51      7.160      170.0       65.53       65.53       65.53
171 - 190 months .........    1.26      1.59       1.36      7.551      173.6       53.00       74.48       71.23
231 - 250 months .........    1.59      1.59       1.59      7.900      236.0       69.51       69.51       69.51

Total ....................    1.01x     2.85x      1.40x     7.146%     113.5       25.05%      86.60%      71.32%



                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                      PERCENTAGE OF
                                                        AGGREGATE
                        NUMBER OF     CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE PRINCIPAL BALANCE
                         MORTGAGE      PRINCIPAL        PRINCIPAL    ----------------------------------------
PREPAYMENT PROVISION      LOANS         BALANCE          BALANCE       MINIMUM       MAXIMUM       AVERAGE
---------------------- ----------- ----------------- --------------- ----------- -------------- -------------
Defeasance ...........     209      $1,287,501,922         98.20%     $969,513    $60,000,000    $6,160,296
Greater of YM or 1%
 UPB .................      11          22,681,770          1.73       493,521      7,141,489     2,061,979
Lockout ..............       1             969,881          0.07       969,881        969,881       969,881
                           ---      --------------        ------
Total ................     221      $1,311,153,573        100.00%     $493,521    $60,000,000    $5,932,822
                           ===      ==============        ======



                                                       WEIGHTED   WEIGHTED
                        DEBT SERVICE COVERAGE RATIO     AVERAGE    AVERAGE           CURRENT LTV RATIO
                       ------------------------------  MORTGAGE   REMAINING -----------------------------------
                                            WEIGHTED   INTEREST    TERM TO                            WEIGHTED
PREPAYMENT PROVISION    MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY    MINIMUM     MAXIMUM     AVERAGE
---------------------- --------- --------- ---------- ---------- ---------- ----------- ----------- -----------
Defeasance ...........    1.01x     1.92x      1.40x     7.143%      113.5      44.27%      85.28%      71.30%
Greater of YM or 1%
 UPB .................    1.26      2.85       1.39      7.347       113.4      25.05       79.30       71.75
Lockout ..............    1.34      1.34       1.34      6.870       112.0      86.60       86.60       86.60
Total ................    1.01x     2.85x      1.40%     7.146%      113.5      25.05%      86.60%      71.32%

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/DEFEASANCE
PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF
                               PRINCIPAL (A) (B)



                                                APR-99          APR-00          APR-01
                                           --------------- --------------- ---------------
 Locked out ..............................       100.00%         100.00%          79.31%
 Defeasance ..............................         0.00            0.00           20.50
 Greater of 1% or Yield Maintenance ......         0.00            0.00            0.19
------------------------------------------   ----------      ----------      ----------
 Subtotal ................................       100.00%         100.00%         100.00%
 Open ....................................         0.00%           0.00%           0.00%
------------------------------------------   ----------      ----------      ----------
 Total ...................................       100.00%         100.00%         100.00%
 Aggregate Balance($MM)...................   $ 1,311.15      $ 1,298.12      $ 1,282.10
 % of Initial Pool Balance ...............       100.00%          99.01%          97.78%



                                                APR-02          APR-03          APR-04         APR-05
                                           --------------- --------------- --------------- --------------
 Locked out ..............................        41.88%          13.39%           0.60%           0.58%
 Defeasance ..............................        57.39           85.07           97.73           97.74
 Greater of 1% or Yield Maintenance ......         0.73            1.55            1.68            1.68
-------------------------------------------  ----------      ----------      ----------      ----------
 Subtotal ................................       100.00%         100.00%         100.00%         100.00%
 Open ....................................         0.00%           0.00%           0.00%           0.00%
-------------------------------------------  ----------      ----------      ----------      ----------
 Total ...................................       100.00%         100.00%         100.00%         100.00%
 Aggregate Balance($MM)...................   $ 1,264.88      $ 1,246.36      $ 1,222.38      $ 1,201.05
 % of Initial Pool Balance ...............        96.47%          95.06%          93.23%          91.60%


                                                 APR-06          APR-07
                                            --------------- ---------------
 Locked Out ...............................         0.08%           0.08%
 Defeasance ...............................        98.21           98.21
 Greater of 1% or Yield Maintenance .......         1.72            1.71
-------------------------------------------   ----------      ----------
 Subtotal .................................       100.00%         100.00%
 Open .....................................         0.00%           0.00%
-------------------------------------------   ----------      ----------
 Total ....................................       100.00%         100.00%
 Aggregate Balance($MM)....................   $ 1,178.12      $ 1,153.48
 % of Initial Pool Balance ................        89.85%          87.97%



                                                 APR-08         APR-09        APR-10       APR-11
                                            --------------- ------------- ------------- ------------
 Locked Out ...............................         0.08%         0.00%         0.00%         0.00%
 Defeasance ...............................        63.61         97.70         98.02         98.41
 Greater of 1% or Yield Maintenance .......         0.92          2.30          1.98          1.59
--------------------------------------------  ----------       -------       -------       -------
 Subtotal .................................        64.61%       100.00%       100.00%       100.00%
 Open .....................................        35.39%         0.00%         0.00%         0.00%
--------------------------------------------  ----------       -------       -------       -------
 Total ....................................       100.00%       100.00%       100.00%       100.00%
 Aggregate Balance($MM)....................   $ 1,044.30       $ 14.69       $ 13.86       $ 12.97
 % of Initial Pool Balance ................        79.65%         1.12%         1.06%         0.99%

(a)        Table calculated using modeling assumptions.

(b)        Differences in totals may exist due to rounding.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                 ANNEX B

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625                                                                    WAC:
Chicago, IL 60603                                                                                   WAMM:

                                               Number of Pages
                                               ---------------
Table of Contents
REMIC Certificate Report
Other Related Information
Asset Backed Facts Sheets
Delinquency Loan Detail
Mortgage Loan Characteristics
Loan Level Listing

TOTAL PAGES INCLUDED IN THIS PACKAGE

Specially Serviced Loan Detail                  Appendix A
Modified Loan Detail                            Appendix B
Realized Loss Detail                            Appendix C








       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

       LaSalle Web Site                                  www.lnbabs.com

       LaSalle Bulletin Board                            (714) 282-3990
       LaSalle ASAP Fax System                           (312) 904-2200
       Bloomberg                                          User Terminal

       ASAP #:                                                      389
       Monthly Data File Name:                             0389MMYY.EXE

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625                                                                    WAC:
Chicago, IL 60603                                                                                   WAMM:


          ORIGINAL          OPENING         PRINCIPAL        PRINCIPAL        NEGATIVE     CLOSING
CLASS   FACE VALUE (1)      BALANCE          PAYMENT        ADJ. OR LOSS    AMORTIZATION   BALANCE
CUSIP     Per $1,000       Per $1,000       Per $1,000       Per $1,000      Per $1,000   Per $1,000
-----   --------------     ----------       ----------      ------------    ------------  ----------





             0.00             0.00             0.00            0.00            0.00          0.00






                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

            INTEREST        INTEREST   PASS-THROUGH
CLASS       PAYMENT        ADJUSTMENT    RATE (2)
CUSIP      Per $1,000      Per $1,000   Next Rate (3)
-----      ----------      ----------   --------------




                     0.00           0.00


                   TOTAL P&I PAYMENT   0.00




Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625                          OTHER RELATED
Chicago, IL 60603                                          INFORMATION




              ACCRUED                         EXCESS          INTEREST       PRIOR         ENDING         ACTUAL
            CERTIFICATE      DEFERRED        PREPAYMENT       REDUCTION      UNPAID        UNPAID      DISTRIBUTION
CLASS        INTEREST        INTEREST      INT. SHORTFALLS     AMOUNTS      INTEREST      INTEREST     OF INTEREST
-----       -----------      --------      ---------------    ---------     --------      --------     ------------











                             COLLATERAL INFORMATION


COMPONENT            SUB-POOL I           SUB-POOL II           SUB-POOL III             POOL TOTAL
Beginning Loan Count:
Ending Loan Count:

Beginning Scheduled Balance of the Mortgage Loans:
Ending Scheduled Balance of the Mortgage Loans:

Weighted Average Remaining Term to Maturity

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603


               Delinq 1 Month     Delinq 2 Months     Deling 3+ Months     Foreclosure/Bankruptcy          RED
Distribution   --------------     ---------------     ----------------     ----------------------     --------------
   Date        #      Balance     #       Balance     #        Balance      #            Balance      #      Balance
--------------------------------------------------------------------------------------------------------------------
   03/15/99       0         0        0          0        0           0          0              0         0         0
               0.00%    0.000%    0.00%     0.000%    0.00%      0.000%      0.00%         0.000%     0.00%    0.000%




                     (RESTUBBED TABLE CONTINUED FROM ABOVE)


                Modifications       Prepayments        Curr Weighted Avg.
Distribution    -------------       -----------        ------------------
   Date         #     Balance       #   Balance        Coupon       Remit
-------------------------------------------------------------------------
   03/15/99        0        0          0      0
                0.00%   0.000%      0.00% 0.000%








Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
      Aging Category

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603

                             DELIQUENT LOAN DETAIL


                     Paid                   Outstanding    Out. Property                         Special
Disclosure Doc       Thru    Current P&I        P&I         Protection         Advance           Servicer     Foreclosure
  Control #          Date      Advance       Advances**      Advances       Description (1)    Transfer Date      Date
--------------       ----    -----------    -----------    -------------    ---------------    -------------  -----------












                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

Disclosure Doc     Bankruptcy      REO
  Control #           Date         Date
--------------     ----------      ----





A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq

1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment

** Outstanding P & I Advances include the current period P & I Advance

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625                           POOL TOTAL
Chicago, IL 60603




                       DISTRIBUTION OF PRINCIPAL BALANCES
---------------------------------------------------------------------
  (2) Current Scheduled            Number    (2) Scheduled   Based on
        Balances                   of Loans     Balance      Balance
----------------------------       --------   ------------   --------
         $0  to     $500,000
   $500,000  to   $1,000,000
 $1,000,000  to   $1,500,000
 $1,500,000  to   $2,000,000
 $2,000,000  to   $2,500,000
 $2,500,000  to   $3,000,000
 $3,000,000  to   $3,500,000
 $3,500,000  to   $4,000,000
 $4,000,000  to   $5,000,000
 $5,000,000  to   $6,000,000
 $6,000,000  to   $7,000,000
 $7,000,000  to   $8,000,000
 $8,000,000  to   $9,000,000
 $9,000,000  to  $10,000,000
$10,000,000  to  $11,000,000
$11,000,000  to  $12,000,000
$12,000,000  to  $13,000,000
$13,000,000  to  $14,000,000
$14,000,000  to  $15,000,000
$15,000,000   &     Above
-------------------------------------------------------------------
            Total                   0              0          0.00%

                  Average Scheduled Balance is                 0
                  Maximum Scheduled Balance is                 0
                  Minimum Scheduled Balance is                 0


                         DISTRIBUTION OF PROPERTY TYPES
          -------------------------------------------------------
                              Number    (2) Scheduled    Based on
          Property Types      of Loans      Balance      Balance
          --------------      --------  -------------    --------






           -----------------------------------------------------
            Total               0               0          0.00%


                    DISTRIBUTION OF MORTGAGE INTEREST RATES
           ----------------------------------------------------------

               Current Mortgage     Number   (2) Scheduled   Based on
                Interest Rate       of Loans     Balance     Balance
               ----------------     -------- -------------   --------
               7.000% or less
               7.000% to 7.125%
               7.125% to 7.375%
               7.375% to 7.625%
               7.625% to 7.875%
               7.875% to 8.125%
               8.125% to 8.375%
               8.375% to 8.625%
               8.625% to 8.875%
               8.875% to 9.125%
               9.125% to 9.375%
               9.375% to 9.625%
               9.625% to 9.875%
               9.875% to 10.125%
              10.125% &   Above
              ------------------------------------------------------
                    Total              0             0         0.00%

W/Avg Mortgage Interest Rate is 0.0000%
Minimum Mortgage Interest Rate is 0.0000%
Maximum Mortgage Interest Rate is 0.0000%





















                            GEOGRAPHIC DISTRIBUTION
   ----------------------------------------------------------------
                             Number    (2) Scheduled       Based on
   Geographic Location       of Loans      Balance         Balance
   -------------------       --------  -------------       --------










    ---------------------------------------------------------------
        Total                   0             0             0.00%

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625                           POOL TOTAL
Chicago, IL 60603


                                                                               DISTRIBUTION OF REMAINING TERM
                    LOAN SEASONING                                                    FULLY AMORTIZING
-------------------------------------------------------           ---------------------------------------------------------
                    NUMBER    (2) SCHEDULED   BASED ON              FULLY AMORTIZING    NUMBER    (2) SCHEDULED   BASED ON
 NUMBER OF YEARS   OF LOANS      BALANCE       BALANCE               MORTGAGE LOANS    OF LOANS      BALANCE       BALANCE
----------------- ---------- --------------- ----------           ------------------- ---------- --------------- ----------
                                                                  60 months or less
                                                                   61 to 120 months
                                                                  121 to 180 months
                                                                  181 to 240 months
                                                                  241 to 360 months
-------------------------------------------------------           ---------------------------------------------------------
                                                                        Total                  0              0        0.00%
-------------------------------------------------------           ---------------------------------------------------------
                                                                        Weighted Average Months to Maturity is            0
  Weighted Average Seasoning is                    0.0



                  DISTRIBUTION OF DSCR
--------------------------------------------------------
    DEBT SERVICE      NUMBER    (2) SCHEDULED   BASED ON
 COVERAGE RATIO(1)   OF LOANS      BALANCE      BALANCE
------------------- ---------- --------------- ---------
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
     Unknown
-------------------------------------------------------
      Total                  0              0     0.00%
-------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is   0.000


                                                                            DISTRIBUTION OF REMAINING TERM
         DISTRIBUTION OF AMORTIZATION TYPE                                           BALLOON LOANS
----------------------------------------------------           ---------------------------------------------------------
 AMORTIZATION    NUMBER    (2) SCHEDULED   BASED ON                  BALLOON         NUMBER    (2) SCHEDULED   BASED ON
     TYPE       OF LOANS      BALANCE       BALANCE               MORTGAGE LOANS    OF LOANS      BALANCE       BALANCE
-------------- ---------- --------------- ----------           ------------------- ---------- --------------- ----------
                                                               12 months or less
                                                                13 to 24 months
                                                                25 to 36 months
                                                                37 to 48 months
                                                                49 to 60 months
      Total             0               0      0.00%            61 to 120 months
                                                               121 to 180 months
                                                               181 to 240 months
                                                               ---------------------------------------------------------
                                                                     Total         0          0                   0.00%
                                                               ---------------------------------------------------------
                                                                     Weighted Average Months to Maturity is           0


                      NOI AGING
------------------------------------------------------
                    NUMBER    (2) SCHEDULED   BASED ON
     NOI DATE      OF LOANS      BALANCE      BALANCE
----------------- ---------- --------------- ---------
 1 year or less
  1 to 2 years
2 Years or More
    Unknown
------------------------------------------------------
     Total                0                0     0.00%
------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603

                               LOAN LEVEL DETAIL


             Appraisal  Property                         Operating     Ending                                               Loan
Disclosure   Reduction   Type     Maturity               Statement  Principal    Note  Scheduled                Prepayment  Status
Control #    Amounts     Code       Date     DSCR  NOI    Date       Balance     Rate    P&I       Prepayment      Date     Code (1)
---------    -------     ----       ----     ----  ---    ----       -------     ----    ---       ----------      ----     ----





---------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. P&I Adv - in Grace Period
B. P&I Adv - < one month delinq

 1. P&I Adv - delinquent 1 month
 2. P&I ADV - delinquent 2 months
 3. P&I ADV - delinquent 3+ months
 4. Mat. Balloon/Assumed P&I
 5. Prepaid in Full
 6. Specially Serviced
 7. Foreclosure
 8. Bankruptcy
 9. REO
10. DPO
11. Modification

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603


                         SPECIALLY SERVICED LOAN DETAIL


             Beginning                                        Specially
Disclosure   Scheduled   Interest   Maturity   Property       Serviced
Control #     Balance      Rate      Date      Type         Status Code (1)  Comments
---------     -------    -------     ----     -------       ---------------  --------






-----------
(1) Legend:

 1) Request for waiver of Prepayment Penalty
 2) Payment Default
 3) Request for Loan Modification or Workout
 4) Loan with Borrower Bankruptcy
 5) Loan in Process of Foreclosure
 6) Loan now REO Property
 7) Loans Paid Off
 8) Loans Returned to Master Servicer

                                                                     APPENDIX A

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603


                             MODIFIED LOAN DETAIL

Disclosure             Modification            Modification
Control #                Date                  Description
-------------         -------------------      ---------------------



                                                                     APPENDIX B

ABN AMRO                                                   COMM 1999-1                              Statement Date:   03/15/99
LaSalle National Bank                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:     03/15/99
                                         DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION            Prior Payment:          NA
                                        BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER          Record Date:      02/26/99
Administrator:                      BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SPECIAL SERVICER
Alyssa Stahl (800) 246-5761                         ABN AMRO ACCT: 99-9999-99-9
135 S. LaSalle Street Suite 1625
Chicago, IL 60603


                             REALIZED LOSS DETAIL

                                            Beginning            Gross Proceeds   Aggregate        Net      Net Proceeds
Dist.  Disclosure   Appraisal   Appraisal   Scheduled  Gross      as a % of      Liquidation   Liquidation   as a % of    Realized
Date    Control #     Date      Value        Balance   Poceeds   Sched Principal  Expenses*     Proceeds   Sched. Balance   Loss
-----  --------     ---------   ---------  ----------  -------  ---------------  ---------     ----------  -------------- --------





Current Total                      0.00                0.00                             0.00        0.00                    0.00
Cumulative                         0.00                0.00                             0.00        0.00                    0.00

                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                ANNEX C

                       STRUCTURAL AND COLLATERAL TERM SHEET


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

                           $1,153,815,000 (APPROXIMATE)       FEBRUARY 26, 1999
                                   COMM 1999-1
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


APPROXIMATE SECURITIES STRUCTURE:
--------------------------------

                                                EXPECTED         EXPECTED
                              APPROXIMATE        CREDIT          WEIGHTED      EXPECTED
                              FACE/NOTIONAL      SUPPORT          AVERAGE      PAYMENT
 CLASS            EXPECTED    AMOUNT (MM)       (% OF UPB)         LIFE        WINDOW
                  RATING                                         (YEARS)
------------------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
 X                AAA/Aaa IO  $1,311.2 (a)       N/A                 8.83        4/99-11/18
 A1               AAA/Aaa        181.5           31.00%(D)           5.00        4/99-2/08
 A2               AAA/Aaa        723.2           31.00(D)            9.25        2/08-9/08
 B                AA/Aa2          62.3           26.25               9.55        9/08-10/08
 C                AA /Aa3         22.9           24.50               9.58        10/08-10/08
 D                A/A2            62.3           19.75               9.58        10/08-10/08
 E                BBB/Baa2        81.9           13.50               9.58        10/08-10/08
 F                BBB-/Baa3       19.7           12.00               9.58        10/08-10/08

PRIVATELY OFFERED CLASSES (B)
--------------------------------------------------------------------------------------------
 G                -               -               -                  -           -
 H                -               -               -                  -           -
 J                -               -               -                  -           -
 K                -               -               -                  -           -
 L                -               -               -                  -           -

   TOTAL SECURITIES: $1,311.2
--------------------------------------------------------------------------------------------

(a)   Notional amount on interest only class.
(b)   Not offered hereby.
(c)   Assuming no prepayments to maturity.
(d) Represents the approximate credit support for the Class A1 and Class A2 Certificates in the aggregate.


KEY FEATURES:
------------
Co-Lead Managers:                     Deutsche Bank Securities
                                         (bookrunner)
                                      Lehman Brothers
                                      JP Morgan
Mortgage Loan Sellers:                German American Capital Corporation
                                      Banc One Mortgage Capital Markets
Servicer:                             Banc One Mortgage Capital Markets
Special Servicer:                     Banc One Mortgage Capital Markets
Trustee:                              LaSalle National Bank
Fiscal Agent:                         ABN/AMRO
Anticipated Launch:                   February 22, 1999
Anticipated Pricing:                  February 23, 1999
Closing:                              March 16, 1999
Cut-Off Date:                         March 1, 1999
Distribution Date:                    15th of each month, or following
                                      business day (commencing April 1999)
Payment Delay:                        14 days
ERISA Eligible:                       Classes A1, A2, X
SMMEA Eligible:                       No
Structure:                            Sequential pay
Day Count:                            30/360
Tax Treatment:                        REMIC
Rated Final Distribution Date:        May 2032
Clean up Call:                        1%
Minimum Denominations:                Publicly offered classes: A1, A2: $10,000
                                                              : B, C, D, E, F: $25,000
                                      Class X: $1,000,000
Delivery:                             DTC

COLLATERAL FACTS:
-----------------
Initial Pool Balance:                              $1,311,153,573
Number of Mortgage Loans:                                     221
Number of Mortgaged Properties:                               272
Average Cut-Off Date Balance:                          $5,932,822
Weighted Average Current Mortgage Rate:                    7.146%
Weighted Average U/W DSCR:                                  1.40x
Weighted Average Cut-Off Date LTV Ratio:                   71.32%
Weighted Average Remaining Term to Maturity (months):      113.5
Weighted Average Remaining Amortization Term (months):     321.3
Weighted Average Seasoning (months):                         7.5
Balloon Loans as % of Total:                               34.69%
Ten Largest Loans as % of Total:                           29.64%

TEN LARGEST LOANS
-----------------
LOAN                   BALANCE    % BY UPB    LTV         DSCR        PROPERTY TYPE
---------------------------------------------------------------------------------------
Neshaminy Mall        60,000,000   4.58%     58.71%       1.92x       Anchored Retail
JPI Portfolio         58,800,000   4.48      76.58        1.20        Multifamily
LaSalle Office        43,242,000   3.30      49.76        1.51        Office
Portfolio
Capital Automotive    38,050,000   2.90      56.79        1.78        Special
Portfolio                                                             Purpose
Columbia Office       35,018,169   2.67      70.32        1.29        Office
Center
3655 N. First Street  34,639,734   2.64      74.49        1.38        Office
ElderTrust Meridian   32,827,463   2.50      74.95        1.60        Nursing Home
6 Portfolio
Prime Care Six        29,819,346   2.27      79.10        1.39        Various
Portfolio
Blockbuster           29,349,944   2.24      77.65        1.25        Industrial
Distribution Center
200 East 87th Street  26,829,956   2.05      74.12        1.23        Mixed Use

     TOTAL          $388,576,613  29.64%     68.11%       1.48X
---------------------------------------------------------------------------------------

SELECTED LOAN DATA:
-------------------
                  NUMBER OF    CUT-OFF DATE BALANCE
                  MORTGAGED    --------------------
 GEOGRAPHIC       PROPERTIES   (MM)        % BY UPB  WTD. AVG. DSCR
 DISTRIBUTION
-------------------------------------------------------------------
California            50      $241.9        18.45%        1.35x
Texas                 50       160.9        12.27         1.33
Florida               16       141.1        10.76         1.33
New York              21       121.5         9.26         1.37
Pennsylvania          13       103.7         7.91         1.69
Other                122       542.1        41.35         1.40x
                     ---       -----        -----
 TOTAL/WTD. AVG.     272    $1,311.2       100.00%        1.40X
------------------------------------------------------------------


                  NUMBER OF    CUT-OFF DATE BALANCE
                  MORTGAGED    --------------------
PROPERTY TYPE     PROPERTIES   (MM)        % BY UPB  WTD. AVG. DSCR
-------------------------------------------------------------------
 Office               72      $327.5        24.98%        1.36x
 Multifamily          78       321.0        24.48         1.32
 Anchored Retail      33       242.6        18.50         1.48
 Industrial           19        97.1         7.41         1.34
 Unanchored Retail    23        66.0         5.03         1.37
 Special Purpose      11        59.9         4.57         1.73
 Nursing Home,         8        46.1         3.52         1.54
 Skilled
 Mixed Use             6        45.3       3.45         1.28
 Lodging               8        40.7       3.10         1.52
 Assisted Living       3        23.3       1.78         1.29
 Facility
 Other                11        41.7       3.18         1.42x
                      --        ----       ----
 TOTAL/WTD. AVG.     272    $1,311.2     100.00%        1.40X
-----------------------------------------------------------------

 PREPAYMENT RESTRICTIONS      (MM)    % BY UPB    WTD. AVG. DSCR
-----------------------------------------------------------------
 Defeasance                $1,287.5       98.20%        1.40
 Greater of YM or 1% UPB       22.7        1.73         1.39
 Lockout                        1.0        0.07         1.34
 TOTAL/WTD. AVG.           $1,311.2      100.00%        1.40X
-----------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                              KEY STRUCTURAL TERMS
-------------------------------------------------------------------------------

o        For purposes of calculating principal distributions of the
         Certificates:


         -- Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, and L certificates.


         -- In case the principal balance of the Class L, K, J, H, G, F, E, D, o C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.


o Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 Certificates each month.


o Each class will be subordinate to the Class A1, A2, and X and to each class with an earlier alphabetic designation than such class. Each of the Class A1, A2, and X Certificates will be of equal priority.


o        All classes will pay interest on a 30/360 basis.


o Principal Losses will be allocated in reverse alphabetical order to Class L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.


o The Servicer will cover net prepayment interest shortfalls, provided that with respect to any loans with due dates on or preceding the related determination date the Servicer will only cover net prepayment interest shortfalls up to the Servicing fee equal to 1 basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


o Shortfalls resulting from Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.


o An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the related Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate class outstanding.


o Holders of more than 50% of the voting rights allocated to the Controlling Class will have the right to replace the Special Servicer with the approval of the rating agencies and will have the right to approve and direct certain actions of the Special Servicer with respect to Specially Serviced Mortgage Loans. Examples of such actions include the right to make certain modifications, foreclose on a property, or sell a property. The "Controlling Class" is generally the most subordinate class of certificates provided that the certificate provided that the certificate balance is at least equal to 25% of such class's initial balance.


o In general, the Special Servicer has the right to modify the terms of a Specially Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution Date or reduce the likelihood of timely payment of amounts due on any Mortgage Loan.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (A)
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

o A percentage of all prepayment premiums (yield maintenance amounts) with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

         --------------------------------------------------------------------
         Prepayment                       (Pass-Through Rate - Discount Rate)
         Premium Allocation          =    -----------------------------------
         Percentage                       (Mortgage Rate - Discount Rate)
         --------------------------------------------------------------------

o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

     Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:
Mortgage Rate                                       =  8%
Bond Class Rate                                     =  6%
Treasury Rate                                       =  5%
% of Principal Distributed to Class                 =  100%

       BOND CLASS ALLOCATION            CLASS X ALLOCATION
       ---------------------------------------------------
       6% - 5% x 100% = 33 1/3%         Receives excess
       -------                          premiums = 66 2/3%
       8% - 5%                          thereof

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                              PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
          PREPAYMENT LOCK-OUT/ PREPAYMENT PREMIUM ANALYSIS / DEFEASANCE PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                              OF PRINCIPAL (A)(B)
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                    APRIL          APRIL          APRIL           APRIL          APRIL          APRIL           APRIL
RESTRICTIONS                  1999           2000            2001           2002           2003            2004           2005
-----------------------------------------------------------------------------------------------------------------------------------
Locked out                   100.00%        100.00%         79.31%          41.88%         13.39%          0.60%           0.58%
Defeasance                     0.00           0.00          20.50           57.39          85.07          97.73           97.74
Greater of 1% or Yield         0.00           0.00           0.19            0.73           1.55           1.68            1.68
Maintenance
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                     100.00%        100.00%        100.00%         100.00%        100.00%        100.00%        100.00%

Open                           0.00%          0.00%          0.00%           0.00%          0.00%          0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                        100.00%        100.00%        100.00%         100.00%        100.00%        100.00%         100.00%
UPB ($MM)                 $1,311.15      $1,298.12      $1,282.10       $1,264.88      $1,246.36      $1,222.38       $1,201.05
% OF INITIAL UPB             100.00%         99.01%         97.78%          96.47%         95.06%         93.23%          91.60%
-----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                    APRIL          APRIL          APRIL           APRIL          APRIL          APRIL
RESTRICTIONS                  2006           2007            2008           2009           2010            2011
----------------------------------------------------------------------------------------------------------------------
Locked Out                     0.08%          0.08%          0.08%           0.00%          0.00%          0.00%
Defeasance                    98.21          98.21          63.61           97.70          98.02          98.41
Greater of 1% or Yield         1.72           1.71           0.92            2.30           1.98           1.59
Maintenance
----------------------------------------------------------------------------------------------------------------------
SUBTOTAL                     100.00%        100.00%         64.61%         100.00%        100.00%        100.00%

Open                           0.00%          0.00%         35.39%           0.00%          0.00%          0.00%
----------------------------------------------------------------------------------------------------------------------
TOTAL                        100.00%        100.00%        100.00%         100.00%        100.00%        100.00%
UPB ($MM)                 $1,178.12      $1,153.48      $1,044.30          $14.69         $13.86         $12.97
% OF INITIAL UPB              89.85%         87.97%         79.65%           1.12%          1.06%          0.99%
----------------------------------------------------------------------------------------------------------------------

(a)      Table calculated using modeling assumptions.
(b)      Differences in totals may exist due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                    WEIGHTED AVERAGE LIFE TABLE (IN YEARS)(A)

      (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE AND YIELD
                  MAINTENANCE, THEN RUN AT THE INDICATED CPRS)
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                       PREPAYMENT ASSUMPTIONS (CPR)
                      0% CPR                 25% CPR                50% CPR                 75% CPR               100% CPR
----------------------------------------------------------------------------------------------------------------------------------
X                       8.83                   8.82                   8.81                    8.79                   8.66
A1                      5.00                   5.00                   5.00                    5.00                   4.99
A2                      9.25                   9.24                   9.22                    9.20                   9.03
B                       9.55                   9.54                   9.52                    9.50                   9.36
C                       9.58                   9.58                   9.58                    9.57                   9.41
D                       9.58                   9.58                   9.58                    9.58                   9.41
E                       9.58                   9.58                   9.58                    9.58                   9.46
F                       9.58                   9.58                   9.58                    9.58                   9.54
----------------------------------------------------------------------------------------------------------------------------------

(a) Without optional redemption.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
-------------------------------------------------------------------------------


                                                                                                               WEIGHTED
                                                        PERCENTAGE                                              AVERAGEG   WEIGHTED
                                                            OF                                    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                   AGGREGATE       AVERAGE      WEIGHTED     AVERAGE       TERM TO    CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE    CUT-OFF DATE     CUT-OFF     CUT-OFF DATE     AVERAGE     MORTGAGE     MATURITY    DATE LTV
 BALANCES                     LOANS        BALANCE     DATE BALANCE     BALANCE        DSCR         RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
       493,521 - 499,999          1         $493,521       0.04           493,521       2.85x       7.450%      113.0       25.05%
       500,000 - 999,999         11        9,691,301       0.74           881,027       1.34        7.223       117.5        71.94
   1,000,000 - 1,999,999         45       69,578,168       5.31         1,546,182       1.43        7.169       114.1        69.37
   2,000,000 - 2,999,999         48      122,468,554       9.34         2,551,428       1.33        7.130       114.7        70.31
   3,000,000 - 3,999,999         18       60,943,537       4.65         3,385,752       1.43        7.103       111.9        69.67
   4,000,000 - 4,999,999         25      112,752,688       8.60         4,510,108       1.38        7.262       115.1        69.33
   5,000,000 - 5,999,999         11       60,740,134       4.63         5,521,830       1.34        7.212       111.7        74.89
   6,000,000 - 6,999,999         12       75,758,683       5.78         6,313,224       1.38        7.227       118.3        70.61
   7,000,000 - 7,999,999         12       88,974,275       6.79         7,414,523       1.31        7.186       112.0        72.53
   8,000,000 - 8,999,999          5       42,641,257       3.25         8,528,251       1.29        6.928       112.8        75.64
   9,000,000 - 9,999,999          5       47,142,856       3.60         9,428,571       1.39        6.897       113.4        77.01
 10,000,000 - 11,999,999          4       44,511,871       3.39        11,127,968       1.34        7.233       112.0        75.66
 12,000,000 - 13,999,999          3       39,610,310       3.02        13,203,437       1.49        7.059       109.8        65.08
 14,000,000 - 16,999,999          7      110,149,871       8.40        15,735,696       1.42        7.112       112.0        72.42
 17,000,000 - 19,999,999          2       34,910,088       2.66        17,455,044       1.30        7.570       112.1        75.90
 20,000,000 - 24,999,999          2       45,176,489       3.45        22,588,244       1.27        7.440       112.9        73.09
 25,000,000 - 49,999,999          9      285,609,971      21.78        31,734,441       1.39        7.149       114.0        72.47
 50,000,000 - 60,000,000          1       60,000,000       4.58        60,000,000       1.92        6.660       112.0        58.71
TOTAL/WTD. AVG.                 221   $1,311,153,573     100.00%       $5,932,822       1.40X       7.146       113.5        71.32



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
-------------------------------------------------------------------------------



                                                  PERCENTAGE
                                                      OF                                                   WEIGHTED
                                                   AGGREGATE                                   WEIGHTED    AVERAGE       WEIGHTED
                     NUMBER OF                      CUT-OFF        AVERAGE        WEIGHTED     AVERAGE     TERM TO       CUT-OFF
                     MORTGAGED    CUT-OFF DATE       DATE       CUT-OFF DATE       AVERAGE     MORTGAGE     MATURITY     DATE LTV
STATE                PROPERTIES      BALANCE        BALANCE        BALANCE          DSCR          RATE       (MOS)        RATIO
-------------------- ----------- ---------------- ------------ ---------------- -------------- ----------- ----------- -------------
California                  50      $241,871,974      18.45%        $4,837,439        1.35x         7.142%     113.6       72.61%
Texas                       50       160,862,180      12.27          3,217,244        1.33         7.115       111.9       72.84
Florida                     16       141,103,230      10.76          8,818,952        1.33         7.077       111.1       66.62
New York                    21       121,451,162       9.26          5,783,389        1.37         7.213       113.8       73.54
Pennsylvania                13       103,728,877       7.91          7,979,144        1.69         6.918       114.0       65.31
Illinois                    19        70,962,007       5.41          3,734,842        1.35         7.123       115.2       76.34
Maryland                    11        58,137,918       4.43          5,285,265        1.48         7.433       115.0       70.79
New Jersey                   9        51,347,426       3.92          5,705,270        1.47         7.137       113.7       72.83
Michigan                     6        46,920,097       3.58          7,820,016        1.33         7.092       116.7       70.42
Virginia                     9        41,068,467       3.13          4,563,163        1.66         7.507       115.4       61.27
Missouri                     5        33,488,746       2.55          6,697,749        1.42         7.348       114.5       78.32
Arizona                      7        27,626,919       2.11          3,946,703        1.29         7.135       112.7       73.67
Nevada                       2        25,655,967       1.96         12,827,984        1.29         7.086       110.9       74.73
Minnesota                   12        24,565,557       1.87          2,047,130        1.35         7.135       113.7       74.60
Georgia                      4        21,092,204       1.61          5,273,051        1.31         7.083       111.9       77.43
Massachusetts                4        20,268,740       1.55          5,067,185        1.51         7.166       112.8       65.56
Colorado                     4        19,655,334       1.50          4,913,834        1.38         7.087       112.8       74.35
Wisconsin                    4        13,413,395       1.02          3,353,349        1.31         7.264       131.6       71.82
Tennessee                    2        13,282,659       1.01          6,641,329        1.39         6.844       113.1       76.24
Mississippi                  4        11,015,318       0.84          2,753,830        1.30         7.279       111.9       63.51
Delaware                     2        10,347,160       0.79          5,173,580        1.52         7.125       111.4       69.46
Indiana                      3        10,124,859       0.77          3,374,953        1.28         7.140       116.2       76.09
North Carolina               2         7,722,231       0.59          3,861,116        1.35         7.191       109.3       72.84
Washington                   2         6,745,494       0.51          3,372,747        1.32         7.332       113.6       66.99
Virgin Islands               1         6,068,238       0.46          6,068,238        1.28         7.680       109.0       65.25
Oklahoma                     2         4,069,830       0.31          2,034,915        1.37         6.767       112.2       74.09
Kentucky                     2         3,869,814       0.30          1,934,907        1.36         6.653       114.0       66.81
Nebraska                     1         3,568,269       0.27          3,568,269        1.42         6.760       110.0       79.29
South Carolina               1         3,328,607       0.25          3,328,607        1.45         7.810       114.0       64.01
Oregon                       1         2,581,205       0.20          2,581,205        1.33         7.070       114.0       73.75
District of Columbia         1         2,143,496       0.16          2,143,496        1.25         7.820       117.0       73.91
Ohio                         1         1,584,170       0.12          1,584,170        1.55         6.750       112.0       74.20
Connecticut                  1         1,482,023       0.11          1,482,023        1.86         7.360       110.0       70.57
TOTAL/WTD. AVG.            272    $1,311,153,573    100.00%       $ 4,820,418        1.40X         7.146%     113.5       71.32%

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


WA   0.51%     NY   9.26%
OR   0.20%     MA   1.55%
NV   1.96%     CT   0.11%
CA  18.45%     NJ   3.92%
AZ   2.11%     PA   7.91%
CO   1.50%     VA   3.13%
NE   0.27%     NC   0.59%
MN   1.87%     SC   0.25%
WI   1.02%     GA   1.61%
MI   3.58%     FL  10.76%
OH   0.12%     DE   0.79%
IL   5.41%     MD   4.43%
MO   2.55%     DISTRICT OF COLUMBIA  0.16%
OK   0.31%     VIRGIN ISLANDS (U.S.) 0.46%
TX  12.27%
IN   0.77%
KY   0.30%
TN   1.01%
MS   0.84%


                                  [PIE CHART]

CA     18.45%
TX     12.27%
FL     10.76%
NY      9.26%
PA      7.91%
IL      5.41%
MD      4.43%
OTHER* 31.50%

* Other 24 states, the Virgin Islands and the District of Columbia

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
-------------------------------------------------------------------------------

                                 [PIE CHART]

Assisted Living Facility   1.78%
Other                      3.18%
Office                    24.98%
Multifamily               24.48%
Anchored Retail           18.50%
Industrial                 7.41%
Unanchored Retail          5.03%
Special Purpose            4.57%
Nursing Home, Skilled      3.52%
Mixed Use                  3.45%
Lodging                    3.10%




                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                                   WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE                     WEIGHTED      AVERAGE       TERM TO    CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE  AVERAGE CUT-OFF     AVERAGE     MORTGAGE      MATURITY     DATE LTV
    PROPERTY TYPE     PROPERTIES     BALANCE         BALANCE      DATE BALANCE       DSCR         RATE         (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Office                        72     $327,497,191        24.98%       $4,548,572       1.36x        7.202%       112.2      69.09%
Multifamily                   78      320,950,044       24.48          4,114,744       1.32         6.982        112.4       75.35
Anchored Retail               33      242,559,195       18.50          7,350,279       1.48         7.015        113.1       69.84
Industrial                    19       97,111,558        7.41          5,111,135       1.34         7.165        119.0       73.46
Unanchored Retail             23       65,987,918        5.03          2,869,040       1.37         7.249        112.0       70.71
Special Purpose               11       59,929,704        4.57          5,448,155       1.73         7.494        114.9       62.81
Nursing Home, Skilled          8       46,115,660        3.52          5,764,457       1.54         7.152        115.0       76.15
Mixed Use                      6       45,295,693        3.45          7,549,282       1.28         7.131        111.7       73.55
Lodging                        8       40,705,184        3.10          5,088,148       1.52         7.415        120.4       66.91
Assisted Living                3       23,287,033        1.78          7,762,344       1.29         7.857        114.7       70.36
Facility
Self-Storage                   7       20,531,368        1.57          2,933,053       1.40         7.490        114.9       67.23
Congregate Care                2       16,531,149        1.26          8,265,574       1.39         7.380        115.0       79.10
Mobile Home Park               2        4,651,876        0.35          2,325,938       1.61         6.899        112.6       65.79
TOTAL                        272   $1,311,153,573       100.00%       $4,820,418       1.40X        7.146%       113.5      71.32%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE      WEIGHTED
                                                 PERCENTAGE OF                                  WEIGHTED     REMAINING      AVERAGE
 RANGE OF DEBT       NUMBER OF                     AGGREGATE                       WEIGHTED     AVERAGE       TERM TO       CUT-OFF
 SERVICE COVERAGE     MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   AVERAGE CUT-OFF AVERAGE DSCR   MORTGAGE     MATURITY      DATE LTV
 RATIOS                LOANS         BALANCE        BALANCE        DATE BALANCE                   RATE         (MOS)         RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.10                   2        $5,334,869       0.41%         $2,667,434        1.06x       7.100        114.0        70.12%
1.11 - 1.20                   6        56,197,643       4.29           9,366,274        1.17        7.059        113.5        76.00
1.21 - 1.30                  78       480,153,301      36.62           6,155,812        1.26        7.200        113.1        73.89
1.31 - 1.40                  68       360,132,575      27.47           5,296,067        1.36        7.145        113.6        73.22
1.41 - 1.50                  25       122,888,203       9.37           4,915,528        1.44        7.136        110.2        69.20
1.51 - 1.60                  20       112,907,250       8.61           5,645,362        1.57        7.119        119.7        71.40
1.61 - 1.70                  11        35,538,366       2.71           3,230,761        1.64        6.939        113.7        66.56
1.71 - 1.80                   6        73,173,798       5.58          12,195,633        1.76        7.409        113.1        58.67
1.81 - 1.90                   3         4,334,048       0.33           1,444,683        1.85        7.386        110.5        60.32
1.91 - 2.00                   1        60,000,000       4.58          60,000,000        1.92        6.660        112.0        58.71
2.51 - 2.85                   1           493,521       0.04             493,521        2.85        7.450        113.0        25.05
TOTAL/WTD. AVG.             221    $1,311,153,573      100.00%        $5,932,822        1.40X       7.146        113.5        71.32%

-----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
-------------------------------------------------------------------------------


                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                      PERCENTAGE                                   WEIGHTED   REMAINING   AVERAGE
                         NUMBER OF    CUT-OFF DATE   OF AGGREGATE      AVERAGE        WEIGHTED     AVERAGE    TERM TO     CUT-OFF
 RANGE OF CUT-OFF DATE   MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE      AVERAGE      MORTGAGE   MATURITY    DATE LTV
 LOAN TO VALUE RATIOS     LOANS          BALANCE        BALANCE        BALANCE         DSCR          RATE       (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
25.05 - 30.00%                 1            $493,521       0.04%          $493,521       2.85x        7.450%      113.0      25.05%
30.01 - 50.00                  7          45,751,103       3.49          6,535,872       1.53         7.060       107.3       49.56
50.01 - 60.00                 13         130,481,081       9.95         10,037,006       1.77         7.022       114.1       57.77
60.01 - 65.00                 22          63,753,080       4.86          2,897,867       1.41         7.260       112.3       62.81
65.01 - 70.00                 30          98,912,214       7.54          3,297,074       1.38         7.234       118.0       67.11
70.01 - 75.00                 90         549,764,579      41.93          6,108,495       1.37         7.147       113.9       73.02
75.01 - 80.00                 53         397,477,892      30.32          7,499,583       1.31         7.165       112.5       77.75
80.01 - 85.00                  3          20,565,459       1.57          6,855,153       1.39         6.994       113.1       81.03
85.01 - 90.00                  2           3,954,645       0.30          1,977,322       1.31         6.900       113.5       85.60
TOTAL/WTD.AVG.               221      $1,311,153,573     100.00%        $5,932,822       1.40X        7.146%      113.5      71.32%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------


                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                    PERCENTAGE OF                                WEIGHTED     REMAINING    AVERAGE
                        NUMBER OF                     AGGREGATE         AVERAGE      WEIGHTED     AVERAGE      TERM TO     CUT-OFF
   RANGE OF              MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE     AVERAGE     MORTGAGE     MATURITY    DATE LTV
   MORTGAGE RATES          LOANS         BALANCE        BALANCE        BALANCE          DSCR        RATE         (MOS)      RATIO
 ----------------------------------------------------------------------------------------------------------------------------------
 6.001 - 6.250%                 1        $1,191,773       0.09%         $1,191,773       1.68x       6.230%      115.0    70.10%
 6.251 - 6.500                  4        11,992,707       0.91           2,998,177       1.42        6.413       115.4    65.63
 6.501 - 6.750                 14       116,854,651       8.91           8,346,761       1.65        6.657       113.7    65.70
 6.751 - 7.000                 51       292,210,770      22.29           5,729,623       1.33        6.911       113.6    73.84
 7.001 - 7.250                 70       492,392,839      37.55           7,034,183       1.37        7.124       112.7    71.76
 7.251 - 7.500                 52       239,483,686      18.27           4,605,455       1.39        7.390       112.7    73.42
 7.501 - 7.750                 16        95,711,745       7.30           5,981,984       1.52        7.625       115.1    63.75
 7.751 - 8.000                 10        58,350,602       4.45           5,835,060       1.31        7.818       119.7    71.39
 8.001 - 8.250                  2         1,678,210       0.13             839,105       1.32        8.229       113.9    65.27
 8.251 - 8.500                  1         1,286,592       0.10           1,286,592       1.40        8.310       110.0    71.48
TOTAL/WTD. AVG.               221    $1,311,153,573     100.00%         $5,932,822       1.40X       7.146       113.5    71.32%

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
-------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGEG     WEIGHTED
                                                    PERCENTAGE OF                                WEIGHTED   REMAINING     AVERAGE
 RANGE OF REMAINING     NUMBER OF                     AGGREGATETE      AVERAGE       WEIGHTED    AVERAGE     TERM TOY     CUT-OFF
 AMORTIZATION TERMS     MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      AVERAGE    MORTGAGE    MATURITY     DATE LTV
 (MONTHS)                 LOANS         BALANCE        BALANCE         BALANCE         DSCR        RATE       (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only                   1       $60,000,000      4.58%         $60,000,000       1.92x      6.660%      112.0      58.71%
171 - 190                       1           784,421      0.06              784,421       1.59       6.720       174.0      53.00
191 - 210                       1        38,050,000      2.90           38,050,000       1.78       7.590       117.0      56.79
211 - 230                       3        16,858,679      1.29            5,619,560       1.35       7.329       139.1      68.24
231 - 250                       5        13,145,021      1.00            2,629,004       1.48       6.961       135.2      66.83
271 - 290                      12        47,402,504      3.62            3,950,209       1.47       7.427       109.5      70.56
291 - 310                      50       221,734,684     16.91            4,434,694       1.42       7.314       114.0      70.81
331 - 360                      74       465,386,507     35.49            6,289,007       1.34       7.136       112.2      72.19
361 - 374                      74       447,791,757     34.15            6,051,240       1.33       7.071       113.2      73.95
TOTAL/WTD. AVG.               221    $1,311,153,573     100.00%         $5,932,822       1.40X      7.146%      113.5      71.32
-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-------------------------------------------------------------------------------


                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE       WEIGHTED   AVERAGE       TERM TO    CUT-OFF
 RANGE OF ORIGINAL TERMS    MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    AVERAGE    MORTGAGE     MATURITY    DATE LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE         DSCR        RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
51 - 70                          1        $4,568,794        0.35%      $4,568,794       1.44x      7.650%       54.0        65.27%
111 - 120                      213     1,251,236,203       95.43        5,874,348       1.40       7.141       112.5        71.41
121 - 130                        1        35,018,169        2.67       35,018,169       1.29       7.090       118.0        70.32
171 - 190                        5        17,994,726        1.37        3,598,945       1.42       7.403       172.2        69.07
231 - 250                        1         2,335,680        0.18        2,335,680       1.59       7.900       236.0        69.51
TOTAL/WTD. AVG.                221    $1,311,153,573      100.00%      $5,932,822       1.40X      7.146%      113.5        71.32

------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
-------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE       WEIGHTED   AVERAGE       TERM TO    CUT-OFF
 RANGE OF REMAINING TERMS   MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    AVERAGE    MORTGAGE     MATURITY    DATE LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE         DSCR        RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
51 - 70                          1        $4,568,794        0.35%      $4,568,794       1.44x      7.650%       54.0        65.27%
91 - 110                        50       279,697,451       21.33        5,593,949       1.39       7.247       108.8        69.95
111 - 120                      164     1,006,556,921       76.77        6,137,542       1.40       7.109       113.7        71.77
151 - 170                        1         6,815,586        0.52        6,815,586       1.51       7.160       170.0        65.53
171 - 190                        4        11,179,140        0.85        2,794,785       1.36       7.551       173.6        71.23
231 - 250                        1         2,335,680        0.18        2,335,680       1.59       7.900       236.0        69.51
TOTAL/WTD. AVG.                221    $1,311,153,573      100.00%      $5,932,822       1.40X      7.146%      113.5        71.32%

------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
-------------------------------------------------------------------------------


                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE       WEIGHTED   AVERAGE       TERM TO    CUT-OFF
                            MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    AVERAGE    MORTGAGE     MATURITY    DATE LTV
 AMORTIZATION TYPE           LOANS         BALANCE      DATE BALANCE    BALANCE         DSCR        RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Hyperamortizing               141      $744,017,530       56.75%      $5,276,720       1.36x       7.170%     112.5        73.38%
Amortizing Balloon             67       357,923,941       27.30        5,342,148       1.37        7.172      115.0        72.65
Interest Only, Then             4        96,850,000        7.39       24,212,500       1.43        7.221      115.8        68.80
   Amortizing Balloon
Interest Only                   1        60,000,000        4.58       60,000,000       1.92        6.660      112.0        58.71
Interest Only ,Then             6        49,242,000        3.76        8,207,000       1.52        7.010      108.0        51.28
   Hyperamortizing
Fully Amortizing                2         3,120,102        0.24        1,560,051       1.59        7.603      220.4        65.36
TOTAL/WTD. AVG.               221    $1,311,153,573      100.00%      $5,932,822       1.40X       7.146%     113.5        71.32%

-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE       WEIGHTED   AVERAGE       TERM TO    CUT-OFF
                            MORTGAGE     CUT-OFF DATE      CUT-OFF     CUT-OFF DATE    AVERAGE    MORTGAGE     MATURITY    DATE LTV
 PREPAYMENT PROVISION        LOANS         BALANCE      DATE BALANCE    BALANCE         DSCR        RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
                                                       <C.
Defeasance                    209    $1,287,501,922       98.20%       $6,160,296       1.40x      7.143%      113.5         71.30%
Greater of YM or 1% UPB        11        22,681,770        1.73         2,061,979       1.39       7.347       113.4         71.75
Lockout                         1           969,881        0.07           969,881       1.34       6.870       112.0         86.60

TOTAL/WTD. AVG.               221    $1,311,153,573      100.00%       $5,932,822       1.40X      7.146%      113.5         71.32%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 Neshaminy Mall
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
                                                       ORIGINAL                CUT-OFF DATE
PRINCIPAL BALANCE:                                   $60,000,000               $60,000,000

ORIGINATION DATE:                                    June 17, 1998

INTEREST RATE:                                       6.660%

AMORTIZATION:                                        Interest Only

MATURITY DATE:                                       July 1, 2008

BORROWER:
Neshaminy Mall Joint Venture

SPONSOR:                                             General Growth
                                                     Ohio Teachers Retirement

CALL PROTECTION:                                     Prepayment lockout; defeasance
                                                     permitted from June 30, 2001

CROSS-COLLATERALIZATION/                             No/No
DEFAULT:

ADDITIONAL FINANCING:                                None
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset

PROPERTY TYPE:                              Anchored Retail

LOCATION:                                   Bensalem, PA

YEARS BUILT/RENOVATED:                      1968, 1995-1998

THE COLLATERAL:                             1st Mortgage position in Borrower's
                                            fee interest in Neshaminy Mall

PROPERTY MANAGEMENT:                        General Growth Management Inc.,
                                            an affiliate of the owner

OCCUPANCY:                                  86%

UNDERWRITTEN NET CASH FLOW:                 $7,687,177

APPRAISAL VALUE:                            $102,200,000

APPRAISAL DATE:                             August 31, 1998

CUT-OFF DATE LOAN/SF:                       $93.42/sf

CUT-OFF DATE LTV:                           58.71

BALLOON LTV:                                58.71%

UWNCF DSCR:                                 1.92x

-------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                              COLLATERAL TERM SHEET
                                 JPI Portfolio


-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                                     ORIGINAL          CUT-OFF DATE
                                     --------          ------------
PRINCIPAL BALANCE:                   $58,800,000       $58,800,000

ORIGINATION DATE:                    September 28, 1998

INTEREST RATE:                       6.983%

INTEREST ONLY PERIOD:                12 months

AMORTIZATION:                        348 months

MATURITY DATE:                       September 28, 2008

BORROWER:                            JPI Coral Springs, L.P.
                                     Jefferson at Sunset
                                     Jefferson Village, L.P.

SPONSOR:                             JPI

CALL PROTECTION:                     Prepayment lockout; defeasance permitted 2
                                     years from the date of the REMIC.

CROSS-COLLATERALIZATION/             Yes/Yes
DEFAULT:

ADDITIONAL FINANCING:                Mezzanine debt secured by pledge
                                     of partnership interests.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:              Portfolio of 3 assets

PROPERTY TYPE:                       Multifamily

LOCATION:                            Texas, Florida

YEARS BUILT/RENOVATED:               1995, 1996

THE COLLATERAL:                      1st Lien Mortgages on the 3 properties

PROPERTY MANAGEMENT:                 JPI, an affiliate of the owner

OCCUPANCY:                           see below

UNDERWRITTEN NET CASH FLOW:          see below

APPRAISAL VALUE:                     see below

APPRAISAL DATE:                      see below

CUT-OFF DATE LOAN/UNIT:              see below

CUT-OFF DATE LTV:                    see below

BALLOON LTV:                         see below

UWNCF DSCR:                          see below

-------------------------------------------------------------------------------

                                                                                                               CUT-OFF
                  ORIGINAL     APPRAISAL     APPRAISAL       ORIGINAL                           CUT-OFF DATE    DATE
   PROPERTY        BALANCE       VALUE          DATE           LTV        UWDSCR      UWNCF      $LOAN/UNIT      LTV     BALLOON LTV
   --------       --------     ---------     ---------      ---------     ------      -----     ------------   --------  -----------
Jefferson at     $32,740,000   $43,000,000    07-28-98       76.14%        1.17     $3,115,102     $68,208       76.14%    66.14%
Coral Square

Jefferson        $14,680,000   $18,350,000    07-21-98       80.00%        1.22     $1,452,453     $53,577       80.00%    69.49%
Village
Apartments

Jefferson at     $11,380,000   $15,500,000    08-03-98       73.42%        1.26     $1,168,532     $54,190       73.42%    63.77%
Sunset Valley

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                              COLLATERAL TERM SHEET
                            LASALLE OFFICE PORTFOLIO


-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                                  ORIGINAL          CUT-OFF DATE
                                  --------          ------------
PRINCIPAL BALANCE:                $43,242,000       $43,242,000

ORIGINATION DATE:                 February 1, 1998

INTEREST RATE:                    7.040%

INTEREST ONLY PERIOD:             24 months

AMORTIZATION:                     336 months

MATURITY DATE:                    February 1, 2008 (Optional Prepay
                                  Date)

BORROWER:                         FBEC
                                  - Bayview Executive Plaza, LP
                                  - Doral Corporate Center, LP
                                  - Metro Center, LP
                                  - System One Centre, LP
                                  - One Urban Centre, LP

SPONSOR:                          LaSalle Partners, Inc.

CALL PROTECTION:                  Prepayment lockout; defeasance
                                  permitted 2 years from the date of
                                  the REMIC

CROSS-COLLATERALIZATION/          Yes/Yes
DEFAULT:

ADDITIONAL FINANCING:             None
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO:           Portfolio of 5 assets

PROPERTY TYPE:                    Office

LOCATION:                         Florida

YEARS BUILT/RENOVATED:            1984, 1985, 1986, 1990

THE COLLATERAL:                   5 office buildings in Florida

PROPERTY MANAGEMENT:              LaSalle Advisors Limited
                                  Lincoln Property Company
                                  Faison & Associates

OCCUPANCY:                        see below

UNDERWRITTEN NET CASH FLOW:       see below

APPRAISAL VALUE:                  see below

APPRAISAL DATE:                   see below

CUT-OFF DATE LOAN/SF:             see below

CUT-OFF DATE LTV:                 see below

BALLOON LTV:                      see below

UWNCF DSCR:                       see below
-------------------------------------------------------------------------------



                                                                                                               CUT-OFF
                  ORIGINAL     APPRAISAL     APPRAISAL       ORIGINAL                           CUT-OFF DATE    DATE
   PROPERTY        BALANCE       VALUE          DATE           LTV        UWDSCR      UWNCF       $LOAN/SF      LTV     BALLOON LTV
   --------       --------     ---------     ---------      ---------     ------      -----     ------------   --------  -----------
Doral            $16,250,000   $32,500,000    08-26-97       50.00%        1.42     $1,884,743    $58.86        50.00%       43.86%
Corporate
Center

One Urban        $13,392,000   $27,200,000    07-29-97       49.24%        1.71     $1,879,107    $48.07        49.24%       43.19%
Centre

System One        $7,750,000   $15,500,000    08-05-97       50.00%        1.37       $868,378    $41.84        50.00%       43.86%
Centre

Metro Business    $3,150,000    $6,300,000    08-08-97       50.00%        1.73       $445,013    $39.76        50.00%       43.86%
Park

Bayview           $2,700,000    $5,400,000    08-05-97       50.00%        1.23       $271,293    $49.39        50.00%       43.86%
Executive Plaza



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                              COLLATERAL TERM SHEET
                            CAPITAL AUTOMOTIVE REIT

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

                             ORIGINAL          CUT-OFF DATE
                             --------          ------------
PRINCIPAL BALANCE:           $38,050,000       $38,050,000

ORIGINATION DATE:            November 18, 1998

INTEREST RATE:               7.590%

INTEREST ONLY PERIOD:        14 months

AMORTIZATION:                202 months

MATURITY DATE:               December 1, 2008

BORROWER:                    Cars-DB1, LLC - special purpose entity

SPONSOR:                     Capital Automotive REIT

CALL PROTECTION:             Prepayment lockout; defeasance
                             permitted 2 years from the date of
                             the REMIC

CROSS-COLLATERALIZATION/     No/No
DEFAULT:

ADDITIONAL FINANCING:        None
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio of 7 assets

PROPERTY TYPE:               Special Purpose (Automotive)

LOCATION:                    Virginia, Maryland

YEARS BUILT/RENOVATED:       1930-1984 / 1982-1995

THE COLLATERAL:              1st priority real estate
                             mortgage and assignment
                             to leases

PROPERTY MANAGEMENT:         Various car dealerships

OCCUPANCY:                   100%

UNDERWRITTEN NET CASH FLOW:  $7,157,802

APPRAISAL VALUE:             $67,000,000

CUT-OFF DATE LOAN/SF:        $125.80

CUT-OFF DATE LTV:            56.79%

BALLOON LTV:                 36.10%

UWNCF DSCR:                  1.78x
-------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



                              COLLATERAL TERM SHEET
                             COLUMBIA OFFICE CENTER

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------


                             ORIGINAL          CUT-OFF DATE
                             --------          ------------
PRINCIPAL BALANCE:           $35,250,000       $35,018,169

ORIGINATION DATE:            June 12, 1998

INTEREST RATE:               7.090%

AMORTIZATION:                360 months

MATURITY DATE:               January 1, 2009 (Optional Prepay
                             Date)

BORROWER:                    Columbia Center, LLC, a special
                             purpose entity

SPONSOR:                     Multi-Employer Property Trust

CALL PROTECTION:             Prepayment lockout; defeasance
                             permitted 4 years from the date
                             of the Mortgage.

CROSS-COLLATERALIZATION/     No/No
DEFAULT:

ADDITIONAL FINANCING:        None
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office Building

LOCATION:                    Michigan

YEARS BUILT/RENOVATED:       1989

THE COLLATERAL:              A 253,953 sf office building
                             located in Troy, Michigan

PROPERTY MANAGEMENT:         Kirco Management Ltd.,
                             an affiliate of the owner

OCCUPANCY:                   99%

UNDERWRITTEN NET CASH FLOW:  $3,676,390

APPRAISAL VALUE:             $49,800,000

APPRAISAL DATE:              June 8, 1998

CUT-OFF DATE LOAN/SF:        $137.89/sf

CUT-OFF DATE LTV:            70.32%

BALLOON LTV:                 60.16%

UWNCF DSCR:                  1.29x

-------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities and not by the issuer of the securities. Deutsche Bank Securities is acting as Co-Lead underwriter and not acting as an agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                                                                        ANNEX D


                DESCRIPTIONS OF SIGNIFICANT MORTGAGE LOANS AND
                             MORTGAGED PROPERTIES

                               1. Neshaminy Mall


 Cut-Off Date Balance:    $60,000,000              Property Type:          Anchored Retail
 Interest Rate:           6.66%                    Number of Properties:   1
 Interest Calculation                              Year Built/Renovated:   1968/(1995-1998)
  Method:                 30/360                   Square Footage:         642,249
 Maturity Date:           07/01/08                 Underwritten NCF:       $7,687,177
 Original Term:           10 years                 DSCR (NCF):             1.92x
 Original Amortization:   Interest Only            LTV:                    58.71%
 Prepayment Protection:   Defeasance               Occupancy:              86%
 Lockbox:                 Modified, Springing      Occupancy as of Date:   11/11/98

THE LOAN

     General. The Neshaminy Mall Loan (the "Neshaminy Loan ") was originated by GACC on June 17, 1998 in the amount of $60,000,000. The Neshaminy Loan is evidenced by a Promissory Note (the "Neshaminy Note "), made by Neshaminy Mall Joint Venture Limited Partnership (the "Neshaminy Borrower ") and is secured, inter alia, by a Mortgage, Assignment of Leases and Rents and Security Agreement (the "Neshaminy Mortgage ") made by the Neshaminy Borrower in favor of GACC encumbering the property located at 3900 Rockhill Drive, Bensalem, Pennsylvania ("Neshaminy Mall ") owned in fee simple by the Neshaminy Borrower.


     The Borrower. The Neshaminy Borrower was formed for the purpose of acquiring, owning, operating, leasing, managing, selling and/or financing Neshaminy Mall. The Neshaminy Borrower partnership began January 31, 1992 between a subsidiary of Homart Development Co. and OTR (Ohio Teachers Retirement System). On December 22, 1995, Homart Development sold its interest in the Venture to a subsidiary of GGP/Homart Inc., a wholly owned subsidiary of General Growth Properties ("GGP "). GGP owns, through affiliates, 31% of the borrowing entity while OTR owns 69%. GGP is currently the second largest regional mall REIT in the U.S. and owns or manages 121 regional mall shopping centers with more than 96 million square feet of retail space.

     Guaranty and Indemnification. While the Neshaminy Loan is non-recourse, the Neshaminy Borrower, in accordance with the terms of the Neshaminy Mortgage, may be held personally liable under the standard exceptions to non-recourse provisions.

     Lockbox/Reserve Accounts. The Neshaminy Loan requires the Neshaminy Borrower after an Event of Default or so long as the DSCR falls below 1.20x to establish the following accounts: (i) a rent account in the name of the mortgagee into which all rents and other sums collected from the property shall be deposited; (ii) a replacement reserve account in the name of the mortgagee into which the Neshaminy Borrower shall make monthly payments based on historical and annual budgeted replacement reserves; (iii) a tenant rollover account into which the Neshaminy Borrower shall make monthly payments based on historical and annual budgeted costs for tenant improvements and leasing commissions; and (iv) a tax insurance impound account into which the Neshaminy Borrower shall make monthly payments equal to 1/12 of the real estate tax assessments.

     Subordinate Debt. There is no subordinate debt secured by the Neshaminy Mall Property or mezzanine financing provided to the principals of the Neshaminy Borrower. The Neshaminy Mortgage does permit the Neshaminy Borrower to borrow an additional $2,000,000 of unsecured debt provided certain conditions are satisfied.

THE PROPERTY


     The Property. The Neshaminy Property was constructed in 1968 and underwent a $9.3 million common area renovation and expansion in 1995. The Property is a 642,249 square foot, single story regional mall shopping center located at the intersection of Route 1 and Rockhill Drive, approximately 16 miles northeast of downtown Philadelphia.


     Largest Anchors. The following table sets forth the four anchors at the property. Two of the anchors, Sears and Strawbridge Clothiers, own their padsites and are not part of the collateral.




                                   GROSS LEASABLE
                                        AREA         COLLATERAL
             ANCHOR                (SQUARE FEET)      FOR LOAN     LEASE EXPIRATION
-------------------------------   ---------------   -----------   -----------------
Sears .........................       200,445           No                 N/A
Strawbridge Clothiers .........       218,150           No                 N/A
Boscovs .......................       185,000           Yes             10-31-15
AMC Theatres ..................        90,906           Yes             08-31-18

     Largest Tenants. The following table sets forth the four largest tenants based on annualized base rent as of November 11, 1998.




                        GROSS LEASABLE     PERCENTAGE
                             AREA           OF GROSS                    PERCENTAGE       BASE RENT        LEASE
        TENANT           (SQUARE FEET)   LEASABLE AREA    BASE RENT    OF BASE RENT   PER SQUARE FOOT   EXPIRATION
---------------------- ---------------- --------------- ------------- -------------- ----------------- -----------
AMC Theaters .........       90,906           14.15%     $1,636,308        20.58%         $ 18.00      08-31-18
Boscovs ..............      185,000           28.81%     $  500,000         6.29%         $  2.70      10-31-15
Modell's .............       14,291            2.23%     $  200,074         2.52%         $ 14.00      05-31-09
Express ..............        8,512            1.33%     $  153,216         1.93%         $ 18.00      01-31-07
The Wall .............        7,397            1.15%     $  137,940         1.74%         $ 18.65      03-31-03

     Property Management. Neshaminy Mall is covered by a Manager's Consent and Subordination of Management Agreement (the "Neshaminy Management Agreement ") made by General Growth Management, Inc. (the "Neshaminy Manager "), in favor of the Mortgage Loan Seller, with the joinder and consent of the Neshaminy Borrower. Pursuant to the Neshaminy Management Agreement dated January 31, 1992, the term of the Neshaminy Management Agreement is to remain in effect on a year-to-year basis unless either party shall give notice to the other not less than sixty (60) days prior to the end of the then current term of its decision to terminate and cancel this Agreement.


     The Neshaminy Lender may terminate the Neshaminy Management Agreement upon or at any time after an Event of Default or default by the Neshaminy Manager. The Neshaminy Lender shall have the right to direct the Neshaminy Borrower to terminate such new management upon 30 days' notice and to direct the Neshaminy Borrower to retain a new management company approved by the Neshaminy Lender. In no event shall any manager be removed or replaced or material terms of any management agreement be modified or amended without prior consent of the Neshaminy Lender.

                               2. JPI Portfolio


 Cut-Off Date Balance:    $58,800,000             Property Type:          Multifamily
 Interest Rate:           6.9825%                 Number of Properties:   3
 Interest Calculation                             Year Built/Renovated:   (a)
  Method:                 Actual/360              Square Footage:         (a)
 Maturity Date:           9/28/08                 Underwritten NCF:       $5,736,087
 Orig. Term:              10 years                DSCR (NCF):             1.20x
 Orig. Amort:             29 years(1)             LTV:                    6.58%
 Exit Fee:                None                    Occupancy:              (a)
 Prepayment Protection:   Defeasance              Occupancy as of Date:   (a)
 Lockbox:                 Hard/Soft, In-place

----------
(1)   Interest only period of 1 year, then amortizing.

(a)   See "The Properties " below for individual property characteristics.


THE LOAN


     General. The JPI Portfolio (the "JPI Loans ") was originated by GACC on September 28, 1998 by execution of a Credit Agreement (the "JPI Credit Agreement ") by GACC and the JPI Borrower (defined below) in the amount of $58,800,000. The JPI Loans are evidenced by three promissory notes (collectively, the "JPI Note "), each secured by, among other things, (i) a fee mortgage encumbering one of three multifamily properties located in either Texas or Florida (collectively, the "JPI Mortgage "); (ii) an assignment of leases and rents for each such property and (iii) a security agreement covering the personal property at each such property. The JPI Loans are cross-collateralized and cross-defaulted with each other.


     The Borrower. The borrowers on the JPI Loans are the following (each a "JPI Mortgagor, " and collectively, the "JPI Borrower "): Jefferson Village, L.P. ("Jefferson Village "), Jefferson Sunset Valley, L.P. ("Jefferson Sunset Valley "), and Jefferson Coral Springs, L.P. ("Jefferson Coral Springs "). Each of the JPI Mortgagors has JPI Portfolio I GPC L.L.C. ("JPI Portfolio I "), a Texas limited liability company, as its general partner.


     JPI Portfolio I is sponsored by JPI Investment Company, L.P. ("JPI Investment Company "), a leading real estate investment opportunity fund that has acquired or built over 43,000 apartment units, valued at $1.93 billion, in nine states since 1990.


     Guaranty and Indemnification. While the JPI Loans are non-recourse, the JPI Borrower, in accordance with the terms of the JPI Credit Agreement, the JPI Note, and the JPI Mortgage, may be held personally liable under the standard exceptions to non-recourse provisions.


     Lockbox/Reserve Accounts. The JPI Loans require the JPI Borrower to set up a Deposit Account. The Deposit Account shall be under the sole dominion and control of the Lender and the Lender shall have the sole right to make withdrawals from the Deposit Account and to exercise all rights with respect to the Account Collateral on deposit therein from time to time; provided, however, that so long as no Default or Event of Default shall exist under the Loan Documents, the Lender shall make disbursements of the Account Collateral from time to time.


     Subordinate Debt. A Mezzanine Note with a principal balance of $10,000,000 has been made by JPI Portfolio I in favor of Capital Trust (the "Mezzanine Lender "). The Mezzanine Note is secured by (i) limited partnership interests in the JPI Borrower, and (ii) a Guaranty of Payment by each of the JPI Mortgagors. The principal balance of the Mezzanine Note is allocated to each JPI Mortgagor as follows: Jefferson Village, $2,360,000; Jefferson Sunset Valley, $2,490,000; and Jefferson Coral Springs, $5,150,000.

THE PROPERTIES


     The Properties. The JPI Portfolio consists of the following three properties:


     Jefferson Village Apartments. Jefferson Village Apartments is a 274 unit, luxury, garden-style multifamily development contained in eleven three story buildings. Completed in late 1995, the property completed its initial lease-up in 1997 and, as of October 2, 1998, was 94% occupied. Located in Stafford, Texas, approximately fifteen miles southwest of Houston, the property is situated one mile north of Sugar Land, the home of several large corporations, and which has a master plan excluding multifamily development.


     Jefferson at Sunset Valley. Jefferson at Sunset Valley is a 210 unit, luxury, garden-style multifamily development contained in eleven two and three story buildings. Completed in 1996, the property recently completed its initial lease-up, and, as of October 2, 1998, was 94% occupied. The property is located in Austin, Texas, approximately eight miles south of the Austin central business district.


     Jefferson at Coral Square. Jefferson at Coral Square is a 480 unit, luxury, garden-style multifamily development contained in twenty-six two and three story buildings and two one story clubhouses. Completed in 1996, the property recently completed its initial lease-up, and, as of October 2, 1998, was 89% occupied. The property is located in Coral Springs, Florida, approximately fifteen miles northwest of the Fort Lauderdale central business district.


PROPERTY MANAGEMENT


     Jefferson Village Apartments is covered by a Property Management and Leasing Agreement (the "Jefferson Village Management Agreement ") between Jefferson Village and JPI Multifamily, Inc. (the "Manager "). The Jefferson Village Management Agreement is to remain in effect for a term of one year with successive one year renewal terms. The Manager is entitled to a management fee equal to 4% of the Monthly Gross Collections with a floor based on 75% occupancy at Base Rent.


     Jefferson at Sunset Valley is covered by a Property Management and Leasing Agreement (the "Jefferson at Sunset Valley Management Agreement ") between Jefferson at Sunset Valley and JPI Multifamily, Inc. (the "Manager "). The Jefferson at Sunset Valley Management Agreement is to remain in effect for a term of one year with successive one year renewal terms. The Manager is entitled to a management fee equal to 4% of the Monthly Gross Collections with a floor based on 75% occupancy at Base Rent. Eight months after the issuance of a Certificate of Occupancy, the management fee shall be 3.75% of Monthly Gross Collections.


     Jefferson at Coral Springs is covered by a Property Management and Leasing Agreement (the "Jefferson at Coral Springs Management Agreement ") between Jefferson at Coral Springs and JPI Multifamily, Inc. (the "Manager "). The Jefferson at Coral Springs Management Agreement is to remain in effect for a term of one year with successive one year renewal terms. The Manager is entitled to a management fee equal to 4% of the Monthly Gross Collections with a floor based on 75% occupancy at Base Rent.

                          3. LaSalle Office Portfolio


 Cut-Off Date Balance:    $43,242,000          Property Type:          Office
 Interest Rate:           7.04%                Number of Properties:   5
 Interest Calculation                          Year Built/Renovated:   1984-1990
  Method:                 30/360               Square Footage:         (a)
 Maturity Date:           2/1/08               Underwritten NCF:       $5,348,534
 Original Term:           10 years             DSCR (NCF):             1.51x
 Original Amortization:   28 years(1)          LTV:                    49.76%
 Prepayment Premium:      Defeasance           Occupancy:              86%-100%
 Lockbox:                 Hard, Springing      Occupancy as of Date:   10/27/98 - 12/31/98


----------
(1)   Interest only for 2 years, then amortizing.

(a)   See "The Properties " below for individual property characteristics.



THE LOAN

     General. The LaSalle Office Portfolio (the "LaSalle Loan ") was originated by the Mortgage Loan Seller on October 1997 by execution of a Credit Agreement (the "LaSalle Credit Agreement ") by the Mortgage Loan Seller and the LaSalle Borrower (defined below) in the amount of $42,242,000. The LaSalle Loan is evidenced by five promissory notes (the "LaSalle Notes ") and is secured by (i) five first mortgages (the "LaSalle Mortgages") on the properties (the "LaSalle Properties") described below; (ii) an assignment of leases and rents for each property and (iii) a cross guarantee covering the five properties.

     The Borrower. The borrowers on the LaSalle Loan are the following (each a "LaSalle Mortgagor, " and collectively, the "LaSalle Borrower "): FBEC-One Urban Centre, L.P. ("FBEC-Urban "), FBEC-Metro Centre, L.P. ("FBEC-Metro "), FBEC-Bayview Executive Plaza, L.P. ("FBEC-Bayview "), FBEC-System One Center, L.P. ("FBEC-System One ") and FBEC-Doral Corporate Center, L.P. ("FBEC-Doral ").

     The LaSalle Florida Opportunity Fund is a wholly owned subsidiary of LaSalle Partners, Inc. operated by LaSalle Advisors Limited. LaSalle Partners, Inc. is a global leader in commercial real estate, providing investment management and property services to public and private institutions throughout the world. LaSalle Advisors Limited, the investment management subsidiary, has more than $11 billion of assets under management and is an active investor across a broad range of real estate markets. Through a series of commingling funds and separate accounts, LaSalle Partners, Inc. invests in and manages office, industrial, hotel, and multifamily assets. In recent years, LaSalle Partners Inc. has invested in approximately 75 transactions totaling $1.3 billion and disposed of 58 assets totaling $742 million.

     Guaranty and Indemnification. While the LaSalle Loan is non-recourse, the LaSalle Borrower, in accordance with the terms of the LaSalle Credit Agreement, may be held personally liable under the standard exceptions to non-recourse provisions.

     Lockbox/Reserve Accounts. The LaSalle Borrower was required to set up a Reserve Account. The Reserve Account shall be under the sole dominion and control of the LaSalle Lender, and the LaSalle Lender shall have the sole right to make withdrawals from the Reserve Account and to exercise all rights with respect to the Account Collateral on deposit therein from time to time; provided, however, that so long as no Default or Event of Default shall exist under the Loan Documents, the LaSalle Lender shall make disbursements of the Account Collateral from time to time. After an Event of Default, the LaSalle Borrower shall have the right to access funds on deposit in its Operating Account, all Account Collateral on deposit from time to time in the Sweep Accounts shall be immediately transferred to the Reserve Account and shall be retained therein as security for the Obligations, and the LaSalle Lender shall have no obligation to make any disbursement of funds from the Reserve Account to or on behalf of FOPC or any LaSalle Borrower, and the LaSalle Lender shall have the immediate and continuing right to exercise all rights and remedies afforded to the LaSalle Lender under the LaSalle Credit Agreement and other Loan Documents.


     Subordinate Debt. There is no subordinate debt secured on the LaSalle Property or mezzanine financing provided to the principals of the LaSalle Borrower.


THE PROPERTIES

     The Properties. The LaSalle Loan consists of the following five properties:

     Doral Corporate Center. The Doral Corporate Center (the "Doral Corporate Property ") is located in Miami, Florida, and consists of two seven-story, class "A" suburban office buildings containing 138,605 square feet and 137,474 square feet of leaseable space, respectively, and was built in 1985 and 1990, respectively. The property is currently 95% occupied. Citibank leases 138,605 square feet of space (one entire building) at a below market rent pursuant to a lease expiring December 31, 2000.

     One Urban Centre. One Urban Centre (the "One Urban Property ") is located in Tampa, Florida, and is a nine-story, 278,614 square feet, class "A " office building, built in 1984, approximately five miles from the central business district. The property is 100% occupied by over seventy tenants and is connected to the Grand Sheraton Hotel near the Tampa International Airport.

     System One Centre. System One Centre (the "System One Property ") is located in Miami, Florida, and is a seven-story suburban office building built in 1984. The property contains 185,226 rentable square feet and is located eight miles west of Miami's central business district, just west of Miami's International Airport. The property is 100% occupied by three tenants, with one tenant, System One Amadeus (an airline industry supplier) accounting for over 75% of the annual rent.

     Metro Centre One and Metro Centre Business Plaza. Metro Business Park (the "Metro Business Property ") consists of two properties in Fort Myers, Florida built in 1990: the Metro Centre Business Plaza and Metro Centre One. Metro Centre Business Plaza consists of two one-story buildings containing 44,266 of rentable area that are 90% occupied. Metro Centre One is a three-story office building containing 37,350 square feet of rentable area that is 95% occupied.

     Bayview Executive Plaza. Bayview Executive Plaza (the "Bayview Property ") is a seven-story, class "A " office building containing 54,633 square feet which is located in Miami, Florida. The property was built in 1986 and is currently 97% occupied.


PROPERTY MANAGEMENT

     The Doral Corporate Property is covered by a Management and Leasing Agreement (the "Doral Management Agreement ") between FBEC-Doral Corporate Center, L.P. (the "Doral Owner ") and LaSalle Partners Management Limited Partnership (the "Doral Manager "), a Florida limited partnership. The Doral Management Agreement is to remain in effect for a term of one year with a successive one year renewal term. The Doral Manager is entitled to a management fee equal to 3% of the Effective Gross Income. Leasing commissions are based on percentage of the Base Rent over the term lease with renewals at 2%, new leases that do not involve a broker at 4%, and new leases that do involve a broker at 4% to the broker and 2% to the Doral Manager.

     The One Urban Property is covered by a Project Management Agreement (the "One Urban Management Agreement ") between LaSalle Florida Opportunity Fund, L.P. (the "One Urban Owner ") and Lincoln Property Company of Florida, Inc. (the "One Urban Manager "). The One Urban Management Agreement is to remain in effect for a term of one year with a successive one year renewal term. The One Urban Manager is entitled to a management fee equal to 3% of the

Gross Receipts. Leasing commissions are based on a percentage of the Base Rent over the term of the lease with renewals at 2%, new leases that do not involve a broker at 4%, and new leases that do involve a broker at 6%.


     The System One Property is covered by a Management and Leasing Agreement (the "System One Management Agreement ") between FBEC-System One Centre, L.P. (the "System One Owner ") and LaSalle Partners Management Limited Partnership (the "System One Manager "), a Florida limited partnership. The System One Management Agreement is to remain in effect for a term of one year with a successive one year renewal term. The System One Manager is entitled to a management fee equal to 3% of the Gross Effective Income. Leasing commissions are based on a percentage of the Base Rent over the term of the lease with renewals at 2%, new leases that do not involve a broker at 4%, and new leases that do involve a broker at 4% to the broker and 2% to the System One Manager.


     The Metro Business Property is covered by a Management and Leasing Agreement (the "Metro Management Agreement ") between FBEC-Metro Centre, L.P. and Faison & Associates (the "Metro Manager "). The Metro Management Agreement is to remain in effect for a term of one year. The Metro Manager is entitled to a management fee equal to the greater of $1,250 per month or 3.5% of the Effective Gross Income. Leasing commissions are based on percentage of the Base Rent over the term of the lease with renewals at 2%, new leases that do not involve a broker at 3%, and new leases that do involve a broker at 3% to the broker and 3% to the Metro Manager.


     The Bayview Property is covered by a Management and Leasing Agreement (the "Bayview Management Agreement ") between FBEC-Bayview (the "Bayview Owner ") and LaSalle Partners Management Limited Partnership (the "Bayview Manager "), a Florida limited partnership. The Bayview Management Agreement is to remain in effect for a term of one year with a successive one year renewal term. The Bayview Manager is entitled to a management fee equal to 3.5% of the Effective Gross Income. Leasing commissions are based on a percentage of the Base Rent over the term of the lease with renewals at 2%, new leases that do not involve a broker at 4%, and new leases that do involve a broker at 4% to the broker and 2% to the Bayview Manager.

                           4. CARS-DB1, L.L.C. Loan


 Cut-Off Date Balance:    $38,050,000         Property Type:          Special Purpose
 Interest Rate:           7.59%               Number of Properties:   7
 Interest Calculation                         Year Built/Renovated:   1930-1984
  Method:                 ACT/360             Year Renovated:         1982-1995
 Maturity Date:           12/1/08             Square Footage:         Variable
 Original Term:           10 Years            Underwritten NCF:       $7,157,802
 Original Amortization:   16.83 Years(1)      DSCR:                   1.78x
 Prepayment Protection:   Defeasance          LTV:                    56.79%
 Lockbox:                 Hard, In-place      Auto Dealerships:       Rosenthal

----------
(1)   Interest only period for 14 months, then amortizing.


THE LOAN


General

     The CARS-DB1, L.L.C. Mortgage Loan was originated by an affiliate of GACC on November 18, 1998 in the amount of $38,050,000. The loan is evidenced by a Promissory Note, made by CARS-DB1, L.L.C. (the "Borrower "), and is secured, inter alia, by first priority real estate mortgages and assignments of all leases, rent lock-box accounts, security deposits, lease guarantees, and Security Agreements made by the Borrower in favor of the lender encumbering 7 properties.


The Borrower

     The Borrower is a single purpose bankruptcy remote entity, which is an affiliate of Capital Automotive REIT.

     Capital Automotive REIT was formed as a Maryland real estate investment trust on October 20, 1997. The company is a self-advised, self managed equity REIT that acquires real property and improvements used by multi-site, multi-franchised automobile dealerships and related businesses located in major metropolitan areas throughout the United States.

     Capital Automotive's strategy is to acquire real estate from automotive dealer groups. Acquired properties are leased back to the sellers under long term triple net leases. Substantially all of the Company's revenues are derived from (1) rents received under triple net leases; and (2) interest earned from the temporary investment of funds in short-term investments. As of December 31, 1998, Capital Automotive has acquired 120 properties, used by 29 dealer groups located in 18 states operated by 196 automotive franchises, totaling 4.3 million square feet of buildings on 709 acres of land.


Guaranty and Indemnification

     The Loan will be non-recourse, except with respect to certain matters as set forth in the Loan Documents which include, but are not limited to: (a) fraud and willful misconduct, (b) gross negligence, (c) misappropriation of funds and condemnation proceeds and (d) environmental representations, covenants and indemnities. Recourse carveouts are guaranteed by Capital Automotive REIT.


Lockbox Accounts

     All monthly rents under the assigned leases are remitted directly to a Borrower lock-box account controlled by lender or its designee. From this account monthly loan payments will be transferred to a separate servicer account. Provided there are no defaults, remaining unapplied funds within the lock-boxes will be returned to the Borrower monthly.

THE PROPERTIES


Tenants


     Rosenthal Automotive Organization. The Rosenthal Organization has been in business for over 40 years. With 19 dealerships, the Rosenthal Organization was the 14th largest automotive group in the United States in terms of new vehicles sold in 1997. This deal contains 7 properties occupied by the Rosenthal Automotive Organization. The tenants on these properties had 1997 revenues of approximately $486 million.




                                                                                          ALLOCATED
        ROSENTHAL PROPERTIES               CITY       STATE            TENANT            LOAN AMOUNT          FRANCHISE
------------------------------------ --------------- ------- -------------------------- ------------- -------------------------
Rosenthal Honda/Jaguar               Tysons Corner   VA      Geneva Enterprises, Inc.    $ 7,042,090         Honda/Jaguar
Rosenthal Nissan/Acura/Mazda/Isuzu   Gaithersburg    MD      Geneva Enterprises, Inc.    $ 6,928,507   Nissan/Acura/Mazda/Isuzu
Rosenthal Chevrolet/Jeep/Eagle       Arlington       VA      Geneva Enterprises, Inc.    $ 4,372,910        Chevrolet/Jeep
Rosenthal Mazda                      Arlington       VA      Geneva Enterprises, Inc.    $ 3,180,299            Mazda
Rosenthal Storage Lot                Arlington       VA      Geneva Enterprises, Inc.    $ 2,839,552             None
Rosenthal Body Shop                  Tysons Corner   VA      Geneva Enterprises, Inc.    $   624,702             None
Rosenthal Infiniti/Mazda/Nissan      Tysons Corner   VA      Geneva Enterprises, Inc.    $13,061,940    Infiniti/Mazda/Nissan

Release Provisions


     Subject to the Prepayment and Defeasance provisions listed above, the Borrower may request properties to be released from the Collateral by paying a release price equal to 125% of the loan balance for the properties at the time of such release; provided that the aggregate debt service coverage ratio ("DSCR ") of total rent to annual debt service for the remaining properties is at least 2:1 and EBTDAR/RENT for the remaining tenants is also at least 2:1.


Substitution Rights


     The Borrower may obtain a release of the Lien of Mortgage encumbering an individual property by substituting another automobile dealership property acquired by the Borrower, provided that such substitution shall satisfy the conditions outlined in the Loan Agreement including;


(a) Substitution shall not be allowed more than three (3) times during the Term of the Loan.


(b) Borrower must deliver reasonable evidence establishing that an environmental condition exists at the Substituted Property such that the potential liability to Guarantor under the Recourse Guaranty and/or the Environmental Indemnity exceeds two hundred and fifty thousand dollars ($250,000).


(c) Opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification " of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction " by any REMIC Trust.


Mezzanine Debt


     There is no subordinate debt secured by the Properties or mezzanine financing provided to the Borrower.

                           5. Columbia Office Center


 Cut-Off Date Balance:      $35,018,169          Property Type:            Office
 Interest Rate:             7.09%                Number of Properties:     1
 Interest Calculation                            Year Built/Renovated:     1989
  Method:                   30/360               Square Footage:           253,953
 Maturity Date:             01/01/09             Underwritten NCF:         $3,676,390
 Original Term:             10.5 years           DSCR (NCF):               1.29x
 Original Amortization:     30 years             LTV:                      70.32%
 Prepayment Protection:     Defeasance           Occupancy:                99%
 Lockbox:                   Hard, Springing      Occupancy as of Date:     11/01/98

THE LOAN

     General. The Columbia Office Center Loan (the "Loan ") was originated by GACC on June 12, 1998 in the amount of $35,250,000. The Columbia Loan is evidenced by a Promissory Note made by Columbia Center, LLC and is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement made by the Columbia Borrower in favor of GACC encumbering the property located at 201 Big Beaver Road, Troy, Michigan ("Columbia Office ") owned in fee simple by the Columbia Center, LLC.

     The Borrower. The Columbia Center, LLC consists of a 1% ownership interest by Multi-Employer Investment Trust (MEPT) and a 99% interest by Columbia Associates, LLC. Columbia Associates consists of MEPT with a 94.9495% interest and GK Associates of Troy, LLC with a 5.0505% interest. The entity was formed for the purpose of acquiring, owning, operating, leasing, managing, selling and/or financing Columbia Office Center. MEPT is one of the largest pooled real estate equity funds in the US. It is designed as an investment vehicle for multi-employer and public employer pension plans. Its guidelines are to seek competitive returns through investment in a diversified pool of high quality commercial and multifamily residential real estate properties. The fund at year end 1997 had 98 assets in 24 markets nationwide. The Trustee and Custodian of MEPT is Riggs Bank, NA of Washington, DC and the real estate advisor is Kennedy Associates Real Estate Counsel Of Seattle, WA. Landon Butler & Co. of Washington, DC provides investor relations and marketing services MEPT. The MEPT is governed by a Policy Board, comprised of representatives of each of the three entities charged with managing the Fund, which is responsible for the overall direction of the fund.

     Guaranty and Indemnification. While the Columbia Loan is non-recourse, the Columbia Borrower, in accordance with the terms of the Columbia Mortgage, may be held personally liable under the standard exceptions to the non-recourse provisions.

     Lockbox/Reserve Accounts. In the event the Borrower does not pay the debt in full prior to the Anticipated Repayment Date, the Borrower will be required to cause all rents to be deposited directly into the required accounts applicable in this agreement.

     Subordinate Debt. There is no subordinate debt secured on the Columbia Property or mezzanine financing provided to the principals of the Columbia Borrower.

THE PROPERTY

     The Property. The Columbia Property is an 18.5 acre site consisting of one condominium of four units located at 201 Big Beaver Road, Troy, Michigan. Units 1 and 3 constitute the entire security for the loan. Unit 1 consists of a 13 story, class "A" office structure constructed in 1988 and containing approximately 256,457 net rentable square feet. Unit 3 is a 31,456 square foot pad improved with a Bally's Fitness Center with a lease until June 2012. Condominium Unit 2 consists of a "mirror tower" to the building identified as Condominium Unit 1, and will include an additional parking structure. Condominium 4 consists of the common area land and amenities such as 3-story concrete parking structure and uncovered parking.

     Property Management. Columbia Office Center is covered by a Property Management and Leasing Agreement by and between Columbia Center, LLC, a Michigan limited liability company ("Owner") and KIRCO Management Services, LTD, a Michigan corporation ("Manager"). The initial term of the agreement shall begin on the Commencement Date and shall end on the last day of the month following the expiration of one year from the Commencement Date. This Agreement shall automatically renew for succesive one-year periods unless terminated by either party in accordance with this agreement. The Manager is entitled to a management fee between 3% and 4% as specified in the management agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX E


                        EXCEPTIONS TO THE MORTGAGE LOAN
                        REPRESENTATIONS AND WARRANTIES



   (viii)          Condition of Property; Condemnation
                   -----------------------------------
                   BEACHSIDE RESORT & CONFERENCE CENTER (GA 5503): The Property sustained approximately $250,000 of damage related to a hurricane in September 1998.
                   The first installment of casualty proceeds has been received, and renovation work is nearly completed. All debt service payments have been made subsequent to the casualty.

   (xviii)         Licenses and Permits
                   --------------------

                   DREW BUSINESS CENTER (TA1182): Receipt of business licenses to occur post close.

   (xx)            Leasehold Estate
                   ----------------
                   SAN MARCOS SELF STORAGE (1436): The property securing this loan is subject to a ground lease which expires on August 31, 2082. The Ground Lessor has a right to repurchase the leasehold estate under certain circumstances. The
                   Ground Lessor has agreed to defer its right to repurchase the property for so long as the Mortgage Loan is outstanding. Additionally, the ground lease contains no express covenant of quiet enjoyment.

                   The maturity on the leasehold estate for the following loan does not exceed the maturity date on such loan by at least ten years:

                   LA JOLLA RETAIL (TA1237)

   (xxi)           Lien Releases
                   -------------
                   CARS-DB1 (GA5952): The Borrower is permitted to partially defease the loan upon a partial release of a property. In addition, the Borrower may substitute a property for the property secured by the loan in the event that an environmental liability at the property exceeds $250,000 and satisfies other customary conditions including confirmation from Rating Agencies that the substitution will not result in the downgrade, withdrawal or qualification of the rating then assigned to the securities.

                   ELDER TRUST LOANS (GA5848): (LAPLATA, CORSICA HILLS, SEVERENA PARK, HERITAGE
                   CENTER, WESTFIELD PLAZA) -- Borrower may substitute a property of like kind and quality pursuant to the conditions set forth in Section 2.3 of the Loan
                   Agreement, including providing an opinion of counsel that such substitution will not result in the downgrade, withdrawal or qualification of the rating then assigned to the securities.

                   NESHAMINY MALL (GA5631): Certain non-income producing "Release Parcels"
                   may be transferred to a third party upon satisfaction of certain customary conditions including confirmation from Rating Agencies that the release will not result in a downgrade, withdrawal or qualification of the rating assigned to the securities.

   (xxii)          Junior Liens
                   ------------

                   LA JOLLA RETAIL (TA1237): Borrower was permitted to maintain a subordinated loan in accordance with the Subordination and Standstill Agreement executed by Brownian Funds, Inc., Borrower and Deutsche Bank. The outstanding balance of the subordinated loan was $603,095 as of March 16, 1998.

   (xxiii)         Due on Sale; Due on Encumbrance
                   -------------------------------

                   ASTORIA TERRACE RETIREMENT CENTER (TA2728): Property can be transferred if 1)
                   no EOD exists 2) 60 day notice to Lender and approval by Lender
                   (commercially reasonable std.), 3) fee to Lender. No limit to one time sale.

                   BLOCKBUSTER OFFICE/DISTRIBUTION CENTER (GA5395): Property may be transferred multiple times upon payment of a transfer fee and lender consent.

                   TA NUMBERS 0545, 1838, 2908, 3127, 3492, 3602, 3621, 3684, 3997, 4160, 4832,
                   4833, 4834, 3619, 3846, 3987, 3994, 4381, 4424, 4563, 4604, 4605, 4678, 5556,
                   5907 AND 4882; GA NUMBERS 5293, 5294 AND 5295; AND NUMBERS 1632, 2055,
                   2050, 2056, 2057 AND 2151B: Interests in borrowing entity permitted to be transferred. Many facilities contemplate two transfers but documents require consent.

                   TAWA BUSINESS CENTER (TA1654), PLAZA RANCHO DEL ORO (TA4234), 19355-19365
                   BUSINESS CENTER DRIVE (TA2130): Mortgagor may transfer the property twice without triggering the due on sale provision, provided that each transfer complies with the requirements set forth in the mortgage.

                   TRUXTON FINANCIAL BUILDING (TA4007): Transfers between two individual mortgagors will not trigger due on sale provision.

   (xiv)           The Anticipated Repayment Date on the following loans have a maximum rate increase greater than 200 basis points above the initial interest rate.
                   ----------------------------------------------------------------------------

                   Westhill Plaza Shopping Center (GA5164):
                   3655 North First Street (GA5168)
                   Villa De Oro Apartments (GA5276)
                   Adams Hoover Plaza (GA5281)
                   Blockbuster Distribution Center (GA5395)
                   Wilcrest/Westheimer Shopping Center (GA5396)
                   Columbia Office Center (GA5571)
                   Wilshire Park Place (GA5624)
                   Park Place and Boardwalk Apartments (GA5838)
                   Casa Royale Apartments (GA5843)
                   Spring Creek Apartments (GA5846)
                   4751 Wilshire Boulevard (GA5892)
                   Lassen-DeSoto (TA2838)
                   Damschen-Parkview Apartments (TA3060)
                   Chesapeake Rodeo Apartments (TA3743)
                   Brookside Plaza Shopping Center (TA3854)
                   Garvey Avenue Apartments (TA3898)
                   Danville Center (TA4006)

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".


     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) Multifamily Properties (as defined herein) units and mobile home parks; and (ii) commercial properties consisting of office buildings, Retail Properties (as defined herein), hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in (or the mortgage loans underlying the MBS in) any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements or interest rate cap or floor agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".
                                                  (cover continued on next page)
                               ----------------
PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG OR
ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                             --------------------
The date of this Prospectus is September 29, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".


     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:// www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".


     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at One International Place, Room 520, Boston, Massachusetts 02110, Attention: Secretary, or by telephone at (617) 951-7690.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                           -----
  PROSPECTUS SUPPLEMENT ..................................................................  iii
  AVAILABLE INFORMATION ..................................................................  iii
  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................................   iv
  SUMMARY OF PROSPECTUS ..................................................................   1
  RISK FACTORS ...........................................................................   9
   Limited Liquidity of Offered Certificates .............................................   9
   Limited Assets ........................................................................  10
   Credit Support Limitations ............................................................  10
   Effect of Prepayments on Average Life of Certificates .................................  11
   Effect of Prepayments on Yield of Certificates ........................................  12
   Limited Nature of Ratings .............................................................  12
   Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans .....  13
   Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
     Pool ................................................................................  16
   Termination ...........................................................................  16
   Risks Associated With Multifamily Properties ..........................................  17
   Risks Associated With Retail Properties ...............................................  17
  DESCRIPTION OF THE TRUST FUNDS .........................................................  17
   General ...............................................................................  17
   Mortgage Loans ........................................................................  18
   MBS ...................................................................................  23
   Certificate Accounts ..................................................................  24
   Credit Support ........................................................................  24
   Cash Flow Agreements ..................................................................  24
  YIELD AND MATURITY CONSIDERATIONS ......................................................  25
   General ...............................................................................  25
   Pass-Through Rate .....................................................................  25
   Payment Delays ........................................................................  25
   Certain Shortfalls in Collections of Interest .........................................  25
   Yield and Prepayment Considerations ...................................................  26
   Weighted Average Life and Maturity ....................................................  27
   Other Factors Affecting Yield, Weighted Average Life and Maturity .....................  28
  THE DEPOSITOR ..........................................................................  31
  DEUTSCHE BANK AG .......................................................................  31

                                                                              PAGE
                                                                             -----
  DESCRIPTION OF THE CERTIFICATES ..........................................  31
   General .................................................................  31
   Distributions ...........................................................  32
   Distributions of Interest on the Certificates ...........................  33
   Distributions of Principal of the Certificates ..........................  34
   Distributions on the Certificates in Respect of Prepayment Premiums or in
     Respect of Equity Participations ......................................  34
   Allocation of Losses and Shortfalls .....................................  35
   Advances in Respect of Delinquencies ....................................  35
   Reports to Certificateholders ...........................................  36
   Voting Rights ...........................................................  37
   Termination .............................................................  37
   Book-Entry Registration and Definitive Certificates .....................  38
  DESCRIPTION OF THE POOLING AGREEMENTS ....................................  40
   General .................................................................  40
   Assignment of Mortgage Loans; Repurchases ...............................  40
   Representations and Warranties; Repurchases .............................  42
   Collection and Other Servicing Procedures ...............................  43
   Sub-Servicers ...........................................................  45
   Certificate Account .....................................................  45
   Modifications, Waivers and Amendments of Mortgage Loans .................  48
   Realization Upon Defaulted Mortgage Loans ...............................  48
   Hazard Insurance Policies ...............................................  50
   Due-on-Sale and Due-on-Encumbrance Provisions ...........................  50
   Servicing Compensation and Payment of Expenses ..........................  51
   Evidence as to Compliance ...............................................  51
   Certain Matters Regarding the Master Servicer, the Special Servicer,
     the REMIC Administrator and the Depositor .............................  52
   Events of Default .......................................................  53
   Rights Upon Event of Default ............................................  54
   Amendment ...............................................................  55
   List of Certificateholders ..............................................  56
   The Trustee .............................................................  56
   Duties of the Trustee ...................................................  56
   Certain Matters Regarding the Trustee ...................................  56
   Resignation and Removal of the Trustee ..................................  57

                                                                     PAGE
                                                                    -----
  DESCRIPTION OF CREDIT SUPPORT ...................................  58
   General ........................................................  58
   Subordinate Certificates .......................................  58
   Insurance or Guarantees with Respect to Mortgage Loans .........  58
   Letter of Credit ...............................................  59
   Certificate Insurance and Surety Bonds .........................  59
   Reserve Funds ..................................................  59
   Credit Support with respect to MBS .............................  60
   Interest Rate Exchange, Cap and Floor Agreements ...............  60
  CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS .........................  60
   General ........................................................  60
   Types of Mortgage Instruments ..................................  61
   Leases and Rents ...............................................  61
   Personalty .....................................................  61
   Foreclosure ....................................................  62
   Bankruptcy Laws ................................................  65
   Environmental Considerations ...................................  66
   Due-on-Sale and Due-on-Encumbrance Provisions ..................  68
   Junior Liens; Rights of Holders of Senior Liens ................  68
   Subordinate Financing ..........................................  68
   Default Interest and Limitations on Prepayments ................  69
   Applicability of Usury Laws ....................................  69
   Certain Laws and Regulations ...................................  69
   Americans with Disabilities Act ................................  69
   Soldiers' and Sailors' Civil Relief Act of 1940 ................  70
   Forfeitures in Drug and RICO Proceedings .......................  70
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES .........................  71
   Federal Income Tax Consequences for REMIC Certificates .........  71
   Taxation of Regular Certificates ...............................  74
   Taxation of Residual Certificates ..............................  81
   Taxes That May Be Imposed on the REMIC Pool ....................  88
   Liquidation of the REMIC Pool ..................................  89
   Administrative Matters .........................................  89
   Limitations on Deduction of Certain Expenses ...................  90
   Taxation of Certain Foreign Investors ..........................  90

                                                                 PAGE
                                                                -----
  Backup Withholding ..........................................  91
  Reporting Requirements ......................................  92
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO
  REMIC ELECTION IS MADE ......................................  92
  Standard Certificates .......................................  92
  Stripped Certificates .......................................  95
  Reporting Requirements and Backup Withholding ...............  98
  Taxation of Certain Foreign Investors .......................  99
STATE AND OTHER TAX CONSEQUENCES ..............................  100
CERTAIN ERISA CONSIDERATIONS ..................................  100
  General .....................................................  100
  Plan Asset Regulations ......................................  100
  Prohibited Transaction Exemptions ...........................  102
  Tax Exempt Investors ........................................  104
LEGAL INVESTMENT ..............................................  104
USE OF PROCEEDS ...............................................  106
METHOD OF DISTRIBUTION ........................................  106
LEGAL MATTERS .................................................  108
FINANCIAL INFORMATION .........................................  108
RATING ........................................................  108
INDEX OF PRINCIPAL DEFINITIONS ................................  109

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


SECURITIES OFFERED..........   Mortgage pass-through certificates.


DEPOSITOR...................   Deutsche Mortgage & Asset Receiving
                               Corporation, a Delaware corporation. See "The
                               Depositor".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee".


MASTER SERVICER.............   If a Trust Fund includes Mortgage Loans, then
                               the master servicer (the "Master Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. See
                               "Description of the Pooling Agreements--Certain
                               Matters Regarding the Master Servicer, the
                               Special Servicer, the REMIC Administrator and the
                               Depositor".


SPECIAL SERVICER............   If a Trust Fund includes Mortgage Loans, then
                               the special servicer (the "Special Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special
                               Servicer may be appointed will be described, in the related Prospectus Supplement. See
                               "Description of the Pooling
                               Agreements--Collection and Other Servicing
                               Procedures".


MBS ADMINISTRATOR...........   If a Trust Fund includes MBS, then the entity
                               responsible for administering such MBS (the "MBS
                               Administrator") will be named in the related
                               Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS
                               Administrator, such entity will be herein referred to as the "Manager".


REMIC ADMINISTRATOR.........   The person (the "REMIC Administrator")
                               responsible for the various tax-related
                               administration duties for a series of
                               Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters
                               Regarding the Master Servicer, the Special
                               Servicer, the REMIC Administrator and the Depositor".


THE MORTGAGE ASSETS.........   The Mortgage Assets will be the primary assets
                               of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans
                               ("Mortgage Loans") secured by first or
                               junior liens on, or security interests in, one or more of the following types of real property:
                               (i) residential properties (each, a "Multifamily
                               Property") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks;
                               and (ii) commercial properties ("Commercial
                               Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties
                               (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and
                               Multifamily Properties will represent security for a material concentration of the Mortgage
                               Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.
                               The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.


                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If any Mortgage Loan, or group of related
                               Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively,
                               "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".


THE CERTIFICATES............   Each series of Certificates will be issued in
                               one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                               (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distribu-tions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                               If so specified in the related Prospectus
                               Supplement, a series of Certificates may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates".

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               If so specified in the related Prospectus
                               Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES...........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of REMIC
                               Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related
                               Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                               Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus
                               Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus
                               Supplement. See "Risk Factors--Effect of
                               Prepayments on Average Life of Certificates" and
                               "--Effect of Prepayments on Yield of
                               Certificates", "Yield and Maturity
                               Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES............   Each class of Certificates of each series
                               (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".


CREDIT SUPPORT AND
 CASH FLOW AGREEMENTS.......   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related
                               Prospectus Supplement, a Trust Fund may include:
                               (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").
                               Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of
                               Credit Support".


ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, the Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular
                               Mortgage Loan will be reimbursable from
                               subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus
                               Supplement. See "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See
                               "Description of the Certificates--Advances in
                               Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling
                               Agreement, or of a party to the related MBS
                               Agreement, will be described in the related
                               Prospectus Supplement.


OPTIONAL TERMINATION........   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related
                               Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage
                               Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                               Certificates--Termination".


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The Certificates of each series will constitute
                               or evidence ownership of either (i) "regular interests" ("REMIC Regular Certificates") and
                               "residual interests" ("REMIC Residual
                               Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                               Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement.


LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     General. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled

Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
   LOANS

     General. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking ownership of a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".


     Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.


INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


TERMINATION

     If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets by a specified percentage, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets, together with interest thereon, sold and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination."

RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or in increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale of refinancing or the related Mortgaged Property.


RISKS ASSOCIATED WITH RETAIL PROPERTIES

     The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Retail Properties that are not "anchored" have traditionally been perceived to be more risky than "anchored" Retail Proeprties. See "Mortgage Loans -- Mortgage Loans Secured by Retail Properties" herein. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (each, a "Mortgaged Property") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. However, neither restaurants nor health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdic-tions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related

Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

     Mortgage Loans Secured by Multifamily Properties. Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosures of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statues for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charge and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Retail Properties. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a Retail Property is "anchored" or "unanchored" is also an important distinction. Retail Properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

     Unlike office or hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.


MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) either (i) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, may be derived from the Depositor's (or an affiliate's) unsold allotments from the Depositor (or an affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.


CERTIFICATE ACCOUNTS


     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".


CREDIT SUPPORT


     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS


     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE


     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of

SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.


     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The Depositor is not an affiliate of Deutsche Bank AG. The principal executive offices of the Depositor are located at One International Place, Room 520, Boston, Massachusetts 02110. Its telephone number is (617) 951-7690. The Depositor's capitalization is nominal. All of the shares of capital stock of the Depositor are held by The Deutsche Mortgage & Asset Receiving Trust, a Massachusetts charitable lead trust (the "DMARC Trust") formed by J H Management Corporation and J H Holdings Corporation, both of which are Massachusetts corporations. J H Holdings Corporation is the trustee of the DMARC Trust, which holds no assets other than the stock of the Depositor. All of the stock of J H Holdings Corporation and of J H Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Code, and operated for the benefit of a Massachusetts charitable institution.

     None of the Depositor, J H Management Corporation, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the Certificates of any series.


                               DEUTSCHE BANK AG

     It is anticipated that the assets conveyed to the Trust Fund by the Depositor will have been acquired by the Depositor from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, investment banking and fund management companies, mortgage banks and property finance companies, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group employs over 74,000 staff members at more than 2,400 branches and offices around the world.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.


     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to

Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk

Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.


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

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.


     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.


     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.


     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.


SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".



CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other investment grade obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Such Permitted Investments include federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements, certain United States dollar-denominated commercial paper, units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each Rating Agency. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the

Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts received on or in respect of the Mortgage Loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause
(iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--
REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master

Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related

Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master


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

Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related

Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,
(iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE


     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the Trust Fund or investors in the Certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related Prospectus Supplement.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges


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personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.


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     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the


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property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate


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of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of


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certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property


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of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related


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Mortgage Loan or at some time prior to the issuance of the related
Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.


SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may


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

lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a


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

commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


 General

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".


 Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will


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

not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.


 Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair


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

market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest


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

in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".


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

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent


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with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more


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

fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining


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

interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulatons issued under Code Section 171 do not, by their terms, apply to REMIC Regular Certificates, which are prepayable based on prepayments on the underlying Mortgage Loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being


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

treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in


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

distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


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

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder


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

and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool.


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The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate


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investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.


 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.


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

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity) and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy


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

the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case,


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if the Residual Certificateholder has an adjusted basis in such Residual
Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is


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

outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder


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

will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular

Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the


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provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata


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undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . .
 . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.


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

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium".


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.


 Recharacterization of Servicing Fees

     If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.


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

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


 Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this


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

discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable


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

servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead


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

to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts


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

required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS


     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.



     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

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

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.


PLAN ASSET REGULATIONS

     Certain transactions involving the Trust Fund, including a Plan's investment in Offered Certificates, might be deemed to constitute prohibited transactions under ERISA and the Code if the underlying Mortgage Assets and other assets included in a related Trust Fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the Trust Fund, including the Mortgage Asset Loans and the other assets held in the Trust Fund, may also be deemed to be Plan Assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.


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

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL exemption application number E-0003 (the "Exemption"), to Deutsche Bank AG, New York Branch ("DBNY") and Deutsche Morgan Grenfell Inc. ("DMG") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DMG, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DMG and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Subordinate Certificates, Residual Certificates or any Certificates which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); (ii) the conditions set forth in PTCE 95-60 Part I and III have been satisfied; and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

     The purchaser or any transferee of any interest in a Class B Certificate [or Class R Certificate] that is not a definitive certificate, by the act of purchasing such Certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Class B Certificates [and Class R Certificates] will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING A CERTIFICATE (OTHER THAN A SUBORDINATE CERTIFICATE, RESIDUAL CERTIFICATE OR ANY CERTIFICATE WHICH IS NOT RATED IN ONE OF THE THREE HIGHEST GENERIC RATING CATEGORIES BY THE EXEMPTION RATING AGENCIES), A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION OR ONE OF THE CLASS EXEMPTIONS WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION, A PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income".


                               LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

       3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to any series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS


     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




1986 Act ..............................   74
Act ...................................   66
ADA ...................................   69
ARM Loans .............................   21
Book-Entry Certificates ...............   32
capital asset .........................   79
CERCLA ................................   66
Certificate Account ...................   24
Certificate Owner .....................   38
Code ..................................   71
Commercial Properties .................   18
Commission ............................   3
Companion Class .......................   34
Condemnation Proceeds .................   46
Controlled Amortization Class .........   34
Cooperatives ..........................   18
CPR ...................................   27
Crime Control Act .....................   70
Cut-off Date ..........................   34
DBNY ..................................   102
Definitive Certificates ...............   32
Depositor .............................   1
Determination Date ....................   25, 32
Deutsche Bank Group ...................   31
Disqualified Organization .............   86
Disqualified Organizations ............   87
Distribution Date Statement ...........   36
DMARC Trust ...........................   31
DMG ...................................   102
DOL ...................................   100
DTC ...................................   4, 38
DTC Participants ......................   38
Due Dates .............................   20
Equity Participation ..................   21
ERISA .................................   100
ERISA Plans ...........................   100
Exchange Act ..........................   4
Exemption .............................   102
Exemption Rating Agencies .............   102
FAMC ..................................   23
FHLMC .................................   23
Financial Intermediary ................   38
FNMA ..................................   23
Foreign Investors .....................   86
Garn Act ..............................   68



GNMA ..................................   23
Insurance Proceeds ....................   46
IRS ...................................   49
Letter of Credit Bank .................   59
Lock-out Date .........................   21
Lock-out Period .......................   21
Mark to Market Regulations ............   88
Market Discount .......................   78, 79
MBS ...................................   1, 17
MBS Agreement .........................   23
MBS Issuer ............................   23
MBS Servicer ..........................   23
MBS Trustee ...........................   23
Mortgage Asset Pool ...................   1
Mortgage Asset Seller .................   17
Mortgage Assets .......................   1, 17
Mortgage Loans ........................   1, 17
Mortgage Notes ........................   18
Mortgaged Property ....................   18
Mortgages .............................   18
Multifamily Properties ................   18
Multifamily Property ..................   2
Net Leases ............................   20
Nonrecoverable Advance ................   35
Non-U.S. Person .......................   91
Offered Certificates ..................   1
OID Regulations .......................   74
original issue discount ...............   74
Original Issue Discount ...............   78, 79
Originator ............................   18
Parties in Interest ...................   100
Pass-Through Entity ...................   85, 86
Percentage Interest ...................   33
Permitted Investments .................   45
Plan Asset Regulations ................   100
Prepayment Assumption .................   75
Prepayment Interest Shortfall .........   25
Prepayment Premium ....................   21
Prospectus Supplement .................   1
Purchase Price ........................   41
Random Lot Certificates ...............   75
Rating Agency .........................   8
Record Date ...........................   32
Regular Certificateholder .............   74
Regular Certificates ..................   71, 91

Related Proceeds ........................   35
Relief Act ..............................   70
REMIC ...................................   2, 71
REMIC Administrator .....................   3
REMIC Certificates ......................   71
REMIC Pool ..............................   71
REMIC Regulations .......................   71
REO Property ............................   43
Residual Certificateholders .............   81
Residual Certificates ...................   71
Retail Property .........................   2, 18
RICO ....................................   70
Senior Liens ............................   18
Service .................................   73
SMMEA ...................................   8
SPA .....................................   27
Standard Certificateholder ..............   92
Startup Day .............................   72
stripped bond ...........................   94
stripped bonds ..........................   95
Stripped Certificateholder ..............   97



                                            92, 93,
Stripped Certificates ...................   95, 96
stripped coupons ........................   95
Stripped Interest Certificates ..........   96
Stripped Principal Certificates .........   96
Sub-Servicer ............................   45
Sub-Servicing Agreement .................   45
Tax Exempt Investor .....................   104
Tax Favored Plans .......................   100
Title V .................................   69
Treasury ................................   71
Trust Assets ............................   3
Trust Fund ..............................   1
UBTI ....................................   104
UCC .....................................   61
U.S. Person .............................   87
Voting Rights ...........................   37
Warranting Party ........................   42

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      NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                     -----------------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                        PAGE
                                                       ------
Executive Summary ..................................     S-4
Summary of Prospectus Supplement ...................     S-8
Risk Factors .......................................    S-23
Description of the Mortgage Pool ...................    S-45
Description of the Offered Certificates ............    S-55
Yield and Maturity Considerations ..................    S-72
The Pooling and Servicing Agreement ................    S-89
Certain Legal Aspects of the Mortgage Loans ........   S-117
Use of Proceeds ....................................   S-117
Certain Federal Income Tax Consequences ............   S-118
ERISA Considerations ...............................   S-121
Legal Investment ...................................   S-124
Method of Distribution .............................   S-124
Legal Matters ......................................   S-125
Rating .............................................   S-125
Index of Principal Terms ...........................   S-127
Annex A - Certain Characteristics of the
   Mortgage Loans ..................................     A-1
Annex B - Form of Trustee Reports ..................     B-1
Annex C - Structural and Collateral Term Sheet......     C-1
Annex D - Description of Significant Mortgage
   Loans and Mortgaged Properties ..................     D-1
Annex E - Exceptions to the Mortgage Loan
   Representations and Warranties ..................     E-1

                    PROSPECTUS

Prospectus Supplement ..............................     iii
Available Information ..............................     iii
Incorporation of Certain Information By
   Reference .......................................     iv
Summary of Prospectus ..............................      1
Risk Factors .......................................      9
Description of the Trust Funds .....................     17
Yield and Maturity Considerations ..................     25
The Depositor ......................................     31
Deutsche Bank AG ...................................     31
Description of the Certificates ....................     31
Description of the Pooling Agreements ..............     40
Description of Credit Support ......................     58
Certain Legal Aspects of Mortgage Loans ............     60
Certain Federal Income Tax Consequences ............     71
Federal Income Tax Consequences for
   Certificates as to Which No REMIC Election is
   Made ............................................     92
State and Other Tax Consequences ...................    100
Certain ERISA Considerations .......................    100
Legal Investment ...................................    104
Use of Proceeds ....................................    106
Method of Distribution .............................    106
Legal Matters ......................................    108
Financial Information ..............................    108
Rating .............................................    108
Index of Principal Definitions .....................    109

       UNTIL MAY 24, 1999, ALL DEALERS THAT BUY, SELL OR TRADE THE OFFERED CERTIFICATES, WHETHER OR NOT PARTI-CIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPLEMENT AND THE ACCOM-PANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $1,153,815,000
                                 (APPROXIMATE)




                                  COMM 1999-1






                              COMMERCIAL MORTGAGE
                                 PASS-THROUGH
                                 CERTIFICATES



                           ------------------------
                             PROSPECTUS SUPPLEMENT
                           ------------------------
                            DEUTSCHE BANK SECURITIES
                                LEHMAN BROTHERS
                               J.P. MORGAN & CO.











                               FEBRUARY 23, 1999


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